EXHIBIT 4.1

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                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                    Depositor



                           MIDLAND LOAN SERVICES, INC.
                                 Master Servicer


                               LNR PARTNERS, INC.,
                                Special Servicer


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                            Trustee and Paying Agent


                      ------------------------------------
                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2006
                      ------------------------------------

                                  COMM 2006-C8

                  Commercial Mortgage Pass-Through Certificates




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


                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Defined Terms..................................................
Section 1.02     Certain Calculations...........................................
Section 1.03     Certain Constructions..........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans; Assignment of Mortgage Loan
                  Purchase Agreements...........................................
Section 2.02     Acceptance by Custodian and the Trustee........................
Section 2.03     Representations, Warranties and Covenants of the Depositor;
                  Repurchase and Substitution of Mortgage Loans.................
Section 2.04     Representations, Warranties and Covenants of the Master
                  Servicer, the Special Servicer and the Trustee................
Section 2.05     Execution and Delivery of Certificates; Issuance of Lower-Tier
                  Regular Interests.............................................
Section 2.06     Miscellaneous REMIC and Grantor Trust Provisions...............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

Section 3.01     The Master Servicer to Act as Master Servicer; Special
                  Servicer to Act as Special Servicer; Administration of the
                  Mortgage Loans and the Serviced Companion Loans...............
Section 3.02     Liability of the Master Servicer and the Special Servicer......
Section 3.03     Collection of Mortgage Loan and Serviced Companion Loan
                  Payments......................................................
Section 3.04     Collection of Taxes, Assessments and Similar Items; Escrow
                  Accounts......................................................
Section 3.05     Collection Account; Excess Liquidation Proceeds Account;
                  Distribution Accounts; Interest Reserve Account and Serviced
                  Whole Loan Collection Accounts................................
Section 3.06     Permitted Withdrawals from the Collection Account, the
                  Serviced Whole Loan Collection Accounts and the Distribution
                  Accounts; Trust Ledger........................................
Section 3.07     Investment of Funds in the Collection Account, the Serviced
                  Whole Loan Collection Accounts, Distribution Account REO Account, the Lock-Box Accounts, the Cash Collateral Accounts
                  and the Reserve Accounts......................................
Section 3.08     Maintenance of Insurance Policies and Errors and Omissions and
                  Fidelity Coverage.............................................
Section 3.09     Enforcement of Due-On-Sale Clauses; Assumption Agreements;
                  Defeasance Provisions.........................................
Section 3.10     Appraisals; Realization Upon Defaulted Mortgage Loans..........
Section 3.11     Trustee to Cooperate; Release of Mortgage Files................
Section 3.12     Servicing Fees, Trustee Fees and Special Servicing Compensation
Section 3.13     Reports to the Trustee; Collection Account Statements..........
Section 3.14     [Reserved].....................................................
Section 3.15     [Reserved].....................................................
Section 3.16     Access to Certain Documentation................................
Section 3.17     Title and Management of REO Properties and REO Accounts........
Section 3.18     Sale of Specially Serviced Loans and REO Properties............
Section 3.19     Additional Obligations of the Master Servicer and the Special
                  Servicer; Inspections.........................................
Section 3.20     Authenticating Agent...........................................
Section 3.21     Appointment of Custodians......................................
Section 3.22     [Reserved].....................................................
Section 3.23     Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts
                  and Reserve Accounts..........................................
Section 3.24     Property Advances..............................................
Section 3.25     Appointment of Special Servicer................................
Section 3.26     Transfer of Servicing Between the Master Servicer and the
                  Special Servicer; Record Keeping; Asset Status Report.........
Section 3.27     [Reserved].....................................................
Section 3.28     Limitations on and Authorizations of the Master Servicer and
                  Special Servicer with Respect to Certain Mortgage Loans.......
Section 3.29     Certain Rights and Obligations of the Special Servicer.........
Section 3.30     Modification, Waiver, Amendment and Consents...................
Section 3.31     Matters Relating to Certain Mortgage Loans.....................
Section 3.32     Certain Intercreditor Matters Relating to the Serviced Whole
                  Loans.........................................................
Section 3.33     Rights of the Holders of the Mall of America Whole Loan and
                  the Fortress/Ryan's Portfolio Whole Loan......................
Section 3.34     Rights of the Holders of the First City Tower Whole Loan.......
Section 3.35     Rights of the Holders of the Casual Male HQ Whole Loan.........
Section 3.36     Rights of the Holders of the Sabre Office Center B Loan, the
                  Summit Park Apartments B Loan, the Shoppes at Savannah B
                  Loan and the 777 Sunrise Highway B Loan.......................
Section 3.37     Litigation Control.............................................


                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01     Distributions..................................................
Section 4.02     Statements to Certificateholders; Reports by Trustee; Other
                  Information Available to the Holders and Others...............
Section 4.03     Compliance with Withholding Requirements.......................
Section 4.04     REMIC Compliance...............................................
Section 4.05     Imposition of Tax on the Trust Fund............................
Section 4.06     Remittances....................................................
Section 4.07     P&I Advances...................................................
Section 4.08     Grantor Trust Reporting........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates...............................................
Section 5.02     Registration, Transfer and Exchange of Certificates............
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.04     Appointment of Paying Agent....................................
Section 5.05     Access to Certificateholders' Names and Addresses..............
Section 5.06     Actions of Certificateholders..................................


                                   ARTICLE VI

              THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01     Liability of the Depositor, the Master Servicer and the
                  Special Servicer..............................................
Section 6.02     Merger or Consolidation of the Master Servicer, the Special
                  Servicer or the Depositor.....................................
Section 6.03     Limitation on Liability of the Depositor, the Master Servicer
                  and Others....................................................
Section 6.04     Limitation on Resignation of the Master Servicer and the
                  Special Servicer; Termination of the Master Servicer and the
                  Special Servicer..............................................
Section 6.05     Rights of the Depositor and the Trustee in Respect of the
                  Master Servicer and the Special Servicer......................

Section 6.06     The Master Servicer or Special Servicer as Owners of a
                  Certificate...................................................
Section 6.07     Certain Matters Relating to the Non-Serviced Mortgage Loan.....


                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Events of Default..............................................
Section 7.02     Trustee to Act; Appointment of Successor.......................
Section 7.03     Notification to Certificateholders and Other Persons...........
Section 7.04     Other Remedies of Trustee......................................
Section 7.05     Waiver of Past Events of Default; Termination..................
Section 7.06     Trustee as Maker of Advances...................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee..............................................
Section 8.02     Certain Matters Affecting the Trustee..........................
Section 8.03     Trustee Not Liable for Certificates or Mortgage Loans..........
Section 8.04     Trustee May Own Certificates...................................
Section 8.05     Payment of Trustee's Fees and Expenses; Indemnification........
Section 8.06     Eligibility Requirements for Trustee...........................
Section 8.07     Resignation and Removal of the Trustee.........................
Section 8.08     Successor Trustee..............................................
Section 8.09     Merger or Consolidation of Trustee.............................
Section 8.10     Appointment of Co-Trustee or Separate Trustee..................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination....................................................


                                    ARTICLE X

                  EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01    Intent of the Parties; Reasonableness..........................
Section 10.02    [Reserved].....................................................
Section 10.03    Information to be Provided by the Master Servicer and the
                  Special Servicer..............................................
Section 10.04    Information to be Provided by the Trustee......................
Section 10.05    Filing Obligations.............................................
Section 10.06    Form 10-D Filings..............................................
Section 10.07    Form 10-K Filings..............................................
Section 10.08    Sarbanes-Oxley Certification...................................
Section 10.09    Form 8-K Filings...............................................
Section 10.10    Form 15 Filing; Incomplete Exchange Act Filings; Amendments to
                  Exchange Act Reports..........................................
Section 10.11    Annual Compliance Statements...................................
Section 10.12    Annual Reports on Assessment of Compliance with Servicing
                  Criteria......................................................
Section 10.13    Annual Independent Public Accountants' Servicing Report........
Section 10.14    Exchange Act Reporting Indemnification.........................
Section 10.15    Amendments.....................................................
Section 10.16    Exchange Act Report Signatures; Delivery of Notices;
                  Interpretation of Grace Periods...............................
Section 10.17    Termination of the Trustee.....................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Counterparts...................................................
Section 11.02    Limitation on Rights of Certificateholders.....................
Section 11.03    Governing Law..................................................
Section 11.04    Notices........................................................
Section 11.05    Severability of Provisions.....................................
Section 11.06    Notice to the Depositor and Each Rating Agency.................
Section 11.07    Amendment......................................................
Section 11.08    Confirmation of Intent.........................................
Section 11.09    No Intended Third-Party Beneficiaries..........................
Section 11.10    [Reserved].....................................................
Section 11.11    Entire Agreement...............................................
Section 11.12    Third Party Beneficiaries......................................

                                TABLE OF EXHIBITS

Exhibit A-1      Form of Class A-1 Certificate
Exhibit A-2A     Form of Class A-2A Certificate
Exhibit A-2B     Form of Class A-2B Certificate
Exhibit A-3      Form of Class A-3 Certificate
Exhibit A-4      Form of Class A-AB Certificate
Exhibit A-5      Form of Class A-4 Certificate
Exhibit A-6      Form of Class A-1A Certificate
Exhibit A-7      Form of Class XP Certificate
Exhibit A-8      Form of Class XS Certificate
Exhibit A-9      Form of Class A-M Certificate
Exhibit A-10     Form of Class A-J Certificate
Exhibit A-11     Form of Class B Certificate
Exhibit A-12     Form of Class C Certificate
Exhibit A-13     Form of Class D Certificate
Exhibit A-14     Form of Class E Certificate
Exhibit A-15     Form of Class F Certificate
Exhibit A-16     Form of Class G Certificate
Exhibit A-17     Form of Class H Certificate
Exhibit A-18     Form of Class J Certificate
Exhibit A-19     Form of Class K Certificate
Exhibit A-20     Form of Class L Certificate
Exhibit A-21     Form of Class M Certificate
Exhibit A-22     Form of Class N Certificate
Exhibit A-23     Form of Class O Certificate
Exhibit A-24     Form of Class P Certificate
Exhibit A-25     Form of Class Q Certificate
Exhibit A-26     Form of Class S Certificate
Exhibit A-27     Form of Class T Certificate
Exhibit A-28     Form of Class R Certificate
Exhibit A-29     Form of Class LR Certificate
Exhibit B-1      Mortgage Loan Schedule
Exhibit B-2      Servicing Fee Rate Schedule
Exhibit C-1      Form of Transferee Affidavit
Exhibit C-2      Form of Transferor Letter
Exhibit D-1      Form of Investment Representation Letter
Exhibit D-2      Form of ERISA Representation Letter
Exhibit E        Form of Request for Release
Exhibit F        Securities Legend
Exhibit G        Form of Regulation S Transfer Certificate
Exhibit H        Form of Transfer Certificate for Exchange or Transfer from
                 Rule 144A Global Certificate to Regulation S Global Certificate
                 during the Restricted Period
Exhibit I        Form of Transfer Certificate for Exchange or Transfer from
                 Rule 144A Global Certificate to Regulation S Global Certificate
                 after the Restricted Period
Exhibit J        Form of Transfer Certificate for Exchange or Transfer from
                 Regulation S Global Certificate to Rule 144A Global Certificate
Exhibit K        Form of Distribution Date Statement
Exhibit L        Form of Investor Certification
Exhibit M        Form of Sub-Servicer Backup Certification
Exhibit N        Form of Purchase Option Notice
Exhibit O        Form of Trustee Backup Certification
Exhibit P        Form of Servicer Backup Certification
Exhibit Q        Form of Special Servicer Backup Certification
Exhibit R        Form of Notification from Custodian
Exhibit S-1      Form of Closing Date Trustee Certification
Exhibit S-2      Form of Post-Closing Trustee Certification
Exhibit T        Form of Notice to the Trustee from the Master Servicer
                 Regarding Defeasance of a Mortgage Loan
Exhibit U        Information Request Form
Exhibit V        Additional Disclosure Notification
Exhibit W        Loan Seller Sub-Servicers
Exhibit X        Loans with earnout/holdback provisions
Exhibit Y        Form of Depositor Certification

                               TABLE OF SCHEDULES
Schedule I     Class A-AB Planned Principal Balance Schedule
Schedule II    Servicing Criteria to be Addressed in Assessment of Compliance
Schedule III   Additional Form 10-D Disclosure
Schedule IV    Additional Form 10-K Disclosure
Schedule V     Form 8-K Disclosure Information
Schedule VI    Class XP Reference Rates
Schedule VII   Directing Certificateholders

                Pooling and Servicing Agreement, dated as of December 1, 2006, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, Inc., as the master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as Trustee and Paying Agent.

                             PRELIMINARY STATEMENT:

         (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

                The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans.

                The Lower Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other related assets subject to this Agreement, and will issue the Lower-Tier Regular Interests set forth in the table below (the "Lower Tier Regular Interests"), as classes of regular interests in the Lower Tier REMIC, and (ii) the sole class of residual interests in the Lower Tier REMIC, which will be represented by the Class LR Certificates.

                The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and certain other related assets subject to this Agreement and will issue the following Classes: the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XS, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (the "Regular Certificates"), which are designated as classes of regular interests, and the Class R Certificates, which are designated as the sole class of residual interests, in the Upper-Tier REMIC.

                The portion of the Trust Fund consisting of the Excess Interest and proceeds thereof in the Grantor Trust Distribution Account (the "Grantor Trust") will be treated as a grantor trust for federal income tax purposes. The Class T Certificates will represent undivided beneficial interests in the Excess Interest and proceeds thereof.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule, (the "Mall of America Mortgage Loan") also secures two companion pari passu mortgage loans to the same Borrower (together with any replacements therefore, the "Mall of America Pari Passu Loans" and together with the Mall of America Mortgage Loan, the "Mall of America Whole Loan") which are subordinate to the Mall of America Mortgage Loan. The Mall of America Whole Loan will be serviced pursuant to this Agreement and the Mall of America Intercreditor Agreement, as and to the extent provided herein. Amounts attributable to the Mall of America Pari Passu Loans will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 3 on the Mortgage Loan Schedule (the "EZ Storage Portfolio Mortgage Loan") also secures one companion loan to the same Borrower, which is pari passu in right of payment to the EZ Storage Portfolio Mortgage Loan (the "EZ Storage Portfolio Pari Passu Loan" and together with the EZ Storage Portfolio Mortgage Loan, the "EZ Storage Portfolio Whole Loan"). The EZ Storage Portfolio Whole Loan will be serviced pursuant to (i) a separate pooling and servicing agreement (the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 (the "BACM 2006-6 Pooling and Servicing Agreement")), dated as of November 1, 2006, among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as initial master servicer (in such capacity, such initial servicer or any successor thereto, the "BACM 2006-6 Servicer"), CWCapital Asset Management LLC, as initial special servicer (in such capacity, such initial special servicer or any successor thereto, the "BACM 2006-6 Special Servicer") and Wells Fargo Bank, N.A., as initial trustee (in such capacity, such initial trustee or any successor thereto, the "BACM 2006-6 Trustee") and (ii) the EZ Storage Portfolio Intercreditor Agreement. Amounts attributable to the EZ Storage Portfolio Pari Passu Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the respective Companion Loan Noteholders.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 7 on the Mortgage Loan Schedule (the "First City Tower Mortgage Loan") also secures one separate mortgage loan to the related Borrower (the "First City Tower B Loan" or the "First City Tower Companion Loan" and together with the First City Tower Mortgage Loan, the "First City Tower Whole Loan") which is subordinate to the First City Tower Mortgage Loan. The First City Tower Whole Loan will be serviced pursuant to this Agreement and the First City Tower Intercreditor Agreement, as and to the extent provided herein and therein. Amounts attributable to the related Serviced Companion Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholder.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 14 on the Mortgage Loan Schedule (the "Fortress/Ryan's Portfolio Mortgage Loan") also secures one companion mortgage loan to the same Borrower (together with any replacements therefore, the "Fortress/Ryan's Portfolio Tower Pari Passu Loans" and together with the Fortress/Ryan's Portfolio Mortgage Loan, the "Fortress/Ryan's Portfolio Whole Loan") which is pari passu in right of payment to the Fortress/Ryan's Portfolio Mortgage Loan. The Fortress/Ryan's Portfolio Whole Loan will be serviced pursuant to this Agreement and the Fortress/Ryan's Portfolio Intercreditor Agreement, as and to the extent provided herein. Amounts attributable to the Serviced Companion Loans will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholders.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 34 on the Mortgage Loan Schedule (the "Casual Male HQ Mortgage Loan") also secures one separate mortgage loan to the related Borrower (the "Casual Male HQ B Loan" or the "Casual Male HQ Companion Loan" and together with the Casual Male HQ Mortgage Loan, the "Casual Male HQ Whole Loan") which is subordinate to the Casual Male HQ Mortgage Loan. The Casual Male HQ Whole Loan will be serviced pursuant to this Agreement and the Casual Male HQ Intercreditor Agreement, as and to the extent provided herein and therein. Amounts attributable to the Serviced Companion Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholder.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 60 on the Mortgage Loan Schedule, (the "Sabre Office Center Mortgage Loan") also secures one separate mortgage loan to the related Borrower (the "Sabre Office Center B Loan" or the "Sabre Office Center Companion Loan" and together with the Sabre Office Center Mortgage Loan, the "Sabre Office Center Whole Loan") which is subordinate to the Sabre Office Center Mortgage Loan. The Sabre Office Center Whole Loan will be serviced pursuant to this Agreement and the Sabre Office Center Intercreditor Agreement, as and to the extent provided herein and therein. Amounts attributable to the Serviced Companion Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholder.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 93 on the Mortgage Loan Schedule, (the "Summit Park Apartments Mortgage Loan") also secures one separate mortgage loan to the related Borrower (the "Summit Park Apartments B Loan" or the "Summit Park Apartments Companion Loan" and together with the Summit Park Apartments Mortgage Loan, the "Summit Park Apartments Whole Loan") which is subordinate to the Summit Park Apartments Mortgage Loan. The Summit Park Apartments Whole Loan will be serviced pursuant to this Agreement and the Summit Park Apartments Intercreditor Agreement, as and to the extent provided herein and therein. Amounts attributable to the Serviced Companion Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholder.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 96 on the Mortgage Loan Schedule, (the "Shoppes at Savannah Mortgage Loan") also secures one separate mortgage loan to the related Borrower (the "Shoppes at Savannah B Loan" or the "Shoppes at Savannah Companion Loan" and together with the Shoppes at Savannah Mortgage Loan, the "Shoppes at Savannah Whole Loan") which is subordinate to the Shoppes at Savannah Mortgage Loan. The Shoppes at Savannah Whole Loan will be serviced pursuant to this Agreement and the Shoppes at Savannah Intercreditor Agreement, as and to the extent provided herein and therein. Amounts attributable to the Serviced Companion Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholder.

                The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 153 on the Mortgage Loan Schedule, (the "777 Sunrise Highway Mortgage Loan") also secures one separate mortgage loan to the related Borrower (the "777 Sunrise Highway B Loan" or the "777 Sunrise Highway Companion Loan" and together with the 777 Sunrise Highway Mortgage Loan, the "777 Sunrise Highway Whole Loan") which is subordinate to the 777 Sunrise Highway Mortgage Loan. The 777 Sunrise Highway Whole Loan will be serviced pursuant to this Agreement and the 777 Sunrise Highway Intercreditor Agreement, as and to the extent provided herein and therein. Amounts attributable to the Serviced Companion Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Serviced Companion Loan Noteholder.

                The following table sets forth the Certificate Balance or Notional Amount of each Class of Certificates, the Class or Component designation, the corresponding Lower-Tier Regular Interest (the "Corresponding Lower-Tier Regular Interest"), and the Corresponding Components of the Class X Certificates for each Class of the Upper-Tier REMIC Certificates (the "Corresponding Certificates").


                                        Corresponding                         Corresponding
                     Certificate         Lower-Tier         Lower-Tier        Components of
Corresponding         Balance or           Regular        REMIC Principal         Class X
 Certificates       Notional Amount      Interests(1)         Balance         Certificates(1)
-------------       ---------------      ------------     ---------------     ---------------
  Class A-1            $52,500,000          LA-1-1            $1,504,000          XA-1-1
                                            LA-1-2            $1,911,000          XA-1-2
                                            LA-1-3           $49,085,000          XA-1-3
  Class A-2A          $100,000,000          LA-2A-1           $5,621,000          XA-2A-1
                                            LA-2A-2          $63,215,000          XA-2A-2
                                            LA-2A-3          $31,164,000          XA-2A-3
  Class A-2B          $366,000,000          LA-2B-1          $32,097,000          XA-2B-1
                                            LA-2B-2          $87,770,000          XA-2B-2
                                            LA-2B-3         $130,917,000          XA-2B-3
                                            LA-2B-4         $115,216,000          XA-2B-4
  Class A-3           $244,500,000          LA-3-1           $12,738,000          XA-3-1
                                            LA-3-2           $55,601,000          XA-3-2
                                            LA-3-3          $176,161,000          XA-3-3
  Class A-AB           $92,500,000          LA-AB-1          $75,678,000          XA-AB-1
                                            LA-AB-2          $16,822,000          XA-AB-2
  Class A-4         $1,118,212,000          LA-4-1           $34,485,000          XA-4-1
                                            LA-4-2           $45,747,000          XA-4-2
                                            LA-4-3           $44,872,000          XA-4-3
                                            LA-4-4          $212,953,000          XA-4-4
                                            LA-4-5          $780,155,000          XA-4-5
  Class A-1A          $669,280,000          LA-1A-1             $175,000          XA-1A-1
                                            LA-1A-2             $199,000          XA-1A-2
                                            LA-1A-3          $11,343,000          XA-1A-3
                                            LA-1A-4          $13,265,000          XA-1A-4
                                            LA-1A-5          $13,502,000          XA-1A-5
                                            LA-1A-6          $32,757,000          XA-1A-6
                                            LA-1A-7          $66,713,000          XA-1A-7
                                            LA-1A-8          $12,478,000          XA-1A-8
                                            LA-1A-9          $10,967,000          XA-1A-9
                                           LA-1A-10          $66,259,000         XA-1A-10
                                           LA-1A-11           $9,274,000         XA-1A-11
                                           LA-1A-12           $8,809,000         XA-1A-12
                                           LA-1A-13           $8,758,000         XA-1A-13
                                           LA-1A-14           $8,421,000         XA-1A-14
                                           LA-1A-15         $406,360,000         XA-1A-15
  Class XP          $3,698,510,000                        $3,698,510,000
  Class XS          $3,775,704,017                        $3,775,704,017
  Class A-M           $377,571,000           LA-M           $377,571,000           XA-M
  Class A-J           $302,056,000           LA-J           $302,056,000           XA-J
  Class B              $28,318,000            LB             $28,318,000            XB
  Class C              $42,476,000            LC             $42,476,000            XC
  Class D              $37,758,000           LD-1            $10,468,000          XD-1-1
                                             LD-2            $23,148,000          XD-1-2
                                             LD-3             $4,142,000          XD-1-3
  Class E              $23,598,000           LE-1             $9,791,000           XE-1
                                             LE-2            $13,807,000           XE-2
  Class F              $28,317,000           LF-1            $12,994,000           XF-1
                                             LF-2            $15,323,000           XF-2
  Class G              $51,916,000           LG-1             $8,844,000           XG-1
                                             LG-2            $29,855,000           XG-2
                                             LG-3            $13,217,000           XG-3
  Class H              $37,757,000           LH-1            $14,757,000           XH-1
                                             LH-2            $23,000,000           XH-2
  Class J              $42,477,000           LJ-1            $22,764,000           XJ-1
                                             LJ-2            $19,713,000           XJ-2
  Class K              $42,477,000           LK-1            $29,621,000           XK-1
                                             LK-2            $12,856,000           XK-2
  Class L              $18,878,000           LL-1            $11,709,000           XL-1
                                             LL-2             $7,169,000           XL-2
  Class M              $18,879,000            LM             $18,879,000            XM
  Class N               $4,719,000            LN              $4,719,000            XN
  Class O               $9,440,000            LO              $9,440,000            XO
  Class P              $14,159,000            LP             $14,159,000            XP
  Class Q               $9,439,000            LQ              $9,439,000            XQ
  Class S              $42,477,017            LS             $42,477,017            XS

--------

(1) The Lower-Tier Regular Interests and the Components of the Class X Certificates that correspond to any particular Class of Upper-Tier REMIC Regular Certificates also correspond to each other and, accordingly, constitute the (i) "Corresponding Lower-Tier Regular Interests" and (ii) "Corresponding Components," respectively, with respect to each other.

                The initial Certificate Balance of each of the Class R and Class LR Certificates is zero. Additionally, the Class R and Class LR Certificates do not have a Notional Balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01.

                As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $3,775,704,017.

                In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the other parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                "777 Sunrise Highway B Loan": As defined in the Preliminary Statement.

                "777 Sunrise Highway B Loan Noteholder": The holder of the Note for the 777 Sunrise Highway B Loan.

                "777 Sunrise Highway Companion Loan": As defined in the Preliminary Statement.

                "777 Sunrise Highway Intercreditor Agreement": That certain intercreditor agreement among note holders, dated as of October 23, 2006 by and between General Electric Capital Corporation and CBA-Mezzanine Capital Finance, LLC, as from time to time amended, supplemented or modified.

                "777 Sunrise Highway Mortgage Loan": As defined in the Preliminary Statement.

                "777 Sunrise Highway Whole Loan": As defined in the Preliminary Statement.

                "10-K Filing Deadline": As defined in Section 10.7.

                "Act": The Securities Act of 1933, as it may be amended from time to time.

                "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule and any related Serviced Companion Loan.

                "Additional Form 10-D Disclosure": As defined in Section 10.06.

                "Additional Form 10-K Disclosure": As defined in Section 10.07.

                "Additional Servicer": Each Affiliate of the Master Servicer, the Special Servicer, the Trustee, the Mortgage Loan Sellers or the Underwriters (other than an affiliate of any such party acting in the capacity of a Loan Seller Sub-Servicer), that Services any of the Mortgage Loans, and each Person, other than the Special Servicer, who is not an Affiliate of the Master Servicer, the Trustee, the Mortgage Loan Sellers or the Underwriters, who Services 10% or more of the Mortgage Loans (based on their Stated Principal Balance).

                "Additional Trust Fund Expense": Any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Certificates receiving less than the full amount of principal and/or the Interest Accrual Amount to which they are entitled on any Distribution Date.

                "Advance": Any P&I Advance or Property Advance.

                "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, has not been reimbursed and on Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Master Servicer, the Trustee or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due to the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that if, during any Collection Period in which an Advance was made, the related Borrower makes payment of an amount in respect of which such Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Master Servicer, the Special Servicer or the Trustee shall be paid first, from the amount of Default Interest on the related Mortgage Loan by such Borrower, second, from late payment fees on the related Mortgage Loan by the related Borrower, and third, upon determining in good faith that such Advance Interest Amount is not recoverable from the amounts described in first or second, from other amounts on deposit in the Collection Account.

                "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, from time to time). Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Account for such reimbursement of such Advance. Notwithstanding the foregoing, with respect to any Mortgage Loan that has a grace period that expires after the Determination Date, such interest shall not begin to accrue until the day succeeding the expiration date of such grace period.

                "Adverse Grantor Trust Event": Any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions.

                "Adverse REMIC Event": Any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property").

                "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

                "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

                "Agent Member": Members of, or Depository Participants in, the Depository.

                "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

                "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 10.12 hereof and an annual report of an Independent accountant required pursuant to Section 10.13 hereof.

                "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

                "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

                "Applicable Monthly Payment": As defined in Section 4.06(a).

                "Applicable Procedures": As defined in Section 5.02(c)(ii).

                "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and the State of Illinois and (b) such state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either
(i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

                "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area.

                "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or any Serviced Whole Loan, an amount calculated by the Special Servicer on a monthly basis by the first Determination Date following the date the Special Servicer receives the required Appraisal or performs the required Small Loan Appraisal Estimate equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or the applicable Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Whole Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate (or, in the case of Mortgage Loans or Serviced Whole Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties (as described below)) over (ii) the sum of
(A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Whole Loan, the weighted average of the Mortgage Rate for the related Mortgage Loan(s) and Serviced Companion Loans), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan or the applicable Serviced Whole Loan, (C) any other unpaid Additional Trust Fund Expenses in respect of such Mortgage Loan or the applicable Serviced Whole Loan (but subject to the provisions of Section 1.02(e)) and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows and reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Whole Loan (which taxes, premiums (net of any escrows and reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Updated Appraisal or Small Loan Appraisal Estimate, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of such Appraisal Reduction Event), the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Whole Loan until such time as such Updated Appraisal or Small Loan Appraisal Estimate referred to above is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (A) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer shall obtain an Updated Appraisal or (B) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Whole Loan having a Stated Principal Balance of less than $2,000,000, the Special Servicer, at its option, shall (i) provide a Small Loan Appraisal Estimate within the same time period as an Appraisal would otherwise be required and such Small Loan Appraisal Estimate shall be used in lieu of an Appraisal to calculate the Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loan; or (ii) with the consent of the Controlling Class Representative, obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer shall adjust the Appraisal Reduction Amount to take into account such Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Small Loan Appraisal Estimate or Updated Appraisal, as applicable, and any annual letter updates, as of the date of each such subsequent Small Loan Appraisal Estimate, Updated Appraisal or letter update, as applicable. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction Amount.

                At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an Appraisal satisfactory to the Special Servicer that satisfies the requirements of an "Updated Appraisal," and upon the written request of the Controlling Class Representative, the Special Servicer shall, subject to the Servicing Standard, recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Whole Loan based on such Appraisal (but subject to any downward adjustment by the Special Servicer as provided in the definition of Appraisal Reduction Amount) and shall notify the Trustee, the Master Servicer, the Controlling Class Representative and the Directing Certificateholder of such recalculated Appraisal Reduction Amount.

                Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or a Serviced Whole Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan or Serviced Whole Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

                Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of the EZ Storage Portfolio Mortgage Loan shall be calculated by the BACM 2006-6 Special Servicer in accordance with and pursuant to the terms of the BACM 2006-6 Pooling and Servicing Agreement.

                Any Appraisal Reduction Amount on a Serviced Whole Loan shall be deemed allocated, first, to the related B Loan (if any), up to the outstanding principal balance thereof, if any, and, then, to the Mortgage Loan, or, in the case of a Serviced Whole Loan with one or more Serviced Pari Passu Companion Loan(s), pro rata, to the Mortgage Loan and any related Pari Passu Companion Loans based on each such loan's outstanding principal balance.

                "Appraisal Reduction Event": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan, (iii) receipt of notice that the related Borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or 60 days after the Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes a Serviced REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or a Serviced Whole Loan and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (a) the related Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (b) the related Borrower continues to make its Assumed Scheduled Payment, (c) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan and (d) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related Borrower has delivered to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the Borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole
Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date and (2) the termination of the refinancing commitment. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Loan.

                "ARD Loan": Any Mortgage Loan the terms of which provide that if, after an Anticipated Repayment Date, the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at the Revised Rate rather than the Initial Rate.

                "Asset Status Report": As defined in Section 3.26(f).

                "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

                "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

                "Assumption Fees": Any fees collected by the Master Servicer or the Special Servicer in connection with an assumption or modification of a Mortgage Loan or a Serviced Whole Loan or substitution of a Borrower (or an interest therein) thereunder (in each case, as set forth in the related Loan Documents) permitted to be executed under the provisions of this Agreement.

                "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

                "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds, if any, transferred from an REO Account pursuant to Section 3.17(b), but excluding any Excess Liquidation Proceeds) on or in respect of the Mortgage Loans, received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.06(f)) and required to be placed in the Collection Account by the Master Servicer pursuant to
Section 3.05, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the Business Day prior to the related Servicer Remittance Date, (v) any Servicer Prepayment Interest Shortfalls remitted by the Master Servicer to the Collection Account and (vi) with respect to the Distribution Date in March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts deposited in the Interest Reserve Account by the Trustee in accordance with Section 3.05(f) and (vii) with respect to the first Distribution Date, the Interest Deposit Amount; but excluding the following:

                (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts and interest thereon as described in Section 3.06;

                (b) those portions of each payment of interest which represent the applicable Servicing Fee and Trustee Fee and an amount representing any applicable Special Servicing Compensation;

                (c) all amounts in the nature of late payment fees (to the extent not applied to the reimbursement of the Advance Interest Amount and/or Additional Trust Fund Expenses as provided in Section 3.06 hereof), Net Prepayment Interest Excess, Net Default Interest, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees on the Mortgage Loans, which the Master Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

                (d) all amounts representing scheduled Monthly Payments on Mortgage Loans due after the related Due Date;

                (e) that portion of Net Liquidation Proceeds, Net Insurance Proceeds and Net Condemnation Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, to which the Master Servicer, any sub-servicer, Trustee and/or the Special Servicer are entitled;

                (f) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as expressly provided in this Agreement;

                (g) any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

                (h) all amounts received with respect to each Mortgage Loan previously purchased, repurchased or replaced from the Trust Fund pursuant to Sections 2.03(d), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased, repurchased or replaced;

                (i) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

                (j) Excess Interest;

                (k) Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Loans; and

                (l) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, in each case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts deposited in the Interest Reserve Account by the Trustee in accordance with Section 3.05(f).

                "B Loan": The First City Tower B Loan, the Casual Male HQ B Loan, the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan and the 777 Sunrise Highway B Loan, each of which are identified in the Preliminary Statement, as applicable and as the context may require.

                "BACM 2006-6 Pooling and Servicing Agreement": As defined in the preliminary statement.

                "BACM 2006-6 Servicer": As defined in the preliminary statement.

                "BACM 2006-6 Special Servicer": As defined in the preliminary statement.

                "BACM 2006-6 Trustee": As defined in the preliminary statement.

                "Balloon Loan": Any Mortgage Loan or Serviced Whole Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

                "Balloon Payment": With respect to each Balloon Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

                "BANA": Bank of America, National Association, in its capacity as a Mortgage Loan Seller, and its successors.

                "BANA Indemnification Agreement": The agreement dated as of December 13, 2006 from BANA to the Depositor and the Underwriters.

                "BANA Purchase Agreement": The Mortgage Loan Purchase Agreement, dated and effective the Closing Date, between BofA and the Depositor.

                "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

                "BCI": Barclays Capital Inc.

                "BCRE": Barclays Capital Real Estate Inc. in its capacity as a Mortgage Loan Seller, and its successors.

                "BCRE Indemnification Agreement": The agreement dated as of December 13, 2006 from BCRE to the Depositor and the Underwriters.

                "BCRE Purchase Agreement": The Mortgage Loan Purchase Agreement, dated and effective the Closing Date, between BCRE and the Depositor.

                "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

                "Borrower": With respect to any Mortgage Loan, Companion Loan or Serviced Whole Loan, any obligor or obligors on any related Note or Notes.

                "Borrower Account": As defined in Section 3.07(a).

                "Breach": As defined in Section 2.03(d).

                "Business Day": Any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Chicago, Illinois, Charlotte, North Carolina, Pittsburgh, Pennsylvania or the principal cities in which the Master Servicer, the Special Servicer or the Trustee conducts servicing or trust operations or (iii) a day on which banking institutions or savings associations in New York, New York, Chicago, Illinois, Charlotte, North Carolina, Pittsburgh, Pennsylvania or the principal cities in which the Master Servicer, the Special Servicer or the Trustee conduct servicing or trust operations are authorized or obligated by law or executive order to be closed.

                "Cash Collateral Account": With respect to any Mortgage Loan or Serviced Whole Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the related Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan or Serviced Whole Loan. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable. To the extent not inconsistent with the terms of the related Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

                "Cash Collateral Account Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, the cash collateral account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

                "Casual Male HQ B Loan": As defined in the Preliminary
Statement.

                "Casual Male HQ B Loan Noteholder": The holder of the Note for the Casual Male HQ B Loan.

                "Casual Male HQ Companion Loan": As defined in the Preliminary Statement.

                "Casual Male HQ Control Appraisal Period": A period which shall exist with respect to the Casual Male HQ Mortgage Loan and Casual Male HQ B Loan, if and for so long as:

                (a) (1) the initial principal balance of the Casual Male HQ B Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Casual Male HQ B Loan, (y) any appraisal reduction amounts allocated to the Casual Male HQ B Loan and (z) any realized losses with respect to either the Casual Male HQ Loan or the Casual Male HQ B Loan under the Pooling and Servicing Agreement then in effect, is less than

                (b) 25% of the excess of (1) the initial principal balance of the Casual Male HQ B Loan over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received on the Casual Male HQ B Loan.

                "Casual Male HQ Intercreditor Agreement": That certain intercreditor agreement among note holders, dated as of December 20, 2006 by and between Bank of America, National Association and Bank of America, National Association, as from time to time amended, supplemented or modified.

                "Casual Male HQ Mortgage Loan": As defined in the Preliminary Statement.

                "Casual Male HQ Whole Loan": As defined in the Preliminary Statement.

                "Certificate": Any Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

                "Certificate Balance": With respect to any Class of Certificates (other than the Class XS, Class XP, Class T, Class R and Class LR Certificates)
(a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination less any distributions allocable to principal and any allocations of Realized Losses made thereon on such prior Distribution Date.

                "Certificate Custodian": Initially, the Trustee; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

                "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

                (a) except as provided in clauses (b) and (d), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

                (b) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Master Servicer or the Special Servicer or benefits the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

                (c) except as provided in clause (d) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

                (d) for the purpose of exercising its rights as a member of the Controlling Class or as a Controlling Class Representative (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof will be deemed outstanding; and

                (e) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or (subject to a confidentiality agreement attached hereto as Exhibit U) any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

                "Certifying Person": As defined in Section 10.8.

                "Certifying Servicer": As defined in Section 10.11.

                "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

                "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

                "Class A-1 Pass-Through Rate": A per annum rate equal to 5.108%.

                "Class A-1A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

                "Class A-1A Pass-Through Rate": A per annum rate equal to 5.292%.

                "Class A-2A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2A hereto.

                "Class A-2A Pass-Through Rate": A per annum rate equal to 5.219%.

                "Class A-2B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2B hereto.

                "Class A-2B Pass-Through Rate": A per annum rate equal to 5.248%.

                "Class A-3 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

                "Class A-3 Pass-Through Rate": A per annum rate equal to 5.308%.

                "Class A-4 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

                "Class A-4 Pass-Through Rate": A per annum rate equal to 5.306%.

                "Class A-AB Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

                "Class A-AB Pass-Through Rate": A per annum rate equal to 5.291%.

                "Class A-J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

                "Class A-J Pass-Through Rate": A per annum rate equal to 5.377%.

                "Class A-M Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

                "Class A-M Pass-Through Rate": A per annum rate equal to 5.347%.

                "Class B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

                "Class B Pass-Through Rate": A per annum rate equal to 5.436%.

                "Class C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

                "Class C Pass-Through Rate": A per annum rate equal to 5.455.

                "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

                "Class D Pass-Through Rate": A per annum rate equal to the lesser of 5.495% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class E Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

                "Class E Pass-Through Rate": A per annum rate equal to the lesser of 5.515% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class F Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.

                "Class F Pass-Through Rate": A per annum rate equal to the lesser of 5.535% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class G Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto.

                "Class G Pass-Through Rate": A per annum rate equal to the lesser of 5.594% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto.

                "Class H Pass-Through Rate": A per annum rate equal to the lesser of 5.772% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class Interest Shortfall": On any Distribution Date for any Class of Certificates, the amount of interest required to be distributed to the Holders of such Class pursuant to Section 4.01(b) on such Distribution Date minus the amount of interest actually distributed to such Holders pursuant to such Section, if any.

                "Class J Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto.

                "Class J Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.0810%.

                "Class K Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto.

                "Class K Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                "Class L Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-20 hereto.

                "Class L Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class LA-1A-1 Interest," "Class LA-1A-2 Interest," "Class LA-1A-3 Interest," "Class LA-1A-4 Interest," "Class LA-1A-5 Interest," "Class LA-1A-6 Interest," "Class LA-1A-7 Interest," "Class LA-1A-8 Interest," "Class LA-1A-9 Interest," "Class LA-1A-10 Interest," "Class LA-1A-11 Interest," "Class LA-1A-12 Interest," "Class LA-1A-13 Interest," "Class LA-1A-14 Interest," "Class LA-1A-15 Interest," "Class LA-1-1 Interest," "Class LA-1-2 Interest," "Class LA-1-3 Interest," "Class LA-2A-1 Interest," "Class LA-2A-2 Interest," "Class LA-2A-3 Interest," "Class LA-2B-1 Interest," "Class LA-2B-2 Interest," "Class LA-2B-3 Interest," "Class LA-2B-4 Interest," "Class LA-3-1 Interest," "Class LA-3-2 Interest," "Class LA-3-3 Interest," "Class LA-4-1 Interest," "Class LA-4-2 Interest," "Class LA-4-3 Interest," "Class LA-4-4 Interest," "Class LA-4-5 Interest," "Class LA-AB-1 Interest," "Class LA-AB-2 Interest," "Class LA-J Interest," "Class LA-M Interest," "Class LB Interest," "Class LC Interest," "Class LD-1 Interest," "Class LD-2 Interest," "Class LD-3 Interest," "Class LE-1 Interest," "Class LE-2 Interest," "Class LF-1 Interest," "Class LF-2 Interest," "Class LG-1 Interest," "Class LG-2 Interest," "Class LG-3 Interest," "Class LH-1 Interest," "Class LH-2 Interest," "Class LJ-1 Interest," "Class LJ-2 Interest," "Class LK-1 Interest," "Class LK-2 Interest," "Class LL-1 Interest," "Class LL-2 Interest," "Class LM Interest," "Class LN Interest," "Class LO Interest," "Class LP Interest," "Class LQ Interest," "Class LS Interest": Each, a regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

                "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-29 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

                "Class M Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-21 hereto.

                "Class M Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class N Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-22 hereto.

                "Class N Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class O Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-23 hereto.

                "Class O Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class P Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-24 hereto.

                "Class P Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class Q Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-25 hereto.

                "Class Q Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class S Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-26 hereto.

                "Class S Pass-Through Rate": A per annum rate equal to the lesser of 5.062% and the Weighted Average Net Mortgage Pass-Through Rate.

                "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-28 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

                "Class T Certificate": A Certificate designated as "Class T" on the face thereof, in the form of Exhibit A-27 hereto.

                "Class X Certificates": The Class XS and Class XP Certificates, collectively.

                "Class X Notional Amount": The Class XS Notional Amount or the Class XP Notional Amount.

                "Class XP Certificate": Any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in Upper-Tier REMIC for purposes of the REMIC Provisions.

                "Class XP Component Crossover Date": With respect to each Class XP Component, the related Class XP Crossover Date as set forth in the table below:


                                                       Class XP Component
         Class XP Component                             Crossover Date
         ------------------                             --------------
         XA-1-2 and XA-1A-2                               July 2007
         XA-1-3, XA-1A-3 and XA-2A-1                      January 2008
         XA-1A-4 and XA-2A-2                              July 2008
         XA-1A-5, XA-2A-3, XA-2B-1, XL-1, XM and XN       January 2009
         XA-1A-6, XA-2B-2, XK-1 and XL-2                  July 2009
         XA-1A-7, XA-2B-3, XJ-1 and XK-2                  January 2010
         XA-1A-8, XA-2B-4, X-A-3-1, XH-1 and XJ-2         July 2010
         XA-1A-9, XA-3-2, X-G-1 and XH-2                  January 2011
         XA-1A-10, XA-3-3, XA-AB-1 and X-G-2              July 2011
         XA-1A-11, XA-AB-2, XA-4-1, XF-1 and XG-3         January 2012
         XA-1A-12, XA-4-2, XE-1 and XF-2                  July 2012
         XA-1A-13, XA-4-3, XD-1 and XE-2                  January 2013
         XA-1A-14, XA-4-4 and XD-2                        July 2013
         XA-1A-15, XA-4-5, XA-M, XA-J, XB,
         XC and XD-3                                      January 2014

                "Class XP Components": Each of Component XA-1-2, Component XA-1-3, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2A-1, Component XA-2A-2, Component XA-2A-3, Component XA-2B-1, Component XA-2B-2, Component XA-2B-3, Component X-A2B-4, Component XA-3-1, Component XA-3-2, Component XA-3-3, Component XA-AB-1, Component XA-AB-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-M, Component XA-J, Component XB, Component XC, Component XD-1, Component XD-2, Component XD-3, Component XE-1, Component XE-2, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2, Component XK-1, Component XK-2, Component XL-1, Component XL-2, Component XM and Component XN.

                "Class XP Fixed Strip Rate": A per annum rate equal to 0.0510%, with respect to the Corresponding Components relating to the Class J Certificates.

                "Class XP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class XP Components, excluding the Class XP Components for which the Class XP Crossover Date has previously passed.

                "Class XP Pass-Through Rate": (i) With respect to the initial Distribution Date, 0.505%, (ii) with respect to any Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in December 2013, the weighted average of the Class XP Strip Rates for the respective Class XP Components, weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date and (iii) with respect to any Distribution Date beginning with the Distribution Date in January 2014, 0%.

                "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule VI attached hereto.

                "Class XP Strip Rate": With respect to each of the Class XP Components (A) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (1) with respect to each of the Component XJ-1 and the Component XJ-2, the Class XP Fixed Strip Rate and (2) with respect to each other Class XP Component, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule VI attached hereto and (ii) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (y) the Pass Through Rate for the Corresponding Certificates, and (B) for any Distribution Date occurring after the related Class XP Component Crossover Date, equal to zero. In no event will any Class XP Strip Rate be less than zero.

                "Class XS Certificate": Any one of the Certificates with a "Class XS" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in Upper-Tier REMIC for purposes of the REMIC Provisions.

                "Class XS Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

                "Class XS Pass-Through Rate": With respect to any Distribution Date, the weighted average of the Class XS Strip Rates for the respective Class XS Components for such Distribution Date, weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date. The Class XS Pass-Through Rate for the initial Distribution Date is 0.045% per annum.

                "Class XS Strip Rate": With respect to any Class of Components (other than Components that are also Class XP Components) for any Distribution Date, the (i) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (ii) the Pass Through Rate for the Corresponding Certificate. With respect to each Class of Components that are also Class XP Components (A) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, the excess, if any, of the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over (1) with respect to each of Component XJ-1 and Component XJ-2, the sum of the (I) the Class XP Fixed Strip Rate and (II) the Pass Through Rate for the Class J Certificates for such Distribution Date and (2) for each other Class XP Component, the greater of
(x) the Pass Through Rate for the Corresponding Certificates and (y) the rate per annum corresponding to such Distribution Date as set forth in Schedule VI attached hereto, and (B) for any Distribution Date occurring after the related Class XP Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage Pass Through Rate for such Distribution Date over the (ii) Pass Through Rate for the Corresponding Certificates. In no event will any Class XS Strip Rate be less than zero.

                "Clearstream": Clearstream Banking Luxembourg, a division of Clearstream International, societe anonyme.

                "Closing Date": December 21, 2006.

                "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

                "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recoverability Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Advance Recovery Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer.

                "CMSA Bond Level File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

                "CMSA Collateral Summary File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

                "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. The initial data for this report shall be provided by each Mortgage Loan Seller.

                "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee and, provided, that each CMSA Loan Periodic Update File shall be accompanied by a CMSA Advance Recovery Report, if such report is required for a particular month, and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

                "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

                "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "CMSA Reporting Package": Collectively,

                (a) the CMSA Reports;

                (b) the following eleven supplemental reports: (i) Delinquent Loan Status Report, (ii) Historical Loan Modification and Corrected Mortgage Loan Report, (iii) Historical Liquidation Report, (iv) REO Status Report, (v) Operating Statement Analysis Report, (vi) Comparative Financial Status Report, (vii) Watch List, (viii) NOI Adjustment Worksheet, (ix) Loan Level Reserve/LOC Report, (x) Reconciliation of Funds Report and (xi) Total Loan Report; and

                (c) such other reports as the CMSA may designate in the future and any additional information as the Master Servicer, Special Servicer and the Trustee may from time to time agree.

                In addition, the CMSA Reporting Package shall include the CMSA Advance Recovery Report, if such report is required for a particular month.

                "CMSA Reports": Reports substantially in the forms of the CMSA standard reporting package inclusive of the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Financial File, the CMSA Special Servicer Defaulted Loan File, the CMSA Bond Level File and the CMSA Collateral Summary File.

                "CMSA Special Servicer Defaulted Loan File:" The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer.

                "CMSA Supplemental Servicer Reports": The Delinquent Loan Status Report, the Historical Loan Modification and Corrected Mortgage Loan Report, the Historical Liquidation Report, the REO Status Report, the Watch List, the NOI Adjustment Worksheet, the Comparative Financial Status Report, the Operating Statement Analysis Report, the Loan Level Reserve/LOC Report, the CMSA Advance Recovery Report and the Total Loan Report.

                "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

                "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

                "Co-Lender Agreement": (i) With respect to the Mall of America Whole Loan, the Mall of America Intercreditor Agreement, (ii) with respect to the EZ Storage Portfolio Whole Loan, the EZ Storage Portfolio Intercreditor Agreement, (iii) with respect to the First City Tower Whole Loan, the First City Tower Intercreditor Agreement, (iv) with respect to the Fortress/Ryan's Portfolio Whole Loan, the Fortress/Ryan's Portfolio Intercreditor Agreement, (v) with respect to the Casual Male HQ Whole Loan, the Casual Male HQ Intercreditor Agreement, (vi) with respect to the Sabre Office Centre Whole Loan, the Sabre Office Centre Intercreditor Agreement, (vii) with respect to the Summit Park Apartments Whole Loan, the Summit Park Apartments Intercreditor Agreement,
(viii) with respect to the Shoppes at Savannah Whole Loan, the Shoppes at Savannah Intercreditor Agreement and (ix) with respect to the 777 Sunrise Highway Whole Loan, the 777 Sunrise Highway Intercreditor Agreement, in each case, as applicable and as the context may require.

                "Collection Account": The trust account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a), which shall be entitled "Midland Loan Services, Inc., for the benefit of LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, Collection Account" and which must be an Eligible Account.

                "Collection Period": With respect to any Distribution Date and each Mortgage Loan, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in December 2006, on the day after the Cut-off Date) and ending at the close of business on the Determination Date in the calendar month in which such Distribution Date occurs.

                "Commission": The Securities and Exchange Commission.

                "Companion Loan": Any of the Mall of America Pari Passu Loan, the EZ Storage Portfolio Pari Passu Loan, the First City Tower B Loan, the Fortress/Ryan's Portfolio Pari Passu Loan, the Casual Male HQ B Loan, the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan or the 777 Sunrise Highway B Loan, as applicable and as the context may require.

                "Companion Loan Noteholder": A holder of a Companion Loan.

                "Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. In connection with preparing the CMSA Comparative Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending December of 2006, and (b) annual financial statements beginning with annual financial statements for the 2006 fiscal year.

                "Component": Each of Component X-A-1-1, Component XA-1-2, Component XA-1-3, Component XA-1A-1, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2A-1, Component XA-2A-2, Component XA-2A-3, Component XA-2B-1, Component X-A-2B-2, Component XA-2B-3, Component XA-2B-4, Component XA-3-1, Component XA-3-2, Component XA-3-3, Component XA-AB-1, Component XA-AB-2, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-4-5, Component XA-M, Component XA-J, Component XB, Component XC, Component XD-1, Component XD-2, Component XD-3, Component XE-1, Component XE-2, Component XF-1, Component XF-2, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2, Component XK-1, Component XK-2, Component XL-1, Component XL-2, Component XM, Component XN, Component XO, Component XP, Component XQ and Component XS.

                "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Balance of its Corresponding Lower-Tier Regular Interest.

                "Component XA-1-1": One of the 63 components of the Class XS Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1-1 as of any date of determination.

                "Component XA-1-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1-2 as of any date of determination.

                "Component XA-1-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1-3 as of any date of determination.

                "Component XA-1A-1": One of the 63 components of the Class XS Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-1 as of any date of determination.

                "Component XA-1A-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-2 as of any date of determination.

                "Component XA-1A-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-3 as of any date of determination.

                "Component XA-1A-4": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-4 as of any date of determination.

                "Component XA-1A-5": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-5 as of any date of determination.

                "Component XA-1A-6": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-6 as of any date of determination.

                "Component XA-1A-7": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-7 as of any date of determination.

                "Component XA-1A-8": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-8 as of any date of determination.

                "Component XA-1A-9": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-9 as of any date of determination.

                "Component XA-1A-10": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-10 as of any date of determination.

                "Component XA-1A-11": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-11 as of any date of determination.

                "Component XA-1A-12": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-12 as of any date of determination.

                "Component XA-1A-13": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-13 as of any date of determination.

                "Component XA-1A-14": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-14 as of any date of determination.

                "Component XA-1A-15": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-1A-15 as of any date of determination.

                "Component XA-2A-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2A-1 as of any date of determination.

                "Component XA-2A-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2A-2 as of any date of determination.

                "Component XA-2A-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2A-3 as of any date of determination.

                "Component XA-2B-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2B-1 as of any date of determination.

                "Component XA-2B-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2B-2 as of any date of determination.

                "Component XA-2B-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2B-3 as of any date of determination.

                "Component XA-2B-4": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-2B-4 as of any date of determination.

                "Component XA-3-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-3-1 as of any date of determination.

                "Component XA-3-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-3-2 as of any date of determination.

                "Component XA-3-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-3-3 as of any date of determination.

                "Component XA-4-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-4-1 as of any date of determination.

                "Component XA-4-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-4-2 as of any date of determination.

                "Component XA-4-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-4-3 as of any date of determination.

                "Component XA-4-4": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-4-4 as of any date of determination.

                "Component XA-4-5": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-4-5 as of any date of determination.

                "Component XA-AB-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-AB-1 as of any date of determination.

                "Component XA-AB-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-AB-2 as of any date of determination.

                "Component XA-J": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-J as of any date of determination.

                "Component XA-M": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LA-M as of any date of determination.

                "Component XB": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LB as of any date of determination.

                "Component XC": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LC as of any date of determination.

                "Component XD-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LD-1 as of any date of determination.

                "Component XD-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LD-2 as of any date of determination.

                "Component XD-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LD-2 as of any date of determination.

                "Component XE-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LE-1 as of any date of determination.

                "Component XE-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LE-2 as of any date of determination.

                "Component XF-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LF-1 as of any date of determination.

                "Component XF-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LF-2 as of any date of determination.

                "Component XG-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LG-1 as of any date of determination.

                "Component XG-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LG-2 as of any date of determination.

                "Component XG-3": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LG-3 as of any date of determination.

                "Component XH-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LH-1 as of any date of determination.

                "Component XH-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LH-2 as of any date of determination.

                "Component XJ-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LJ-1 as of any date of determination.

                "Component XJ-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LJ-2 as of any date of determination.

                "Component XK-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LK-1 as of any date of determination.

                "Component XK-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LK-2 as of any date of determination.

                "Component XL-1": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LL-1 as of any date of determination.

                "Component XL-2": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LL-2 as of any date of determination.

                "Component XM": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LM as of any date of determination.

                "Component XN": One of the 63 components of the Class XS Certificates and one of the 57 components of the Class XP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LN as of any date of determination.

                "Component XO": One of the 63 components of the Class XS Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LO as of any date of determination.

                "Component XP": One of the 63 components of the Class XS Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LP as of any date of determination.

                "Component XQ": One of the 63 components of the Class XS Certificates and having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LQ as of any date of determination.

                "Component XS": One of the 63 components of the Class XS Certificates and having a Component Notional Amount equal to the then current Lower-Tier Principal Balance of Lower-Tier Regular Interest LS as of any date of determination.

                "Condemnation Proceeds": Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Borrower in accordance with the terms of the applicable Mortgage Loan and, if applicable, the terms of the applicable Serviced Whole Loan) or, if applicable, with respect to the Mortgaged Property securing a Serviced Whole Loan, any portion of such amounts payable to the holders of the applicable Serviced Whole Loan.

                "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then-aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class S Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates collectively will be treated as one Class.

                "Controlling Class Certificateholder": Each holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Beneficial Owner).

                "Controlling Class Representative": The Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative; provided, further, that in order for the Trustee to certify the status of the Controlling Class Representative, the Controlling Class Representative must provide notice and certification of their holdings through the Depository to the Trustee as to its status as Controlling Class Representative upon which the Trustee shall use its best efforts to verify such status. LNR Securities Holdings, LLC shall be the initial Controlling Class Representative, without necessity of further notice or selection.

                "Corporate Trust Office": The offices of the Trustee located at 135 South LaSalle Street, Chicago, IL 60603, Attn: Global Securities and Trust Services- COMM 2006-C8, or the principal trust office of any successor Trustee qualified and appointed pursuant to Section 8.08.

                "Corrected Mortgage Loan": As defined under the definition of Specially Serviced Loan.

                "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Lower-Tier Regular Interest.

                "Corresponding Lower-Tier Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates.

                "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

                "Cross-over Date": Means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates have been reduced to zero.

                "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, in the form agreed to by the Trustee and the Custodian, as the same may be amended or modified from time to time in accordance with the terms thereof.

                "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. If a Custodian is not so appointed, then the Custodian shall be the Trustee. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor, any Mortgage Loan Seller or any Affiliate thereof.

                "Cut-off Date": With respect to each Mortgage Loan or Serviced Whole Loan, December 1, 2006.

                "DBS": Deutsche Bank Securities Inc.

                "Debt Service Coverage Ratio": With respect to any Mortgage Loan or Serviced Whole Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended 12-month trailing or one-year period for which data is available from the related Borrower (or year-to-date until such time that data for the trailing 12-month period is available), before payment of any scheduled payments of principal and interest on such Mortgage Loan or Serviced Whole Loan but after funding of required reserves and "normalized" by the Master Servicer pursuant to Section 3.13, by the annual debt service required by such Mortgage Loan or Serviced Whole Loan. Annual debt service shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan or Serviced Whole Loan by 12 (or such fewer number of months for which related information is available).

                "Default Interest": With respect to any Mortgage Loan or Serviced Companion Loan, interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the Default Rate over (ii) the related Mortgage Rate.

                "Default Rate": With respect to each Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

                "Defaulted Mortgage Loan": A Mortgage Loan or Serviced Whole Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Loan Documents and without regard to any acceleration of payments under the related Mortgage Loan or Serviced Whole Loan.

                "Defeasance Account": As defined in Section 3.30(j).

                "Delinquency": Any failure of a Borrower to make a scheduled Monthly Payment or Balloon Payment on a Due Date.

                "Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Denomination": As defined in Section 5.01(a).

                "Depositor": Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation, and its successors and assigns.

                "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

                "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                "Determination Date": With respect to any Distribution Date, the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a Business Day, then the immediately preceding business day and (ii) the fourth Business Day prior to the related Distribution Date, commencing in January 2007.

                "Directing Certificateholder": (a) with respect to any Mortgage Loan, other than any Serviced Whole Loan or Non-Serviced Whole Loan, the Controlling Class Representative (or its designee); (b) with respect to the Mall of America Whole Loan, the Controlling Class Representative, (c) with respect to the EZ Storage Portfolio Whole Loan, the Person chosen by the majority of the Certificateholders and, if a majority of the Certificateholders cannot agree, then the Person chosen by the holder of the related Pari Passu Loan, (d) with respect to the First City Tower Whole Loan, as to certain matters set forth in
Section 3.34 herein and as provided in the First City Tower Intercreditor Agreement, unless a First City Tower Control Appraisal Period (as defined in the First City Tower Intercreditor Agreement) exists or the holder of the First City Tower B Loan is the related Borrower or an affiliate thereof, the First City Tower B Loan Holder; provided that if a First City Tower Control Appraisal Period exists, or the First City Tower B Loan Holder is the related borrower or any affiliate thereof, the holder of the First City Tower Mortgage Loan, (e) with respect to the Fortress/Ryan's Portfolio Whole Loan, the Person chosen by the majority of the Certificateholders and, if a majority of the Certificateholders cannot agree, then the Person chosen by the holder of the related Serviced Companion Loan, (f) with respect to the Casual Male HQ Whole Loan, the holder of the Casual Male HQ B Loan unless and until a Casual Male HQ Control Appraisal Period has occurred, and thereafter the holder of the Casual Male HQ Mortgage Loan; provided that if and so long as at any time prior to the occurrence of a Casual Male HQ Control Appraisal Period the holder of the Casual Male HQ B Loan is the related borrower or any borrower related party, the Directing Certificateholder with respect to the Casual Male HQ Mortgage Loan and related B Loan shall be the holder of the Casual Male HQ Mortgage Loan, (g) with respect to the Sabre Office Center Whole Loan, (i) as to certain matters set forth in Section 3.36 herein and as provided in the Sabre Office Center Intercreditor Agreement as to which the Sabre Office Center B Loan Noteholder is entitled to consent or approve, the Sabre Office Center B Loan Noteholder and
(ii) as to all other matters, the Controlling Class Representative, (h) with respect to the Summit Park Apartments Whole Loan, (i) as to certain matters set forth in Section 3.36 herein and as provided in the Summit Park Apartments Intercreditor Agreement as to which the Summit Park Apartments B Loan Noteholder is entitled to consent or approve, the Summit Park Apartments B Loan Noteholder and (ii) as to all other matters, the Controlling Class Representative, (i) with respect to the Shoppes at Savannah Whole Loan, (i) as to certain matters set forth in Section 3.36 herein and as provided in the Shoppes at Savannah Intercreditor Agreement as to which the Shoppes at Savannah B Loan Noteholder is entitled to consent or approve, the Shoppes at Savannah B Loan Noteholder and
(ii) as to all other matters, the Controlling Class Representative and (j) with respect to the 777 Sunrise Highway Whole Loan, (i) as to certain matters set forth in Section 3.36 herein and as provided in the 777 Sunrise Highway Intercreditor Agreement as to which the 777 Sunrise Highway B Loan Noteholder is entitled to consent or approve, the 777 Sunrise Highway B Loan Noteholder and
(ii) as to all other matters, the Controlling Class Representative.

                Written notice of the identification of each Directing Certificateholder, as set forth on Schedule VII attached hereto, shall be provided to the Master Servicer and Special Servicer on or prior to the Closing Date and any changes in such Person shall be promptly provided by the Trustee (to the extent the Trustee has actual knowledge of such change) in writing to the Master Servicer and Special Servicer.

                "Directly Operate": With respect to any Serviced REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate a Serviced REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Serviced REO Property or takes other actions consistent with Treasury Regulations Section l.856-4(b)(5)(ii).

                "Disclosure Documents": Collectively, the Time of Sale Information, the Prospectus and the Private Placement Memorandum.

                "Disqualified Non-U.S. Person": With respect to a Class R or Class LR Certificate, (A) any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or applicable successor Form promulgated by the IRS for the purpose of providing and certifying the information provided on Form W-8ECI as of the Closing Date) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes,
(B) any domestic partnership for U.S. federal income tax purposes, one or more of the direct or indirect beneficial owners (other than through a U.S. corporation) of which is (or is permitted under the applicable partnership agreement to be) a non-U.S. Person who is not described in clause (A)(i) or (ii) or (C) a U.S. Person with respect to whom income on the Class R or Class LR Certificate is attributable to a fixed base or foreign permanent establishment, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

                "Disqualified Organization": Any of (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization (as defined below) or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause either Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. For the purposes of this definition, the terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

                "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Grantor Trust Distribution Account, all of which may be subaccounts of a single Eligible Account.

                "Distribution Date": The 10th day of each month, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day, beginning in January 2007.

                "Distribution Date Statement": As defined in Section 4.02(a).

                "Do Not Hire List": The list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer and Trustee, which lists certain parties identified by the Depositor as having failed to comply with their respective obligations under Article X of this Agreement or as having failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

                "Due Date": With respect to (i) any Mortgage Loan or Serviced Whole Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due and (ii) any Mortgage Loan or Serviced Whole Loan after the Maturity Date therefore or any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan or Serviced Whole Loan had been scheduled to be first due.

                "EDGAR": The Commission's Electronic Data Gathering, Analysis and Retrieval system.

                "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                "Eligible Account": Any of (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "P-1" by Moody's and "F1" by Fitch, in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "Aa3" by Moody's and "AA-" by Fitch, or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss. 9.10(b), and subject to supervision or examination by federal and state authority, (iii) any other account that, as evidenced by a written confirmation from each Rating Agency would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer or (iv) an account or accounts maintained with PNC Bank, National Association so long as
(A) PNC Bank, National Association's long-term unsecured debt rating shall be at least "A" from Fitch and "A-1" from Moody's and its short-term unsecured debt rating is at least "P-1" from Moody's (if the deposits are to be held in the account for more than 30 days) or (B) PNC Bank, National Association's short-term deposit or short-term unsecured debt rating shall be at least "F1" from Fitch and "P-1" from Moody's (if the deposits are to be held in the account for 30 days or less). Eligible Accounts may bear interest.

                "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

                "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Sellers in connection with the related Mortgage Loan.

                "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

                "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

                "Escrow Payment": Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Cash Collateral Account Agreement, Lock-Box Agreement, Loan Agreement or other Loan Document for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, environmental remediation and similar items in respect of the related Mortgaged Property or related to the satisfaction of closing conditions for the related Mortgage Loan or Serviced Whole Loan.

                "Euroclear": The Euroclear System and its successors.

                "Event of Default": A Master Servicer Event of Default or Special Servicer Event of Default, as applicable.

                "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on and allocable to such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of either Trust REMIC formed hereunder.

                "Excess Liquidation Proceeds": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, the excess of (i) Net Liquidation Proceeds of such Mortgage Loan or Serviced Companion Loan or related Serviced REO Property, over (ii) the amount that would have been received if a principal payment and all other amounts due in full had been made with respect to such Mortgage Loan or Serviced Companion Loan on the Due Date immediately following the date on which such proceeds were received.

                "Excess Liquidation Proceeds Account": The segregated trust account or sub-account created and maintained by the Trustee pursuant to Section 3.05(j) in trust for the Certificateholders and, in the case of the Serviced Companion Loans, the Serviced Companion Loan Noteholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates and, if applicable, Serviced Companion Loan Noteholders, Excess Liquidation Proceeds Account." The Excess Liquidation Proceeds Account must be an Eligible Account or a sub-account of an Eligible Account and will be an asset of the Lower-Tier REMIC.

                "Excess Prepayment Interest Shortfall": With respect to the Mortgage Loans in the Mortgage Pool, the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Pool in excess of the Servicer Prepayment Interest Shortfall with respect to the Mortgage Pool.

                "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of
(i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

                "Excess Servicing Strip": The excess of the Servicing Fee Rate over 0.005% (0.50 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.12(a).

                "Exchange Act": The Securities Exchange Act of 1934, as amended.

                "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Liquidation Report, Historical Loan Modification and corrected Mortgage Loan Report, REO Status Report, Operating Statement Analysis Report, NOI Adjustment Worksheet, Watch List, or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

                "EZ Storage Portfolio Controlling Holder": The EZ Storage Portfolio Noteholders acting in their collective capacity pursuant to Section 2(h) of the EZ Storage Portfolio Intercreditor Agreement.

                "EZ Storage Portfolio Intercreditor Agreement": With respect to the EZ Storage Portfolio Whole Loan, the Agreement Among Noteholders dated as of November 17, 2006 by and between the holder of the EZ Storage Portfolio Mortgage Loan and the EZ Storage Portfolio Pari Passu Note A-1 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

                "EZ Storage Portfolio Mortgage Loan": As defined in the preliminary statement.

                "EZ Storage Portfolio Mortgaged Property": The property that secures the EZ Storage Portfolio Whole Loan.

                "EZ Storage Portfolio Noteholders": The holder of the Mortgage Note for the EZ Storage Portfolio Mortgage Loan and the EZ Storage Portfolio Pari Passu Note A-1 Holder.

                "EZ Storage Portfolio Pari Passu Loan": As defined in the preliminary statement.

                "EZ Storage Portfolio Pari Passu Note A-1": The Mortgage Note related to the EZ Storage Portfolio Whole Loan that is not included in the Trust, which is pari passu in right of payment to the EZ Storage Portfolio Pari Passu Note A-2 to the extent set forth in the EZ Storage Portfolio Intercreditor Agreement.

                "EZ Storage Portfolio Pari Passu Note A-1 Holder": The holder of the EZ Storage Portfolio Pari Passu Note A-1.

                "EZ Storage Portfolio Pari Passu Note A-2": With respect to the EZ Storage Portfolio Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

                "EZ Storage Portfolio Service Providers": With respect to the EZ Storage Portfolio Pari Passu Loan that have been deposited into a securitization trust, the related trustee, master servicer, special servicer, sub-servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

                "EZ Storage Portfolio Whole Loan": The EZ Storage Portfolio Mortgage Loan together with the EZ Storage Portfolio Pari Passu Note A-2. References herein to the EZ Storage Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the EZ Storage Portfolio Pari Passu Note A-1 and the EZ Storage Portfolio Pari Passu Note A-2.

                "FASB": The Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", issued in September 2002.

                "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

                "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

                "Final Recovery Determination": With respect to any Specially Serviced Loan, Serviced REO Loan or any Mortgage Loan subject to repurchase by the related Mortgage Loan Seller pursuant to Section 2.03(d) or, in the case of a Whole Loan, subject to a purchase pursuant to the applicable Co-Lender Agreement or any Mortgage Loan or Whole Loan subject to purchase pursuant to any related mezzanine intercreditor agreement, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any Serviced REO Property) which the Master Servicer (or in the case of a Specially Serviced Loan or Serviced REO Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian (and the Master Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as the Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

                "Financial Market Publisher": Bloomberg Financial Service.

                "First City Tower B Loan": As defined in the Preliminary Statement.

                "First City Tower B Loan Noteholder": The holder of the Note for the First City Tower B Loan.

                "First City Tower Companion Loan": As defined in the Preliminary Statement.

                "First City Tower Control Appraisal Period": As defined in the First City Tower Intercreditor Agreement.

                "First City Tower Intercreditor Agreement": That certain intercreditor agreement among note holders, dated as of December 20, 2006 by and between Barclays Capital Real Estate Inc. and Barclays Capital Real Estate Inc., as from time to time amended, supplemented or modified.

                "First City Tower Mortgage Loan": As defined in the Preliminary Statement.

                "First City Tower Whole Loan": As defined in the Preliminary Statement.

                "Fitch": Fitch, Inc., or any successor thereto.

                "FNMA": The Federal National Mortgage Association or any successor thereto.

                "Form 8-K": A Current Report on Form 8-K under the Exchange Act or such successor form as the Commission may specify from time to time.

                "Form 8-K Disclosure Information": As defined in Section 10.9.

                "Fortress/Ryan's Portfolio Intercreditor Agreement": With respect to the Fortress/Ryan's Portfolio Mortgage Loan and the Fortress/Ryan's Portfolio Pari Passu Loan, that certain intercreditor agreement, dated as of the Closing Date, by and among the initial holder of the Fortress/Ryan's Portfolio Mortgage Loan and the initial holder of the Fortress/Ryan's Portfolio Pari Passu Loan, as from time to time amended, supplemented or modified.

                "Fortress/Ryan's Portfolio Mortgage Loan": As defined in the preliminary statement herein.

                "Fortress/Ryan's Portfolio Pari Passu Loan": As defined in the preliminary statement herein.

                "Fortress/Ryan's Portfolio Service Provider": With respect to each Fortress/Ryan's Portfolio Pari Passu Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer, sub-servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

                "Fortress/Ryan's Portfolio Whole Loan": As defined in the preliminary statement herein.

                "GACC": German American Capital Corporation, in its capacity as a Mortgage Loan Seller, and its successors.

                "GACC Defeasance Rights and Obligations": As defined in Section 3.30(m).

                "GACC Indemnification Agreement": The agreement dated as of December 13, 2006 from GACC to the Depositor and the Underwriters.

                "GACC Purchase Agreement": The Mortgage Loan Purchase Agreement dated and effective the Closing Date, between GACC and the Depositor.

                "GECC": General Electric Capital Corporation, in its capacity as Mortgage Loan Seller, and its successors.

                "GECC Indemnification Agreement": The agreement dated as of December 13, 2006 from GECC to the Depositor and the Underwriters.

                "GECC Purchase Agreement": The Mortgage Loan Purchase Agreement, dated and effective the Closing Date, between GECC and the Depositor.

                "GECC Mortgage Loans": The Mortgage Loans transferred to the Trust pursuant to the GECC Purchase Agreement.

                "Global Certificates": The Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

                "Grantor Trust": As defined in the Preliminary Statement herein.

                "Grantor Trust Distribution Account": The segregated trust account or sub-account created and maintained by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle Bank National Association, as Trustee in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass Through Certificates, Grantor Trust Distribution Account," and which must be an Eligible Account or a sub-account of an Eligible Account. The Grantor Trust Distribution Account shall not be an asset of either Trust REMIC.

                "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

                "Group 1 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

                "Group 2 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

                "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                "Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

                "Indemnification Agreements": Each of the GACC Indemnification Agreement, BCRE Indemnification Agreement, BANA Indemnification Agreement and GECC Indemnification Agreement.

                "Indemnified Party": As defined in Section 8.05(d), or Section 8.05(h), as the context requires.

                "Indemnifying Party": As defined in Section 8.05(d), or Section 8.05(h), as the context requires.

                "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Directing Certificateholder, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer or the Special Servicer, as applicable, and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer or the Special Servicer, as applicable, on behalf of itself and the Trustee has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any Serviced REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Serviced REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such Serviced REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

                "Individual Certificate": Any Certificate in definitive, fully registered physical form without interest coupons.

                "Initial Purchasers": DBS, Banc of America Securities LLC and their respective successors in interest.

                "Initial Rate": The stated Mortgage Rate with respect to an ARD Loan.

                "Initial Resolution Period": As defined in Section 2.03(d).

                "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

                "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or Serviced Whole Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08).

                "Interest Accrual Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class T, Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Excess Prepayment Interest Shortfall, allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                "Interest Deposit Amount": shall be the aggregate of the following amounts, with respect to the Mortgage Loan next to such amount, which in each case represents the aggregate amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance as of the Cut-off Date of such Mortgage Loan had such Mortgage Loan been originated on December 1, 2006, from and including December 1, 2006 but excluding January 1, 2007:

                                                  Interest Deposit
                    Name                             Amount ($)
                    ----                             ----------
Empirian Chesapeake                                  320,617.50
369 Lexington Avenue                                 290,883.33
300 7th Street                                       252,960.00
2 West 46th Street                                   232,121.11
Westin Portland                                      196,677.78
Longford Medical Center                              176,434.78
North Bronx Portfolio                                172,695.83
Heron Cay MHP                                        152,068.76
1900 Bryant Street                                   127,392.78
CityPlace II                                         129,532.64
Hotel Lucia                                          122,923.61
Hotel Max                                            110,139.56
BJ's Wholesale Club - Wallingford                     84,174.47
Annunziata Portfolio III                              73,134.60
Vero Palm MHP                                         61,100.16
Designer Outlet Center                                53,298.13
Hampton Inn Salt Lake City                            48,308.33
Office Max Plaza - Scottsdale B                       45,229.69
Lake Lucerne Towers B                                 44,979.28
5 Enterprise Drive                                    43,032.13
41-29 46th Street                                     38,168.75
River Crossing                                        36,642.00
Annunziata Portfolio I                                32,972.55
1 North Central Avenue                                31,411.61
Storage Outlet - Gardena                              29,243.33
Signature Place                                       27,180.97
Strand Capital Partners XI                            27,397.11
Town Center - Sugarland                               23,017.50
Annunziata Portfolio II                               16,362.32
Total:                                            $3,000,100.61

                "Interest Reserve Account": The segregated trust account or sub-account created and maintained by the Trustee pursuant to Section 3.05(f), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Mortgage Pass-Through Certificates, Interest Reserve Account" and which must be an Eligible Account or a sub-account of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

                "Interested Person": As of any date of determination, the Depositor, the Master Servicer, Special Servicer, the Trustee, any Holder of a Certificate, any Borrower, any Manager, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

                "Investment Account": As defined in Section 3.07(a).

                "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

                "IRS": The Internal Revenue Service.

                "Late Collections": With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period applicable under the original Mortgage Loan or Serviced Whole Loan), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

                "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Mortgage Loan or Serviced Whole Loan or the liquidation of a Serviced REO Property or the sale of any Mortgage Loan pursuant to Section 3.18 or Section 9.01 (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

                "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan or Serviced REO Loan or with respect to each Mortgage Loan as specified in clause (b) of this definition, in each case as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower or Mortgage Loan Seller, as applicable, or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated or repurchased Mortgage Loan or Specially Serviced Loan, as the case may be; provided, however, that (a) no such fee shall be payable with respect to clauses (iii) or (v) of the definition of Liquidation Proceeds (except, in the case of clause (iii), to the extent a Liquidation Fee is required to be paid pursuant to Section 3.18 hereof); no such fee shall be payable in the case of clause (vi) of the definition of Liquidation Proceeds unless the existing or any future related mezzanine intercreditor agreement requires the purchaser to pay such fee; with respect to a Serviced Whole Loan, no such fee shall be payable in the case of clause (vii) of the definition of Liquidation Proceeds except to the extent the related Co-Lender Agreement requires the purchaser to pay such fee, and (b) in the case of a final disposition consisting of the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 2.03(d), no such fee shall be paid by a Mortgage Loan Seller or be due to the Special Servicer if the applicable Mortgage Loan Seller repurchases such Mortgage Loan within the time period set forth in Section 2.03(d) (and giving effect to any applicable extension period beyond the end of the Initial Resolution Period set forth in Section 2.03(d)) and, with respect to any Serviced Companion Loan that is the subject of an Other Securitization, no such fee shall be due to the Special Servicer under this Agreement in connection with a repurchase of such Serviced Companion Loan under the applicable Serviced Companion Loan Securitization Agreement.

                "Liquidation Fee Rate": A rate equal to 1.0%.

                "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Revenues) received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and the terms and conditions of the related Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by the Directing Certificateholder or the Special Servicer; (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 2.03(d); (v) the purchase of all the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01; (vi) in connection with any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender; (vii) in the case of the First City Tower Mortgage Loan, the Casual Male HQ Mortgage Loan, the Sabre Office Center Mortgage Loan, the Summit Park Apartments Mortgage Loan, the Shoppes at Savannah Mortgage Loan and the 777 Sunrise Highway Mortgage Loan, the purchase of such Mortgage Loan by a related Serviced B Loan Noteholder, or the applicable designee, as applicable, pursuant to the related Co-Lender Agreement or (viii) except for purposes of Section 3.12(c) and (d), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account.

                "LNR Partners": LNR Partners, Inc., a Florida corporation, and its successors.

                "Loan Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

                "Loan Documents": With respect to any Mortgage Loan or Serviced Whole Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or Serviced Whole Loan or subsequently added to the related Mortgage File.

                "Loan Group": Either Loan Group 1 or Loan Group 2.

                "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

                "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

                "Loan Group 2": Collectively, all of the Mortgage Loan that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

                "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

                "Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

                "Loan Seller Sub-Servicer": A Servicing Function Participant or Sub-Servicer required to be retained by the Master Servicer or the Special Servicer by a Mortgage Loan Seller, as listed on Exhibit W hereto, or any successor thereto, including any Successful Sub-Servicing Bidder.

                "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to the related Loan Documents to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Whole Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan.

                "Lock-Box Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

                "Loss of Value Payment": As defined in Section 2.03(d).

                "Loss of Value Reserve Fund": The "outside reserve fund" (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(e) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust or either Trust REMIC.

                "Lower-Tier Distribution Account": The segregated trust account or sub-account created and maintained by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, Lower-Tier Distribution Account" and which must be an Eligible Account or a sub-account of an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

                "Lower-Tier Distribution Amount": As defined in Section 4.01(a).

                "Lower-Tier Principal Balance": With respect to any Class of Lower-Tier Regular Interest, initially will equal the original principal balance set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of distributions of the Lower-Tier Distribution Amount allocable to principal and Realized Losses allocable thereto in all prior periods as described in Section 4.01(a) and 4.01(f) hereof.

                "Lower-Tier Regular Interests": The Class LA-1A-1 Interest, the Class LA-1A-2 Interest, the Class LA-1A-3 Interest, the Class LA-1A-4 Interest, the Class LA-1A-5 Interest, the Class LA-1A-6 Interest, the Class LA-1A-7 Interest, the Class LA-1A-8 Interest, the Class LA-1A-9 Interest, the Class LA-1A-10 Interest, the Class LA-1A-11 Interest, the Class LA-1A-12 Interest, the Class LA-1A-13 Interest, the Class LA-1A-14 Interest, the Class LA-1A-15 Interest, the Class LA-1-1 Interest, the Class LA-1-2 Interest, the Class LA-1-3 Interest, the Class LA-2A-1 Interest, the Class LA-2A-2 Interest, the Class LA-2A-3 Interest, the Class LA-2B-1 Interest, the Class LA-2B-2 Interest, the Class LA-2B-3 Interest, the Class LA-2B-4 Interest, the Class LA-3-1 Interest, the Class LA-3-2 Interest, the Class LA-3-3 Interest, the Class LA-4-1 Interest, the Class LA-4-2 Interest, the Class LA-4-3 Interest, the Class LA-4-4 Interest, the Class LA-4-5 Interest, the Class LA-AB-1 Interest, the Class LA-AB-2 Interest, the Class LA-J Interest, the Class LA-M Interest, the Class LB Interest, the Class LC Interest, the Class LD-1 Interest, the Class LD-2 Interest, the Class LD-3 Interest, the Class LE-1 Interest, the Class LE-2 Interest, the Class LF-1 Interest, the Class LF-2 Interest, the Class LG-1 Interest, the Class LG-2 Interest, the Class LG-3 Interest, the Class LH-1 Interest, the Class LH-2 Interest, the Class LJ-1 Interest, the Class LJ-2 Interest, the Class LK-1 Interest, the Class LK-2 Interest, the Class LL-1 Interest, the Class LL-2 Interest, the Class LM Interest, the Class LN Interest, the Class LO Interest, the Class LP Interest, the Class LQ Interest and the Class LS Interest issued by the Lower-Tier REMIC and held by the Trustee as assets of the Upper-Tier REMIC. Each Lower-Tier Regular Interest (i) relates to a Class of Certificates (other than the Class R, Class LR, Class X and Class T Certificates), (ii) is uncertificated, (iii) has an initial Lower-Tier Principal Balance equal to the original Lower-Tier Principal Balance set forth in the Preliminary Statement herein, (iv) has a Pass-Through Rate equal to the Weighted Average Net Mortgage Pass-Through Rate, (v) has a "latest possible maturity date," within the meaning of Treasury Regulations Section 1.860G-1(a), that is the Rated Final Distribution Date and (vi) is entitled to the distributions in the amounts and at the times specified in Section 4.01(a)(ii) and Section 4.01(c).

                "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Excess Interest), collections thereon, the Trust's interest in any REO Property acquired in respect thereof, amounts related thereto held from time to time in the Collection Account and the Lower-Tier Distribution Account, the REO Account (to the extent of the Trust Fund's interest therein), the Interest Reserve Account, amounts held from time to time and the Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein) in respect thereof, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

                "MAI": Member of the Appraisal Institute.

                "Mall of America Intercreditor Agreement": With respect to the Mall of America Mortgage Loan and the Mall of America Pari Passu Loans, that certain intercreditor agreement, dated as of the Closing Date, by and among the initial holder of the Mall of America Mortgage Loan and the initial holders of the Mall of America Pari Passu Loans, as from time to time amended, supplemented or modified.

                "Mall of America Mortgage Loan": As defined in the preliminary statement herein.

                "Mall of America Pari Passu Loans": As defined in the preliminary statement herein.

                "Mall of America Service Provider": With respect to each Mall of America Pari Passu Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer, sub-servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

                "Mall of America Whole Loan": As defined in the preliminary statement herein.

                "Management Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

                "Manager": With respect to any Mortgage Loan or Serviced Whole Loan, any property manager for the related Mortgaged Properties.

                "Master Servicer Event of Default": As defined in Section
7.01(a).

                "Master Servicer": Midland Loan Services, Inc., a Delaware corporation, or any successor Master Servicer appointed as herein provided.

                "Master Servicing Fee": With respect to each Mortgage Loan or Serviced Pari Passu Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or Serviced Pari Passu Companion Loan on such Due Date). For the avoidance of doubt, with respect to any B Loan, no Master Servicing Fee shall accrue or be payable on the principal balance thereof.

                "Master Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum set forth on Exhibit B-2.

                "Material Breach": As defined in Section 2.03(d).

                "Material Defect": As defined in Section 2.03(d).

                "Maturity Date": With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Note.

                "MERS": Mortgage Electronic Registration Systems, Inc.

                "Modified Mortgage Loan": Any Specially Serviced Loan which has been modified by the Special Servicer pursuant to Section 3.30 in a manner that:

                (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Companion
    Loan), including any reduction in the Monthly Payment;

                (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

                (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

                "Monthly Payment": With respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon
Loan), which is payable by the related Borrower on such Due Date under the related Note, excluding any Excess Interest. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

                "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                "Morgan Stanley": Morgan Stanley & Co. Incorporated.

                "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

                "Mortgage File": With respect to any Mortgage Loan or Serviced Companion Loan, collectively, the mortgage documents listed in clauses (i) through (xx) of Section 2.01(a) pertaining to such particular Mortgage Loan or Serviced Companion Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

                "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. The mortgage loans originally so transferred, assigned and held are identified on the Mortgage Loan Schedule as of the Closing Date. Such term shall include any REO Loan, Specially Serviced Loan or any Mortgage Loan that has been defeased in whole or in part. Such term shall not include the Serviced Companion Loans but shall include the Serviced Mortgage Loans.

                "Mortgage Loan Purchase Agreements": Each of the GACC Purchase Agreement, the BANA Purchase Agreement, the BCRE Purchase Agreement and the GECC Purchase Agreement.

                "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B-1, which list shall set forth the following information with respect to each Mortgage Loan:

                (a) the loan number;

                (b) the loan name;

                (c) the street address (including city, state and zip code) of the related Mortgaged Property;

                (d) the Mortgage Rate in effect as of the Cut-off Date;

                (e) the original principal balance;

                (f) the Stated Principal Balance as of the Cut-off Date;

                (g) the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

                (h) the Due Date;

                (i) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                (j) [Reserved];

                (k) the Servicing Fee Rate;

                (l) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

                (m) whether such Mortgage Loan has a hard lock-box, a springing hard lock-box, a soft-at-closing, springing hard lock-box or no lock-box at all;

                (n) identifying any Mortgage Loans with which any such Mortgage Loans are cross-collateralized;

                (o) the applicable Loan Group to which such Mortgage Loan belongs;

                (p) the number of units, pads, rooms or square feet with respect to each Mortgaged Property;

                (q) whether such Mortgage Loan has an Anticipated Repayment Date; and

                (r) the Revised Rate of such Mortgage Loan, if any.

Such list may be in the form of more than one list, collectively setting forth all of the information required. A comparable list shall be prepared with respect to each Serviced Companion Loan.

                "Mortgage Loan Sellers": Each of GACC, BCRE, BANA and GECC.

                "Mortgage Pool": All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Companion Loans or any related REO Loans.

                "Mortgaged Property": The underlying property securing a Mortgage Loan including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

                "Mortgage Rate": With respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period, the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time. The "Mortgage Rate" for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate shall be the Mortgage Rate of such Mortgage Loan or Serviced Companion Loan without giving effect to any Default Rate or any Excess Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to Section 3.32 hereof.

                "Net Condemnation Proceeds": Condemnation Proceeds, to the extent such proceeds are not to be applied to the restoration, preservation or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with the Servicing Standard.

                "Net Default Interest": With respect to any Distribution Date, an amount equal to the sum of (i) the amount of the aggregate collected Default Interest allocable to the Mortgage Loans received during the preceding Collection Period, minus (ii) any portions thereof withdrawn (A) from the Collection Account pursuant to Section 3.06(b)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred during or prior to such Collection Period and (B) from each Serviced Whole Loan Collection Account pursuant to Section 3.06(c)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred during such Collection Period.

                "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

                "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan or Serviced Whole Loan net of the amount of
(i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

                "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan, minus, for any such Mortgage Loan or Serviced Companion Loan (in the case of the EZ Storage Portfolio Mortgage Loan, the applicable Servicing Fee Rate and the servicing fee rate pursuant to the BACM 2006-6 Pooling and Servicing Agreement), the aggregate of the applicable Servicing Fee Rate and Trustee Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower.

                Notwithstanding the foregoing, if any such Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the "Net Mortgage Pass-Through Rate" of such Mortgage Loan for any Interest Accrual Period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan at the related Mortgage Rate less the Servicing Fee Rate and the Trustee Fee Rate during such Interest Accrual Period; provided, however, that with respect to each such Mortgage Loan, the Mortgage Rate for the one-month period (i) preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined exclusive of the amounts withheld from that month (in either case, unless the related Distribution Date is the final Distribution Date) and (ii) preceding the Due Date in March (or February if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts, if applicable, from the immediately preceding January and February.

                "Net Prepayment Interest Excess": The excess amount, if any, that the aggregate of all Prepayment Interest Excess for all Mortgage Loans that the Master Servicer is servicing exceeds the aggregate of all Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date.

                "Net Prepayment Interest Shortfall": With respect to the Mortgage Loans that the Master Servicer is servicing, the aggregate Prepayment Interest Shortfalls on such Mortgage Loans in excess of the Servicer Prepayment Interest Shortfall on such Mortgage Loans.

                "Net REO Proceeds": With respect to each Serviced REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

                "New Lease": Any lease of a Serviced REO Property entered into on behalf of the Lower-Tier REMIC, as applicable, if such REMIC has the right to renegotiate the terms of such lease, including any lease renewed or extended on behalf of such REMIC.

                "NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Non-Serviced Mortgage Loan": The EZ Storage Portfolio Mortgage Loan.

                "Non-Serviced Mortgage Loan Service Providers": The EZ Storage Portfolio Service Providers.

                "Non-Serviced Pari Passu Loan": The EZ Storage Portfolio Pari Passu Loan.

                "Non-Serviced Whole Loans": The EZ Storage Portfolio Whole Loan.

                "Non-U.S. Person": A person that is not a U.S. Person.

                "Nonrecoverable Advance": Any Nonrecoverable P&I Advance, Nonrecoverable Property Advance or Nonrecoverable Workout-Delayed Reimbursement Amounts.

                "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard, or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or REO Loan, which shall be evidenced by an officer certificate as provided by Section 4.07(c). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related Cross-Collateralized Mortgage Loan.

                "Nonrecoverable Property Advance": Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Whole Loan or any Serviced REO Property that, in the reasonable judgment of the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard, or the Trustee, as applicable, would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, Serviced REO Loan or Serviced Whole Loan, which shall be evidenced by an officer certificate as provided by Section 3.24(d). The determination as to the recoverability of any property advance previously made or proposed to be made in respect of the EZ Storage Portfolio Whole Loan shall be made by the BACM 2006-6 Servicer, BACM 2006-6 Special Servicer or BACM 2006-6 Trustee pursuant to the BACM 2006-6 Pooling and Servicing Agreement. Any such determination made by the BACM 2006-6 Servicer, BACM 2006-6 Special Servicer or BACM 2006-6 Trustee shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Master Servicer, the Special Servicer and the Trustee, as applicable. In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related Cross-Collateralized Mortgage Loan.

                "Nonrecoverable Workout-Delayed Reimbursement Amounts": Any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Nonrecoverable Property Advances or Nonrecoverable P&I Advances, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late payments or any other recovery on or in respect of the related Mortgage Loan or Serviced Loan or REO Loans or (b) has determined that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and REO Properties, from general principal collections in the Collections Account.

                "Note": With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan or Serviced Companion Loan including any amendments or modifications, or any renewal or substitution notes, as of such date.

                "Notice of Termination": Any of the notices given to the Trustee and the Master Servicer by the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01(c).

                "Notional Amount" or "Notional Balance": As of any date of determination: (i) with respect to all of the Class XS or Class XP Certificates as a Class, the related Class X Notional Amount as of such date of determination; and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the related Class X Notional Amount as of such date of determination.

                "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer, Special Servicer or Additional Servicer customarily performing functions similar to those performed by any of the above designated officers, any Servicing Officer and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Special Servicer or the Master Servicer, as the case may be.

                "Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor and the Master Servicer.

                "Originator": Any of (i) the Mortgage Loan Sellers and (ii) with respect to any Mortgage Loan acquired by a Mortgage Loan Seller, the originator of such Mortgage Loan.

                "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

                "Other Depositor": With respect to each Other Pooling and Servicing Agreement, the related depositor thereunder.

                "Other Indemnified Parties": As defined in Section 6.07.

                "Other Pooling and Servicing Agreement": The BACM 2006-6 Pooling and Servicing Agreement and any other pooling and servicing agreement entered into in connection with an Other Securitization as from time to time amended, supplemented or modified.

                "Other Securitization": Any commercial mortgage securitization trust that holds a Serviced Companion Loan or Non-Serviced Pari Passu Loan or any successor REO Loan with respect thereto.

                "Other Servicer": With respect to the Other Pooling and Servicing Agreement, the related master servicer thereunder.

                "Other Special Servicer": With respect to the Other Pooling and Servicing Agreement, the related special servicer thereunder.

                "Other Trustee": With respect to the Other Pooling and Servicing Agreement, the related trustee thereunder.

                "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.07. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate from and including the later of the date of the making of such P&I Advance or the expiration of any applicable grace period on the related Mortgage Loan to and including the date of payment or reimbursement.

                "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

                "Pass-Through Rate": With respect to each Class of Certificates (other than the Class T, Class R and Class LR Certificates), the rate for such Class as set forth below:

        Class                   Pass-Through Rate
        -----                   -----------------
Class A-1...........    Class A-1 Pass-Through Rate
Class A-2A..........    Class A-2A Pass-Through Rate
Class A-2B..........    Class A-2B Pass-Through Rate
Class A-3...........    Class A-3 Pass-Through Rate
Class A-AB..........    Class A-AB Pass-Through Rate
Class A-4...........    Class A-4 Pass-Through Rate
Class A-1A..........    Class A-1A Pass-Through Rate
Class XP............    Class XP Pass-Through Rate
Class XS............    Class XS Pass-Through Rate
Class A-M...........    Class A-M Pass-Through Rate
Class A-J...........    Class A-J Pass-Through Rate
Class B.............    Class B Pass-Through Rate
Class C.............    Class C Pass-Through Rate
Class D.............    Class D Pass-Through Rate
Class E.............    Class E Pass-Through Rate
Class F.............    Class F Pass-Through Rate
Class G.............    Class G Pass-Through Rate
Class H.............    Class H Pass-Through Rate
Class J.............    Class J Pass-Through Rate
Class K.............    Class K Pass-Through Rate
Class L.............    Class L Pass-Through Rate
Class M.............    Class M Pass-Through Rate
Class N.............    Class N Pass-Through Rate
Class O.............    Class O Pass-Through Rate
Class P.............    Class P Pass-Through Rate
Class Q.............    Class Q Pass-Through Rate
Class S.............    Class S Pass-Through Rate

                With respect to each Class of Lower-Tier Regular Interests, the Weighted Average Net Mortgage Pass-Through Rate.

                "Paying Agent": The paying agent appointed pursuant to Section 5.04.

                "PCAOB": The Public Company Accounting Oversight Board.

                "Penalty Charges": With respect to any Mortgage Loan or Serviced Companion Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

                "Percentage Interest": As to any Certificate (other than the Class T Certificate), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class T, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates. With respect to any Class T, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

                "Performing Loan": A Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan or REO Loan.

                "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency (and S&P, to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P, as applicable, and the particular related investment relates solely to the related Serviced Whole Loan, provided, however, if any of the following obligations or securities is not rated by S&P, as applicable, then no confirmation will be required from S&P so long as such obligation or security has the required ratings, if any, by two nationally-recognized statistical rating organizations) shall have confirmed in writing to the Master Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities:

                (a) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

                (b) Federal Housing Administration debentures;

                (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

                (d) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (and S&P, to the extent that a Serviced Pari Passu Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan) or, if not rated by any Rating Agency and/or S&P, as applicable (to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole
    Loan), otherwise acceptable to Moody's or Fitch and acceptable to S&P, with respect to Serviced Companion Loan Securities that are rated by S&P, and in each case as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that the investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

                (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, and, if such demand and time deposits in, or certificates of deposit of, or bankers' acceptances are not fully insured by the Federal Deposit Insurance Corporation, the short term obligations of such bank or trust company, savings and loan association or savings bank are rated in the highest short term rating category by each Rating Agency (and S&P, to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan) or, if not rated by any Rating Agency and/or S&P, as applicable (to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan), otherwise acceptable to Moody's or Fitch and acceptable to S&P, with respect to Serviced Companion Loan Securities that are rated by S&P, and in each case as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

                (f) debt obligations with maturities of not more than 365 days rated in the highest long-term unsecured rating category by each Rating Agency (and S&P, to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan) or, if not rated by any Rating Agency and/or S&P (to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan), otherwise acceptable to Fitch or Moody's and acceptable to S&P, with respect to Serviced Companion Loan Securities that are rated by S&P, and in each case as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to its maturity;

                (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated in the highest short-term unsecured debt rating by each Rating Agency (and S&P, to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan) or, if not rated by any Rating Agency (including S&P to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan), otherwise acceptable to Moody's or Fitch and acceptable to S&P, with respect to Serviced Companion Loan Securities that are rated by S&P, and in each case as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; provided, however, that each investment described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity, which cannot vary or change, (B) if bearing a variable rate of interest, have its interest rate tied to a single interest rate index plus a fixed spread (if any) and move proportionately with that index, and (C) not be subject to liquidation prior to their maturity;

                (h) units of taxable money market mutual funds, issued by regulated investment companies, which seek to maintain a constant net asset value per share (including the Federated Prime Obligation Money Market Fund (the "Fund")) so long as any such fund is rated in the highest short-term unsecured debt ratings category by each Rating Agency (and S&P, to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, as applicable, and the particular related investment relates solely to the related Serviced Whole
    Loan) or, if not rated by any Rating Agency and/or S&P, as applicable (to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan), otherwise acceptable to Moody's or Fitch and acceptable to S&P, with respect to Serviced Companion Loan Securities that are rated by S&P, and in each case as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities; and

                (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency (and S&P, to the extent that a Serviced Companion Loan has been deposited into a commercial mortgage securitization that is rated by S&P, and the particular related investment relates solely to the related Serviced Whole Loan) has confirmed in writing to the Master Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities;

provided, however, that no instrument or security shall be a Permitted Investment (a) unless such instrument is a "cash flow investment" earning a passive return in the nature of interest pursuant to Code Section 860G(a)(6) or
(b) if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (c) if it may be redeemed of a price below the purchase price. No Permitted Investment may be purchased at a price in excess of par or sold prior to maturity if such sale would result in a loss of principal or a tax on a prohibited transaction under
Section 860F of the Code.

        "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor, other than
(a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

                "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Plan": As defined in Section 5.02(k).

                "Prepayment Assumption": The assumption that (i) each Mortgage Loan (other than an ARD Loan) does not prepay prior to its respective Maturity Date and (ii) each ARD Loan prepays on its Anticipated Repayment Date.

                "Prepayment Date": As defined in Section 2.03(d).

                "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans on the amount of such Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the related Loan Documents, to the extent such interest is collected by the Master Servicer or the Special Servicer (without regard to any Prepayment Premium, Yield Maintenance Charge or Excess Interest actually collected).

                "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan and ending on (and including) the day immediately preceding such Due Date (without regard to any Prepayment Premium, Yield Maintenance Charge or Excess Interest actually collected).

                "Prepayment Premium": Any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable on a Mortgage Loan or Serviced Companion Loan by a Borrower as the result of a Principal Prepayment thereon, not otherwise due thereon, in respect of principal or interest, which is intended to compensate the holder of the related Note for prepayment.

                "Primary Servicing Fee Rate": With respect to each Mortgage Loan or Serviced Companion Loan, the rate per annum set forth on Exhibit B-2.

                "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time. The Trustee shall notify in writing the Master Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

                "Principal Balance Certificate": The Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

                "Principal Distribution Amount": For any Distribution Date, an amount equal to (i) the sum of:

                (a) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

                (b) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

                (c) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with a Breach or Defect pursuant to Section 2.03, purchased pursuant to Section 3.18, or purchased from the Trust Fund pursuant to
    Section 9.01;

                (d) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

                (e) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

                (f) all other Principal Prepayments on Mortgage Loans received in the related Collection Period; and

                (g) any other full or partial recoveries in respect of principal of Mortgage Loans, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account pursuant to Section 3.06(f) during the related Collection Period), as reduced by (ii) any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clauses
    (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loans, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the Serviced Whole Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

                "Principal Prepayment": Any payment of principal made by a Borrower on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                "Private Global Certificate": Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

                "Private Placement Memorandum": Means the Private Placement Memorandum, dated December 13, 2006, pursuant to which the Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates will be offered for sale.

                "Privileged Person": Means a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the initial Controlling Class Representative, each Underwriter and any other person who delivers to the Trustee in the form attached hereto as Exhibit L (which form may be provided by the Trustee upon request), a certification that such person is a Certificateholder, a Certificate Owner of a Certificate or a prospective purchaser of a Certificate.

                "Prohibited Party: Any proposed Servicing Function Participant
(i) that is listed on the Depositor's Do Not Hire List or (ii) for which the Master Servicer, the Special Servicer or the Trustee that seeks to retain such Servicing Function Participant has actual knowledge obtained by written notice or through actual experience that such party at any point prior to such hiring, assignment or transfer failed to comply with the Servicing Function Participant's obligations under Regulation AB with respect to any other securitization.

                "Property Advance": As to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, any advance made by the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or a Serviced Whole Loan or to pay taxes and assessments or insurance premiums with respect to the related Mortgaged Property, to the extent the making of any such advance is specifically provided for in this Agreement, including, but not limited to, as provided in
Section 3.04 and Section 3.24, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to and including the date of payment or reimbursement. Notwithstanding anything to the contrary, "Property Advance" shall not include allocable overhead of the Master Servicer or the Special Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

                "Property Protection Expenses": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Companion Loan, any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Sections 3.04, 3.08(a), 3.10(b), 3.10(e), 3.10(f), 3.10(h), 3.10(i),
3.10(k), 3.11, 3.12(e), 3.17(a), 3.17(b), 3.17(c), 3.18(g) or 3.28(a) or
indicated herein as being payable as a Property Advance or as a cost or expense of the Trust Fund (and, in the case of the Serviced Whole Loans, the Serviced Companion Loan Noteholders but subject to the provisions of Section 1.02(e)) or the Lower-Tier REMIC, or Upper-Tier REMIC to be paid out of the Collection Account.

                "Prospectus": The Depositor's Prospectus dated October 9, 2006, as supplemented by the Prospectus Supplement dated December 13, 2006, relating to the offering of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

                "PTCE 95-60": Prohibited Transaction Class Exemption 95-60.

                "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

                "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a rating of "A-" or better by Fitch and an insurance financial strength rating of "A3" or better by Moody's and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(d), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates or Serviced Companion Loan Securities from time to time, but in no event lower than "A" by Fitch (or if such company is not rated by Fitch, is rated at least A:IX by A.M. Best's Key Rating Guide) and in the case of Moody's, an insurance financial strength rating of "A2" or better, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then-current ratings by such Rating Agency to any Class of Certificates or Serviced Companion Loan Securities.

                "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

                "Qualifying Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the Removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Removed Mortgage Loan; (iii) have the same Due Date as the Removed Mortgage Loan; (iv) accrue interest on the same basis as the Removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Removed Mortgage Loan;
(vi) have an original loan to value ratio not higher than that of the Removed Mortgage Loan and a current loan to value ratio not higher than the then current loan-to-value ratio of the Removed Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Removed Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the Removed Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date that is three years prior to the Rated Final Distribution Date; (xii) not be substituted for a Removed Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller) (provided that no such confirmation from any Rating Agency shall be required with respect to any Companion Loan Securities); (xiii) have been approved by the Controlling Class Representative in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date, (xv) not be substituted for a Removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel and (xvi) if the Removed Mortgage Loan is part of Loan Group 2, have the same property type designation as the Removed Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Removed Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate shall be lower than the highest Pass-Through Rate (that is a fixed rate not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any Class of Principal Balance Certificates having an outstanding Certificate Balance. When a Qualified Substitute Mortgage Loan is substituted for a Removed Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

                "Rated Final Distribution Date": The Distribution Date in December 2046.

                "Rating Agency": means any of Moody's and Fitch; provided, that with respect to any matter affecting the Non-Serviced Mortgage Loan or any Serviced Whole Loan with a Serviced Companion Loan, "Rating Agency" shall also refer to any rating agency rating Serviced Companion Loan Securities or securities related to such Non-Serviced Mortgage Loan.

                "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

                "Realized Loss": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on such Distribution Date exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans in the Mortgage Pool that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date.

                "Reassignment of Assignment of Leases, Rents and Profits": As defined in Section 2.0l(a)(viii).

                "Reconciliation of Funds Report": A report prepared by the Trustee substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable.

                "Record Date": With respect to each Distribution Date, the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date.

                "Regular Certificates": The Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XS, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

                "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                "Regulation D": Regulation D under the Act.

                "Regulation S": Regulation S under the Act.

                "Regulation S Global Certificate": Each of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates issued as such on the Closing Date.

                "Regulation S Investor": With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

                "Regulation S Transfer Certificate": As defined in Section 5.02(c)(i)(B).

                "Relevant Servicing Criteria": The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer and the Trustee, on Schedule II attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicer or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

                "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code and the REMIC Provisions.

                "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                "Removed Mortgage Loan": A Mortgage Loan which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

                "Rents from Real Property": With respect to any Serviced REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such Serviced REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                (c) any amount received or accrued, directly or indirectly, with respect to such Serviced REO Property if any Person Directly Operates such Serviced REO Property;

                (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such Serviced REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such Serviced REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

                "REO Account": As defined in Section 3.17(b).

                "REO Loan": Any Mortgage Loan, Non-Serviced Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

                "REO Proceeds": With respect to any Serviced REO Property and the related Serviced REO Loan, all revenues received by the Special Servicer with respect to such Serviced REO Property or Serviced REO Loan which do not constitute Liquidation Proceeds.

                "REO Property": A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, or in the case of the Non-Serviced Mortgage Loan, the Trust Fund's beneficial interest in the Mortgaged Property acquired by the Other Trustee pursuant to the Other Pooling Agreement.

                "REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Removed Mortgage Loans.

                "Reportable Event": As defined in Section 10.9.

                "Reporting Servicer": The Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trustee, and each Servicing Function Participant.

                "Repurchase Price": With respect to any Mortgage Loan to be repurchased or purchased pursuant to Sections 2.03(d) or 9.01, or any Specially Serviced Loan or any Serviced REO Loan to be sold pursuant to Section 3.18, an amount, calculated by the Master Servicer or the Special Servicer, as applicable, equal to:

                (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

                (b) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the month of purchase; plus

                (c) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and Special Servicing Fees and Workout Fees allocable to such Mortgage Loan (and, in the case of the Non-Serviced Mortgage Loan, unpaid fees payable to the Other Servicer, the Other Special Servicer or the Other Trustee allocable to such Mortgage Loan); plus

                (d) any Liquidation Fee due pursuant to Section 3.12 hereunder allocable to such Mortgage Loan; plus

                (e) if such Mortgage Loan (or related REO loan) is being purchased by a Mortgage Loan Seller pursuant to Section 2.03(d), to the extent not otherwise included in the amount described in clause (c) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, plus accrued and unpaid interest thereon at the Advance Rate, to the extent payable to the Master Servicer, the Special Servicer or the Trustee.

               For purposes of this Agreement, (i) the "Repurchase Price" in respect of a Serviced Companion Loan that is purchased by the related Mortgage Loan Seller shall be the repurchase price paid by the related Mortgage Loan Seller under the related Serviced Companion Loan Securitization Agreement and
(ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan shall be construed to include any related Companion Loans.

                "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

                "Reserve Accounts": With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan or Serviced Whole Loan.

                "Resolution Extension Period" shall mean:

                (a) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

                (b) for purposes of remediating a Material Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                (c) for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of the end of such Initial Resolution Period and the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

                (d) for purposes of remediating a Material Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days; provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

                The applicable Mortgage Loan Seller shall have an additional 90 days beyond any cure period specified above to cure such Material Defect or Material Beach; provided that, the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

                "Responsible Officer": Any officer of the Trustee assigned to the Corporate Trust Office (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee, as such list may from time to time be amended.

                "Restricted Certificate": As defined in Section 5.02(k).

                "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Initial Purchasers and any other distributor (as defined in Regulation S) of the Certificates and (b) the Closing Date.

                "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

                "Rule 144A": Rule 144A under the Act.

                "Rule 144A Global Certificate": Each of the Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates issued as such on the Closing Date.

                "Sabre Office Center B Loan": As defined in the Preliminary Statement.

                "Sabre Office Center B Loan Noteholder": The holder of the Note for the Sabre Office Center B Loan.

                "Sabre Office Center Companion Loan": As defined in the Preliminary Statement.

                "Sabre Office Center Intercreditor Agreement": That certain intercreditor agreement among note holders, dated as of August 11, 2006 by and between General Electric Capital Corporation and CBA-Mezzanine Capital Finance, LLC, as from time to time amended, supplemented or modified.

                "Sabre Office Center Mortgage Loan": As defined in the Preliminary Statement.

                "Sabre Office Center Whole Loan": As defined in the Preliminary Statement.

                "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

                "Sarbanes-Oxley Certification": As defined in Section 10.08.

                "Securities Legend": With respect to each Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit F hereto.

                "Serviced B Loan": Each of the First City Tower B Loan, the Casual Male HQ B Loan, the Sabre Office Centre B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan and/or the 777 Sunrise Highway B Loan, as applicable and as the context may require.

                "Serviced B Loan Noteholder": A holder of a Serviced B Loan.

                "Serviced Companion Loan": Each of the Mall of America Companion Loan, the First City Tower Companion Loan, the Fortress/Ryan's Portfolio Companion Loan, the Casual Male HQ Companion Loan, the Sabre Office Center Companion Loan, the Summit Park Apartments Companion Loan, the Shoppes at Savannah Companion Loan and/or the 777 Sunrise Highway Companion Loan, as applicable and as the context may require.

                "Serviced Companion Loan Noteholder": A holder of a Serviced Companion Loan.

                "Serviced Companion Loan Noteholder Register": As defined in
Section 3.32(b).

                "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor Serviced REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

                "Serviced Companion Loan Securitization Agreement": With respect to any Serviced Companion Loan, any agreement under which any securities evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

                "Serviced Companion Loan Service Provider": With respect to any Serviced Passu Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer, sub servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

                "Serviced Companion Loan Trustee": With respect to any Serviced Companion Loan, the trustee with respect to such Serviced Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

                "Serviced Mortgage Loan": Each of the Mall of America Mortgage Loan, the First City Tower Mortgage Loan, the Fortress/Ryan's Portfolio Mortgage Loan, the Casual Male HQ Mortgage Loan, the Sabre Office Center Mortgage Loan, the Summit Park Apartments Mortgage Loan, the Shoppes at Savannah Mortgage Loan and/or the 777 Sunrise Highway Mortgage Loan, as applicable and as the context may require.

                "Serviced Pari Passu Companion Loan": Each of the Mall of America Companion Loan and the Fortress/Ryan's Portfolio Companion Loan, as the context may require and as applicable.

                "Serviced Pari Passu Companion Loan Noteholder": Any holder of a Serviced Pari Passu Companion Loan.

                "Serviced REO Loan": Any REO Loan that is serviced by the Special Servicer pursuant to this Agreement.

                "Serviced REO Property": Any REO Property that is serviced by the Special Servicer pursuant to this Agreement.

                "Serviced Whole Loan": Each of the Mall of America Whole Loan, the First City Tower Whole Loan, the Fortress/Ryan's Portfolio Whole Loan, the Casual Male HQ Whole Loan, the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and/or the 777 Sunrise Highway Whole Loan, as applicable and as the context may require.

                "Serviced Whole Loan Collection Account": With respect to each Serviced Whole Loan, the separate account or subaccount created and maintained by the Master Servicer pursuant to Section 3.05(h) on behalf of the Certificateholders and the related Serviced Companion Loan Noteholders, which shall be entitled "Midland Loan Services, Inc., as Master Servicer for the Certificateholders and the Companion Loan Noteholders relating to, and for the benefit of LaSalle Bank National Association, as Trustee, in trust for the Holders of, Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, Serviced Whole Loan Collection Account." Amounts in any Serviced Whole Loan Collection Account applicable to the related Serviced Companion Loans shall not be assets of the Trust Fund, but instead shall be held by the Master Servicer on behalf of the Trust Fund (in respect of amounts reimbursable therefrom) and, the related Serviced Companion Loan Noteholders. Any such account or subaccount shall be an Eligible Account.

                "Serviced Whole Loan Remittance Amount": For each distribution date that the Master Servicer is required to make a distribution to a Serviced Companion Loan Noteholder pursuant to Section 3.05(i) and with respect to each Serviced Whole Loan and related Mortgaged Property (if it becomes a Serviced REO Property), any amount received by the Master Servicer (or, with respect to a Serviced REO Property, the Special Servicer) during the related Collection Period that is payable to the Serviced Companion Loan Noteholder pursuant to the related Co-Lender Agreement or to be remitted to the Collection Account.

                "Serviced Whole Loan REO Account": As defined in Section
3.17(b).

                "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

                "Servicer Prepayment Interest Shortfall": As defined in Section 3.19(c).

                "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

                "Servicing Compensation": With respect to any Collection Period, the related Servicing Fee, Net Prepayment Interest Excess, if any, and any other fees, charges or other amounts payable to the Master Servicer under this Agreement for such period.

                "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

                "Servicing Fee": With respect to each Mortgage Loan or Serviced Pari Passu Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Servicing Fee Rate and
(ii) the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or Serviced Pari Passu Companion Loan on such Due Date). The Servicing Fee shall be calculated in accordance with the provisions of Section 1.02(a). For the avoidance of doubt, with respect to any B Loan, no Servicing Fee shall accrue or be payayble on the principal balance thereof.

                "Servicing Fee Rate": With respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, the sum of the Master Servicing Fee Rate and the related Primary Servicing Fee Rate, if any, which rates per annum are set forth on Exhibit B-2 to this Agreement.

                "Servicing File": As defined in the related Mortgage Loan Purchase Agreement.

                "Servicing Function Participant": Any Person, other than the Master Servicer, the Special Servicer and the Trustee, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (based on their Stated Principal Balance).

                "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or Serviced Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

                "Servicing Standard": With respect to the Master Servicer or the Special Servicer, shall mean to diligently service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of all of the Certificateholders and, with respect to each Serviced Whole Loan, for the benefit of the Serviced Companion Loan Noteholders (as a collective whole, but giving due consideration to the subordinate nature of any B Loan as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the related Co-Lender Agreement, as applicable, and the Mortgage Loans or Serviced Whole Loans, as applicable, and to the extent not inconsistent with the foregoing, in accordance with the higher of the following standards of care:

                (a) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Noteholders (as a collective whole, but giving due consideration to the subordinate nature of any B Loan as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment); and

                (b) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Noteholders (as a collective whole, but giving due consideration to the subordinate nature of any B Loan as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), but without regard to (a) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, may have with the related Borrower, any Mortgage Loan Seller, any other party to this Agreement or any Affiliate of the foregoing; (b) the ownership of any Certificate, any Non-Serviced Mortgage Loan or any Serviced Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer; (c) the Master Servicer's obligation to make Advances; (d) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; (e) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (f) any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower or an Affiliate of any Borrower (including, without limitation, any mezzanine financing); and (g) any obligation of the Master Servicer or any Affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller.

                "Servicing Transfer Event": An event specified in the definition of Specially Serviced Loan.

                "Shoppes at Savannah B Loan": As defined in the Preliminary Statement.

                "Shoppes at Savannah B Loan Noteholder": The holder of the Note for the Shoppes at Savannah B Loan.

                "Shoppes at Savannah Companion Loan": As defined in the Preliminary Statement.

                "Shoppes at Savannah Intercreditor Agreement": That certain intercreditor agreement among note holders, dated as of September 29, 2006 by and between General Electric Capital Corporation and CBA-Mezzanine Capital Finance, LLC, as from time to time amended, supplemented or modified.

                "Shoppes at Savannah Mortgage Loan": As defined in the Preliminary Statement.

                "Shoppes at Savannah Whole Loan": As defined in the Preliminary Statement.

                "Similar Law": As defined in Section 5.02(k) hereof.

                "Small Loan Appraisal Estimate": With respect to any Mortgage Loan having a Stated Principal Balance of less than $2,000,000, the Special Servicer's good faith estimate of the value of such Mortgage Loan, as certified to the Master Servicer by the Special Servicer.

                "SNDA": As defined in Section 3.30(n)(1) hereof.

                "Sole Certificateholder": Any Holder (or Holders, provided they act in unanimity) holding 100% of the then outstanding Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero.

                "Special Servicer": LNR Partners, or its successor in interest, or any successor special servicer appointed as provided in Section 3.25, including without limitation any successor special servicer appointed with respect to a specific Serviced Whole Loan pursuant to Section 3.25. In the event that the Master Servicer is also the Special Servicer hereunder, and the Master Servicer is terminated or resigns as the Master Servicer hereunder, the Master Servicer shall be terminated as the Special Servicer hereunder. In the event there is more than one Special Servicer administering Specially Serviced Loans hereunder, each reference in this Agreement to the "Special Servicer" shall be construed to apply to the Special Servicer then servicing that particular Mortgage Loan or Serviced Whole Loan.

                "Special Servicer Event of Default": As defined in Section 7.01(b).

                "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other fees, charges or other amounts which shall be due to the Special Servicer.

                "Special Servicing Fee": With respect to each Specially Serviced Loan (or Serviced REO Loan) for each calendar month (or portion thereof), the fraction of the Special Servicing Fee Rate applicable to such month, or portion thereof (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Stated Principal Balance of such Specially Serviced Loan (subject, in the case of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, to the terms of the related Co-Lender Agreement) as of the Due Date (without giving effect to all payments of principal on such Specially Serviced Loan or Serviced REO Loan on such Due Date) in the Collection Period prior to such Distribution Date (or, in the event that a Principal Prepayment in full or an event described in clauses (i)-(vii) under the definition of Liquidation Proceeds shall occur with respect to any such Specially Serviced Loan or Serviced REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Proceeds event in a month consisting of 30 days).

                "Special Servicing Fee Rate": A rate equal to 0.35% per annum, subject to a minimum monthly amount equal to $4,000 with respect to each Specially Serviced Loan and Serviced REO Loan.

                "Specially Serviced Loan": Subject to Section 3.26, any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which:

                (a) either (i) with respect to such Mortgage Loan or Serviced Companion Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its Maturity Date or, if the Maturity Date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended Maturity Date or (ii) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, that if (a) the related Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Special Servicer and the Controlling Class Representative within 30 days after such default),
    (b) the related Borrower continues to make its Assumed Scheduled Payment,
    (c), no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan or Serviced Companion Loan and (d) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related Maturity Date; and provided, further, if the related Borrower delivers to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and such Borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event shall have occurred with respect to that Mortgage), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date and
    (2) the termination of the refinancing commitment;

                (b) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent;

                (c) the date upon which the Master Servicer or Special Servicer (with the consent of the Controlling Class Representative in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Serviced Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holder of the related Serviced Companion Loan and would continue unremedied beyond the applicable grace period under the terms of the related Loan Documents (or, if no grace period is specified for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is reasonably foreseeable and is not likely to be cured by the related Borrower within 60 days or, except as provided in clause (a)(ii) above, in the case of a Balloon Payment, for at least 30 days;

                (d) the date upon which the related Borrower has become a subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, such Mortgage Loan or Serviced Whole Loan shall no longer be a Specially Serviced Loan and no Special Servicing Fees shall be payable with respect thereto;

                (e) the date on which the related Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower of or relating to all or substantially all of its property;

                (f) the date on which the related Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

                (g) a default, of which the Master Servicer or Special Servicer has notice (other than a failure by such related Borrower to pay principal or interest) and which in the opinion of the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Loan Documents for such Mortgage Loan or Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

                (h) the date of which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property;

provided, however, that such Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (a) and (b) above, when the related Borrower thereunder has brought such Mortgage Loan or Serviced Whole Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of such Mortgage Loan or Serviced Whole Loan, (ii) with respect to the circumstances described in clause (c), (d),
(e), (f) and (h) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, and (iii) with respect to the circumstances described in clause (g) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause such Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Loan.

                Notwithstanding any provision of this Agreement to the contrary, consistent with the Servicing Standard, the servicing rights and obligations of the Special Servicer with respect to the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan and the 777 Sunrise Highway B Loan will be limited pursuant to the terms of the related Co-Lender Agreement prior to, or after the discontinuance of, a "Material Default" (as defined in Section 3(b) of the related Co-Lender Agreement).

                If a Servicing Transfer Event exists with respect to any Mortgage Loan included in a Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loans, and vice versa. If any Mortgage Loan in a group of Cross-Collateralized Mortgage Loans becomes a Specially Serviced Loan, each other Mortgage Loan in such group of Cross-Collateralized Mortgage Loans shall also become a Specially Serviced Loan.

                The right of the holder of the related Serviced B Note to cure an event of default under the First City Tower Intercreditor Agreement or the Casual Male HQ Intercreditor Agreement, as applicable, is subject to the limitations set forth in such Co-Lender Agreement. Any such cure deposit by the holder of the applicable Serviced B Note shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the holder of such Serviced B Note shall be treated as the beneficial owner thereof or of any reimbursement from the Trust Fund, and shall be taxable on any reinvestment income thereon.

                "Startup Day": In the case of the Upper-Tier REMIC and Lower-Tier REMIC, the day designated as such pursuant to Section 2.06(a) hereof.

                "Stated Principal Balance": With respect to any Mortgage Loan or Serviced Whole Loan, on any date of determination, the principal balance as of the Cut-off Date of such Mortgage Loan or Serviced Whole Loan (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan or Serviced Whole Loan that are distributed to Certificateholders or Serviced Companion Loan Noteholder on such Distribution Date or applied to any other payments required under this Agreement on or prior to such date of determination, and (ii) any principal forgiven by the Special Servicer (or with respect to the Non-Serviced Mortgage Loan, by the Other Special Servicer) and other principal losses realized in respect of such Mortgage Loan or Serviced Whole Loan during the related Collection Period (or with respect to the Non-Serviced Mortgage Loan, other principal losses realized in respect of the Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the Other Pooling and Servicing Agreement).

                A Mortgage Loan or any related REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which Liquidation Proceeds, if any, are to be (or, if no such Liquidation Proceeds are received, would have been) distributed to Certificateholders. The Stated Principal Balance of any Mortgage Loan or Serviced Whole Loan with respect to which the Master Servicer or Special Servicer has made a Final Recovery Determination is zero.

                "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer or a Servicing Function Participant.

                "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Removed Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate initial Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

                "Sub-Servicer": Any Person engaged by the Master Servicer or the Special Servicer to perform Servicing with respect to one or more Mortgage Loans or REO Loans.

                "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of the Mortgage Loans as provided in Section 3.01(c).

                "Successful Sub-Servicing Bidder" As defined in Section 3.01(c).

                "Summit Park Apartments B Loan": As defined in the Preliminary Statement.

                "Summit Park Apartments B Loan Noteholder": The holder of the Note for the Summit Park Apartments B Loan.

                "Summit Park Apartments Companion Loan": As defined in the Preliminary Statement.

                "Summit Park Apartments Intercreditor Agreement": That certain intercreditor agreement among note holders, dated as of July 10, 2006 by and between General Electric Capital Corporation and CBA-Mezzanine Capital Finance, LLC, as from time to time amended, supplemented or modified.

                "Summit Park Apartments Mortgage Loan": As defined in the Preliminary Statement.

                "Summit Park Apartments Whole Loan": As defined in the Preliminary Statement.

                "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed by the Trustee on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, Part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal law or Applicable State and Local Tax Law.

                "Terminated Party": As defined in Section 7.01(c).

                "Terminating Party": As defined in Section 7.01(c).

                "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

                "Third Party Appraiser": As defined in Section 3.18(e) of this Agreement.

                "Time of Sale": At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately 11:46 a.m. on December 13, 2006.

                "Time of Sale Information": Collectively, the Depositor's free writing prospectus dated as of December 4, 2006, the Depositor's free writing prospectus dated as of December 8, 2006, the Depositor's free writing prospectus dated as of December 12, 2006, the Depositor's free writing prospectus dated as of December 13, 2006.

                "Total Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

                "Transferee Affidavit": As defined in Section 5.02(l)(ii).

                "Transferor Letter": As defined in Section 5.02(l)(ii).

                "Trust" or "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of (in each case, to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans;
(vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts, (viii) Loss of Value Reserve Fund amounts on deposit in the Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts, the Distribution Accounts, any Excess Liquidation Proceeds Account, the Interest Reserve Account, any REO Account, including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

                "Trust Ledger": Amounts deposited in the Collection Account attributable to the Mortgage Loans, which are maintained pursuant to Section 3.05(a) and held on behalf of the Trustee on behalf of the Certificateholders.

                "Trust REMICs": The Lower-Tier REMIC and the Upper-Tier REMIC.

                "Trustee": LaSalle Bank National Association, a national banking association, in its capacity as Trustee, or its successor in interest, or any successor Trustee appointed as herein provided.

                "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). The Trustee Fee shall be calculated in accordance with the provisions of Section 1.02(a).

                "Trustee Fee Rate": A rate equal to 0.00054% per annum.

                "Underwriters": DBS, Banc of America Securities LLC, BCI and Morgan Stanley or their respective successors in interest.

                "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.06(b) or Section 3.06(c), as applicable, but that has not been recovered from the related Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Whole Loan or Serviced REO Property in respect of which the Advance was made.

                "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d),
3.18 or 9.01, the Substitution Shortfall Amount with respect to any substitution pursuant to Section 2.03(f) and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums or Yield Maintenance Charges, if any) during such Collection Period.

                "Updated Appraisal": An Appraisal of a Mortgaged Property or Serviced REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Property Advance by the Master Servicer or, on an emergency basis in accordance with Section 3.24(b), the Special Servicer, as applicable. Updated Appraisals shall be conducted by an Independent MAI appraiser selected by the Special Servicer.

                "Updated Valuation": With respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, an Updated Appraisal. With respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, an updated Small Loan Appraisal Estimate.

                "Upper-Tier Distribution Account": The segregated trust account or sub-account created and maintained by the Trustee pursuant to Section 3.05(g), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, Upper-Tier Distribution Account" and which must be an Eligible Account or a subaccount of an Eligible Account. The Upper-Tier Distribution Account shall be an asset of the Upper-Tier REMIC.

                "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

                "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which have elected to be treated as U.S. Persons).

                "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of Certificateholders. At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) 98% to be allocated among the Certificateholders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates, (b) 2% to be allocated among the Certificateholders of the Class XS and Class XP Certificates (allocated to the Class XS and Class XP Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination), and (c) 0%, in the case of the Class T, Class R and Class LR Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

                "Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate for each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

                "Whole Loan": Each of the Mall of America Whole Loan, the EZ Storage Portfolio Whole Loan, the First City Tower Whole Loan, the Fortress/Ryan's Portfolio Whole Loan, the Casual Male HQ Whole Loan, the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, as the context may require and as applicable.

                "Withheld Amount": With respect to each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless in either case such Distribution Date is the final Distribution Date, an amount equal to one day's interest at the Mortgage Rate as of the Due Date (less the Servicing Fee Rate) on the respective Stated Principal Balance of each Mortgage Loan that does not accrue interest on the basis of a 360-day year of 12 30-day months as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent that a Monthly Payment or a P&I Advance is made in respect thereof. The Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on a 30/360 basis will be equal to 1/31 of the interest accrued in respect of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof.

                "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan or, with respect to Property Advances, any Serviced Whole Loan, the amount of any Advance made with respect to such Mortgage Loan or Serviced Whole Loan on or before the date such Mortgage Loan or Serviced Whole Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan or Serviced Whole Loan, as the case may be, becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related Borrower to pay such amount under the terms of the modified Loan Documents.

                "Workout Fee": An amount equal to 1.0% of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Defect or a Material Breach shall not be considered a prepayment for purposes of this definition), Balloon Payments and payments at maturity, but excluding Excess Interest) received on a Specially Serviced Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c). For the avoidance of doubt, the Mortgage Loan Seller will be required to pay a Workout Fee in connection with a repurchase or substitution to the extent the Special Servicer was entitled to such a fee and such fee was unpaid immediately prior to such repurchase or substitution or was previously paid by the Trust and was not reimbursed by the related Borrower immediately prior to such repurchase or substitution.

                "Yield Maintenance Charge": With respect to any Mortgage Loan or Serviced Whole Loan, the yield maintenance charge set forth in the related Loan Documents; provided that, no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

                Section 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

                (a) All calculations of interest with respect to the Mortgage Loans and Serviced Companion Loans (other than the Actual/360 Mortgage Loans) and of Advances in respect thereof provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided in respect thereof provided for herein shall be made as set forth in such Mortgage Loans and, if applicable, Serviced Companion Loans, with respect to the calculation of the related Mortgage Rate. The Servicing Fee for each Mortgage Loan or Serviced Whole Loan, as applicable, shall accrue on the same basis as interest accrues on such Mortgage Loan or Serviced Whole Loan, as applicable.

                (b) Any Mortgage Loan or Serviced Whole Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Serviced Whole Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan on which interest accrues.

                (c) Except as otherwise provided in the related Loan Documents or Co-Lender Agreement, any amounts received in respect of a Mortgage Loan or Serviced Whole Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan or Serviced Whole Loan prior to the application to late fees.

                (d) Allocations of payments between a Mortgage Loan and the related Serviced Companion Loan(s) in a Whole Loan shall be made in accordance with the related Co-Lender Agreement.

                (e) If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust Fund, either Trust REMIC or the Grantor Trust or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or Grantor Trust tax or expense or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Serviced Companion Loan Noteholder and such Serviced Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

                (f) All amounts collected on any Mortgage Loan or Serviced Whole Loan in the form of payments from the related Borrower, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Note and Mortgage (and, with respect to any Serviced Whole Loan, the related Co-Lender Agreement) and, in the absence of such express provisions, shall (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer or the Trustee for the reimbursement of any outstanding unreimbursed Advances on such Mortgage Loan or Serviced Whole Loan and interest thereon) be applied: first, as a recovery of principal then due and owing, in an amount equal to the Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances, in each case, that were paid from collections on the Mortgage Loans or the Serviced Whole Loans, as applicable, and resulted in principal distributed to the Certificateholders being reduced as a result of clause (ii) in the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such Mortgage Loan or Serviced Whole Loan, as applicable, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the related Collection Period of receipt; third, as a recovery of any remaining principal of such Mortgage Loan or Serviced Whole Loan including by reason of acceleration of the Mortgage Loan or the Serviced Whole Loan following a default thereunder (or, if any Liquidation Proceeds are received upon the liquidation of such Mortgage Loan or any Serviced Whole Loan, as a recovery of principal to the extent of its entire remaining Stated Principal Balance) or if the related Co-Lender Agreement, if any, so requires; fourth, in accordance with the Servicing Standard, as a recovery of any Penalty Charges, Prepayment Premiums and Yield Maintenance Charges; and fifth, as a recovery of any other amounts then due and owing under such Mortgage Loan or Serviced Whole Loan, as applicable. Notwithstanding the preceding, such provisions shall not be deemed to affect the priority of distributions of payments set forth in the related Co-Lender Agreement. To the extent that such amounts are paid by a party other than a Borrower, unless otherwise specified in this Agreement, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) and then paid by the Borrower under the related Mortgage Loan and Serviced Whole Loan, as applicable, in accordance with the second preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied as provided in Section 1.02(g).

                (g) Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan, in each case, that were paid from collections on the Mortgage Loans or the Serviced Whole Loans, as applicable, and resulted in principal distributed to the Certificateholders being reduced as a result of clause (ii) in the definition of "Principal Distribution Amount" shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related Serviced REO Property) shall (after provision for amounts to be applied to the payment of, or to be reimbursed (1) to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related Serviced REO Property and (2) to the Master Servicer, the Special Servicer or the Trustee for the reimbursement of any outstanding unreimbursed Advances on such REO Loan (and predecessor Loan) and interest thereon) be treated: first, to principal, in an amount equal to the Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans or the Serviced Whole Loans, as applicable, and resulted in principal distributed to the Certificateholders being reduced as a result of clause (ii) in the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to, but not including, the Due Date in the related Collection Period of receipt; third, as a recovery of any remaining principal of such REO Loan to the extent of its entire Stated Principal Balance; and fourth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Penalty Charges, (ii) Yield Maintenance Charges and
        (iii) any other amounts, in that order. With respect to the Serviced Whole Loans, the foregoing shall be subject to the terms of the related Co-Lender Agreement.

                (h) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related loan documents may provide otherwise.

                Section 1.03 Certain Constructions. For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. For such purposes, the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates collectively shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates, other than the Class LR and Class R Certificates, shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class T, Class R and Class LR Certificates shall be outstanding so long as the Trust Fund has not been terminated pursuant to
Section 9.01 or any other Class of Certificates remains outstanding. For purposes of this Agreement, each of the Class XS and Class XP Certificates shall be deemed to be outstanding until their respective Notional Balances have been reduced to zero.

                Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, each reference to any action by the Master Servicer or Special Servicer that is subject to the consent or approval of the Directing Certificateholder or the Controlling Class Representative shall in each case be further subject to the determination by the Master Servicer or Special Servicer that taking or refraining from taking the action as proposed by the Directing Certificateholder or Controlling Class Representative, or not taking such action as proposed by the Master Servicer or Special Servicer if the Directing Certificateholder or Controlling Class Representative fails to grant its consent or approval to any action proposed to be taken by the Master Servicer or Special Servicer, in each case, is consistent with the Servicing Standard. In each case,
(a) if the response by the Directing Certificateholder or Controlling Class Representative hereunder is inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer shall take such action as is consistent with the Servicing Standard, and (b) if the Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholder and any related Companion Loan Noteholder (as a collective whole), it may take such action without waiting for a response from the Directing Certificateholder or Controlling Class Representative.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                Section 2.01 Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase Agreements. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust designated as "COMM 2006-C8 Mortgage Trust," appoint the Trustee as trustee of the Trust Fund and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and a security interest in all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders and the Serviced Companion Loan Noteholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and in a case of a Mortgage Loan included in a Whole Loan, is subject to the related Co-Lender Agreement. Such transfer and assignment of the Non-Serviced Mortgage Loan and the right to service the Non-Serviced Mortgage Loan is further subject to the terms and conditions of the Other Pooling and Servicing Agreement and the related Co-Lender Agreement. In connection with such transfer and assignment, the Depositor shall make a cash deposit to the Collection Account in an amount equal to the Interest Deposit Amount. The Depositor, concurrently with the execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements as provided therein (excluding the representations, warranties and covenants in favor of the Depositor set forth in clauses (viii) and (ix) of Section 4(b) of each Mortgage Loan Purchase Agreement and the Depositor's rights and remedies with respect to a breach thereof, and excluding the Depositor's rights and remedies under the Indemnification Agreements) to the extent related to any Mortgage Loan. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts relating to the Mortgage Loans to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the Mortgage Loan Sellers.

                In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, with copies to the Master Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan, and each Serviced Companion Loan (which except for the Note referred to in clause (i) below, relate to the Whole Loan) so assigned (provided, however, the documents specified in items (xix) and (xx) shall be delivered only to the Master Servicer):

                (i) (A) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form:
        "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, without recourse"; and (B) in the case of each Serviced Companion Loan, a copy of the executed Note for such Serviced Companion Loan;

                (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity); provided, if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Mortgage in favor of the Trustee will be required to be recorded or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                (iv) (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above; provided, if the related security agreement has been recorded in the name of MERS or its designee, no assignment of security agreement in favor of the Trustee will be required to be recorded or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown
        as) the owner of the related assignment of security agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

                (v) (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related Mortgage Loan Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee; provided, if the related UCC financing statement has been recorded in the name of MERS or its designee, no UCC financing statement in favor of the Trustee will be required to be recorded or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related UCC Financing Statement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of UCC financing statements maintained by MERS;

                (vi) the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

                (vii) the original or a copy of the lender's title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a "marked up" commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

                (viii) (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original assignment of any related Assignment of Leases, Rents and Profits (a "Reassignment of Assignment of Leases, Rents and Profits") (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above; provided, if the related Assignment of Leases, Rents and Profits has been recorded in the name of MERS or its designee, no Assignment of Leases, Rents and Profits in favor of the Trustee will be required to be recorded or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related Assignment of Leases, Rents and Profits on the records of MERS for purposes of the system of recording transfers of beneficial ownership of assignment of leases, rents and profits maintained by MERS;

                (ix) the original of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the Mortgaged Properties required in connection with origination of the Mortgage Loans, if any;

                (x) copies of the original Management Agreements, if any, for the Mortgaged Properties;

                (xi) if the Borrower has a leasehold interest in the related Mortgaged Property, the original ground lease and any related lessor estoppel or a copy thereof;

                (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

                (xiii) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee on behalf of the Certificateholders and with respect to any Serviced Whole Loan on behalf of Certificateholders and the related Serviced Companion Loan Noteholders);

                (xiv) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

                (xv) the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

                (xvi) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

                (xvii) with respect to each Whole Loan, a copy of the related Co-Lender Agreement and a copy of the Other Pooling and Servicing Agreement, if applicable;

                (xviii) with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and any transfer documents with respect to any such comfort letter;

                (xix) the original (or copy, if the original is held by the Master Servicer pursuant to Section 2.01(c)) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan; and

                (xx) the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan (or copy thereof, if the original is held by the Master Servicer pursuant to Section 2.01(c)) which entitles the Master Servicer on behalf of the Trust to draw thereon.

                With respect to the Serviced Whole Loans, except for the Note referred to in clause (i) of the preceding paragraph, only a single original set of the Loan Documents specified above is required to be delivered. With respect to the Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Note and intervening endorsements evidencing the Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan. With respect to any group of Cross-Collateralized Mortgage Loans, if there exists only one original or certified copy of any document referred to in clauses (i) through (xx) of Section 2.01(a) covering all of the Mortgage Loans in such group of Cross-Collateralized Mortgage Loans, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting a part of such group of Cross-Collateralized Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan.

               On or prior to the Closing Date, each Mortgage Loan Seller will retain a third party vendor reasonably satisfactory to the Controlling Class Representative (which may be the Custodian) to complete the assignment and recordation of the related Loan Documents in the name of the Trustee on behalf of the Certificateholders and with respect to a Serviced Whole Loan, the related Serviced Companion Loan Noteholders. On or promptly following the Closing Date, each Mortgage Loan Seller will cause such third party vendor, to the extent possession of recorded copies of each Mortgage and the documents described in Sections 2.01(a)(iii), (v), (viii), (xiii) and (xiv) have been delivered to it at the expense of the Mortgage Loan Seller, (1) to prepare and record (a) each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii)(B) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) to prepare and file each UCC assignment of financing statement referred to in Section 2.01(a)(v) or (xiii) which has not yet been submitted for filing or recording. Each Mortgage Loan Seller will direct the related third party vendor to promptly prepare and submit (and in no event later than 30 Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the receipt of the applicable documents in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording or filing office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the related Mortgage Loan Seller, at the expense of such Mortgage Loan Seller (as set forth in the related Mortgage Loan Purchase Agreement), will promptly prepare a substitute document for signature by the Depositor or itself, as applicable, and thereafter the related Mortgage Loan Seller will cause each such document to be duly recorded or filed. Each Mortgage Loan Seller will, promptly upon receipt of the original recorded or filed copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian (in the case of each UCC financing statement or UCC assignment of financing statement, with evidence of filing or recording thereon). Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee or to file any UCC-3 assignment of financing statement in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trust Fund or any Serviced Companion Loan Noteholder) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any sub-servicer or the Depositor.

                If a Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in Section 2.01(a)(vii) solely because such policy has not yet been issued, the delivery requirements of this
Section 2.01 will be deemed to be satisfied as to such missing item, and such missing item will be deemed to have been included in the related Mortgage File by delivery of a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an acknowledged closing instruction or escrow letter. Copies of recorded or filed Assignments of Mortgage, Reassignments of Assignment of Leases, Rents and Profits and UCC assignments of financing statements shall be held by the Custodian.

                Subject to the third preceding paragraph, all original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Master Servicer (or a sub-servicer on its behalf), as the case may be, in trust for the benefit of the Certificateholders and, insofar as they also relate to the Serviced Companion Loans, on behalf of and for the benefit of the related Serviced Companion Loan Noteholders. In the event that any such original document, or in the case of a Serviced Companion Loan, the original Note, is required pursuant to the terms of this Section to be a part of a Mortgage File in order to effectuate the purposes of this Agreement, such document shall be delivered promptly to the Custodian.

                (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the Note, for each Mortgage Loan so assigned or a copy of the Note evidencing each related Serviced Companion Loan, the original or a copy of the related Mortgage, the original or a copy of the title policy for each Mortgage Loan, a copy of the related ground lease, if applicable, for each Mortgage Loan and an original (or copy, if the original is held by the Master Servicer pursuant to Section 2.01(c)) of any letters of credit held by the lender as beneficiary or assigned as security for the Mortgage Loan, and, within 30 days following the Closing Date, the remaining applicable documents referred to in Section 2.01(a) for each such Mortgage Loan or Serviced Companion Loan, in each case with copies to the Master Servicer. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in favor of the Trustee.

                If the applicable Mortgage Loan Seller or the Depositor cannot deliver, or cause to be delivered, as to any Mortgage Loan (except for any Mortgage which has been recorded in the name of MERS or its designee), the original or a copy of any of the documents and/or instruments referred to in
Section 2.01(a)(ii), Section 2.01(a)(v), Section 2.01(a)(viii)(A), Section 2.01(a)(xiv) and Section 2.01(a)(xvi) and the UCC financing statements and UCC assignments of financing statements referred to in Section 2.01(a)(xiii), with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days after the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy; provided that in no event shall such extension exceed 24 months after the Closing Date).

                (c) Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) of
        Section 2.01(a), the Master Servicer shall hold the original of each such document in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01 by delivering the original of each such document to the Master Servicer, who shall forward a copy of the applicable document to the Trustee. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit (which amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the documents specified in clause (xx) of Section 2.01(a) are missing because the related assignment or amendment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

                Section 2.02 Acceptance by Custodian and the Trustee. By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and Serviced Companion Loan Noteholders.

                The Trustee hereby certifies to each of the Controlling Class Representative, the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the Trustee closing date certification, which shall be delivered no later than two Business Days after the Closing Date, and which is attached hereto as Exhibit S-1, each of the Mortgage Note, a copy of the Mortgage (whether or not such Mortgage has been recorded), a copy of any related ground leases, the originals of any related letters of credit (or a copy, if the original is held by the Master Servicer), the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) and with respect to hospitality properties, a copy of the franchise agreement, if any, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, for each Mortgage Loan so assigned, with copies to the Servicer are in its possession; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loan shall only include documents specified in clause (i) of the definition of "Mortgage File". With respect to the schedule of exceptions described in the preceding sentence, within thirty (30) calendar days of the Closing Date, the related Mortgage Loan Seller shall cure any such exception listed therein. If such exception is not so cured, the related Mortgage Loan Seller shall be obligated to repurchase such Mortgage Loan in the manner set forth in Section 2.03(d).

                The Custodian agrees to review each Mortgage File within 90 days after the later of the Closing Date or actual receipt, and will certify in, the form attached hereto as Exhibit S-2, that all documents (other than documents referred to in clause (xix) and clause (xx) of Section 2.01(a) which shall be delivered to the Master Servicer and the documents referred to in clauses (iii),
(v)(B) and (viii)(B) of Section 2.01(a) and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) which shall be delivered for filing or recording by the Mortgage Loan Sellers as provided herein) referred to in Section 2.01(a) above (in the case of the documents referred to in Section 2.01(a)(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii), (ix) and (x) through (xx), as identified to it in writing by the related Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

                If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn in any materially adverse manner or mutilated or otherwise defaced, the Custodian shall promptly so notify (in the form attached hereto as Exhibit R) the Trustee, the Controlling Class Representative, the Depositor, the Master Servicer, the Special Servicer and the related Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall or shall cause the related Mortgage Loan Seller to deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property or the ability of the Trustee to timely enforce any rights or remedies in respect of such Mortgaged Property, the Depositor shall cause the related Mortgage Loan Seller to cure, repurchase or substitute for the related Mortgage Loan in the manner provided in Section 2.03. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

                Contemporaneously with its execution of this Agreement, the Depositor shall cause each Mortgage Loan Seller to deliver, a power of attorney to the Master Servicer and Special Servicer, at the direction of the Controlling Class Representative or its assignees, to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. Pursuant to the related Mortgage Loan Purchase Agreement, each of the Mortgage Loan Sellers will be required to effect (at the expense of the applicable Mortgage Loan Seller) the assignment and recordation of its respective Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

                In reviewing any Mortgage File pursuant to the second preceding paragraph or Section 2.01, the Master Servicer shall have no responsibility to cause the Custodian or Trustee to, and the Custodian or Trustee will have no responsibility to, examine any opinions or determine whether any document is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

                The Custodian shall hold that portion of the Trust Fund delivered to the Custodian consisting of "instruments" (as such term is defined in Section 9-102 of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

                Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans. (a) The Depositor hereby represents and warrants that:

                (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                (iii) This Agreement has been duly and validly executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any law, order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement;

                (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                        (A) to acquire, own, hold, sell, transfer, assign,
                pledge and otherwise deal with the following: (I) "fully-modified pass-through" certificates ("GNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934; (II) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by FNMA; (III) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by FHLMC; (IV) any other participation certificates, pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA or FHLMC (collectively with the GNMA Certificates, FNMA Certificates and FHLMC Certificates, the "Agency Securities"); (V) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as "Private Securities"); (VI) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans ("Mortgage Loans"); (VII) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing ("Contract"); and (VIII) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period ("Other Assets");

                        (B) to loan its funds to any person under loan
                agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

                        (C) to authorize, issue, sell and deliver bonds or other
                evidences of indebtedness that are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

                        (D) to authorize, issue, sell and deliver certificates
                evidencing beneficial ownership interests in pools of Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets; and

                        (E) to engage in any activity and to exercise any powers
                permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

        Capitalized terms defined in this clause (v) shall apply only to such clause;

                (vi) There is no action, suit, proceeding or investigation pending or threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement;

                (vii) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

                (viii) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

                (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

                (i) Immediately prior to the transfer and assignment to the Trustee, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, provided, that, in the case of the Non-Serviced Mortgage Loan, the related Mortgage will not be executed and delivered in favor of the Trustee, but rather has been assigned to the Other Trustee under the Other Pooling and Servicing Agreement;

                (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

                (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee; and

                (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender's title insurance policy.

                (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Serviced Companion Loan Noteholders, the Master Servicer and the Special Servicer.

                (d) If any party hereto discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for in Section 2.01, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a "Defect"), or discovers or receives notice of a breach of any representation or warranty of any Mortgage Loan Seller made pursuant to the related Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the related Mortgage Loan Seller, the other parties hereto and the Controlling Class Representative. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholders in any Mortgage Loan hereunder, then such Defect shall constitute a "Material Defect" or such Breach shall constitute a "Material Breach," as the case may be; provided, however, that if any of the documents specified in clauses
    (i), (ii), (vii), (xi), and (xix) of the definition of "Mortgage File" are not delivered as required in Section 2.01(a), it shall be deemed a Material Defect. Promptly upon receiving written notice of any such Material Defect or Material Breach with respect to a Mortgage Loan (including through a written notice given by any party hereto, as provided above), the applicable Mortgage Loan Seller shall, not later than 90 days from the applicable Mortgage Loan Seller's receipt of notice from the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Custodian of such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after the Mortgage Loan Seller or any party hereto discovering such Material Defect or Material Breach) (any such 90-day period, the "Initial Resolution Period"), (i) cure the same in all material respects,
    (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualifying Substitute Mortgage Loan for such affected Mortgage Loan (provided that, in no event shall such substitution occur later than the second anniversary of the Closing Date and pay to the Master Servicer for deposit into the Collection Account (or, with respect to any Serviced Whole Loan, the applicable Serviced Whole Loan Collection Account) any Substitution Shortfall Amount in connection therewith; provided, however, that with respect to any Material Defect arising from a missing document as to which the Trustee closing date certification delivered pursuant to the first sentence of the second paragraph of Section 2.02 stated the Trustee was not in possession of such document on the Closing Date the related Mortgage Loan Seller shall have 30 days to cure such Material Defect; provided, further, that with respect to any Material Defect arising from a missing document as to which the Trustee inadvertently certified its possession of such document (x) as of the Closing Date, in the form of Exhibit S-1 or (y) no later than 45 days following the Closing Date, in the form of Exhibit S-2, the related Mortgage Loan Seller shall have 30 days to cure the Material Defect relating to the missing document; provided, further, that if (i) such Material Defect (other than the one relating to the immediately preceding proviso) or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan. The applicable Mortgage Loan Seller shall have an additional 90 days (without duplication of the additional 90-day period set forth in the last sentence of the definition of Resolution Extension Period) to cure such Material Defect or Material Beach; provided that, the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center (operated by a Borrower) property, then the failure to deliver to the Trustee copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.

                If one or more (but not all) of the Mortgage Loans constituting a cross-collateralized group of Mortgage Loans are to be repurchased or substituted by the applicable Mortgage Loan Seller as contemplated by this
Section 2.03(d), then, prior to the subject repurchase or substitution, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such cross-collateralized group of Mortgage Loans that are to be repurchased or substituted, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that, no such termination shall be effected unless and until the Controlling Class Representative, if one is then acting, has consented in its sole discretion and the Trustee has received from the applicable Mortgage Loan Seller (i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur and (ii) written confirmation from each Rating Agency that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason of such termination; provided, further, that the Mortgage Loan Seller, in the case of the related Mortgage Loans, may, at its option and within the 90-day cure period (and any applicable extension thereof) described above, purchase or substitute for the entire subject cross-collateralized group of Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person acting on its behalf pursuant to this paragraph shall be included in the calculation of the Repurchase Price for the Mortgage Loan(s) to be repurchased or substituted. If the cross-collateralization of any cross-collateralized group of Mortgage Loans cannot be terminated as contemplated by this paragraph, then the Seller shall repurchase or substitute the entire subject cross-collateralized group of Mortgage Loans.

                Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released) and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur.

                In the event that a Mortgage Loan Seller, in connection with a Material Defect or a Material Breach (or an allegation of a Material Defect or a Material Breach) pertaining to a Mortgage Loan, makes a cash payment pursuant to an agreement or a settlement between the applicable Mortgage Loan Seller and the Special Servicer, on behalf of the Trust (each such payment, a "Loss of Value Payment") with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(f). If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Breach or Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the applicable Mortgage Loan Seller and the Trust, provided, however, that prior to any such agreement or settlement nothing in this paragraph shall preclude the Mortgage Loan Seller or the Trustee from exercising any of its rights related to a Material Defect or a Material Breach in the manner and timing set forth in the related Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Mortgage Loan), and provided, further, that such Loss of Value Payment shall not be greater than the Repurchase Price of the affected Mortgage Loan.

                (e) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.03, (A) the Trustee, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan) shall each tender to the applicable Mortgage Loan Seller, upon delivery (i) to each of the Master Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Trustee by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the applicable Mortgage Loan Seller, (1) all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (2) each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Trustee by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of such Mortgage Loan to the extent such ownership was transferred to the Trustee (provided, however, that the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the extent in its possession to the Mortgage Loan Seller in connection with such Mortgage Loan Seller's preparation of such endorsement or assignment) and (B) the Trustee shall release, or cause a release of, any escrow payments and reserve funds held by the Trustee, or on the Trustee's behalf, in respect of such Mortgage Loan to the applicable Mortgage Loan Seller.

                (f) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee, enforce the obligations of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, pursuant to Section 3.06 (with respect to the related Mortgage Loan), out of the related Repurchase Price or Substitution Shortfall Amount, as applicable, to the extent that such expenses are a specific component thereof; and second, if at the conclusion of such enforcement action it is determined that the amounts described in clause first are insufficient, then pursuant to Section 3.06, out of general collections on the Mortgage Loans on deposit in the Collection Account in each case with interest thereon at the Advance Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed.

                So long as document exceptions are outstanding, on each anniversary of the Closing Date, the Custodian shall prepare and forward to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative (as identified to the Custodian by the Trustee) and the applicable Mortgage Loan Seller, a document exception report setting forth the then current status of any Defects related to the Mortgage Files pertaining to the Mortgage Loans sold by such Mortgage Loan Seller in a format mutually agreed upon between the Custodian and the Trustee.

                As to any Qualifying Substitute Mortgage Loan, the Trustee shall direct the related Mortgage Loan Seller to deliver to the Custodian for such Qualifying Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Note endorsed as required by Section 2.01(a)(i) hereof. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and such Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

                In any month in which a Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct such Mortgage Loan Seller to deposit cash equal to such amount into the Collection Account and/or the applicable Serviced Whole Loan Collection Account, as applicable, concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof. The Trustee shall also direct such Mortgage Loan Seller to give written notice to the Depositor and the Master Servicer of such deposit. The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of each Removed Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan; and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects.

                It is understood and agreed that Section 6 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders and the Trustee on behalf of the Certificateholders respecting any Breach (including a Breach with respect to a Mortgage Loan failing to constitute a Qualified Mortgage) or any Defect.

                (g) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense and shall not be required to obtain any consent from the Master Servicer, the Special Servicer or the Controlling Class Representative.

                (h) If for any reason a Mortgage Loan Seller fails to fulfill its obligations under the related Mortgage Loan Purchase Agreement with respect to any Mortgage Loan, the Special Servicer shall use reasonable efforts in enforcing any obligation of such Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan under the terms of the related Mortgage Loan Purchase Agreement all at the expense of such Mortgage Loan Seller.

                Section 2.04 Representations, Warranties and Covenants of the Master Servicer, the Special Servicer and the Trustee. (a) The Master Servicer, as Master Servicer, hereby represents and warrants with respect to itself to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

                (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

                (iii) The Master Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

                (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                (v) The Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Master Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

                (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions of the Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

                (viii) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Serviced Whole Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement.

                (b) The Special Servicer, as Special Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the Serviced Companion Loan Noteholders, as of the Closing Date, that:

                (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer's articles of organization or operating agreement and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

                (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

                (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                (v) The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer's reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

                (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

                (viii) Each officer and employee of the Special Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Serviced Whole Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement.

                (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor, the Serviced Companion Loan Noteholders and the Master Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Mortgage Loan Sellers.

                (d) The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer and the Serviced Companion Loan Noteholders as of the Closing Date, that:

                (i) The Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

                (ii) This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (iii) Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-Trustee or separate Trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.

                (iv) The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Trustee or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Trustee or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

                (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

                Section 2.05 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds the Mortgage Loans (excluding Excess Interest) on behalf of the Lower-Tier REMIC and the Holders of the Certificates (other than the Class T Certificates); (ii) acknowledges the issuance of the Lower-Tier Regular Interests and the residual interest in the Lower-Tier REMIC represented by the Class LR Certificates (as provided in clause (iii)) and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Certificates (other than the Class T and Class LR Certificates); and (iii) in exchange for the Lower-Tier Regular Interests, has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, the Regular Certificates, Class R and Class LR Certificates (in authorized denominations, in each case registered in the names set forth in such order or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates and Class T Certificates issued below evidence ownership of the entire Trust Fund.

                The Trustee hereby acknowledges the assignment to it of the Excess Interest and, concurrently with such assignment, acknowledges the issuance of the Class T Certificates, which are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Grantor Trust Distribution Account, which portion shall be treated as a grantor trust.

                Section 2.06 Miscellaneous REMIC and Grantor Trust Provisions.
(a) The Lower-Tier Regular Interests issued hereunder are hereby designated as the "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as representing the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Regular Certificates are hereby designated as "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of (i) the Lower-Tier Regular Interests and the Regular Certificates (other than the Class XP Certificates) for purposes of
Section 860G(a)(l) of the Code is the Rated Final Distribution Date and (ii) the Class XP Certificates is the Distribution Date in December 2013.

                (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                (c) The assets of the Grantor Trust consisting of the right to any Excess Interest shall be held by the Trustee for the benefit of the Holders of the Class T Certificates, which Class T Certificates will evidence 100% beneficial ownership of such assets from and after the Closing Date.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                Section 3.01 The Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans and the Serviced Companion Loans. (a) The Master Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced Companion Loans on behalf of the Trust Fund and the Trustee (as Trustee for the Certificateholders), and, in the case of the Serviced Companion Loans, on behalf of the Serviced Companion Loan Noteholders, in each case, in accordance with the Servicing Standard and, with respect to any Serviced Companion Loan, as a collective whole with the related Mortgage Loan, giving due regard to the junior nature of the related Serviced B Loan, if any.

                The Master Servicer's or Special Servicer's liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or Special Servicer of the collectibility of the Mortgage Loans and the Serviced Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph
(c) of this Section 3.01, to the related sub-servicing agreement with each sub-servicer and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration that it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan, and in the case of the Serviced Companion Loans, in the best interests of the Certificateholders and the Serviced Companion Loan Noteholders, as a collective whole) to prepare, execute and deliver, on behalf of the Certificateholders and Serviced Companion Loan Noteholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.03, 3.09, 3.10, 3.28, 3.30, 3.32, 3.34, 3.35 and 3.36 hereof. The Master Servicer and Special Servicer shall provide to the Borrowers related to the Mortgage Loans that it is servicing any reports required to be provided to them thereby pursuant to the related Loan Documents. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. The Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer and Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

                (b) Unless otherwise provided in the related Note or related Co-Lender Agreement, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan (other than the Non-Serviced Mortgage
    Loan) or Serviced Companion Loan, as applicable, on a date other than a Due Date to the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note or related Co-Lender Agreement, the Master Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of a Mortgage Loan (other than the Non-Serviced Mortgage
    Loan) or, Serviced Companion Loan, as applicable, being defeased pursuant to its terms to the Stated Principal Balance of and interest on such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Due Date immediately following the receipt of such amounts.

                (c) The Master Servicer and, with the consent of the Controlling Class Representative, the Special Servicer, may enter into Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement requires the Sub-Servicer to comply with all of the applicable terms and conditions of this Agreement and shall be consistent with the provisions of this Agreement, the terms of the respective Mortgage Loans and, Serviced Companion Loans and, in the case of a Serviced Companion Loan, the related Co-Lender Agreement, (ii) if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any such agreement provides that (x) the failure of such Sub-Servicer to comply with any of the requirements under Article X of this Agreement applicable to such Sub-Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Article X and (y) the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which the Master Servicer shall, subject to Section 10.01 hereof (and the Depositor may) immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement, which termination shall be deemed for cause, (iii) no Sub-Servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan, or Serviced Companion Loan, as applicable, or foreclose any Mortgage without the approval of the Master Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.28, 3.30, 3.32, 3.34, 3.35 or 3.36 (as
    applicable), (iv) such agreement shall be consistent with the Servicing Standard and (v) with respect to any Sub-Servicing Agreement entered into after the Closing Date and prior to the date upon which the Trust's Exchange Act reporting obligations are suspended by the filing of a Form 15 as contemplated by Section 10.10, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c) (including, for the avoidance of doubt, that no such agent or subcontractor is a Prohibited Party, if such agent or subcontractor would be a Servicing Function Participant, at the time the related sub-servicing agreement is entered into). Any monies received by a Sub-Servicer pursuant to a Sub-Servicing agreement (other than sub-servicing fees) shall be deemed to be received by the Master Servicer on the date received by such Sub-Servicer.

                Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, respectively, or any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02 (it being understood that any such obligations shall be the obligations of the terminated Master Servicer or Special Servicer, as applicable, only).

                Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans or the Serviced Companion Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee, the Trust Fund and Certificateholders and, if applicable, Serviced Companion Loan Noteholders shall not be deemed parties thereto and shall have no claims, rights (except as specified below), obligations, duties or liabilities with respect to the Sub-Servicer, except as set forth in Section 3.01(c)(ii) and
Section 3.01(d).

                Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.01, in no event shall the Trust Fund, the Depositor or any Serviced Companion Loan Noteholder bear any termination fee required to be paid to any Sub-Servicer as a result of the termination of any Sub-Servicing Agreement.

                (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to the extent necessary to permit the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to carry out the provisions of
    Section 7.02, shall, without act or deed on the part of the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c). In such event, such successor shall be deemed to have assumed all of the Master Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to such successor, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of such successor.

                If the Trustee or any successor Master Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, then upon request of such successor, the Master Servicer or Special Servicer, as applicable, shall at its own expense (except (i) in the event that the Special Servicer is terminated pursuant to Section 3.25(b), at the expense of the Certificateholders effecting such termination, as applicable; or (ii) in the event that the Master Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), at the expense of the Trust) deliver to such successor all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans and/or, if applicable, the Serviced Companion Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to such successor. The Master Servicer shall be required to assume the obligations of the Special Servicer and nothing in this paragraph shall imply otherwise.

                (e) The parties hereto acknowledge that each Whole Loan is subject to the terms and conditions of the related Co-Lender Agreement and, with respect to the Non-Serviced Mortgage Loan, further subject to the servicing under and all other terms and conditions of the Other Pooling and Servicing Agreement. The parties hereto further recognize the respective rights and obligations of (1) the Mall of America Pari Passu Loan Noteholders under the Mall of America Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole
    Loan) on or in respect of the Mall of America Whole Loan in accordance with
    Section 3 of the Mall of America Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the Mall of America Whole Loan in accordance with Section 3 of the Mall of America Intercreditor Agreement, (2) the EZ Storage Portfolio Pari Passu Loan Noteholder under the EZ Storage Portfolio Pari Passu Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Non-Serviced Whole Loan) on or in respect of the EZ Storage Portfolio Mortgage Loan in accordance with Section 1 of the EZ Storage Portfolio Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the EZ Storage Portfolio Mortgage Loan in accordance with Section 1 of the EZ Storage Portfolio Intercreditor Agreement, (3) the First City Tower B Loan Noteholder under the First City Tower Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole Loan) on or in respect of the First City Tower Mortgage Loan in accordance with Sections 3 and 4 of the First City Tower Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the First City Tower Mortgage Loan in accordance with Sections 3 and 4 of the First City Tower Intercreditor Agreement, (4) the Fortress/Ryan's Portfolio Pari Passu Loan Noteholders under the Fortress/Ryan's Portfolio Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole Loan) on or in respect of the Fortress/Ryan's Portfolio Whole Loan in accordance with Section 3 of the Fortress/Ryan's Portfolio Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the Fortress/Ryan's Portfolio Whole Loan in accordance with Section 3 of the Fortress/Ryan's Portfolio Intercreditor Agreement, (5) the Casual Male HQ B Loan Noteholder under the Casual Male HQ Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole Loan) on or in respect of the Casual Male HQ Mortgage Loan in accordance with Sections 3 and 4 of the Casual Male HQ Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the Casual Male HQ Mortgage Loan in accordance with Section 4 of the Casual Male HQ Intercreditor Agreement, (6) the Sabre Office Centre B Loan Noteholder under the Sabre Office Centre Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole Loan) on or in respect of the Sabre Office Centre Mortgage Loan in accordance with Sections 3 and 4 of the Sabre Office Centre Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the Sabre Office Centre Mortgage Loan in accordance with Sections 3 and 4 of the Sabre Office Centre Intercreditor Agreement, (7) the Summit Park Apartments B Loan Noteholder under the Summit Park Apartments Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole Loan) on or in respect of the Summit Park Apartments Mortgage Loan in accordance with Sections 3 and 4 of the Summit Park Apartments Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the Summit Park Apartments Mortgage Loan in accordance with Sections 3 and 4 of the Summit Park Apartments Intercreditor Agreement, (8) the Shoppes at Savannah B Loan Noteholder under the Shoppes at Savannah Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole
    Loan) on or in respect of the Shoppes at Savannah Mortgage Loan in accordance with Sections 3 and 4 of the Shoppes at Savannah Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the Shoppes at Savannah Mortgage Loan in accordance with Sections 3 and 4 of the Shoppes at Savannah Intercreditor Agreement and (9) the 777 Sunrise Highway B Loan Noteholder under the 777 Sunrise Highway Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Serviced Whole Loan) on or in respect of the 777 Sunrise Highway Mortgage Loan in accordance with Sections 3 and 4 of the 777 Sunrise Highway Intercreditor Agreement, and (B) the allocation of Default Interest and Penalty Charges on or in respect of the 777 Sunrise Highway Mortgage Loan in accordance with Sections 3 and 4 of the 777 Sunrise Highway Intercreditor Agreement.

                Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's and Special Servicer's obligations and responsibilities hereunder and such Master Servicer's and Special Servicer's authority with respect to the Serviced Whole Loans are limited by and subject to the terms of the related Co-Lender Agreement and, with respect to the Non-Serviced Mortgage Loan, the rights of the Other Servicer and the Other Special Servicer under the Other Pooling and Servicing Agreement. The Master Servicer shall, consistent with the Servicing Standard, enforce the rights of the Trustee (as holder of the Non-Serviced Mortgage Loan) under the related Co-Lender Agreement and the Other Pooling and Servicing Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Non-Serviced Mortgage Loan by the Other Servicer and the Other Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the Other Servicer or the Other Special Servicer under the Other Pooling and Servicing Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the holder of the Non-Serviced Mortgage Loan under the related Co-Lender Agreement; provided that the Master Servicer, on behalf of the Trustee, will perform any applicable servicing-related obligations set forth therein, and any other obligations will be performed by either the Trustee, the Master Servicer or the Special Servicer, as applicable, as such parties may mutually agree.

                In the event that any Mortgage Loan included in any Serviced Whole Loan is no longer part of the Trust Fund and the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and, if such Serviced Whole Loan is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except that such Serviced Whole Loan and the related Mortgaged Property shall be serviced as if they were the sole assets serviced and administered thereunder and the sole source of funds thereunder and except that there shall be no further obligation of any Person to make P&I Advances; provided, however, that in such case the Master Servicer or the Special Servicer, as applicable, shall not continue to service the Fortress/Ryan's Portfolio Whole Loan if (i) the Directing Certificateholder with respect to such Whole Loan terminates the Master Servicer and appoints a successor servicer or
(ii) a successor special servicer is appointed by the Directing Certificateholder, subject in each case to receipt of confirmation from each Rating Agency and each rating agency then rating any class of Serviced Companion Loan Securities that such appointment shall not cause the ratings on any Class of Certificates or any applicable class of Serviced Companion Loan Securities to be downgraded, qualified or withdrawn. All amounts due the Master Servicer (including Advances and interest thereon) pursuant to this Agreement and the applicable Co-Lender Agreement shall be paid to the terminated Master Servicer on the first Servicer Remittance Date following termination. In addition, until such time as a separate servicing agreement with respect to such Serviced Whole Loan and any related Serviced REO Property has been entered into then, notwithstanding that neither such Mortgage Loan nor any related Serviced REO Property is part of the Trust Fund, the Trustee shall continue to hold the Mortgage File and the Master Servicer and, if applicable, the Special Servicer shall (subject to the preceding sentence) continue to service such Serviced Whole Loan or any related Serviced REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement. Nothing herein shall be deemed to override the provisions of a Co-Lender Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Whole Loans. In the event of any inconsistency or discrepancy between the provisions, terms or conditions of a Co-Lender Agreement related to a Serviced Whole Loan and the provisions, terms or conditions of this Agreement, except as provided in Section 3.26(f), the related Co-Lender Agreement shall govern, and as to any matter on which such Co-Lender Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

                Section 3.02 Liability of the Master Servicer and the Special Servicer. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee (on behalf of the Certificateholders), the Certificateholders and, with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders, for the servicing and administering of the Mortgage Loans and Serviced Companion Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans and the Serviced Companion Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

                Section 3.03 Collection of Mortgage Loan and Serviced Companion Loan Payments. (a) The Master Servicer (with respect to all the Mortgage Loans and the Serviced Companion Loans, other than Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced Companion Loans each is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectibility of the Mortgage Loans and the Serviced Companion Loans; provided, further, that with respect to the Mortgage Loans or Serviced Whole Loans, as applicable, that have Anticipated Repayment Dates, so long as the related Borrower is in compliance with each provision of the related Loan Documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable) shall not take any enforcement action with respect to the failure of the related Borrower to make any payment of Excess Interest, other than requests for collection, until the maturity date of such Mortgage Loan or Serviced Whole Loan, as applicable, or the outstanding principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, has been paid in full, however, consistent with the Servicing Standard, the Master Servicer, or the Special Servicer each may in its discretion waive the Excess Interest (even at the maturity date) in connection with any Mortgage Loan it is obligated to service hereunder if taking such action is in the best interest of the Certificateholders as a collective whole. With respect to each Performing Loan (other than the Non-Serviced Mortgage Loan), the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof. The Master Servicer shall provide at least 90 days' notice (with a copy to the Special Servicer) to the Borrowers of Balloon Payments coming due. Consistent with the foregoing, the Master Servicer (with respect to each Performing Loan) or the Special Servicer (with respect to Specially Serviced Loans) may in their discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan or Serviced Companion Loan that it is servicing. In addition, the Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Serviced Companion Loans as are permitted or required under Section 3.28 hereof.

                (b) The Master Servicer shall, within one Business Day following receipt thereof, deposit into the applicable Serviced Whole Loan Collection Account all amounts received with respect to each Serviced Whole Loan or any related Serviced REO Property.

                Section 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Special Servicer, in the case of Specially Serviced Loans and Serviced REO Loans and, if applicable, the related Serviced Companion Loans that are Specially Serviced Loans or Serviced REO Loans, and the Master Servicer, in the case of all Performing Loans (other than the Non-Serviced Mortgage Loan) that it is servicing, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto. With respect to each Specially Serviced Loan, the Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents. The Special Servicer, in the case of Specially Serviced Loans and Serviced REO Loans, and the Master Servicer, in the case of all Performing Loans, shall use reasonable efforts consistent with the Servicing Standard to, from time to time, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or Serviced Companion Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.24(d)). The Master Servicer shall be entitled to reimbursement of Property Advances, with interest thereon at the Advance Rate, that it makes pursuant to this Section 3.04 from amounts received on or in respect of the related Mortgage Loan or Serviced Whole Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section
3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the amount owing under the related Mortgage Loans or Serviced Companion Loans, notwithstanding that the terms of such Mortgage Loans or Serviced Companion Loans so permit.

                The parties acknowledge that with respect to the Non-Serviced Mortgage Loan, the Other Servicer is obligated to (or any other service provider provided in the Other Pooling and Servicing Agreement may) make property advances with respect to the Non-Serviced Mortgage Loan, pursuant to the Other Pooling and Servicing Agreement. The Other Servicer (or any other service provider provided in the Other Pooling and Servicing Agreement) shall be entitled to reimbursement for nonrecoverable property advances (as such term or similar term may be defined in the Other Pooling and Servicing Agreement) with, in each case, any accrued and unpaid interest thereon provided for under the Other Pooling and Servicing Agreement in the manner set forth in the Other Pooling and Servicing Agreement, the related Co-Lender Agreement and Section 3.06(b)(v).

                (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or any Serviced Companion Loan that it is servicing constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within two (2) Business Days after receipt and maintained in accordance with the requirements of the related Mortgage Loan or Serviced Whole Loan, as applicable, and in accordance with the Servicing Standard. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan or Serviced Whole Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account); provided, however, in the event that the ratings of the financial institution holding such account are downgraded to a ratings level below that of an Eligible Account (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account), the Master Servicer shall have 30 Business Days (or such longer time as confirmed by a written confirmation from the Rating Agencies, obtained at the expense of the Master Servicer, that such longer time shall not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any of the Certificates or the Serviced Companion Loan Securities) to transfer such account to an Eligible Account. Escrow Accounts shall be entitled "Midland Loan Services, Inc., as Master Servicer, in trust for LaSalle Bank National Association, as Trustee in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates and Various Borrowers and, if applicable, Serviced Companion Loan Noteholders." Withdrawals from an Escrow Account may be made by the Master Servicer only:

                (i) to effect timely payments of items constituting Escrow Payments for the related Mortgage;

                (ii) to transfer funds to the Collection Account and/or the applicable Serviced Whole Loan Collection Account (or any sub-account thereof) to reimburse the Master Servicer, the Special Servicer or the Trustee for any Property Advance (with interest thereon at the Advance
        Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan and/or Serviced Whole Loan, as applicable, which represent late collections of Escrow Payments thereunder;

                (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and/or Serviced Whole Loan, as applicable, and the Servicing Standard;

                (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan or Serviced Whole Loan, as applicable;

                (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan or Serviced Whole Loan, or otherwise to the Master Servicer; or

                (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to Borrowers determined to be overages.

                (c) The Master Servicer shall, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and each Serviced Companion Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for such Mortgage Loans and Serviced Companion Loans that require the related Borrower to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan and Serviced Companion Loan (or, if such Mortgage Loan or Serviced Companion Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to comply with the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.24, the Master Servicer shall timely make a Property Advance with respect to the Mortgage Loans and Serviced Whole Loans to cover any such item which is not so paid, including any penalties or other charges arising from the Borrower's failure to timely pay such items.

                Section 3.05 Collection Account; Excess Liquidation Proceeds Account; Distribution Accounts; Interest Reserve Account and Serviced Whole Loan Collection Accounts. (a) The Master Servicer shall establish and maintain the Collection Account, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans (other than Excess Interest) will be assets of the Lower-Tier REMIC. Amounts attributable to the Serviced Companion Loans will not be assets of the Trust Fund.

                The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by or on behalf of it on or with respect to the Mortgage Loans subsequent to the Cut-off Date:

                (i) all payments on account of principal on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan), including the principal component of all Unscheduled Payments;

                (ii) all payments on account of interest on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan) (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges, Excess Interest and the interest component of all Unscheduled Payments;

                (iii) any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

                (iv) all Net REO Proceeds withdrawn from the related REO Account (other than the Serviced Whole Loan REO Account) pursuant to Section 3.17(b);

                (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole
        Loan), to the extent not permitted to be retained by the Master Servicer as provided herein;

                (vi) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than any Mortgage Loan related to a Serviced Whole Loan) or any Serviced REO Property (other than a Serviced REO Property related to a Serviced Whole Loan), other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of the related Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan); provided, however, that any Liquidation Proceeds related to a sale pursuant to Section 3.18 hereof or pursuant to the related Co-Lender Agreement of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds;

                (vii) Penalty Charges on the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan) to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d);

                (viii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loans (other than any Mortgage Loan related to a Serviced Whole Loan);

                (ix) any other amounts required by the provisions of this Agreement (including without limitation any amounts to be transferred from the Serviced Whole Loan Collection Account pursuant to Section 3.06(c)(i)(B) and, with respect to the B Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Co-Lender Agreement or mezzanine intercreditor agreement, as applicable) to be deposited into the Collection Account by the Master Servicer or Special Servicer;

                (x) any Servicer Prepayment Interest Shortfalls in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan or any Mortgage Loan related to a Serviced Whole Loan) pursuant to Section 4.01(i); and

                (xi) any Loss of Value Payments, as set forth in Section
        3.06(f).

                In the case of Excess Liquidation Proceeds, the Master Servicer shall make appropriate ledger entries received with respect thereto, which the Master Servicer shall hold for (i) the Trustee for the benefit of the Class or Classes of Certificateholders (other than the Class T Certificates) and (ii) for the benefit of any Serviced Companion Loan Noteholder entitled thereto. Any Excess Liquidation Proceeds shall be identified separately from any other amounts held in the Collection Account (with amounts attributable to each Class or Classes and any Serviced Companion Loan also identified separately).

                The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with
Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans that it is servicing as additional compensation. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                Upon receipt of any of the amounts described in clauses (i),
(ii), (v), (vi) and (vii) above with respect to any Specially Serviced Loan which is not a Serviced REO Loan, the Special Servicer shall remit within one Business Day after receipt such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second paragraph of this Section 3.05, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property (other than any Serviced REO Property related to the Serviced Whole Loans) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.17(b). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

                (b) The Trustee shall establish and maintain the Lower-Tier Distribution Account in its own name, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Lower-Tier Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account.

                (c) The Trustee shall establish and maintain the Grantor Trust Distribution Account with respect to the Excess Interest, which shall be an asset of the Grantor Trust and beneficially owned by the Holders of the Class T Certificates and shall not be an asset of either Trust REMIC. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account. Following the distribution of Excess Interest to the Class T Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Grantor Trust Distribution Account.

                (d) With respect to each Distribution Date, the Master Servicer shall deliver to the Trustee on or before the Servicer Remittance Date the funds then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06 and deposits from the Serviced Whole Loan Collection Account pursuant to Section 3.06. Upon receipt from the Master Servicer of such amounts held in the Collection Account, the Trustee shall deposit (A) in the Lower-Tier Distribution Account (i) the amount of Available Funds to be distributed pursuant to Section 4.01 hereof on such Distribution Date and (ii) the amount of Excess Liquidation Proceeds allocable to any Mortgage Loan to be deposited into the Lower-Tier Distribution Account (which the Trustee shall then deposit in the Excess Liquidation Proceeds Account) pursuant to Section 3.06, (B) Withheld Amounts to be deposited into the Interest Reserve Account pursuant to Section 3.05(f), (C) at the direction of the Trustee, the Trustee Fee which shall be retained by the Trustee, and (D) in the Grantor Trust Distribution Account the Excess Interest to be distributed to the Class T Certificateholders.

                (e) If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(d), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of Value Reserve Fund") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Trustee and the Special Servicer shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of either REMIC. Furthermore, for all federal tax purposes, the Trustee and the Special Servicer shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Certificateholders as distributions by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

                (f) The Trustee shall establish and maintain the Interest Reserve Account in its own name, in trust for the benefit of the Certificateholders (other than the Class T Certificateholders) and the Trustee as the Holder of the Lower-Tier Regular Interests. The Interest Reserve Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account.

                On each Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless in either case such Servicer Remittance Date is the final Servicer Remittance Date, the Trustee shall calculate the Withheld Amounts. On each such Servicer Remittance Date, the Trustee shall, with respect to each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months, withdraw from the Lower-Tier Distribution Account and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Servicer Remittance Date in March of each calendar year (or in February if the final Distribution Date will occur in such month), the Trustee shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

                (g) The Trustee shall establish and maintain the Upper-Tier Distribution Account in its own name, in trust for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a subaccount of an Eligible Account. Promptly on each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a) and Section 4.01(c) hereof on such date.

                (h) With respect to each Serviced Whole Loan, the Master Servicer shall maintain, or cause to be maintained, a Serviced Whole Loan Collection Account in which the Master Servicer shall deposit or cause to be deposited within one Business Day following receipt the following payments and collections received or made by or on behalf of it on such Serviced Whole Loan subsequent to the Cut-off Date:

                (i) all payments on account of principal on such Serviced Whole Loan, including the principal component of Unscheduled Payments;

                (ii) all payments on account of interest on such Serviced Whole Loan (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

                (iii) any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in such Serviced Whole Loan Collection Account;

                (iv) all Net REO Proceeds withdrawn from the related REO Account in respect of such Serviced Whole Loan pursuant to Section 3.17(b);

                (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to such Serviced Whole Loan, to the extent not permitted to be retained by the Master Servicer as provided herein;

        (vi) all Insurance Proceeds and Liquidation Proceeds received in respect of such Serviced Whole Loan or any related Serviced REO Property, other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of such Serviced Whole Loan; provided further, however, that any Liquidation Proceeds related to a sale pursuant to Section 3.18 hereof or pursuant to the related Co-Lender Agreement of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds and any Liquidation Proceeds related to a sale of a related Companion Loan (other than a B Loan) included in a Serviced Whole Loan shall be deposited into the Serviced Whole Loan Collection Account and applied solely to pay expenses relating to that Companion Loan and to pay amounts due to the related Companion Loan Noteholder;

                (vii) Penalty Charges on such Serviced Whole Loan to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d);

                (viii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loan included in such Serviced Whole Loan;

                (ix) any other amounts required by the provisions of this Agreement to be deposited into the applicable Serviced Whole Loan Collection Account by the Master Servicer or the Special Servicer; and

                (x) any Servicer Prepayment Interest Shortfalls in respect of the Mortgage Loan included in such Serviced Whole Loan pursuant to
        Section 4.01(i).

                The foregoing requirements for deposits into the applicable Serviced Whole Loan Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited into the applicable Serviced Whole Loan Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Serviced Whole Loans as additional compensation. In the event that the Master Servicer deposits in the applicable Serviced Whole Loan Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Collection Account, any provision herein to the contrary notwithstanding.

                Each Serviced Whole Loan Collection Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Master Servicer; provided, however, that such Serviced Whole Loan Collection Account may be a sub-account of the Collection Account but shall, for purposes of this Agreement, be treated as a separate account. Each Serviced Whole Loan Collection Account shall be established and maintained as an Eligible Account or as a subaccount of an Eligible Account.

                Upon receipt of any of the foregoing amounts described in clauses (i), (ii), (v) and (vi) above with respect to each Serviced Whole Loan for so long as it is a Specially Serviced Loan but is not a Serviced REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Collection Account in accordance with the first paragraph of this Section 3.05(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Serviced REO Property related to any Serviced Whole Loan shall initially be deposited by the Special Servicer into the Serviced Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Whole Loan Collection Account pursuant to Section 3.17(b). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

                In making the foregoing deposits into the Serviced Whole Loan Collection Account with respect to a Serviced Whole Loan that includes a Serviced B Loan and the allocation of amounts received with respect to such Whole Loan among the Mortgage Loan and any related Serviced Pari Passu Companion Loans, if any, on the one hand, and the related Serviced B Loan, on the other hand, if the Special Servicer, in connection with a workout of such Whole Loan, has modified the terms thereof such that (i) the principal balance of the related Notes are decreased, (ii) the Mortgage Rate or scheduled amortization payments are reduced, (iii) payments of interest or principal on such Notes are waived, reduced or deferred or (iv) any other adjustment is made to the economic terms of such Whole Loan, all deposits to the Serviced Whole Loan Collection Account with respect to such Whole Loan and allocations among the Mortgage Loan and any related Serviced Pari Passu Companion Loans, if any, on the one hand, and the related Serviced B Loan, on the other hand, pursuant to this Section 3.05(h) shall be made as though such workout did not occur, with the payment terms of the Mortgage Loan and any related Serviced Pari Passu Companion Loans, if any, remaining the same as they are on the date hereof, and the related Serviced B Loan shall bear the effect of all waivers, reductions or deferrals of amounts due on such Serviced Whole Loan and the related Notes attributable to such workout (up to the amount of the amounts distributable in respect of the related Serviced B Loan from amounts on deposit in the related Serviced Whole Loan Collection Account) other than any waivers, reductions or deferrals of any Prepayment Premiums, exit fees, extension fees, Default Interest or other charges or fees payable by the Borrower resulting from such modification.

                (i) Notwithstanding anything to the contrary contained herein with respect to each Due Date and the Serviced Companion Loans, within one Business Day of receipt from the Borrower, or, from and after a Serviced Companion Loan is deposited into a securitization, on the Business Day before the "servicer remittance date," as such term or a similar term is defined in the pooling and servicing agreement relating to such securitization (as long as such date is at least one Business Day after receipt), the Master Servicer shall remit, from amounts on deposit in the applicable Serviced Whole Loan Collection Account in accordance with Section 3.06(c)(i)(A), to the applicable Serviced Companion Loan Noteholder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Noteholder or an agent therefor appearing on the Serviced Companion Loan Noteholder Register on the related date such amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Serviced Companion Loan Noteholder or its agent appearing on the Serviced Companion Loan Noteholder Register) the portion of the applicable Serviced Whole Loan Remittance Amount allocable to such Serviced Companion Loan Noteholder.

                (j) Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Liquidation Proceeds are received, the Trustee shall establish and maintain the Excess Liquidation Proceeds Account, which may have one or more subaccounts, to be held in its own name, in trust for the benefit of the Certificateholders and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan Noteholders. Each account that constitutes an Excess Liquidation Proceeds Account shall be an Eligible Account. On each Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account or, if allocable to any Serviced Whole Loan, the Master Servicer shall withdraw from the applicable Serviced Whole Loan Collection Account, and remit to the Trustee (i) in the case of the Mortgage Loans (other than the Serviced Whole Loans), for deposit in the Lower-Tier Distribution Account (which the Trustee shall then deposit in the Excess Liquidation Proceeds Account), and (ii) in the case of the Serviced Whole Loans, for deposit in the Excess Liquidation Proceeds Account, all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Servicer Remittance Date which are allocable to a Mortgage Loan or Serviced Whole Loan; provided that on the Business Day prior to the final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account (after allocation to any related Serviced Companion Loan as provided in Section 4.01(e)), for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account attributable to the Mortgage Loans.

                (k) Funds in the Collection Account, the Serviced Whole Loan Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07.

                The Master Servicer shall give written notice to the Depositor, the Trustee and the Special Servicer of the location and account number of the Collection Account and, if applicable, the Serviced Whole Loan Collection Accounts as of the Closing Date and shall notify the Depositor, the Special Servicer and the Trustee, as applicable, in writing prior to any subsequent change thereof. In addition, the Master Servicer shall provide notice to each affected holder of a Serviced Companion Loan of the location and account number of the relevant Serviced Whole Loan Collection Account as well as notice in writing prior to any subsequent change thereof. The Trustee shall give written notice to the Depositor, the Special Servicer and the Master Servicer of the location and account number of the Interest Reserve Account and the Distribution Accounts as of the Closing Date and shall notify the Depositor, the Special Servicer and the Master Servicer, as applicable, in writing prior to any subsequent change thereof.

                Section 3.06 Permitted Withdrawals from the Collection Account, the Serviced Whole Loan Collection Accounts and the Distribution Accounts; Trust Ledger.

                (a) [Reserved]

                (b) The Master Servicer shall maintain a separate Trust Ledger with respect to the Mortgage Loans on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Servicer Remittance Date, with respect to each Mortgage Loan (other than any Mortgage Loan related to a Serviced Whole Loan unless otherwise specified in clauses (i), (ii), (v), (vi), (xi), (xii), (xiii),
    (xiv), (xviii), (xix) and (xxi) of this Section 3.06(b)), the Master Servicer shall make withdrawals from amounts allocated thereto in the Collection Account (and may debit the Trust Ledger) for the purposes listed below (the order set forth below not constituting an order of priority for such withdrawals):

                (i) on or before 1:00 P.M. (New York City time) on each Servicer Remittance Date, to remit to the Trustee the amounts to be deposited into the Lower-Tier Distribution Account (including any amount transferred from the Serviced Whole Loan Collection Account in respect of each Mortgage Loan that is part of a Serviced Whole Loan) (including without limitation the aggregate of the Available Funds, Prepayment Premiums, Yield Maintenance Charges and Excess Liquidation Proceeds) which the Trustee shall then deposit into the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, pursuant to Sections 3.05(g), 3.05(f) and 3.05(j), respectively;

                (ii) to pay (A) itself, unpaid Servicing Fees (subject to Section 3.12(a)); and the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and Serviced REO Loan (exclusive of each Mortgage Loan or Serviced REO Loan included in a Serviced Whole Loan), as applicable, the Master Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or Serviced REO Loan (exclusive of each Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan), as applicable, being limited to amounts received on or in respect of such Mortgage Loan, Specially Serviced Loan or Serviced REO Loan, as applicable (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or Serviced REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties, but in the case of each Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor and (C) each month to the Other Special Servicer the Trust's pro rata portion (based on the related Mortgage Loan's Stated Principal Balance) of any unpaid special servicing fees, liquidation fees and workout fees in respect of the Non-Serviced Whole Loan remaining unpaid, out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties;

                (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and exclusive of the Mortgage Loans or Serviced REO Loans included in the Serviced Whole Loans), the Master Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections for the applicable Mortgage Loan (exclusive of the Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan) during the applicable period; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

                (iv) to reimburse itself and the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or Serviced REO Property) (exclusive of the Mortgage Loans or Serviced REO Loans included in the Serviced Whole Loans or any Serviced REO Property securing any Serviced Whole Loan), for unreimbursed Property Advances, the Master Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or Serviced REO Property being limited to, as applicable, payments received from the related Borrower which represent reimbursements of such Property Advances, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds with respect to the applicable Mortgage Loan or Serviced REO Property; provided, however, that if such Property Advance becomes a Workout-Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

                (v) (A)(1) to reimburse itself, and the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or Serviced REO Property), (x) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Mortgage Loan and related REO Properties, second, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any election at its sole discretion to defer reimbursement thereof pursuant to this Section 3.06(b), out of other collections on the Mortgage Loans and REO Properties and (y) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to the preceding clause (x) above, but in the case of either clause (x) or (y) above with respect to each Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement and (2) to pay itself or the Special Servicer out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or Serviced REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or Serviced REO Property and the deposit into the Collection Account of all amounts received in connection therewith, but in the case of each Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor and (B) to reimburse the Other Servicer, the Other Special Servicer and the Other Trustee, as applicable, out of general collections on the Mortgage Loans and REO Properties for the Trust's pro rata portion (based on the Non-Serviced Mortgage Loan's Stated Principal Balance) of nonrecoverable servicing advances previously made with respect to the Non-Serviced Whole Loan;

                (vi) (A) at such time as it reimburses itself and the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or Serviced REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (2) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or Serviced REO Property pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or Serviced REO Property and any Nonrecoverable Property Advances made with respect to a Mortgage Loan or Serviced REO Property or any Workout-Delayed Reimbursement Amounts pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon, in each case first from Penalty Charges as provided in Section 3.12(d), but in the case of a Serviced Whole Loan only to the extent that such Nonrecoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement and (B) at such time as it reimburses the Other Servicer, the Other Special Servicer and the Other Trustee, as applicable, for any nonrecoverable servicing advances made with respect to the Non-Serviced Whole Loan or the related REO Property pursuant to clause (v) above, to pay the Other Servicer, the Other Special Servicer and the Other Trustee, as applicable, any interest accrued and payable thereon;

                (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under
        Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Advance Rate, each such Person's right to reimbursement pursuant to this clause
        (vii) with respect to any Mortgage Loan (exclusive of any Mortgage Loan included in the Serviced Whole Loan) being limited to that portion of the Repurchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (e) of the definition of Repurchase Price;

                (viii) to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of any Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan) not required to be used pursuant to
        Section 3.19(c);

                (ix) (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.07(b) (but only to the extent of the net investment earnings with respect to the Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) Penalty Charges on the Mortgage Loans (other than Specially Serviced Loans) (exclusive of any Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan), (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees or Liquidation
        Fees); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.12(c), Penalty Charges on Specially Serviced Loans (exclusive of any Mortgage Loan or Serviced REO Loan included in the Serviced Whole Loan) (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.12);

                (x) [Reserved];

                (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) (and in the case of a Serviced Whole Loan only to the extent that such amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement);

                (xii) to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(e), 3.10(f), 3.17(a), 3.17(b) and 11.07
        (and in the case of a Serviced Whole Loan only to the extent that such amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement but exclusive of amounts relating solely to the related Serviced B Loan, if any);

                (xiii) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to this Agreement, except to the extent such amounts relate solely to the Serviced Whole Loans, in which case, such amounts will be reimbursed first from the applicable Serviced Whole Loan Collection Account(s) in accordance with Section 3.06(c) and then out of general collections on the Mortgage Loans;

                (xiv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund, except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first, from the applicable Serviced Whole Loan Collection Account(s) in accordance with Section 3.06(c) and then, out of general collections on the Mortgage Loans;

                (xv) to pay any Person permitted to purchase a Mortgage Loan under Section 3.18 with respect to each Mortgage Loan (exclusive of any Mortgage Loan included in the Serviced Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

                (xvi) [Reserved];

                (xvii) [Reserved]

                (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(b) (and in the case of a Serviced Whole Loan only to the extent that such amounts on deposit in the applicable Serviced Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Co-Lender Agreement), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made;

                (xix) to withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto (including any amounts relating to a Mortgage Loan that is part of a Serviced Whole Loan);

                (xx) [Reserved];

                (xxi) to pay from time to time to itself in accordance with
        Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

                (xxii) [Reserved];

                (xxiii) to transfer Excess Liquidation Proceeds allocable to Mortgage Loans to the Lower-Tier Distribution Account for deposit by the Trustee into the Excess Liquidation Proceeds Account in accordance with
        Section 3.05(j);

                (xxiv) to pay itself, the Special Servicer or the related Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualifying Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(f); and

                (xxv) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and Serviced REO Loan and the related Serviced Companion Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

                The Master Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Collection Account or the Trust Ledger. Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to the Lower-Tier REMIC and the Companion Loans.

                The Master Servicer shall pay to the Trustee or the Special Servicer from the Collection Account amounts permitted to be paid to the Trustee or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

                The Trustee, the Special Servicer, the Master Servicer and the Non-Serviced Mortgage Loan Service Providers (to the extent specified in Section 11.12) shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective indemnification payments (if any) pursuant to
Section 6.03, Section 8.05 or Section 11.12, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement. In addition, the Trustee, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of any federal, state or local taxes imposed on either Trust REMIC.

                Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans (or with respect to Property Advances, the Serviced Whole Loans) deposited in the Collection Account (or the applicable Serviced Whole Loan Collection Account) and available for distribution on the next Distribution Date, the Master Servicer, the Special Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(b) or Section 3.06(c) immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). If the Master Servicer (or the Special Servicer or the Trustee) makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer (or the Special Servicer or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer (or the Special Servicer or the Trustee) shall further be authorized to wait for principal collections on the Mortgage Loans and Serviced Companion Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period; provided, however, the Master Servicer shall give each Rating Agency at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

                The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this
Section 3.06(b) or to comply with the terms of this Section 3.06(b) and the other provisions of this Agreement that apply once such an election, if any, has been made. If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Nonrecoverable Advances without deferral as described above, then the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Advance Rate from all amounts in the Collection Account for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest at the Advance Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer's, the Special Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and, as applicable, the Serviced Companion Loan Noteholders and shall not be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee, as applicable, or a right of the Certificateholders or the Serviced Companion Loan Noteholders. Nothing herein shall be deemed to create in the Certificateholders and the Serviced Companion Loan Noteholders a right to prior payment of distributions over the Master Servicer's, the Special Servicer's or the Trustee's, as applicable, right to reimbursement for Advances (deferred or otherwise). In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and neither the Master Servicer, the Special Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Serviced Companion Loan Noteholders for any such election that such party makes as contemplated by this Section 3.06(b) or for any losses, damages or other adverse economic or other effects that may arise from such an election.

                None of the Master Servicer, the Special Servicer or the Trustee shall be permitted to reverse any other Person's determination that an Advance is a Nonrecoverable Advance.

                If the Master Servicer, the Special Servicer, or the Trustee or any Non-Serviced Mortgage Loan Service Provider, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in Available Funds for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in Available Funds for any subsequent Distribution Date.

                If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

                To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans, such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased due to subsequent recovery of an Advance previously determined to be Nonrecoverable, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does belong.

                To the extent a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans, such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan (after giving effect to any reimbursement of Nonrecoverable Advances related to such Loan Group) and, if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does belong.

                (c) The Master Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from the Serviced Whole Loan Collection Accounts, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                (i) to make remittances each month as and when required in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Serviced Whole Loan Remittance Amount to (A) the related Serviced Companion Loan Noteholders in accordance with
        Section 3.05(i) and (B) the Collection Account for the benefit of the Trust in accordance with Section 4.06(b), in each case in accordance with the related Co-Lender Agreement (provided that Liquidation Proceeds relating to the repurchase of any Serviced Companion Loan by the related seller thereof shall be remitted solely to the holder of such Serviced Companion Loan, as the case may be, and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Serviced Whole Loan by the related Mortgage Loan Seller shall be remitted solely to the Collection Account; provided, however, that any Liquidation Proceeds related to a sale pursuant to Section 3.18 hereof or pursuant to the related Co-Lender Agreement of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds, and any Liquidation Proceeds related to a sale pursuant to Section 3.18 hereof of a Companion Loan (other than a B Loan) included in a Serviced Whole Loan shall be deposited into the Serviced Whole Loan Collection Account and applied solely to pay expenses relating to that Companion Loan and to pay amounts due to the related Companion Loan Noteholder;

                (ii) to pay (A) to itself unpaid Servicing Fees and to the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan or related REO Loan, as applicable, the Master Servicer's or the Special Servicer's, as applicable, rights to payment of Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees, as applicable, pursuant to this clause (ii)(A) with respect to such Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such Serviced REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to the Special Servicer, each month to the extent not covered by clause (ii)(A) above, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan or related REO Loan, as applicable, remaining unpaid out of general collections in the Collection Account as provided in Section 3.06(b)(ii);

                (iii) to reimburse itself or the Trustee for unreimbursed P&I Advances with respect to the applicable Mortgage Loan and to reimburse the related Serviced Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to the applicable Serviced Companion Loan, the Master Servicer's, the Trustee's and the applicable Serviced Companion Loan Service Provider's right to reimbursement pursuant to this clause (iii) being limited to amounts received in the applicable Serviced Whole Loan Collection Account which represent Late Collections received in respect of such Mortgage Loan or Serviced Companion Loan, as applicable (as allocable thereto pursuant to the related Loan Documents and the related Co-Lender Agreement), during the applicable period; provided, however, that to the extent such amounts are insufficient to repay such P&I Advances on any Mortgage Loan or Companion Loan as to which there is a related Serviced B Loan, such P&I Advances may be reimbursed from collections on the related Serviced Whole Loan allocable to such B Loan; provided, further, however, that if such P&I Advance on the applicable Mortgage Loan becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in Section 3.06(b)(v) above;

                (iv) to reimburse itself, the Trustee or the Special Servicer, as applicable (in reverse of such order with respect to such Serviced Whole Loan or Serviced REO Property), for unreimbursed Property Advances with respect to such Serviced Whole Loan or related Serviced REO Property, the Master Servicer's, the Trustee's or the Special Servicer's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments by the applicable Borrower with respect to such Property Advance, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Proceeds with respect to such Serviced Whole Loan; provided, that if such Property Advance becomes a Workout-Delayed Reimbursement Amount, then such Property Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause
        (v) below, provided, further, that prior to any reimbursement under the immediately preceding proviso, the Master Servicer shall collect the Workout-Delayed Reimbursement Amount first, from collections on, and proceeds of the applicable Serviced B Loan, if any, and second, in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, to the extent such Workout-Delayed Reimbursement Amount remains unreimbursed, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance);

                (v) (A) to reimburse itself, the Special Servicer or the Trustee (in reverse of such order with respect to such Serviced Whole Loan or related REO Property), as applicable (x) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Serviced Whole Loan and REO Properties, and second, out of general collections in the Collection Account as provided in Section 3.06(b) and (y) with respect to the Workout Delayed Reimbursement Amounts, first, out of the principal portion of the general collections on the Serviced Whole Loan and related REO Properties, net of such amounts being reimbursed pursuant to the subclause first in the preceding clause (x) above and second out of general collections in the Collection Account as provided in Section 3.06(b); provided that in the case of both clause (x) and clause (y) of this clause (v), prior to making any reimbursement from general collections, such reimbursements shall be made first, from collections on, and proceeds of the applicable Serviced B Loan, if any, and then from collections on, and proceeds of the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the Mortgage Loan and any related Serviced Pari Passu Companion Loans (based on the Mortgage Loan's Stated Principal Balance or related Serviced Companion Loan's principal balance) or (B) to pay itself or the Special Servicer out of general collections on such Serviced Whole Loan and related REO Properties, with respect to any Mortgage Loan or Mortgage Loans or Serviced REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Serviced Whole Loan or related REO Property and the deposit into the applicable Serviced Whole Loan Collection Account of all amounts received in connection therewith, such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance that is a P&I Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, being limited (except to the extent set forth in Section 3.06(b)) to amounts on deposit in the applicable Serviced Whole Loan Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Co-Lender Agreement) in the related Serviced Whole Loan as to which such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, were incurred (provided, however, that to the extent such amounts are insufficient to repay such Advances on any Mortgage Loan as to which there is a related Serviced B Loan, such P&I Advances may be reimbursed from collections on the related Serviced Whole Loan allocable to such B
        Loan);

                (vi) at such time as it reimburses itself, the Special Servicer pro rata, the Trustee, as applicable, first, from Penalty Charges pursuant to Section 3.12(d), then, from collections on, and proceeds of the applicable Serviced B Loan, if any, and then, from collections on, and proceeds of on a pro rata basis as between the Mortgage Loan and any related other Serviced Pari Passu Companion Loans (based on the Mortgage Loan's Stated Principal Balance or related Serviced Companion Loan's principal balance), for (A) any unreimbursed P&I Advance with respect to the applicable Mortgage Loan (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) or any unreimbursed principal and/or interest advance with respect to the related Serviced Companion Loan pursuant to clause (iii) above, to pay itself, the Trustee or such Serviced Companion Loan Service Provider, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Property Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause
        (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or
        (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or any Serviced Companion Loan Service Provider, as the case may be, any Advance Interest Amounts accrued and payable thereon, such party's rights to reimbursement pursuant to this clause (vi) with respect to any such interest on P&I Advances being limited to amounts on deposit in the applicable Serviced Whole Loan Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Co-Lender Agreement) in the related Serviced Whole Loan as to which such advance relates (provided, however, that any Mortgage Loan as to which there is a related Serviced B Loan, such interest on P&I Advances may be reimbursed from collections on the related Serviced Whole Loan allocable to such B Loan);

                (vii) to reimburse itself, the Special Servicer and the Trustee, as the case may be, or any Serviced Companion Loan Service Provider, as applicable, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan or "breach" or "defect" with respect to a Serviced Companion Loan under the related Serviced Companion Loan Securitization Agreement included in such Serviced Whole Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement or, with respect to a Serviced Companion Loan, under the related mortgage loan purchase agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to such Serviced Whole Loan being limited to that portion of the Repurchase Price paid for the related Mortgage Loan or Serviced Companion Loan that represents such expense in accordance with clause (e) of the definition of Repurchase Price (or, with respect to a Serviced Companion Loan, a comparable expense);

                (viii) to pay itself all Prepayment Interest Excesses on any related Mortgage Loan included in the Serviced Whole Loans not required to be used pursuant to Section 3.19(c);

                (ix) (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to such Serviced Whole Loan held in the applicable Serviced Whole Loan Collection Account as provided in
        Section 3.07(b) (but only to the extent of the net investment earnings with respect to such Serviced Whole Loan Collection Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and (2) the pro rata portion of any Penalty Charges, as allocated in the related Co-Lender Agreement, on the related Mortgage Loan (other than Specially Serviced Loans) and to pay to any Serviced Companion Loan Service Provider, allocable to the related Serviced Companion Loan but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the Serviced Whole Loans have been paid and are not needed to pay interest on Advances and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Co-Lender Agreement; and
        (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.12, the pro rata portion of any Penalty Charges, as allocated in the related Co-Lender Agreement, on the related Mortgage Loan, and to pay to any Serviced Companion Loan Service Provider the pro rata portion of any Penalty Charges allocable to the related Serviced Companion Loan, as allocated in the related Co-Lender Agreement, during the period it is a Specially Serviced Loan (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or Additional Trust Fund Expenses and in accordance with the related Co-Lender Agreement);

                (x) to recoup any amounts deposited in such Serviced Whole Loan Collection Account in error;

                (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Whole Loans;

                (xii) to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(e), 3.10(f), 3.17(a), 3.17(b) and 11.07 to
        the extent payable out of the Trust Fund as they relate to such Serviced Whole Loans;

                (xiii) to pay out of general collections on such Serviced Whole Loan and related Serviced REO Property any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that neither the Master Servicer, the Special Servicer nor the Trustee is liable therefor pursuant to this Agreement and only to the extent that such amounts relate to the related Mortgage Loan or to the Serviced Companion Loans (but only to the extent that any Serviced Companion Loan is included in a REMIC);

                (xiv) to reimburse the Trustee out of general collections on such Serviced Whole Loan and related REO Properties for expenses incurred by and reimbursable to it by the Trust Fund related to such Serviced Whole Loan;

                (xv) to pay any Person permitted to purchase a Mortgage Loan under Section 3.18 with respect to the Mortgage Loan included in such Serviced Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

                (xvi) to deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan included in such Serviced Whole Loan required to be deposited in the Interest Reserve Account pursuant to
        Section 3.05(f);

                (xvii) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(c), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made;

                (xviii) to pay the related Mortgage Loan Seller with respect to the Mortgage Loan included in such Serviced Whole Loan, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualifying Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(f); and

                (xix) to clear and terminate such Serviced Whole Loan Collection Account at the termination of this Agreement pursuant to Section 9.01.

                The Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from any Serviced Whole Loan Collection Account. All withdrawals with respect to any Serviced Whole Loan shall be made first from the applicable Serviced Whole Loan Collection Account and then, from the Collection Account to the extent permitted by Section 3.06(b). Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to the Lower-Tier REMIC and the Companion Loans.

                The Master Servicer shall pay to the Special Servicer from the Serviced Whole Loan Collection Accounts amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in the Serviced Whole Loan and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from any Serviced Whole Loan Collection Account.

                Any permitted withdrawals under this Section 3.06(c) with respect to reimbursement for advances or other amounts payable to a Serviced Companion Loan Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Serviced Companion Loan Trustee, if any.

                Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Serviced Whole Loan Collection Account and remit to the related Serviced Companion Loan Noteholders, within one Business Day of receipt thereof, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion Loan or any successor REO Loan with respect thereto, that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Co-Lender Agreement or this Agreement), unless such amount would otherwise be included in the monthly remittance to the holder of such Serviced Companion Loan for such month.

                In the event that the Master Servicer fails, as of 5:00 p.m. (New York City time) on any Servicer Remittance Date or any other date a remittance is required to be made, to remit to the Trustee (in respect of the related Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of any related Serviced Companion Loan) any amounts required to be so remitted hereunder by such date (including any P&I Advance pursuant to Section 4.07 and any Excess Liquidation Proceeds allocable to the Serviced Companion Loans pursuant to Section 4.01(e)), the Master Servicer shall pay to the Trustee (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loan), for the account of the Trustee (in respect of the Mortgage Loan) or the Serviced Companion Loan Noteholders (in respect of the Serviced Companion Loans), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until (but not including) the date such late payment is received by the Trustee or the Serviced Companion Loan Noteholders, as applicable.

                (d) On each Servicer Remittance Date, all net income and gain realized from investment of funds to which the Master Servicer or the Special Servicer is entitled pursuant to Section 3.07(b) shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable.

                (e) With respect to the Serviced Whole Loans, if amounts required to pay the expenses allocable to any related Serviced Companion Loan exceed amounts on deposit in the Serviced Whole Loan Collection Account and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall have sought reimbursement from the Trust Fund with respect to such expenses allocable to such Serviced Companion Loan, as applicable, the Master Servicer shall seek (on behalf of the Trust Fund, subject to the related Co-Lender Agreement) payment or reimbursement from the holder of the related Serviced B Loan, if any, and then for the pro rata portion of such expenses allocable to the Serviced Pari Passu Companion Loan from the related Serviced Companion Loan Noteholder or, if such Serviced Companion Loan has been deposited into a securitization, out of general collections in the collection account established pursuant to the related Serviced Companion Loan Securitization Agreement.

                (f) If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related Serviced REO Property, then the Special Servicer shall, promptly when needed, transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

                (i) to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.06(b), for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related Serviced REO Property (together with interest thereon);

                (ii) to pay, in accordance with Section 3.06(b), or to reimburse the Trust for the prior payment of, any expense relating to such Mortgage Loan or any related Serviced REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

                (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Mortgage Loan or any related successor REO Loan;

                (iv) following the occurrence of a liquidation event with respect to such Mortgage Loan or any related Serviced REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or Serviced REO Loan; and

                (v) On the final Distribution Date after all distributions have been made as set forth in clause (i) through (iv) above, to each Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any Realized Losses, Additional Trust Fund Expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

               Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall, except for purposes of Sections 3.12(c) and (d), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Sections 3.12(c) and (d), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

                (g) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

                (i) to make deposits of the Lower-Tier Distribution Amount and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(a) in the Upper Tier Distribution Account, and to make distributions on the Class LR Certificates pursuant to Section 4.01(a);

                (ii) to pay to itself accrued but unpaid Trustee Fees;

                (iii) to pay itself an amount equal to all net income and gain realized from investment of funds in the Distribution Account pursuant to Section 3.07(b);

                (iv) to pay to itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.05(c);

                (v) to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

                (vi) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

        (h) The Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

                (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                (ii) to recoup any amounts deposited in the-Upper Tier Distribution Account in error; and

                (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                Section 3.07 Investment of Funds in the Collection Account, the Serviced Whole Loan Collection Accounts, Distribution Account REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts. (a) The Master Servicer (or with respect to any REO Account, the Special Servicer or with respect to the Distribution Account, the Trustee) may direct any depository institution maintaining the Collection Account, any Serviced Whole Loan Collection Account, any Borrower Accounts (as defined below and subject to the second succeeding sentence), any REO Account and the Distribution Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any investment of funds on deposit in an Investment Account by the Master Servicer, the Special Servicer or the Trustee shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent that the Master Servicer is required to do so under the terms of the respective Loan Documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer or the Special Servicer, with respect to any REO Accounts, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer or the Trustee, as applicable) shall:

               (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer or the Trustee, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

                (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Distribution Account, which shall be for the benefit of the Trustee) and, if held in the Collection Account, any Serviced Whole Loan Collection Account, REO Account or Distribution Account shall be subject to withdrawal by the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Master Servicer, or with respect to any REO Account, the Special Servicer, or with respect to the Distribution Accounts, the Trustee, shall deposit from its own funds into the Collection Account, the applicable Serviced Whole Loan Collection Account, any REO Account or the Distribution Accounts, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Master Servicer, the Special Servicer or the Trustee, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Borrower Account immediately upon realization of such loss the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the Mortgage Loan, Serviced Whole Loan or applicable law.

                (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, (i) the Master Servicer, if such Permitted Investment was for the benefit of the Master Servicer, or (ii) the Special Servicer, if such Permitted Investment was for the benefit of the Special Servicer, shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.

                Section 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage. (a) In the case of each Mortgage Loan or Serviced Whole Loan, as applicable (but excluding any REO Loan and the Non-Serviced Mortgage Loan) the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which such Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property (x) except where the Loan Documents permit a Borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or Serviced Whole Loan, as applicable, or (ii) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including, but not limited to, coverage for acts of terrorism) as is required, subject to applicable law, under the related Loan Documents; provided, however, that:

                (i) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless (x) such insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Whole Loan, as applicable, or (y) was required by the related Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the Borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer shall have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any Serviced REO Property so long as such insurance is available at commercially reasonable rates), provided that the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates;

                (ii) if and to the extent that any Mortgage Loan Document or Serviced Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers;

                (iii) the Master Servicer shall not have any obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained under the Loan Documents; provided, however, that this clause shall not limit the Master Servicer's obligation to obtain and maintain a force-placed insurance policy, as provided herein;

                (iv) except as provided below (including under clause (v) below), in no event shall the Master Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, not less frequently than annually, to the extent consistent with the Servicing Standard (but need not be made more frequently) at the approximate date on which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage, and the Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

                (v) to the extent that the Master Servicer itself is required to maintain insurance that the Borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available to the Master Servicer on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

                (vi) any explicit terrorism insurance requirements contained in the related Loan Documents shall be enforced by the Master Servicer in accordance with the Servicing Standard, unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Loan Documents) in writing of that provision in accordance with the Servicing Standard;

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Special Servicer and the Directing Certificateholder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Certificateholder and provided, further, that while an approval provided for under Section 3.08 is pending, the Master Servicer will not be in default or liable for any loss.

                Notwithstanding the limitation set forth in clause (iv) above, the Master Servicer must, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Whole Loan, as applicable, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of Sections 3.26 and
3.30 or 3.32, as applicable). The Master Servicer will be entitled to rely on the determination of the Special Servicer made in connection with such approval or disapproval. The Special Servicer shall decide with the consent of the Directing Certificateholder whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 10 Business Days (or with respect to any Serviced Whole Loan, such period of time as provided in Section 3.32 if any) of the Special Servicer's and the Directing Certificateholder's receipt from the Master Servicer of the Master Servicer's determination and analysis and all information reasonably requested by the Special Servicer or the Directing Certificateholder and reasonably available to the Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted.

                The Master Servicer shall notify the Special Servicer, the Trustee and the Directing Certificateholder if the Master Servicer determines in accordance with the Servicing Standard that a Borrower has failed to maintain insurance required under the Loan Documents and such failure materially and adversely affects the interests of the Certificateholders or if the Borrower has notified the Master Servicer in writing that the Borrower does not intend to maintain such insurance and that the Master Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders.

                Subject to Section 3.17(a), with respect to each Serviced REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer shall make such Property Advance) with Qualified Insurers,
(a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Loan Documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1.0 million per occurrence, and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months; provided, however, that the Special Servicer shall not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Loan (other than an REO Loan) the Special Servicer shall, in accordance with the Servicing Standard, be responsible for pursuing any enforcement action against the related Borrower with respect to such Borrower's failure to maintain the insurance described in the first paragraph of this Section 3.08(a); provided, that if such Borrower fails to maintain such insurance, the Special Servicer may direct the Master Servicer to cause such coverage to be maintained in accordance with and subject to the other provisions of this Section 3.08, to the extent that the identified coverage is available under the Master Servicer's existing force-placed policy.

                All such insurance policies maintained as described above shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer (on behalf of the Trustee on behalf of Certificateholders and, with respect to a Serviced Whole Loan the related Serviced Companion Loan Noteholders), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (on behalf of Certificateholders and, with respect to a Serviced Whole Loan the related Serviced Companion Loan Noteholders) (in the case of insurance maintained in respect of a Serviced REO Property). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or Serviced REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account (or, in the case of the Serviced Whole Loans, in the applicable Serviced Whole Loan Collection Account), subject to withdrawal pursuant to Section 3.06, in the case of amounts received in respect of a Mortgage Loan or Serviced Whole Loan, or in the applicable REO Account of the Special Servicer, subject to withdrawal pursuant to Section 3.17, in the case of amounts received in respect of a Serviced REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders or Serviced Companion Loan Noteholders, be added to the Stated Principal Balance of the related Mortgage Loan or the Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust Fund to enforce any obligations of the related Borrower under such Mortgage Loan or Serviced Whole Loan. Any costs incurred by the Master Servicer in maintaining any such insurance policies in respect of the Mortgage Loans or Specially Serviced Loans (other than REO Properties) (i) if the Borrower defaults on its obligation to do so, shall be advanced by the Master Servicer as a Property Advance and will be charged to the related Borrower and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund (and in the case of the Serviced Whole Loans, first, of the related Serviced B Loan Noteholder, if any, up to the related B Loan's Stated Principal Balance and second, to the extent such cost remains unpaid, the Mortgage Loan and the other Serviced Pari Passu Companion Loan Noteholders, if any, on a pro rata basis based on the Mortgage Loan's or Serviced Companion Loan's, as applicable, Stated Principal Balance) payable out of the related REO Account (or Serviced Whole Loan REO Account, as applicable) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Property Advance.

                (b) If either (x) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loan), Serviced Whole Loans or Serviced REO Properties, as applicable, then, to the extent such policy (i) is obtained from a Qualified Insurer, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by Fitch and "A2" by Moody's and "A" by S&P, if any Serviced Companion Loan Security is rated by S&P or, if not rated by S&P, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or Serviced REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.08(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, in the case of a Serviced Whole Loan, in the related Serviced Whole Loan Collection Account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan, as applicable (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer and Special Servicer shall prepare and present, on behalf of itself, the Trustee, Certificateholders and, if applicable the Serviced Companion Loan Noteholders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or Serviced REO Property to be covered by such "force-placed" insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or Serviced REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or Serviced REO Property is covered thereby) shall be paid as a Property Advance.

                (c) With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, that is subject to an Environmental Insurance Policy, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Loan and Serviced REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust, on behalf of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders (giving due regard to the junior nature of the related B Loan, if any), is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

                (d) The Master Servicer and Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or Serviced REO Properties as to which it is the Special Servicer are included in the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard. The Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer, as applicable, are rated not lower than "A" by Fitch and "A2" by Moody's and "A" by S&P, if any Serviced Companion Loan Security is rated by S&P or, if not rated by S&P, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

                The Master Servicer and Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or Serviced REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with their servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. The Master Servicer or the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer, as applicable, are rated not lower than "A2" by Moody's and "A" by Fitch and "A" by S&P, if any Serviced Companion Loan Security is rated by S&P or, if not rated by S&P, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

                Section 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions. (a) If any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan contains a provision in the nature of a "due-on-sale" clause (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners), which by its terms:

                (i) provides that such Mortgage Loan or Serviced Whole Loan will (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners),

                (ii) provides that such Mortgage Loan or Serviced Whole Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, or

                (iii) provides that such Mortgage Loan or Serviced Whole Loan may be assumed or transferred without the consent of the mortgagee, provided certain conditions set forth in the Loan Documents are satisfied, then, for so long as such Mortgage Loan is included in the Trust Fund, subject to the rights of the Directing Certificateholder, the Special Servicer, on behalf of the Trust Fund, shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption if (1) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Borrower or (2) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage
Rate), than would enforcement of such clause. If the Special Servicer determines that (A) granting such consent would be likely to result in a greater recovery,
(B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the assumption or transfer of Mortgage Loan or Serviced Whole Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that (a) the credit status of the prospective new Borrower is in compliance with the Special Servicer's, as applicable, regular commercial mortgage origination or Servicing Standard and criteria and the terms of the related Mortgage and (b) the Special Servicer has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities from (i) Moody's with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that (A) represents more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related Borrower or its Affiliate is a Borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) has a Stated Principal Balance that is more than $35,000,000 or (C) is among the ten largest Mortgage Loans in the Trust Fund (based on Stated Principal Balance), or (ii) Fitch with respect to any Mortgage Loan that (together with any Mortgage Loans cross collateralized with such Mortgage Loan) is one of the then current top 10 loans (by Stated Principal Balance) in the pool, and in connection with the request for such Rating Agency Confirmation, upon request the Master Servicer or the Special Servicer, as applicable, shall prepare and deliver to Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Notwithstanding the foregoing, with respect to each Serviced Companion Loan, neither the Master Servicer nor the Special Servicer, as applicable, shall waive any rights under a due on-sale clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of any class of related Serviced Companion Loan Securities from any rating agencies rating such Serviced Companion Loan Securities. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Master Servicer. The Special Servicer shall notify the Trustee and the Directing Certificateholder that any such assumption or substitution agreement has been completed by forwarding to the Custodian (with a copy to the Master Servicer, if applicable, and the Directing Certificateholder) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Mortgage Loan documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund and, in the case of any Serviced Whole Loan, such expense shall first be allocated in accordance with the related Co-Lender Agreement or, in absence of such allocation, (i) first to the related Serviced B Loan (up to the full principal balance thereof), if any, and, then, (ii) to the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance).

                Notwithstanding anything in the foregoing paragraph to the contrary, the Master Servicer shall promptly forward any request for an assumption of any Mortgage Loan or Serviced Whole Loan to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph.

                Notwithstanding anything herein to the contrary, the Master Servicer shall approve and close, without the consent of the Special Servicer or the Directing Certificateholder, all transfers of tenant-in-common ownership interests contemplated by and in accordance with the related Loan Documents for any Performing Loan. Upon completion of any such transfer, the Master Servicer shall promptly (i) provide notice thereof to the Special Servicer and (ii) advise the Special Servicer as to total number of transfers with respect to such Performing Loan that the Master Servicer has approved and closed as of such date and the expiration date (if any) by which any such transfer(s) must occur pursuant to the related Loan Documents.

                (b) If any Mortgage Loan (other than the Non-Serviced Mortgage
    Loan) or Serviced Whole Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the ownership interest of the borrower (including, unless specifically permitted, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners),

                (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), or

                (iii) provides that such Mortgaged Property may be further encumbered without the consent of the mortgagee (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), provided certain conditions set forth in the Loan Documents are satisfied, then the Special Servicer, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate the payments on the related Mortgage Loan or Serviced Whole Loan or (ii) withhold its consent to such lien or encumbrance, if the Special Servicer (x) determines, in accordance with the Servicing Standard that such enforcement would not be in the best interests of the Trust Fund or the holder of the related Serviced Companion Loan, if applicable (giving due regard to the junior nature of the related B Loan, if any), or that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (b)(iii) above that the conditions to further encumbrance have been satisfied and (y) as to any Mortgage Loan or Serviced Whole Loan, receives prior written confirmation from Moody's and Fitch that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities, if applicable; provided, that in the case of Moody's, such confirmation shall only be required with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20 million, (3) is one of the ten largest Mortgage Loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related Borrower and any related mezzanine debt, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related Borrower and any related mezzanine debt, if any) that is less than 1.20x or, in the case of Fitch with respect to any Mortgage Loan that (together with any Mortgage Loans cross collateralized with such Mortgage Loan) is one of the then current top 10 loans (by Stated Principal Balance) in the pool, and in connection with the request for such Rating Agency Confirmation, upon request the Special Servicer shall prepare and deliver to Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Notwithstanding the foregoing, with respect to each Serviced Companion Loan, neither the Master Servicer nor the Special Servicer, as applicable, shall waive any rights under a due on-encumbrance clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of any class of related Serviced Companion Loan Securities from any rating agencies rating such Serviced Companion Loan Securities. To the extent not precluded by the Mortgage Loan documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund and, in the case of any Serviced Whole Loan, such expense shall first be allocated to the related Serviced B Loan (up to the full Stated Principal Balance thereof), if any, and, then, to the Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance).

                Notwithstanding anything in the foregoing paragraph to the contrary, the Master Servicer shall promptly forward any request for the further encumbrance of any Mortgage Loan or Serviced Whole Loan to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph.

                (c) If the Directing Certificateholder objects in writing to the Special Servicer's determination that such conditions have been satisfied, then the Special Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan or Serviced Whole Loan.

                (d) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan (other than the Non-Serviced Mortgage Loan), any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

                (e) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan or the related Note, other than pursuant to Section 3.30 or 3.32 hereof, as applicable.

                (f) With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan which permits release of Mortgaged Properties through defeasance and subject to Section 3.30(m):

                (i) If such Mortgage Loan or Serviced Whole Loan requires that the Master Servicer (on behalf of the Trustee) purchase the required government securities, then the Master Servicer shall purchase such obligations, at the related Borrower's expense, in accordance with the terms of such Mortgage Loan; provided, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable government securities have been identified.

                (ii) To the extent not inconsistent with such Mortgage Loan or Serviced Whole Loan, the Master Servicer shall require the related Borrower to provide an Opinion of Counsel (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority perfected security interest in the defeasance collateral (including the government securities) and the assignment of the defeasance collateral is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

                (iii) To the extent not inconsistent with such Mortgage Loan or Serviced Whole Loan, the Master Servicer shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying to the effect that the government securities will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related Loan Documents.

                (iv) Prior to permitting the release of any Mortgaged Properties and, if applicable, assumption of the Mortgage Loan or Serviced Whole Loan by a successor borrower, to the extent not inconsistent with the related Mortgage Loan or Serviced Whole Loan, the Master Servicer shall obtain, at the related Borrower's expense, written confirmation from each Rating Agency that such release and assumption, if applicable, would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates; provided, however, that (A) the Master Servicer shall not be required to obtain such written confirmation from Fitch unless such Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) at the time of such defeasance is (x) one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance greater than $20,000,000 or (z) a Mortgage Loan that represents 5% or more of the Stated Principal Balance of all Mortgage Loans and (B) the Master Servicer shall not be required to obtain such written confirmation from Moody's with respect to any Mortgage Loan that has a Stated Principal Balance that is equal to or less than $20,000,000 or 5% of the aggregate Stated Principal Balance of all of the Mortgage Loans (whichever is less), so long as such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance, if the Master Servicer delivers to the Trustee a letter or a certificate in the form of Exhibit T attached hereto.

                (v) Prior to permitting release of any Mortgaged Property, if the related Mortgage Loan so requires or permits, and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, cause a tax to be imposed on the Trust Fund under the REMIC Provisions or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E,
        Part I of subchapter J of the Code for federal income tax purposes.

                (vi) No defeasance shall occur prior to the second anniversary of the Startup Day of the Trust REMICs.

                (vii) The Trustee shall at the expense of the related Borrower (to the extent permitted by the related Loan Documents) hold the U.S. government obligations as pledgee for the benefit of the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders, and apply payments of principal and interest received on the government obligations to the Collection Account in respect of the defeased Mortgage Loan according to the payment schedule existing immediately prior to the defeasance.

                (viii) The Master Servicer shall, in accordance with the Servicing Standard, enforce provisions in the Mortgage Loans that it is servicing requiring Borrowers to pay all reasonable expenses associated with a defeasance.

                (ix) To the extent not inconsistent with such Mortgage Loan, or to the extent the related Loan Documents provide the lender with discretion, the Master Servicer shall require the Borrower to establish a single purpose entity to act as a successor borrower.

                Section 3.10 Appraisals; Realization Upon Defaulted Mortgage Loans. (a) Other than with respect to the Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any (A) modification of the Maturity Date, a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term of a Mortgage Loan or Serviced Whole Loan, (B) extension of the Maturity Date of a Mortgage Loan or Serviced Whole Loan as described below in Section 3.30 or 3.32, as applicable, or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan or Serviced Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension is not granted pursuant to Section 3.26(g), or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Valuation, the Special Servicer shall obtain an Updated Valuation or Small Loan Appraisal Estimate (or a letter update for an existing appraisal which is less than two years old), the cost of which shall constitute a Property Advance; provided, however, that the Special Servicer shall not be required to obtain an Updated Valuation pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an Appraisal or Small Loan Appraisal Estimate which is less than twelve months old unless the Special Servicer has actual knowledge of a material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Appraisal or Small Loan Appraisal Estimate. For so long as such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the Special Servicer shall obtain letter updates to each Updated Valuation annually and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan or Serviced Whole Loan. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Whole Loan remains a Specially Serviced Loan. The Special Servicer shall send all such letter updates and Updated Valuations to the Master Servicer, the Rating Agencies, the Controlling Class Representative and the Directing Certificateholder.

                The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer's judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan or Serviced Whole Loan) as are consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Sections 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Directing Certificateholder) and with the Servicing Standard, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders and, if applicable, Serviced Companion Loan Noteholders (as a collective whole) on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of
Section 3.30 or 3.32 hereof, as applicable. The Master Servicer shall or, on an emergency basis, in accordance with Section 3.24(b), the Special Servicer may, pay the costs and expenses in any such proceedings as a Property Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Property Advance would constitute a Nonrecoverable Advance; provided, however, if the Special Servicer determines that such payment would be in best interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the related Companion Loan Noteholders (as a collective whole)), the Special Servicer shall direct the Master Servicer to make such payment from the Collection Account (or, if applicable, the applicable Serviced Whole Loan Collection Account). The Trustee shall be entitled to conclusively rely upon any determination of the Master Servicer that a Property Advance, if made, would constitute a Nonrecoverable Advance. If the Master Servicer does not make such Property Advance in violation of the second preceding sentence, the Trustee shall make such Property Advance, unless the Trustee determines that such Property Advance would be a Nonrecoverable Advance. The Master Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to this paragraph to the extent permitted by Section 3.06.

                (b) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer's Certificate delivered to the Trustee.

                (c) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate Trustee or co-Trustee on behalf of the Trustee as Holder of the Lower-Tier Regular Interests and the Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, as applicable, such Mortgage Loan or Serviced Whole Loan, as applicable, shall (except for purposes of Section 9.01) be considered to be a Serviced REO Loan until such time as the related Serviced REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan or Serviced Companion Loan, as applicable, shall be considered to be an outstanding Mortgage Loan or Serviced Companion Loan, as applicable:

                (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

                (ii) subject to Section 1.02(g), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note(s) in accordance with the terms of such Note(s). In the absence of such terms, Net REO Proceeds shall, subject to Section 1.02(g), be deemed to have been received first, in payment of the accrued interest that remained unpaid on the date that the related Serviced REO Property was acquired by the Trust Fund; second, in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan or Serviced Companion Loan, as applicable, deemed to be due and payable in accordance with the terms of such Note(s) and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan or Serviced Companion Loan, as applicable. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan or Serviced Companion Loan, as applicable.

                (d) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

                (i) such personal property is incident to real property (within the meaning of Section 856(e)(l) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

                (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                (e) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund; provided that with respect to each Serviced Whole Loan with a related B Loan, such expenses shall be allocated first to the related Serviced B Loan and second, to the extent such expense remains unpaid, to the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on either Trust REMIC under the REMIC Provisions or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                (f) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund, the Certificateholders or Serviced Companion Loan Noteholders, if applicable, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

                (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders), as a collective whole, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

                (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the Serviced Companion Loan Noteholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

                (g) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Master Servicer of pertinent back-up information the Master Servicer shall advance the cost of preparation of such environmental assessments as a Property Advance unless the Master Servicer determines, in its good faith judgment, that such Property Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Property Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06.

                (h) If the Special Servicer determines pursuant to Section 3.10(f)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund (and with respect to the Serviced Whole Loans, the Serviced Companion Loan Noteholders), as a collective whole, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(f)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund (and with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders), as a collective whole, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (and with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders), but only if the Trustee has mailed notice to the Holders of the Regular Certificates and the related Serviced Companion Loan Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of Regular Certificates entitled to a majority of the Voting Rights and, with respect to Serviced Whole Loans, the applicable Serviced Companion Loan Noteholders directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders or with respect to any Serviced Whole Loan, at the direction of the Certificateholders and the related Serviced Companion Loan Noteholders unless the Certificateholders and, with respect to any Serviced Companion Loan, the Serviced Companion Loan Noteholders agree to indemnify the Trustee, the Master Servicer and the Special Servicer with respect to such action or inaction. The Master Servicer shall, or, on an emergency basis, in accordance with Section 3.24(b), the Special Servicer may, advance the cost of any such compliance, containment, clean-up or remediation as a Property Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

                (i) The Special Servicer shall notify the Master Servicer of any Mortgaged Property which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Serviced Whole Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Borrower, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. The Master Servicer shall deliver a copy of any such report to the Trustee.

                (j) The costs of any Updated Valuation obtained pursuant to this
    Section 3.10 shall be paid by the Master Servicer or, on an emergency basis, in accordance with Section 3.24(b), may be paid by the Special Servicer, as applicable, as a Property Advance and shall be reimbursable from the Collection Account or, with respect to the Serviced Whole Loans, first, from the applicable Serviced Whole Loan Collection Account and second, to the extent amounts in the Serviced Whole Loan Collection Account are insufficient therefore, from the Collection Account in accordance with
    Section 3.06(b).

                Section 3.11 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Serviced Whole Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File. Any expense incurred in connection with any instrument of satisfaction or deed of reconveyance that is not paid by the related Borrower shall be chargeable to the Trust Fund. The Master Servicer agrees to use reasonable efforts in accordance with the Servicing Standard to enforce any provision in the relevant Loan Documents that require the Borrower to pay such amounts. If an assignment of Mortgage, Assignment of Leases, Rents and Profits, assignment of security agreement or assignment of UCC financing statement has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such assignment of Mortgage, assignment of Assignment of Leases, assignment of security agreement or assignment of UCC financing statement on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Trustee or chargeable to the Collection Account or any Serviced Whole Loan Collection Account.

                From time to time upon request of the Master Servicer or the Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Custodian shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or the Serviced Whole Loan into a Serviced REO Property, or in the event of a substitution of a Mortgage Loan pursuant to Section 2.03, or receipt by the Trustee and the Custodian of a certificate of a Servicing Officer stating that such Mortgaged Property was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, have been so deposited, or that such Mortgage Loan or Serviced Whole Loan has become a Serviced REO Property, or that the Master Servicer has received a Qualifying Substitute Mortgage Loan and the applicable Substitution Shortfall Amount, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or the Special Servicer, as applicable. If from time to time, pursuant to the terms of the applicable Co-Lender Agreement or Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the EZ Storage Portfolio Mortgage Loan, the Other Servicer or the Other Special Servicer requests delivery to it of the original Note by providing the Trustee a Request for Release, then the Trustee shall release or cause the release of such original Note to the Other Servicer or the Other Special Servicer or its designee.

                Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for Trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or Trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or Trustee's sale.

                Section 3.12 Servicing Fees, Trustee Fees and Special Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan and Serviced Pari Passu Companion Loan. The Master Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loans and Serviced Companion Loans that it is servicing and the related Co-Lender Agreement, (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to each Serviced Whole Loan, the related Serviced Whole Loan Collection Account) and certain Reserve Accounts (to the extent consistent with the related Loan Documents), (ii) any late payment charges and any Net Default Interest collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Performing Loan, in each case, remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Performing Loan and any unreimbursed Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation
Fees) relating to such Performing Loan incurred during or prior to such Collection Period and, in the case of the Serviced Whole Loans, to the extent allocated to the related Mortgage Loan in the related Co-Lender Agreement, and as further described in Section 3.12(d), (iii) any amounts collected for checks returned for insufficient funds (with respect to any Performing Loan or Specially Serviced Loan), loan service transaction fees, demand fees, beneficiary statement charges or similar items (but not including Prepayment or Yield Maintenance Charges) and (iv) to the extent permitted by applicable law and the related Loan Documents 50% of any Assumption Fees, due-on-sale fees, due-on-encumbrance fees, loan modification fees, extension fees and any similar items relating to any Performing Loan (including any related application fees) for as long as such Mortgage Loan or Serviced Companion Loan is not a Specially Serviced Loan but excluding any Prepayment Premiums or Yield Maintenance Charges, in each case to the extent received and not required to be deposited or retained in the Collection Account or Serviced Whole Loan Collection Account, in each case pursuant to Section 3.05; provided, however, that (A) the Master Servicer shall not be entitled to apply or retain as additional compensation, any late payment charges with respect to any Mortgage Loan or Serviced Companion Loan with respect to which a monetary default or monetary event of default thereunder has occurred and is continuing unless and until such monetary default or monetary event of default has been cured and all delinquent amounts (including any Default Interest not waived) due with respect to such Mortgage Loan or Serviced Companion Loan have been paid and (B) with respect to (i) the Mall of America Whole Loan, the EZ Storage Portfolio Whole Loan and the Fortress/Ryan's Portfolio Whole Loan, the related Net Default Interest and late payment charges shall be allocated pro rata between the related Mortgage Loan and the related Pari Passu Loans, in accordance with the terms of the related Co-Lender Agreement or, in the case of the EZ Storage Portfolio Whole Loan, the Other Pooling and Servicing Agreement, and (ii) the Casual Male HQ Whole Loan, the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, default interest will be allocated first (after netting out Property Advances and other Trust Expenses described herein) to the related Mortgage Loan and then to the related B Loan in accordance with the terms of this Agreement and the related Co-Lender Agreement; provided, further, that such Penalty Charges shall be applied to pay the Advance Interest Amount and Additional Trust Fund Expenses to the extent required by Section 3.12(d). The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(b)(viii) or 3.07(b), as applicable, to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), Net Prepayment Interest Excess, if any, that accrue on the Mortgage Loans that it is servicing and any interest or other income earned on deposits therein. In addition, provided that the Non-Serviced Mortgage Loan is not a "Specially Serviced Mortgage Loan" under the Other Pooling and Servicing Agreement, the Master Servicer shall be entitled to the portion of Net Default Interest and any late payment fees collected by the Other Servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan if it is not in special servicing (in accordance with the related Co-Lender Agreement and Other Pooling and Servicing Agreement) during a Collection Period remaining after application thereof to reimburse interest on related P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in this Agreement. Except as specified in the preceding sentence and except with respect to clause (i) in this Section 3.12, the Master Servicer will not be entitled to the compensation set forth in clauses (ii), (iii) and (iv) with respect to the Non-Serviced Mortgage Loan.

                Notwithstanding anything herein to the contrary, the Master Servicer (and its successors and assigns) shall also be entitled to the Excess Servicing Strip with respect to the Mortgage Loans that it is servicing and may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip; provided, however, that in the event of any resignation or termination of the Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (and primary servicer with respect to the Mortgage Loans or Serviced Whole Loans being primarily serviced by the Master Servicer) (which successor may include the Trustee) that meets the requirements of Section
6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.50 basis points). The Master Servicer (or its successor hereunder, if any) shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., Midland Loan Services, Inc. or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

                In the event that the initial Master Servicer is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of the Master Servicer under this Agreement.

                As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable from amounts on deposit in the Lower-Tier Distribution Account. The Trustee shall pay the routine fees of the Certificate Registrar, the Paying Agent and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations under this Agreement.

                Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

                (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan and Serviced REO Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account as set forth in
    Section 3.06. The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, to the extent permitted by applicable law and the related Loan Documents, (i) any late payment charges and any Net Default Interest collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Specially Serviced Loan remaining after application thereof during such Collection Period (and in the case of the Serviced Whole Loans, as set forth in the related Co-Lender Agreement and Section 3.12(d) herein) to pay the Advance Interest Amount relating to such Specially Serviced Loan and any unreimbursed Additional Trust Fund Expenses incurred during or prior to such Collection Period (but not NSF check fees and the like, which shall be paid to the Master Servicer) as further described below in this subsection (b), (ii) 50% of any Assumption Fees, due-on-sale fees, due-on-encumbrance fees, loan modification fees, extension fees, and other similar fees relating to any Performing Loan (including any related application fees), excluding any Prepayment Premiums or Yield Maintenance Charges, (iii) any interest or other income earned on deposits in the REO Accounts, and (iv) 100% of any Assumption Fees, due-on-sale fees, due-on-encumbrance fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and other similar fees (including any related application fees) relating to any Specially Serviced Loan or Serviced REO Loan; provided, however, that the Special Servicer shall not be entitled to apply or retain as additional compensation, any late payment charges with respect to any Specially Serviced Loan with respect to which a monetary default or monetary event of default thereunder has occurred and is continuing unless and until such monetary default or monetary event of default has been cured and all delinquent amounts (including any Default Interest not waived) due with respect to such Mortgage Loan have been paid.

               Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

                (c) In addition, a Workout Fee will be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan that ceases to be a Specially Serviced Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Whole Loan, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Whole Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes a Serviced REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again ceases to be a Specially Serviced Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or the Serviced Whole Loans that cease to be a Specially Serviced Loan during the period that it had responsibility for servicing this Specially Serviced Loan and that had ceased being Specially Serviced Loans (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                A Liquidation Fee will be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) repurchased by a Mortgage Loan Seller after the applicable time period (including any applicable extension thereof) in Section 2.03(d) or Specially Serviced Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Loan or Serviced REO Property as to which the Special Servicer recovered any Liquidation Proceeds. As to each such Mortgage Loan repurchased by a Mortgage Loan Seller after the applicable time period (including any applicable extension thereof) in Section 2.03(d) or Specially Serviced Loan and Serviced REO Property, the Liquidation Fee will be payable from the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Controlling Class Representative or any of their Affiliates (but specifically excluding the purchase of any Defaulted Mortgage Loan by an unaffiliated third party assignee of a Purchase Option if such assignee did not make a payment of material value for such Purchase Option), (ii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust Fund or the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder pursuant to Section 9.01, (iii) a repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03(d) prior to the expiration of the time periods (including any applicable extension thereof) set forth therein, (iv) in the case of any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender, to the extent permitted by the related mezzanine intercreditor agreement, unless the related mezzanine intercreditor agreement or other related agreements require the purchaser to pay such Liquidation Fee or similar fee, (v) in the case of any Mortgage Loan with a Serviced B Loan, the purchase of such Mortgage Loan by the holder of the related B Loan pursuant to the related Co-Lender Agreement or (vi) a Loss of Value Payment by a Mortgage Loan Seller. With respect to any future mezzanine debt, to the extent not prohibited by the Mortgage Loan Documents, the Master Servicer or Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that in the event of a purchase of a Mortgage Loan by the related mezzanine lender on a date that is more than 90 days following the date that the related option becomes exercisable, such mezzanine lender shall be required to pay a Liquidation Fee equal to the amount that the Special Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Mortgage Loan (provided, however, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstance, by payable out of the Trust). If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or any Specially Serviced Loan. In the event that (i) the Special Servicer resigns or has been terminated, and (ii) either prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

                The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Loans it is responsible for servicing hereunder that accrued during such time as such Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan, but only to the extent actually paid by the related Borrower and to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Serviced Whole Loan (including interest on Advances) have been paid and are not needed to first, (x) reimburse the Trust Fund for Additional Trust Fund Expenses paid in connection therewith during or prior to the Collection Period in which such Penalty Charges were collected and (y) reimburse Advance Interest Amounts paid to the Master Servicer, Trustee or Special Servicer, as applicable, that accrued with respect to the related Mortgage Loan or Serviced Companion Loan during the Collection Period in which such Penalty Charges were collected; provided, that with respect to a Serviced Whole Loan, Penalty Charges with respect to the related Serviced Companion Loan shall be paid to the holder of such Serviced Companion Loan as allocated in the related Co-Lender Agreement. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Collection Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Collection Account or the applicable REO Account or as a Property Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                (d) In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan (other than with respect to a Serviced Whole Loan, with regard to which Penalty Charges shall be allocated as set forth in the related Co-Lender Agreement) during the related Collection Period shall be applied (as between Default Interest and late payment changes, in the priority set forth in the definition of "Advance Interest Amount") to reimburse (i) the Master Servicer, the Special Servicer or the Trustee for interest on Advances with respect to such Mortgage Loan that accrued in the period that such Penalty Charges were collected, (ii) the Trust Fund for all interest on Advances with respect to such Mortgage Loan or Serviced Whole Loan previously paid to the Master Servicer, the Special Servicer or the Trustee pursuant to Section 3.06(b)(vi) and (iii) the Trust Fund for any Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. With respect to the Non-Serviced Mortgage Loan or any related REO Property, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees (other than any Liquidation Fee obtained in connection with enforcement of a breach of a representation or a warranty by a Mortgage Loan Seller). For the avoidance of doubt, the portion of Penalty Charges allocated to a Mortgage Loan that is part of a Whole Loan (in accordance with the applicable Co-Lender Agreement and, if applicable, the Other Pooling and Servicing Agreement) shall be allocated in accordance with clauses (i), (ii) and (iii) above (except that with respect to the Non-Serviced Mortgage Loan, Advances in clause (i) shall mean P&I Advances).

                (e) [Reserved.]

                (f) The Master Servicer, the Special Servicer and the Trustee shall be entitled to reimbursement from the Trust Fund (and, prior to recovery from the Trust Fund, in the case of any Serviced Whole Loans, subject to the related Co-Lender Agreement, first from the related Serviced B Loan, if any, and second, to the extent any such costs and expenses remain unreimbursed, from the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)) for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(b)(xviii). All such costs and expenses shall be treated as costs and expenses of the Lower-Tier REMIC (and the related Serviced Whole Loan, if applicable).

                (g) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

                If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund or any Serviced Companion Loan Noteholder hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower, such Certificateholder, or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

                Section 3.13 Reports to the Trustee; Collection Account Statements. (a) The Master Servicer shall deliver to the Trustee no later than 1:00 p.m. (New York City time) one Business Day prior to the Servicer Remittance Date prior to each Distribution Date, the CMSA Loan Setup File (with respect to the first Distribution Date), the CMSA Loan Periodic Update File with respect to all of the Mortgage Loans that it is servicing for the related Distribution Date (which shall include, without limitation, the amount of Available Funds with respect to all of the Mortgage Loans and with respect to each Loan Group) including information therein that states the anticipated P&I Advances for the related Distribution Date. The Master Servicer's responsibilities under this
Section 3.13(a) with respect to Serviced REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.26. The Master Servicer shall (no later than the time(s) that it or any portion thereof is made to the Trustee) make available to each Serviced Companion Loan Noteholder with respect to the related Whole Loan, the CMSA Reporting Package, on a monthly basis.

                (b) For so long as the Master Servicer makes deposits into or credits to and withdrawals or debits from the Collection Account or any Serviced Whole Loan Collection Account, not later than 15 days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of each of the Collection Account and each Serviced Whole Loan Collection Account as of the close of business on the last Business Day of the prior month and showing the aggregate amount of deposits into and withdrawals from the Collection Account and each Serviced Whole Loan Collection Account of each category of deposit (or credit) specified in Section 3.05 and each category of withdrawal (or debit) specified in Section 3.06 for the related Collection Period, in each case for the Mortgage Loans (including the Non-Serviced Mortgage Loan). The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

                (c) Beginning in February 2007, no later than 4:00 p.m. (New York City time) on each Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Serviced Companion Loan Noteholders the following reports (in electronic form) with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date: (i) to the extent the Master Servicer has received the most recent CMSA Special Servicer Loan File from the Special Servicer at the time required, the most recent Delinquent Loan Status Report, Historical Liquidation Report, Historical Loan Modification and Corrected Mortgage Loan Report and REO Status Report received from such Special Servicer, (ii) the most recent CMSA Property File, CMSA Financial File, Comparative Financial Status Report and the Loan Level Reserve/LOC Report (in each case incorporating the data required to be included in the CMSA Special Servicer Loan File), (iii) the Watch List with information that is current as of such Determination Date and (iv) the CMSA Advance Recovery Report.

                The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least four Business Days prior to the related Servicer Remittance Date in the form required by
Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

                (d) The Master Servicer shall deliver or cause to be delivered to the Trustee, the Underwriters, the Serviced Companion Loan Noteholders and to any Rating Agency, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer with respect to the Mortgage Loans:

                (i) At least annually, on or before June 30 of each year, beginning with June 30, 2007, with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and Serviced REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Loan or Serviced REO Loan), an Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year (initially, year-end 2006), together with copies of the related operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for the current trailing 12 months, if available, or year-to-date. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) shall use commercially reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (except with respect to the Non-Serviced Mortgage Loan) (followed up with telephone calls), requesting such annual and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans. Upon receipt of such annual and other periodic operating statements (including year-to-date statements) and related rent rolls and the Master Servicer shall promptly update the Operating Statement Analysis Report.

                (ii) Within 45 days after receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer in the case of a Specially Serviced Loan or Serviced REO Property) of any annual year-end operating statements with respect to any Mortgaged Property or Serviced REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or Serviced REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit). The Master Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the full year-end data on any Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any Mortgaged Property which is a Serviced REO Property or constitutes security for a Specially Serviced Loan) to update the Operating Statement Analysis Report for such Mortgaged Property.

                The Master Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) and Serviced REO Property (to the extent prepared by and received from the Special Servicer in the case of any Serviced REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan) relating to a Mortgage Loan that it is servicing. The Operating Statement Analysis Report for each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan and other than any such Mortgaged Property which is a Serviced REO Property or constitutes security for a Specially Serviced Loan) is to be updated with trailing 12-month information, as available (commencing with the quarter ending March 31, 2007), or year-to-date information until 12-month trailing information is available by the Master Servicer and such updated report shall be delivered to the Trustee and any related Serviced Companion Loan Noteholder in the calendar month following receipt by the Master Servicer of such updated trailing or year-to-date operating statements and related rent rolls for such Mortgaged Property.

                The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Master Servicer the information required of it pursuant to this Section 3.13(d) with respect to Specially Serviced Loans and Serviced REO Loans commencing in February 2007, in addition to within 45 days after its receipt of any operating statement and related rent rolls for any related Mortgaged Property or Serviced REO Property.

                (e) In connection with their servicing of the Mortgage Loans (other than the Non-Serviced Mortgage Loan), the Master Servicer and the Special Servicer shall provide to each other and to the Trustee, written notice of any event that comes to their knowledge with respect to a Mortgage Loan or Serviced REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Mortgage Loan or Serviced REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

                (f) At least four Business Days prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Depositor, the Controlling Class or any Rating Agency, to such requesting party, the CMSA Specially Serviced Loan File with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of the Determination Date (or, upon the reasonable request of the Master Servicer, data files in a form acceptable to the Master Servicer), which CMSA Specially Serviced Loan File shall include data, to enable the Master Servicer to produce the following CMSA Supplement Reports: (i) a Delinquent Loan Status Report; (ii) an Historical Liquidation Report; (iii) an Historical Loan Modification and corrected Mortgage Loan Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports; (vi) CMSA Loan Periodic Update File; (vii) a CMSA Property File; (viii) a CMSA Financial File; (ix) a NOI Adjustment Worksheet; (x) an Operating Statement Analysis Report; and (xi) the CMSA Advance Recovery Report. Such reports or data shall be presented in writing and on a computer readable magnetic medium or other electronic format acceptable to the Master Servicer.

                (g) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Depositor, the Controlling Class or any Rating Agency, to such requesting party, without charge, the following materials for Specially Serviced Loans, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

                (i) At least annually, on or before June 1 of each year, commencing with 2007, with respect to each Specially Serviced Loan and Serviced REO Loan, an Operating Statement Analysis Report for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or Serviced REO Property as of the end of the preceding calendar year (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) and for the current trailing 12 months, if available, or year-to-date. The Special Servicer shall use its best reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each Serviced REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual and other periodic operating statements and rent rolls until they are received.

                (ii) Within 45 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Loan, an NOI Adjustment Worksheet for such Mortgaged Property or Serviced REO Property (with the annual operating statements attached thereto as an exhibit); provided, however, that, with the consent of the Master Servicer, the Special Servicer may instead provide data files in a form acceptable to the Master Servicer. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the full year-end data on any Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property which is a Serviced REO Property or constitutes security for a Specially Serviced Loan to update the Operating Statement Analysis Report for such Mortgaged Property.

                The Special Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Loan and Serviced REO Property. The Operating Statement Analysis Report for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is an Serviced REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within 45 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided, however, that, with the consent of the Master Servicer, the Special Servicer may instead provide data files in a form acceptable to the Master Servicer. The Special Servicer shall provide each such report to the Master Servicer in the then applicable CMSA format.

                (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

                Section 3.14 [Reserved].

                Section 3.15 [Reserved].

                Section 3.16 Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to any Certificateholders and the Serviced Companion Loan Noteholders (and any registered holder or beneficial owner of Companion Loan Securities) that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder or Serviced Companion Loan Noteholder (or any registered holder or beneficial owner of Serviced Companion Loan Securities) is subject, access to the documentation regarding the Mortgage Loans or the Serviced Whole Loans, as applicable, that it is servicing required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable written request and during normal business hours at the offices of the Master Servicer or Special Servicer. In addition, upon reasonable prior written notice to the Master Servicer or the Special Servicer, as the case may be, the Depositor or their accountants or other representatives shall have access to review the documents, correspondence and records of the Master Servicer or the Special Servicer, as the case may be, as they relate to a Mortgaged Property and any Serviced REO Property during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be. Nothing in this Section
3.16 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

                In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, Serviced Companion Loan Noteholder (or any registered holder or beneficial owner of Companion Loan Securities) or any regulatory authority that may exercise authority over a Certificateholder or Serviced Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Serviced Companion Loan Noteholder (or any registered holder or beneficial owner of Companion Loan Securities) (to the extent permitted in the related Co-Lender Agreement) of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders access to the information described in the preceding paragraph the Master Servicer and the Special Servicer may require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book Entry Certificates and will keep such information confidential.

                Upon the reasonable request of any Certificateholder identified to the Master Servicer's reasonable satisfaction (or, with respect to any Serviced Companion Loan, any Serviced Companion Loan Noteholder, registered holder or beneficial owner of Serviced Companion Loan Securities), the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Serviced Companion Loan Noteholder, registered holder or beneficial owner of Serviced Companion Loan Securities) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book Entry Certificates and will keep such information confidential.

                Section 3.17 Title and Management of REO Properties and REO Accounts. (a) In the event that title to any Mortgaged Property (other than with respect to the Non-Serviced Mortgaged Loan) is acquired for the benefit of Certificateholders (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate Trustee or co-Trustee, on behalf of the Trust Fund (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders). The Special Servicer, on behalf of the Trust Fund (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders), shall dispose of any Serviced REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such Serviced REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such Serviced REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund and, in the case of a Serviced Whole Loan, the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)), addressed to the Special Servicer and the Trustee, to the effect that the holding by the Trust Fund of such Serviced REO Property for an additional specified period will not cause such Serviced REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders), shall dispose of any Serviced REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such Serviced REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. In the case of the Trust Fund's beneficial interest in any REO Property acquired by the Other Trustee pursuant to the Other Pooling and Servicing Agreement, the Special Servicer shall coordinate with the Other Special Servicer with respect to any REO extension on behalf of the Trust Fund. The Special Servicer shall manage, conserve, protect and operate each Serviced REO Property for the Certificateholders (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders) solely for the purpose of its prompt disposition and sale in a manner which does not cause such Serviced REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

                (b) The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any Serviced REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such Serviced REO Property any "net income from foreclosure property," within the meanings of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions, only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders (and, in the case of the Serviced Whole Loans, the related Serviced Companion Loan Noteholders) than an alternative method of operation or rental of such Serviced REO Property that would not be subject to such a tax.

               The Special Servicer shall segregate and hold all revenues received by it with respect to any Serviced REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any Serviced REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates REO Account." With respect to a Serviced REO Property securing a Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (each such account, a "Serviced Whole Loan REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates and the related Serviced Companion Loan Noteholders REO Account," to be held for the benefit of the Certificateholders and the related Serviced Companion Loan Noteholders. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account or a Serviced Whole Loan REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account or the applicable Serviced Whole Loan REO Account within one Business Day after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such Serviced REO Property and for other Property Protection Expenses with respect to such Serviced REO Property, including:

                (i) all insurance premiums due and payable in respect of any Serviced REO Property;

                (ii) all real estate taxes and assessments in respect of any Serviced REO Property that may result in the imposition of a lien thereon;

                (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any Serviced REO Property including, if applicable, the payments of any ground rents in respect of such Serviced REO Property; and

                (iv) any taxes imposed on the Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05, and with respect to a Serviced Whole Loan such expenses shall be allocated pro rata to the Mortgage Loan and the related Serviced Companion Loan(s) based on each loan's Stated Principal Balance and only to the extent such Serviced Companion Loan is included in a REMIC.

                To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall or, on an emergency basis, in accordance with Section 3.24(b), the Special Servicer may, make such Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that such Property Advance would constitute a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.24(d)) and if the Master Servicer does not make any such Advance, the Trustee, to the extent the Trustee has actual knowledge of the Master Servicer's failure to make such Advance, shall make such Advance, unless in each case, the Special Servicer, the Master Servicer or the Trustee, as applicable, determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Master Servicer, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, when making an independent determination whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Special Servicer, Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted by Section 3.06. The Special Servicer shall withdraw from each REO Account or Serviced Whole Loan REO Account, as applicable, and remit to the Master Servicer for deposit into the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each Serviced REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account or Serviced Whole Loan REO Account, as applicable, reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

                Notwithstanding the foregoing, the Special Servicer shall not:

                (i) permit any New Lease to be entered into, renewed or extended, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

                (iii) authorize or permit any construction on any Serviced REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                (iv) Directly Operate or allow any Person to Directly Operate any Serviced REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective Stated Principal Balances)) to the effect that such action will not cause such Serviced REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of the Serviced Whole Loans, first of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective Stated Principal Balances)) and payable out of REO Proceeds, for the operation and management of any Serviced REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any Serviced REO Property other than through an Independent Contractor shall not cause such Serviced REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective Stated Principal Balances)), provided that:

                (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

                (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such Serviced REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

                (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund, the Trustee on behalf of the Certificateholders or, in the case of a Serviced Whole Loan, the related Serviced B Loan Noteholders, with respect to the operation and management of any such Serviced REO Property; and

                (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Serviced REO Property.

                The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                (c) Promptly following any acquisition by the Special Servicer of a Serviced REO Property on behalf of the Trust Fund, the Special Servicer shall notify the Master Servicer thereof, and, upon receipt of such notice, the Special Servicer shall obtain an Updated Valuation thereof, but only in the event that any Updated Valuation with respect thereto is more than 12 months old and the Special Servicer has no actual knowledge of any material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Updated Appraisal, in order to determine the fair market value of such Serviced REO Property and shall notify the Depositor and the Master Servicer and with respect to a Serviced Whole Loan, the holder of the related B Loan, if any, of the results of such Appraisal. Any such Appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund (allocated, to the Principal Balance Certificates in reverse-sequential order) and, in the case of the Serviced Whole Loans, first to the related Serviced B Loan, if any, and second, to the extent such cost remains unpaid, to the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective Stated Principal Balances). The Special Servicer shall obtain a new Updated Valuation or a letter update every 12 months thereafter until the Serviced REO Property is sold.

                (d) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any Serviced REO Property in accordance with Sections 3.17(a) and 3.17(b).

                (e) Upon the disposition of any Serviced REO Property in accordance with this Section 3.17, the Special Servicer shall calculate the Excess Liquidation Proceeds allocable to a Mortgage Loan or the applicable Serviced Whole Loan, if any, realized in connection with such sale.

                Section 3.18 Sale of Specially Serviced Loans and REO Properties. (a) Each of the Special Servicer and the Controlling Class Representative (in that order) may sell or purchase, or permit the sale or purchase of, a Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(d) and Section 9.01 or in an applicable Co-Lender Agreement.

                (b) Within 60 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default shall have occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event shall have occurred with respect to such Balloon Payment default), the Special Servicer shall determine the fair value of such Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal. The Special Servicer shall recalculate, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and the Controlling Class Representative (and with respect to the Serviced Whole Loans, the Directing Certificateholder and each Serviced Companion Loan Noteholder or if such Serviced Companion Loan has been securitized, the applicable Serviced Companion Loan Trustee (who shall promptly notify, in writing, the Directing Certificateholder (as defined in the related Serviced Companion Loan Securitization Agreement) of that securitization or an analogous party) promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery from the Mortgage Loan if the Special Servicer were to pursue a workout strategy, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Serviced Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Property Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.18(b).

                (c) Subject to the terms set forth in Section 2.03 and with respect to any Whole Loan, subject to the purchase option of the related B Loan holder in accordance with the related Co-Lender Agreement, if any, and subject to any purchase option that a mezzanine lender may have in accordance with the related mezzanine intercreditor agreement, in the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer and the Controlling Class Representative (but only if the Special Servicer or the Controlling Class Representative, as applicable, is not an affiliate of the related Mortgage Loan Seller) (in that order) shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan (but not any Serviced Companion Loan) from the Trust Fund at a price (the "Option Price") equal to
    (i) the Repurchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party (other than a Person whose purchase of such Defaulted Loan would violate the terms of any related Co-Lender Agreement or mezzanine intercreditor agreement) at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Special Servicer and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Controlling Class Representative; provided, however, if the Purchase Option is not exercised by the Special Servicer or any assignee thereof within 60 days after the fair value of the related Mortgage Loan was determined as described in Section 3.18(b), then the Controlling Class Representative shall have the right to exercise its Purchase Option prior to any exercise by the Special Servicer and the Controlling Class Representative or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, the Special Servicer shall again have the exclusive right to exercise the Purchase Option. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause
    (b) above, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or document defect with respect to such Defaulted Mortgage Loan and (v) the purchase of any B Loan holder or mezzanine lender in accordance with the related Co-Lender Agreement, or mezzanine intercreditor agreement, as applicable.

                (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master Servicer, the Special Servicer and the Trustee at least five days prior written notice thereof (the "Purchase Option Notice"), in the form of Exhibit N attached hereto, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 3.18(c). The exercise of any Purchase Option pursuant to this clause (d) shall be irrevocable.

                (e) If the Controlling Class Representative or, if the Special Servicer is an affiliate of the Controlling Class Representative, the Special Servicer or any of their respective Affiliates is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Master Servicer shall determine (or, if the Special Servicer has made such determination, shall confirm) the fair value and must retain an appraiser or other Independent third party (either of whom must be an MAI) (at the expense of the Trust Fund, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)), that the Master Servicer reasonably believes has the requisite experience to assist it to determine the fair value (such person, the "Third Party Appraiser") and obtain from such third party a determination as soon as reasonably practicable after the Master Servicer has received the written notice, of whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Master Servicer requests the Third Party Appraiser to perform a new Appraisal with respect to the related Mortgaged Property, then the Third Party Appraiser retained by the Master Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within forty-five (45) days) after the completion of such new Appraisal. Such fair value determination made by the Master Servicer shall be made in accordance with the Servicing Standard; provided that, absent manifest error, the Master Servicer may conclusively rely on the opinion of the Third Party Appraiser in making such determination; provided that, in choosing such Third Party Appraiser the Master Servicer shall use reasonable care in accordance with the Servicing Standard. In determining the fair value of any Defaulted Mortgage Loan, the Third Party Appraiser retained by the Master Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery from the Mortgage Loan if a workout strategy were pursued and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Third Party Appraiser retained by the Master Servicer shall refer to the Servicing Standard and all other relevant information delivered to it by the Master Servicer or otherwise contained in the Mortgage File; provided that the Third Party Appraiser retained by the Master Servicer shall take account of any known change in circumstances regarding the related Mortgaged Property that has occurred subsequent to, and that would, in its reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Third Party Appraiser retained by the Master Servicer shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Third Party Appraiser retained by the Master Servicer may rely on the opinion and reports of other parties in making such determination and on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The costs of the Third Party Appraiser and all appraisals, inspection reports and broker opinions of value, reasonably incurred by such Third Party Appraiser or otherwise incurred pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as Property Advances (or if such advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Trust Fund expenses from the Collection Account pursuant to Section 3.06(b)) or the applicable Serviced Whole Loan Collection Account pursuant to Section 3.06(c). The other parties to this Agreement shall cooperate with all reasonable requests for information.

                (f) Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option, or in connection with a repurchase under Section 2.03 by the related Mortgage Loan Seller, or, with respect to a Serviced Whole Loan or any Mortgage Loan or Serviced Whole Loan with a related mezzanine loan, the exercise of the purchase option, if any, set forth in the related Co-Lender Agreement or mezzanine intercreditor agreement, as applicable, by the holder of the related B Loan or mezzanine lender. In connection with the foregoing, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account or in the case of any Serviced Whole Loan, the applicable Serviced Whole Loan Collection Account or the REO Accounts.

                (g) The Special Servicer shall use reasonable efforts to solicit offers for each Serviced REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by
    Section 3.17(a). The Special Servicer (with the consent of the Directing Certificateholder) shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such Serviced REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any Serviced REO Property within the time constraints imposed by Section 3.17(a), then the Special Servicer (with the consent of the Directing Certificateholder) shall dispose of such Serviced REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

                The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder, not less than ten Business Days' prior written notice of its intention to sell any Serviced REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Serviced REO Property pursuant hereto.

                (h) Whether any cash bid constitutes a fair price for any Serviced REO Property, as the case may be, for purposes of Section 3.18(g), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate of the Special Servicer, and by the Trustee, if the highest bidder is the Special Servicer or an Affiliate of the Special Servicer; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Serviced REO Property, the Trustee shall be supplied with and shall rely on the most recent appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or in the absence of any such appraisal, on a narrative appraisal prepared by an appraiser selected by the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to a Serviced REO Property (or by the Master Servicer if the Special Servicer is making such an offer). The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Serviced REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Serviced REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the occupancy level and physical condition of the Mortgaged Property or Serviced REO Property, the state of the local economy and the obligation to dispose of any Serviced REO Property within the time period specified in Section 3.17(a). The Repurchase Price (which, in connection with the administration of a Serviced REO Property related to a Serviced Whole Loan, shall be construed and calculated as if the loans in such Serviced Whole Loan together constitute a single Mortgage Loan thereunder) for any Serviced REO Property shall in all cases be deemed a fair price.

                (i) Subject to subsections (g) and (h) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Serviced REO Property, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or in the case of the Serviced Whole Loans, the applicable Serviced Whole Loan Collection Account. Any sale of a Serviced REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                (j) Any sale of a Serviced REO Property shall be for cash only.

                (k) Notwithstanding any of the foregoing paragraphs of this
    Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, in the best interests of the related Serviced Companion Loan Noteholders, as a collective whole, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) and, in the case of any Serviced Whole Loan, in the best interests of the related Serviced Companion Loan Noteholders, as a collective whole.

                (l) Upon receipt of notice that the EZ Storage Portfolio Whole Loan, as applicable, has become a defaulted mortgage loan (in accordance with the BACM 2006-6 Pooling and Servicing Agreement), the Controlling Class Representative shall have the right to purchase only the EZ Storage Portfolio Mortgage Loan from the Trust at a purchase price determined in accordance with Section 3.18 of the BACM 2006-6 Pooling and Servicing Agreement (by the parties set forth therein). Such option shall be exercised in accordance with and shall otherwise be on the same terms as the terms of
    Section 3.18 of the BACM 2006-6 Pooling and Servicing Agreement.

                (m) With respect to the First City Tower Mortgage Loan, if an event enumerated in Section 8 of the related Co-Lender Agreement occurs, with respect to the Casual Male HQ Mortgage Loan, if the conditions set forth in Section 11 of the related Co-Lender Agreement exist, and with respect to the Sabre Office Center Mortgage Loan, the Summit Park Apartments Mortgage Loan, the Shoppes at Savannah Mortgage Loan and the 777 Sunrise Highway Mortgage Loan, if an event of default enumerated in Section 8(a) of the related Co-Lender Agreement occurs, the Master Servicer shall promptly notify, in writing, the holder of the related B Loan. The Purchase Option with respect to each Mortgage Loan with a related B Loan shall be subject to the purchase rights of the holder of the related B Loan in accordance with the terms of and as set forth in the related Co-Lender Agreement. With respect to each Serviced Whole Loan with a Serviced Pari Passu Companion Loan, upon such Mortgage Loan becoming a Defaulted Mortgage Loan, the Master Servicer shall promptly notify, in writing, each related Serviced Pari Passu Companion Loan Noteholder (such notice shall include the option price for such Serviced Pari Passu Companion Loan as determined by the Special Servicer based on the same methodology for determining the fair value of the related Mortgage Loan) or if such Serviced Pari Passu Companion Loan has been securitized, the applicable Serviced Companion Loan Trustee (who shall be instructed to promptly notify, in writing, the "controlling class representative" (as defined in the related Serviced Companion Loan Securitization Agreement) of that securitization or an analogous party). Upon receipt of such notice, the related "controlling class representative" (as defined in the related Serviced Companion Loan Securitization Agreement) or analogous party shall have the right, at its option, to purchase its respective Serviced Pari Passu Companion Loan from the trust established pursuant to the related Serviced Companion Loan Securitization Agreement for a price equal to the Option Price, determined in accordance with Section
    3.18 hereof, with respect to such Serviced Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Controlling Class Representative in Section 3.18(c) mutatis mutandis.

                Section 3.19 Additional Obligations of the Master Servicer and the Special Servicer; Inspections. (a) The Master Servicer (at its own expense) (or, with respect to Specially Serviced Loans and Serviced REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property securing a Mortgage Loan that it is servicing at such times and in such manner as is consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with an Allocated Loan Amount of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in 2007 (or at such decreased frequency as each Rating Agency shall have confirmed in writing to the Master Servicer will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates or Serviced Companion Loan Securities); provided, however, that if any Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event less than 60 days after the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous six months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an Additional Trust Fund Expense. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property securing a Mortgage Loan that it is servicing and specifying the existence of any material vacancies in such Mortgaged Property, any sale, transfer or abandonment of such Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on applicable Mortgaged Property. The Master Servicer or Special Servicer, as applicable, shall send to the Rating Agencies and, upon request, to the Underwriters within 20 days of completion, each inspection report, unless the Rating Agencies and, upon request, the Underwriters, as applicable, notify the Master Servicer or Special Servicer, as applicable, that it does not want such reports.

                (b) With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Loan) shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement, if any.

                (c) With respect to any Mortgage Loan (other than a Specially Serviced Loan and the Non-Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Controlling Class Representative), the Master Servicer shall deliver to the Trustee on each Servicer Remittance Date for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (a "Servicer Prepayment Interest Shortfall"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan and the Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) that portion of its Servicing Fees that is being paid in such Collection Period with respect to the Mortgage Loans (other than a Specially Serviced Loan and the Non-Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan and the Non-Serviced Mortgage Loan); provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Loan and the Non-Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (i) as a result of the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or (iii) pursuant to applicable law or a court order, the portion of the Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Servicing Fees computed at a rate of 0.01% per annum and paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than Specially Serviced Loans).

                (d) The Master Servicer shall, as to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan that is secured by the interest of the related Borrower under a ground lease, promptly (and in any event within 60 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan or Serviced Whole Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                (e) The Master Servicer shall, to the extent consistent with the Servicing Standard and permitted by the related Loan Documents, not apply any funds with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan (whether arising in the form of a holdback, earnout reserve, cash trap or other similar feature) to the prepayment of the related Mortgage Loan or Serviced Whole Loan prior to an event of default or reasonably foreseeable event of default with respect to such Mortgage Loan or Serviced Whole Loan, provided, however, that the Master Servicer shall retain discretion to apply such funds, in accordance with the related Loan Documents, with respect to any Mortgage Loan sold to the Depositor by BCRE. Prior to an event of default or reasonably foreseeable event of default any such amounts described in the immediately preceding sentence shall be held by the Master Servicer as additional collateral for the related Mortgage Loan or Serviced Whole Loan.

                Section 3.20 Authenticating Agent. The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

                Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

                The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

                Section 3.21 Appointment of Custodians. The Trustee shall be the initial Custodian hereunder. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee and otherwise perform the duties set forth in Article II, by entering into a Custodial Agreement with any Custodian who is not the Trustee or the Depositor. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. The Trustee shall not be liable for any act or omission of the Custodian under the Custodial Agreement. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least (x) "Baa2" from Moody's and "BBB" from Fitch and (y) to the extent that S&P is rating any Serviced Companion Loan Securities and such account relates to the related Serviced Whole Loan, "BBB" from S&P or, if not rated by S&P, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.07. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. If the Custodian is an entity other than the Trustee, the Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. The Custodian shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.21 shall be issued by a Qualified Insurer.

                Section 3.22 [Reserved].

                Section 3.23 Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts. The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any relating to the Mortgage Loans (other than the Non-Serviced Mortgage Loan).

                Section 3.24 Property Advances. (a) The Master Servicer (or, to the extent provided in Section 3.24(c), the Trustee) to the extent specifically provided for in this Agreement, shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof with respect to the Mortgage Loans or Serviced Whole Loans that it is servicing. For purposes of distributions to Certificateholders and compensation to the Master Servicer, the Special Servicer or the Trustee, Property Advances shall not be considered to increase the Stated Principal Balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

                (b) Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall give the Master Servicer not less than five Business Days' written notice with respect to any Property Advance to be made on any Specially Serviced Loan, before the date on which the Master Servicer is required to make such Property Advance with respect to such Specially Serviced Loan or Serviced REO Loan; provided, however, that the Special Servicer shall be required to provide the Master Servicer with only two Business Days' written notice in respect of Property Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Advances required to make tax or insurance payments). In addition, in the event that the Property Advance must be made sooner than the two Business Days referred to in the previous sentence, the Special Servicer may make such Property Advances on an emergency basis with respect to any Specially Serviced Loan or Serviced REO Loan.

                (c) The Master Servicer shall notify the Trustee in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it is to be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.24(d), shall pay the amount of such Property Advance in accordance with such information and instructions.

                (d) The Special Servicer shall promptly furnish any party required to make Property Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Property Advances may reasonably request for purposes of making recoverability determinations. Any request by the Special Servicer that the Master Servicer make a Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Property Advance.

                Notwithstanding anything herein to the contrary, no Property Advance shall be required hereunder if the Person otherwise required to make such Property Advance determines that such Property Advance would, if made, constitute a Nonrecoverable Property Advance. In addition, the Master Servicer shall not make any Property Advance to the extent that it has received written notice that the Special Servicer has determined that such Property Advance would, if made, constitute a Nonrecoverable Property Advance. In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related Serviced Whole Loan, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

                The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Property Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Property Advances. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any Serviced Whole Loan, first of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, of the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based each loan's principal balance).

                Any determination by the Master Servicer, the Special Servicer or the Trustee that it has made a Nonrecoverable Property Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Property Advance shall be evidenced in the case of the Master Servicer or the Special Servicer by a certificate of a Servicing Officer delivered to the other, to the Trustee and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Property Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

                Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that a Property Advance is a Nonrecoverable Advance) and (consistent with the applicable Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust (and, in the case of any Serviced Whole Loan, prior to at the expense of the Trust, first at the expense of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, of the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any Property Advance shall be conclusive and binding on the Certificateholders and the Serviced Companion Loan Noteholders.

                Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on any determination by the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Property Advance and
(ii) the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Property Advance shall be subject to the standards applicable to the Master Servicer hereunder.

                With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would constitute a Nonrecoverable Advance, the Master Servicer shall deliver notice of such determination to the Trustee and the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Master Servicer) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loans, the related Serviced Companion Loan Noteholders, as a collective whole. If the Special Servicer determines that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loans, the related Serviced Companion Loan Noteholders, the Special Servicer shall direct the Master Servicer in writing to make such payment and Master Servicer shall make such payment, to the extent of available funds, from amounts in the Collection Account or, if a Serviced Whole Loan is involved, from amounts in the applicable Serviced Whole Loan Collection Account.

                Notwithstanding anything to the contrary contained in this
Section 3.24, the Master Servicer may elect (but shall not be required) to make a payment out of the Collection Account to pay for certain expenses specified in this sentence notwithstanding that the Master Servicer has determined that a Property Advance with respect to such expenditure would be a Nonrecoverable Property Advance (unless, with respect to Specially Serviced Loans or Serviced REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Master Servicer determines in accordance with the Servicing Standard (as evidenced by a certificate of a Servicing Officer delivered to the Trustee) that making such expenditure is in the best interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Noteholders), all as a collective whole. The Master Servicer may elect to obtain reimbursement of Nonrecoverable Property Advances from the Trust Fund in accordance with Section 3.06.

                (e) The Master Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06, if applicable, of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer, the Special Servicer and the Trustee each hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

                The parties acknowledge that, pursuant to the BACM 2006-6 Pooling and Servicing Agreement, the BACM 2006-6 Servicer is obligated to make servicing advances with respect to the EZ Storage Portfolio Mortgage Loan. The Other Servicer or, to the extent such party has made an advance, the Other Special Servicer, the Other Trustee or fiscal agent or other Persons making advances under the Other Pooling and Servicing Agreement, shall be entitled to reimbursement (in accordance with Section 3.06(b) of this Agreement) for the pro rata portion (based on Stated Principal Balance) of the related Mortgage Loan (after amounts allocated to the related B Loan, if any) with respect to any Property Advance that is nonrecoverable (with, in each case, any pro rata portion of accrued and unpaid interest thereon provided for under the Other Pooling and Servicing Agreement) in the manner set forth in the Other Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable.

                The Master Servicer acknowledges that advancing coordination (including with respect to Property Advances relating to a Whole Loan) among the Master Servicer and the other master servicers under each Serviced Companion Loan Securitization Agreement with respect to a Serviced Pari Passu Companion Loan shall be conducted in the manner set forth in Section 4.07(f) of this Agreement and the applicable Co-Lender Agreement.

                Section 3.25 Appointment of Special Servicer. (a) LNR Partners is hereby appointed as the initial Special Servicer to service each Specially Serviced Loan.

                (b) The Directing Certificateholder shall be entitled to remove (at its own expense if such removal is without cause) the Special Servicer with or without cause and to appoint a successor Special Servicer with respect to all of the Specially Serviced Loans (including each Specially Serviced Loan that is a Serviced Whole Loan); provided, that in the event that the Directing Certificateholder is not the Controlling Class Representative, such Directing Certificateholder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Whole Loan. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02. The Trustee shall, promptly after receiving any such removal notice, so notify each Rating Agency. If the replacement designated in such notice is consented to by the Trustee (such consent not to be unreasonably withheld), the termination of the Special Servicer and appointment of a successor Special Servicer pursuant to this Section 3.25(b) shall not be effective until (i) each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates or, if such successor Special Servicer shall also specially service a Serviced Whole Loan, any class of related Serviced Companion Loan Securities, (ii) the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing reasonably satisfactory to the Trustee and (iii) receipt by the Trustee of an Opinion of Counsel to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement and (z) this Agreement will be enforceable against such replacement in accordance with its terms. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b) mutatis mutandis. In addition, any replacement Special Servicer that will service any Serviced Whole Loan shall meet any requirements specified in the related Co-Lender Agreement.

                The existing Special Servicer shall be deemed to have been removed simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the Special Servicer removed pursuant to this Section shall be entitled to receive, and shall have received, all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation and it shall continue to be entitled to any rights that accrued prior to the date of such resignation (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate with respect to any unpaid Property Advances made by such Special Servicer with respect to periods prior to the date of such removal and the right to receive any Workout Fee specified in
Section 3.12(c) in the event that the Special Servicer is terminated and any indemnification rights that the Special Servicer is entitled to pursuant to
Section 6.03(a)) notwithstanding any such removal. Such removed Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including without limitation the transfer within two Business Days to the successor Special Servicer for administration by it of all cash amounts that are thereafter received with respect to the Mortgage Loans.

                (c) The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the Master Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders or the Directing Certificateholder, as applicable, so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund or any Serviced Companion Loan Noteholder (unless such Serviced Companion Loan Noteholder is the Directing Certificateholder).

                Section 3.26 Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report. (a) Upon the occurrence of any event specified in the definition of Specially Serviced Loan with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan of which the Master Servicer may notice, the Master Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, the related Mortgage Loan Seller, the Controlling Class Certificateholders and, if applicable, the related Serviced Companion Loan Noteholders and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan or Serviced Whole Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan or Serviced Whole Loan until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Whole Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan or Serviced Whole Loan to the Master Servicer. Notwithstanding the preceding sentence, with respect to each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan, the Special Servicer may instruct the related Borrower to remit all payments in respect of such Mortgage Loan or Serviced Whole Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Master Servicer. The Special Servicer shall remit to the Master Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Borrower.

                Upon determining that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, and upon giving such notice, such Mortgage Loan or Serviced Whole Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loan, the Special Servicer's obligation to service such Mortgage Loan or Serviced Whole Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan or Serviced Whole Loan as a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Loan directly to the Master Servicer.

                (b) In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

                (c) Not later than two Business Days preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Master Servicer, a written statement describing, on a loan by loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the Serviced REO Property relating to each applicable Specially Serviced Loan, in each case in accordance with
    Section 3.17 (it being understood and agreed that to the extent this information is provided in accordance with Section 3.13(f), this Section 3.26(c) shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Loans as the Master Servicer or the Trustee reasonably request, to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Master Servicer in writing and/or in such electronic media as is acceptable to the Master Servicer.

                (d) Notwithstanding the provisions of the preceding Section 3.26(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

                (e) [Reserved.]

                (f) No later than 30 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or a Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Controlling Class Representative, each related Serviced Companion Loan Noteholder, and upon request, the Underwriters, a report (the "Asset Status Report") with respect to such Mortgage Loan or Serviced Whole Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Controlling Class Representative if the Special Servicer and the Controlling Class Representative are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                (i) date of transfer of servicing of such Mortgage Loan or Serviced Whole Loan to the Special Servicer;

                (ii) summary of the status of such Specially Serviced Loan and any negotiations with the related Borrower;

                (iii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan or Serviced Whole Loan and whether outside legal counsel has been retained;

                (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

                (v) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or Serviced REO Property);

                (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

                (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

                If within 10 Business Days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of all the Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Noteholders, as a collective whole) or the terms of the applicable Loan Documents. If the Controlling Class Representative disapproves such Asset Status Report within such 10 Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, each related Serviced Companion Loan Noteholder, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.26(f) until the Controlling Class Representative fails to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the related Serviced Companion Loan Noteholders, if applicable, as a collective whole. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 Business Days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report where required to comply with the Servicing Standard. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Controlling Class Representative (with a copy to the Trustee) if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Borrower becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, if any Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders, as a collective whole, and it has made a reasonable effort to contact the Controlling Class Representative and, if any Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of all the Certificateholders and, if any Serviced Whole Loan is involved, the related Serviced Companion Loan Noteholders (as a collective whole) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the Directing Certificateholder (excluding, in the case of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, the holder of the related B Loan) shall be entitled to a comparable Asset Status Report and the related approval rights, but the procedure and timing for approval by the Directing Certificateholder of the related Asset Status Report shall be governed by the terms set forth in this Agreement, as applicable to the related Serviced Whole Loan.

                The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

                No direction of the Directing Certificateholder shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.18, Section 3.20 and
Section 3.29 and the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's or the Master Servicer's responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Certificateholder described in this paragraph.

                (g) The Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Certificateholder, extend the maturity of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not, at the time of such extension, a Specially Serviced Loan, in each case for up to two years, subject to a limit of a total of four calendar years of extensions; provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Whole Loan shall have occurred.

                Section 3.27 [Reserved].

                Section 3.28 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Certain Mortgage Loans. (a) Prior to taking any action with respect to a Mortgage Loan or a Serviced Whole Loan secured by Mortgaged Properties located in a "one-action" state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of any Serviced Whole Loan, first of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, from the applicable Serviced Whole Loan Collection Account from amounts allocable to the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance).

                (b) The Master Servicer shall send written notice to each Borrower and the related Manager and clearing bank relating to a Mortgage Loan that it is servicing that, if applicable, it and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

                (c) [Reserved.]

                (d) The Master Servicer (together with its employees, officer and directors) shall not utilize the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans to render advice in connection with, solicit, or otherwise participate in the refinancing of any Mortgage Loans or Serviced Whole Loans (whether at maturity or otherwise, unless the related Mortgage Loan Seller confirms in writing that it will not pursue the refinancing of such Mortgaged Property). Neither the Master Servicer nor the Special Servicer shall make its mortgage loan servicing system available to the Master Servicer's or the Special Servicer's affiliates engaged in the commercial mortgage origination business for the purpose of soliciting additional lending business.

                (e) Without limiting the obligations of the Master Servicer hereunder with respect to the enforcement of a Borrower's obligations under the related Loan Documents, the Master Servicer agrees that it shall, in accordance with the Servicing Standard, enforce the provisions of the Loan Documents with respect to the collection of Prepayment Premiums and Yield Maintenance Charges.

                (f) In the event that a Rating Agency shall charge a fee in connection with providing confirmation hereunder that a proposed action will not result in the downgrade, withdrawal, or qualification of any rating assigned to any Class of Certificates or class of Serviced Companion Loan Securities (if applicable), the Master Servicer shall require the related Borrower to pay such fee to the full extent permitted under the applicable Loan Documents. In the event that such fee remains unpaid, such fee shall be an expense of the Trust Fund (allocated as an Additional Trust Fund Expense in the same manner as Realized Losses as set forth in Section 4.01(f) and, in the case of any Serviced Whole Loan, the Trust Fund, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance), the costs of which may be advanced as a Property Advance.

                (g) The Master Servicer shall, in accordance with the Servicing Standard, enforce the right of the Trust to recover any amounts owed by the Serviced Companion Loan Noteholders to the Trust Fund pursuant to the related Co-Lender Agreement (but in the case of any Serviced B Loan, subject to Section 1.02). The cost of such enforcement on behalf of the Trust shall be paid and reimbursable as a Property Advance.

                (h) With respect to a Mortgage Loan or Serviced Whole Loan with a Stated Principal Balance equal to or greater than $20,000,000 to the extent not inconsistent with the related Mortgage Loan or Serviced Whole Loan, the Master Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property or the property manager with respect to a Mortgaged Property unless the Master Servicer obtains written confirmation from Fitch and Moody's (and S&P, if S&P is rating any class of Serviced Companion Loan Securities, if applicable) that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, if applicable, the Serviced Companion Loan Securities.

                Section 3.29 Certain Rights and Obligations of the Special Servicer. (a) In addition to its rights and obligations with respect to Specially Serviced Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan is a Specially Serviced Loan, to the extent described under Section 3.30 and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under
Section 3.09, whether or not the applicable Mortgage Loan is a Specially Serviced Loan. With respect to non-Specially Serviced Loans, the Master Servicer shall notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation and analysis (other than with respect to requests for assumptions and waivers of due-on-sale and due-on-encumbrance clauses, such requests being processed directly by the Special Servicer) and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer's possession). The Special Servicer shall have 10 Business Days (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non Specially Serviced Loan and, immediately following such 10 Business Day period, is required to notify the Controlling Class Representative and each Serviced Companion Loan Noteholder of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative shall have five Business Days from the date it receives the Special Servicer recommendation and any other information it may reasonably request (or, with respect to any Serviced Whole Loan, such longer time period as may be provided in the related Co-Lender Agreement) to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 Business Days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative and if the Special Servicer does not respond to a Request for Approval within the required 15 Business Days, the Master Servicer may deem its recommendation approved by the Special Servicer. With respect to a Specially Serviced Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative's above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative shall have 10 Business Days (after receipt of all information reasonably requested) to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 Business Days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, (i) with respect to any Serviced Whole Loan, the Directing Certificateholder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Certificateholder of the related Request for Approval shall be governed by the terms set forth in the related Intercreditor Agreement and (ii) if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) it need not wait for a response from the Controlling Class Representative.

                (b) Neither the Master Servicer nor the Special Servicer shall be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause any one of them to violate applicable law, this Agreement, including the Servicing Standard, or the REMIC Provisions.

                (c) The Master Servicer and the Special Servicer, as applicable, shall discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan, which is delinquent, has been placed on a "Watch List" or has been identified by the Master Servicer or the Special Servicer as exhibiting deteriorating performance.

                Section 3.30 Modification, Waiver, Amendment and Consents. (a) Subject to Sections 3.29, 3.30(g), 3.30(n), 3.31 and 3.32, and, if applicable, each Co-Lender Agreement, the Master Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Companion Loan and/or permit the release of the Borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property without the consent of the Trustee, any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

                (i) other than as provided in Sections 3.03 and 3.09 and except with respect to any Penalty Charges that the Master Servicer or Special Servicer, as applicable, may be entitled to as additional compensation under this Agreement, neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.30(a) (and, with respect to the Serviced Whole Loans, Section 3.32) with respect to, any Mortgage Loan or Serviced Whole Loan, as applicable, that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, in accordance with the Servicing Standard, materially impair the security for such Mortgage Loan or Serviced Whole Loan, as applicable, or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan or Serviced Whole Loan, as applicable (other than the alteration or construction of improvements thereon), or any guaranty or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); provided, however, that the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.30(a) (and, with respect to the Serviced Whole Loans, Section 3.32) with respect to a Specially Serviced Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, in accordance with the Servicing Standard, a material default on such Specially Serviced Loan has occurred or a default in respect of payment on such Specially Serviced Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (and, in the case of any Serviced Whole Loan, the related Serviced Companion Loan Noteholders), on a present value basis, than would liquidation. Any such action taken by the Special Servicer shall be accompanied by an Officers' Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee and to the Rating Agencies;

                (ii) the Special Servicer may not extend the Maturity Date of any Specially Serviced Loan beyond the date that is the date occurring later than the earlier of (A) (i) two years prior to the Rated Final Distribution Date and (ii) with respect to a Serviced Whole Loan, the date that is the earlier of two years from the Rated Final Distribution Date or the "rated final distribution date" of the related Serviced Companion Loan Securities unless 100% of the holders of the related Serviced Companion Loan Securities have consented and (B) in the case of a Specially Serviced Loan secured by the related Borrower's interest in a ground lease, the date that is 20 years prior to the expiration date of such ground lease (or 10 years prior to the expiration date of such lease with the consent of the Directing Certificateholder if the Special Servicer gives due consideration to the remaining term of such ground lease);

                (iii) the Special Servicer may not agree to or permit any material modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan that is not in default or with respect to which default is not reasonably foreseeable if it consults with counsel (and, if the Special Servicer deems it necessary, it delivers an opinion of counsel to the Trustee (at the expense of the related Borrower or such other person requesting such modification or, if such expense cannot be collected from the related Borrower or such other person, to be paid by the Master Servicer as a Servicing Advance)) to obtain advice regarding whether the contemplated waiver, modification or amendment (A) would not be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions;

                (iv) neither the Master Servicer nor the Special Servicer shall permit any Borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Whole Loan, which collateral constitutes real property, unless (A) the Master Servicer or the Special Servicer, as applicable, shall have first determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate) prepared by an Independent Person who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and/or regulations, and (B) such addition and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates and, in the case of any Serviced Whole Loan, the related Serviced Companion Loan Securities (as confirmed in writing by each Rating Agency at the expense of the related Borrower); and

                (v) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Performing Loan except as provided in Section 3.10(i) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) except in the case of the release of non-material parcels, there is a corresponding principal paydown of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (D) such release and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates and, in the case of any Serviced Whole Loan, any related Serviced Companion Loan Securities (as confirmed in writing by each Rating Agency and any other rating agency that is then rating any related Serviced Companion Loan Securities);

provided that notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master Servicer nor the Special Servicer shall extend the Maturity Date on any Mortgage Loan except pursuant to Section 3.26(g) or this Section 3.30(a) and with respect to a Serviced Whole Loan, Section 3.32, or as otherwise required under the related Loan Documents.

                (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders or, if applicable, Serviced Companion Loan Noteholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.30(a) is reasonably likely to produce a greater recovery to Certificateholders and, if applicable, Serviced Companion Loan Noteholders, as a collective whole, on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with the Servicing Standard by the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, was not negligent in ascertaining the pertinent facts.

                (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or, if applicable, Serviced Companion Loan Noteholders, be added to the unpaid principal balance of the related Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan or such modification, waiver or amendment so permit.

                (d) Except for waivers of penalty charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) or any Serviced Whole Loan entered into pursuant to this Section 3.30 (and, with respect to the Serviced Whole Loans, Section 3.32) shall be in writing.

                (e) The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 Business
    Days) following the execution thereof.

                (f) The Master Servicer or the Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan and is permitted by the terms of this Agreement and applicable law, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable and customary fee for the additional services performed in connection with such request (provided that the charging of such fee would not constitute a "significant modification" of the related Mortgage Loan or Serviced Whole Loan, within the meaning of Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

                (g) The Directing Certificateholder shall have the rights set forth in Sections 3.26 and 3.29 hereof with respect to any modification, waiver, amendment or other action contemplated by Section 3.30(a) (and with respect to a Serviced Whole Loan, the rights set forth in Section 3.32,
    Section 3.33, Section 3.34, Section 3.35 and Section 3.36, as applicable). The Controlling Class Representative shall have no duty to act in the interests of any Class other than the Controlling Class.

                (h) Notwithstanding the foregoing, the Master Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) (or any portion thereof) or Serviced Whole Loan, if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and satisfies the conditions set forth in Section 3.09(f).

                (i) Notwithstanding anything herein or in the related Loan Documents to the contrary, the Master Servicer may permit the substitution of direct, non-callable "government securities" within the meaning of
    Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) (or any portion thereof) or Serviced Whole Loan in lieu of the defeasance collateral specified in the related Loan Documents or, if applicable, the Serviced Whole Loan; provided that, the Master Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Loan Documents to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Borrower to the extent permitted under the Loan Documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or result in the imposition of a tax upon the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
    Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") and provided, further, that the requirements set forth in Section 3.09(f) are satisfied.

                (j) If required under the related Loan Documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Loan Documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 12 months, unless such amounts are reinvested by the Master Servicer in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account or, if the Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account and treat any such payments as payments made on the Mortgage Loan or Serviced Whole Loan, as applicable, in advance of its Due Date in accordance with clause (a) of the definition of Principal Distribution Amount, and not as a prepayment of the related Mortgage Loan or Serviced Companion Loan. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Collection Account or, if the Serviced Whole Loan is involved, the Serviced Whole Loan Collection Account for a period in excess of 365 days.

                (k) Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Directing Certificateholder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Directing Certificateholder by written notice given to the Trustee or Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Directing Certificateholder, any time period (exclusive or otherwise) afforded the Directing Certificateholder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired. In the event the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Master Servicer or Special Servicer, as applicable, to violate applicable law, the terms of the applicable Loan Documents, the REMIC Provisions or the terms of this Agreement, including without limitation, the Servicing Standard, the Master Servicer or Special Servicer shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

                (l) Any modification, waiver or amendment of or consents or approvals relating to a Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan or Serviced REO Loan shall be performed by the Special Servicer and not the Master Servicer, and to the extent provided in this Agreement and/or the applicable Co-Lender Agreement, shall be subject to the consent of the Directing Certificateholder or the Controlling Class Representative, as applicable.

                (m) With respect to certain Mortgage Loans originated or acquired by GACC and subject to defeasance, GACC has transferred to a third party, the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral ("GACC Defeasance Rights and Obligations"). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan that provides for GACC Defeasance Rights and Obligations, the Master Servicer shall provide, upon receipt of such notice, written notice of such defeasance request to GACC or its assignee. Until such time as GACC provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with GACC Defeasance Rights and Obligations shall be delivered to CDHC, LLC, c/o Defeasance Holding Company, LLC, 11121 Carmel Commons Blvd., Suite 250, Charlotte, North Carolina 28226, Attention: Legal Department, Tel: (704) 731-6252; Fax: (704) 759-9156.

                (n) For any Mortgage Loan and Serviced Whole Loan (other than a Specially Serviced Loan and the Non-Serviced Mortgage Loan), subject to the rights of the Special Servicer set forth in this Section 3.30, and further subject to the rights of the Directing Certificateholder set forth herein, including in Section 3.32 and, with respect to any Serviced Whole Loan, further subject to the rights of the related Serviced B Loan Noteholder(s) under the related Co-Lender Agreement, the Master Servicer, without the consent of the Special Servicer (except in the case of clause (vii) below, provided that the Special Servicer shall be deemed to have consented hereto if no response is received from the Special Servicer within 5 Business Days of such request) or the Directing Certificateholder, as applicable, shall be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:

                (i) approving routine leasing activity with respect to any lease for less than the lesser of (A) 15,000 square feet and (B) 20% of the related Mortgaged Property; provided that (1) no subordination, non-disturbance and attornment agreement (an "SNDA") exists with respect to such lease and (2) no such lease is a Ground Lease; and provided further that the Master Servicer shall not grant or approve (but shall forward to the Special Servicer for its approval) any request for (or any waiver, consent, approval, amendment or modification in connection with) an SNDA or approval of a lease that contains an SNDA;

                (ii) approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

                (iii) approving annual budgets for the related Mortgaged Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                (v) approving modifications, consents or waivers (except as provided for in Sections 3.30(a)(i)-(v)) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Serviced Whole Loan if the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions;

                (vi) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such non-material rights-of-way or easements; and

                (vii) approving releases of parcels of a Mortgaged Property for which no release price is required to be paid for the Mortgage Loans known as Morgan Resort Portfolio and Casa de Luna; and

                (viii) any non-material modifications, waivers or amendments not provided for in clauses (i) through (vii) above, which are necessary to cure any ambiguities or to correct scrivener's errors in the terms of the related Mortgage Loan.

provided, however, in the case of any Serviced Whole Loan, the Master Servicer shall provide written notice of such action to the related Serviced B Loan Noteholder(s); and provided, further, that the Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section 3.30(n) for which the Special Servicer is responsible pursuant to this Section 3.30 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan listed on Exhibit X received by the Master Servicer shall be submitted to the Special Servicer for processing (which request shall be deemed approved if the request is not denied by the Special Servicer in writing to the Master Servicer within ten (10) Business Days of the Special Servicer's receipt of such request). For purposes of this Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance-related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable loan documents, have been satisfied.

                Section 3.31 Matters Relating to Certain Mortgage Loans(a) .

                (a) With respect to the Mortgage Loans identified as Bay Court Plaza and Murray Hill Office Center, at any time that the related Borrower requests approval of a new lease or renewal of an existing lease, the Master Servicer or the Special Servicer, as applicable pursuant to Section 3.30(n)(i), shall be required to respond to such request within 20 Business Days, in the event the Master Servicer or the Special Servicer, as applicable pursuant to Section 3.30(n)(i), fails to request additional information or respond to such request for approval within the specified period of time, such approval shall be deemed given.

                (b) With respect to the First City Tower Whole Loan, (i) the approval of the Master Servicer shall not be required with respect to any lease that is not a "Major Lease," as such term is defined in the related Loan Agreement and (ii) at any time that the related Borrower requests approval of a Major Lease (each of the Vinson & Elkins, Waste Management and Parking leases constitutes a Major Lease), the Master Servicer or the Special Servicer, as applicable pursuant to Section 3.30(n)(i), shall be required to respond to such request within 10 Business Days of receipt of all information reasonably requested by the Master Servicer or the Special Servicer, as applicable pursuant to Section 3.30(n)(i), to make a decision with respect to such request. In the event the Master Servicer or the Special Servicer, as applicable pursuant to Section 3.30(n)(i), fails to request additional information or respond to such request for approval within the specified period of time, such approval shall be deemed given.

                (c) With respect to the Mortgage Loan identified as JPIM Self Storage Portfolio, at any time that the related Borrower requests approval of a new lease or renewal of an existing lease, such approval shall be deemed given provided that (i) such "Major Lease," as such term is defined in the related Loan Agreement provides for rental rates and terms comparable to existing local market rates and terms, (ii) such Major Lease is an arms-length transaction with a tenant that is not an affiliate of borrower or property manager, (iii) such Major Lease will not have a material adverse effect on the value of the property taken as a whole and (iv) such Major Lease is subordinate by its terms to the Mortgage Loan and all month-to-month leases. In addition, any time the related Borrower request approval of contracts or work orders in excess of $250,000 for each individual Mortgaged Property, the Master Servicer shall be required to respond to such request within 10 Business Days of receipt of all information reasonably requested by the Master Servicer necessary to make a decision with respect to such request. In the event the Master Servicer fails to request additional information or to respond to such request for approval within the specified period of time, such approval shall be deemed given. To the extent that such approval relates to a lease that exceeds the thresholds set forth in Section 3.30(n)(i), all determinations as to whether the enumerated leasing conditions have been satisfied shall be made by the Special Servicer; otherwise, the Master Servicer shall make such determinations.

                (d) With respect to the Mortgage Loan identified as Mission Hills Shopping Center, at any time that the related Borrower requests approval of the "Hollywood Video Lease," the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.30(n)(i), shall be required to respond to such request within 30 Business Days, and in the event the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.30(n)(i), fails to request additional information or respond to such request for approval within the specified period of time, such approval shall be deemed given.

                (e) With respect to the Mortgage Loan identified as Fort Collins Marriott Portfolio, the approval of the Master Servicer shall not be required with respect to any "Major Lease," as such term is defined in the related Loan Agreement, entered into by the related property manager, provided that (i) the property management contract is in full force and effect, (ii) no default beyond any applicable grace or cure period by property manager exists under the property management contract, (iii) such Major Lease provides for rental rates and terms comparable to existing local market rates and terms, (iv) such Major Lease is an arms-length transaction with a tenant that is not an affiliate of borrower or property manager, (v) such Major Lease will not have a material adverse effect on the value of the property taken as a whole and (vi) such Major Lease is subordinate by its terms to the Mortgage Loan. To the extent that the foregoing relates to a lease that exceeds the thresholds set forth in Section 3.30(n)(i), all determinations as to whether the enumerated leasing conditions have been satisfied shall be made by the Special Servicer; otherwise, the Master Servicer shall make such determinations.

                (f) With respect to the Mortgage Loans identified as Fairways Apartments and East Wintonbury Apartments, any time the related Borrower request approval of a contract for reserve item work, the Master Servicer shall be required to approve or disapprove such request within 14 Business Days of receipt of all information reasonably requested by the Master Servicer necessary to make a decision with respect to such request. In the event the Master Servicer fails to request additional information or respond to such request for approval within the specified period of time, such approval shall be deemed given.

                Section 3.32 Certain Intercreditor Matters Relating to the Serviced Whole Loans. (a) With respect to the Serviced Whole Loans, except for those duties to be performed by, and notices to be furnished by, the Trustee under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Co-Lender Agreement.

                (b) The Master Servicer shall maintain a register (the "Serviced Companion Loan Noteholder Register") on which the Master Servicer shall record the names and addresses of the Serviced Companion Loan Noteholders and wire transfer instructions for such Serviced Companion Loan Noteholders from time to time, to the extent such information is provided in writing to the Master Servicer by a Serviced Companion Loan Noteholder. Each Serviced Companion Loan Noteholder has agreed to inform the Master Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Co-Lender Agreement) and of any transfer thereof (together with any instruments of transfer).

                In no event shall the Master Servicer be obligated to pay any party the amounts payable to a Serviced Companion Loan Noteholder hereunder other than the Person listed as the applicable Serviced Companion Loan Noteholder on the Serviced Companion Loan Noteholder Register. In the event that a Serviced Companion Loan Noteholder transfers the related Serviced Companion Loan without notice to the Master Servicer, the Master Servicer shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan and shall have no obligation to recover and redirect such payment.

                The Master Servicer shall promptly provide the names and addresses of any Serviced Companion Loan Noteholder to any party hereto, any related B Loan Noteholder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Master Servicer shall have no liability to any Person for the provision of any such names and addresses.

                (c) The Directing Certificateholder shall not owe any fiduciary duty to the Trustee, the Master Servicer, any Special Servicer, any Certificateholder (including the Controlling Class Representative, if applicable) or any noteholder of a Serviced Whole Loan, as applicable. The Directing Certificateholder will not have any liability to the Certificateholders (including the Controlling Class Representative, if applicable) or any other noteholder of a Serviced Whole Loan, as applicable, for any action taken, or for refraining from the taking of any action or the giving of any consent, pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that the Directing Certificateholder may take or refrain from taking actions that favor the interests of the Directing Certificateholder over the Certificateholders or such other noteholder of a Serviced Whole Loan, as applicable, and that such Directing Certificateholder may have special relationships and interests that conflict with the interests of the Certificateholders or such other noteholder of a Serviced Whole Loan, as applicable, and will be deemed to have agreed to take no action against such Directing Certificateholder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that such Directing Certificateholder shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Directing Certificateholder.

                (d) With respect to any Serviced Whole Loan, the Directing Certificateholder shall be entitled to exercise the consent rights, cure rights and purchase rights, as applicable, to the extent set forth in the applicable Co-Lender Agreement, in accordance with the terms of the related Co-Lender Agreement and this Agreement.

                (e) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt of any servicing reports from the BACM 2006-6 Servicer, the BACM 2006-6 Special Servicer or the BACM 2006-6 Trustee with respect to the EZ Storage Portfolio Whole Loan.

                Promptly following the Closing Date, the Trustee shall send written notice (in the form of Exhibit U attached hereto), accompanied by a copy of an executed version of this Agreement, with respect to the EZ Storage Portfolio Mortgage Loan, to each of the BACM 2006-6 Servicer, the BACM 2006-6 Special Servicer and the BACM 2006-6 Trustee stating that, as of the Closing Date, the Trustee is the holder of the EZ Storage Portfolio Mortgage Loan and directing each such recipient to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the EZ Storage Portfolio Mortgage Loan under the EZ Storage Portfolio Intercreditor Agreement and the BACM 2006-6 Pooling and Servicing Agreement. Such notice shall also provide contact information for the Trustee, the Master Servicer, the Special Servicer and the Directing Certificateholder.

                In the event that the BACM 2006-6 Servicer, BACM 2006-6 Special Servicer or BACM 2006-6 Trustee shall be replaced in accordance with the terms of the BACM 2006-6 Pooling and Servicing Agreement, promptly upon notice thereof, the Master Servicer and the Special Servicer shall, upon request, acknowledge its successor as the successor to the related BACM 2006-6 Servicer, BACM 2006-6 Special Servicer or BACM 2006-6 Trustee, as the case may be.

                Section 3.33 Rights of the Holders of the Mall of America Whole Loan and the Fortress/Ryan's Portfolio Whole Loan.

                (a) Notwithstanding anything to the contrary contained herein (but subject to this Section 3.33), with respect to the Mall of America Whole Loan or the Fortress/Ryan's Portfolio Whole Loan, as applicable, (1) the Master Servicer and the Special Servicer, as applicable, shall be required to consult with the applicable Directing Certificateholder and the other related pari passu noteholders (at the request of such pari passu noteholders) about a particular course of action (and, if so requested, shall consult with them separately) and (2) prior to taking any of the actions set forth in Section 3.1(b) of each of the Mall of America Intercreditor Agreement and the Fortress/Ryan's Portfolio Intercreditor Agreement, as applicable, the Master Servicer and the Special Servicer, as applicable, will be required to notify the applicable Directing Certificateholder and the other related pari passu noteholders of any proposal to take any of such actions (and to provide such non-proprietary information as may be reasonably requested by and necessary in the reasonable determination of any such Person in order to make a judgment, the expense of providing such information to be an expense of the requesting Person) and to receive the approval of such Directing Certificateholder in accordance with Section 3.1(b) of each of the Mall of America Intercreditor Agreement and the Fortress/Ryan's Portfolio Intercreditor Agreement, as applicable.

                (b) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by any Certificateholder, the Directing Certificateholder or any holder of a loan that is part of a Serviced Whole Loan that is not a Directing Certificateholder may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Loan Documents, applicable law or any provision of this Agreement or the applicable Co-Lender Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC or (B) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions. In addition, if the Master Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Certificateholders and the Serviced Companion Loan Noteholders (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for a response from the Directing Certificateholder, as applicable.

                (c) The Directing Certificateholder shall not owe any fiduciary duty to the Trustee, the Master Servicer, any Special Servicer, any Certificateholder (including the Controlling Class Representative, if applicable) or any noteholder of a Serviced Whole Loan, as applicable. The Directing Certificateholder will not have any liability to the Certificateholders (including the Controlling Class Representative, if applicable) or any other noteholder of a Serviced Whole Loan, as applicable, for any action taken, or for refraining from the taking of any action or the giving of any consent, pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that the Directing Certificateholder may take or refrain from taking actions that favor the interests of the Directing Certificateholder over the Certificateholders or such other noteholder of a Serviced Whole Loan, as applicable, and that such Directing Certificateholder may have special relationships and interests that conflict with the interests of the Certificateholders or such other noteholder of a Serviced Whole Loan, as applicable, and will be deemed to have agreed to take no action against such Directing Certificateholder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that such Directing Certificateholder shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Directing Certificateholder.

                Section 3.34 Rights of the Holders of the First City Tower Whole Loan.

                The Master Servicer and Special Servicer each acknowledge and agree that the First City Tower Whole Loan is subject to the terms and provisions of the related Co-Lender Agreement and each agrees to service the First City Tower Whole Loan in accordance with the related Co-Lender Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Co-Lender Agreement and performing the obligations of the "Note A Holder" thereunder. Notwithstanding anything to the contrary in this Agreement, each of the Master Servicer and the Special Servicer agrees not to take any action with respect to any of the First City Tower Whole Loan or the related Mortgaged Property without the prior consent of the Directing Certificateholder to the extent that the related Co-Lender Agreement provides that such Companion Loan Noteholder is entitled or required to consent to such action, to the extent such action or inaction does not cause a violation of the terms of the related Mortgage Loan Documents, applicable law or the Servicing Standard, and agree to deliver such reports and summaries as required by the related Co-Lender Agreement. Each of the Master Servicer and Special Servicer acknowledges and agrees that such Companion Loan Noteholder has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of the related Co-Lender Agreement.

                Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by any Certificateholder, the Directing Certificateholder or any holder of a loan that is part of a Serviced Whole Loan that is not a Directing Certificateholder may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Loan Documents, applicable law or any provision of this Agreement or the applicable Co-Lender Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any Trust REMIC or (B) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions. In addition, if the Master Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Certificateholders and the Serviced Companion Loan Noteholder(s) (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for a response from the Directing Certificateholder, as applicable.

                Further, if at any time, with respect to the First City Tower Whole Loan, an event enumerated in Section 8 of the related Co-Lender Agreement occurs and the related Mortgage Loan becomes subject to a purchase option, as described under Section 8 of the related Co-Lender Agreement, the related Companion Loan Noteholder will have the right to purchase the related Mortgage Loan at the defaulted mortgage loan purchase price described therein.

                Notwithstanding anything to the contrary in this Agreement but subject to the initial paragraph of this Section 3.34, the Master Servicer or the Special Servicer, as applicable, shall be required to obtain the prior written consent of the First City Tower B Loan Noteholder with respect to any amendment, deferral, extension, waiver or other modification of the related Whole Loan enumerated in, and under the circumstances described in, Section 19(b) of the related Co-Lender Agreement. Additionally, subject to the last sentence of the second preceding paragraph, the Master Servicer or the Special Servicer, as applicable, shall be required to use reasonable efforts to consult the First City Tower B Loan Noteholder with respect to any proposals to take any significant action with respect to the First City Tower Whole Loan or the related mortgaged property as described in Section 19(a) of the First City Tower Intercreditor Agreement.

                With respect to each of the First City Tower Whole Loan, the Master Servicer or Special Servicer, as applicable, shall, when provided or available to it from time to time, deliver to the First City Tower B Loan Noteholder copies of each financial statement delivered to the Master Servicer or Special Servicer, as applicable, pursuant to the terms of the Mortgage Loan Documents. The Master Servicer or Special Servicer, as applicable shall also deliver to First City Tower B Loan Noteholder copies of any other documents relating to the Mortgage Loan that are not required to be delivered by or on behalf of the Mortgage Loan Borrower pursuant to the Mortgage Loan Documents (to the extent the Master Servicer's or Special Servicer's possession, as applicable), including, without limitation, property inspection reports and loan servicing statements, at the sole expense of First City Tower B Loan Noteholder. In no event shall the Master Servicer or Special Servicer, as applicable, be obligated to provide to First City Tower B Loan Noteholder Holder any information that the Master Servicer or Special Servicer, as applicable, concludes in its sole but good faith determination is confidential or which the Master Servicer or Special Servicer, as applicable, believes to be of a proprietary or sensitive nature.

                Section 3.35 Rights of the Holders of the Casual Male HQ Whole Loan.

                The Master Servicer and Special Servicer acknowledge and agree that the Casual Male HQ Whole Loan is subject to the terms and provisions of the Casual Male HQ Intercreditor Agreement and each agrees to service the Casual Male HQ Whole Loan in accordance with the Casual Male HQ Intercreditor Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the Casual Male HQ Intercreditor Agreement and performing the obligations of the "Note A Holder" thereunder. Each of the Master Servicer and Special Servicer acknowledges and agrees that, notwithstanding anything to the contrary contained herein, the Casual Male HQ B Loan Noteholder has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of the Casual Male HQ Intercreditor Agreement. Each of the Master Servicer and Special Servicer acknowledges and agrees that, notwithstanding anything to the contrary contained herein, the Casual Male HQ B Loan Noteholder has the right to cure monetary and non-monetary defaults by the related Borrower as provided in the Casual Male HQ Intercreditor Agreement (including, but not limited to, through the posting "Reserve Collateral" (as defined in the Casual Male HQ Intercreditor Agreement)).

                Notwithstanding anything to the contrary in this Agreement, each of the Master Servicer and the Special Servicer agrees that with respect to the Casual Male HQ Whole Loan, the Casual Male HQ Controlling Holder, in lieu of the Controlling Class Representative, shall be entitled to exercise all rights of the Controlling Class Representative under this Agreement with respect to the Casual Male HQ Whole Loan and any references to the Controlling Class Representative in this Agreement relating to actions permitted to be taken only with the consent of the Controlling Class Representative with respect to the Casual Male HQ Whole Loan shall be deemed to be references to the Casual Male HQ Controlling Holder (including, but not limited to, those actions specified in Section 6(b)(ii) of the related Intercreditor Agreement); provided, however, that (i) the Controlling Class Representative shall also have the right to receive all reports and notices under this Agreement (which shall not be an expense of the Casual Male HQ Controlling Holder) and (ii) the Controlling Class Representative (and not the Casual Male HQ Controlling Holder) shall be entitled to exercise the Purchase Option set forth in Section 3.18(c) with respect to the Casual Male HQ Whole Loan. In addition, the Casual Male HQ Controlling Holder shall have any rights, whether or not additional, that are specified in the Casual Male HQ Intercreditor Agreement (including, but not limited to, the right to terminate the Special Servicer with respect to the Casual Male HQ Whole Loan and appoint a replacement therefor).

                The Casual Male HQ Controlling Holder shall not owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent in good faith pursuant to this Agreement or the Casual Male HQ Intercreditor Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. By its acceptance of the related Certificates, each Certificateholder will be deemed to have confirmed its agreement that the Casual Male HQ Controlling Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of the Casual Male HQ Controlling Holder over the Certificateholders, and that the Casual Male HQ Controlling Holder may have special relationships and interests that conflict with the interests of the holders of such securities and, absent willful misfeasance, bad faith or gross negligence on the part of the Casual Male HQ Controlling Holder, will be deemed to have agreed to take no action against the Casual Male HQ Controlling Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Casual Male HQ Controlling Holder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Casual Male HQ Controlling Holder.

                The Casual Male HQ Controlling Holder shall not give any direction to, or approve or disapprove of an action of, the Note A Holder that would cause the Note A Holder to take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, this Agreement, the Casual Male HQ Intercreditor Agreement or the related Loan Documents. Notwithstanding anything to the contrary in this Agreement, in no event shall the Note A Holder take any action or refrain from taking any action that would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC Provisions or violate any other provisions of this Agreement or the Casual Male HQ Intercreditor Agreement. The taking, or refraining from taking, of any action by the Note A Holder contrary to the directions of, or in a manner disapproved by, the Casual Male HQ Controlling Holder shall not constitute a Master Servicer Event of Default or Special Servicer Event of Default under this Agreement so long as the Note A Holder's taking, or refraining from taking, such action in accordance with the direction of, or with the approval of, the Casual Male HQ Controlling Holder would have violated any law of any applicable jurisdiction, would have been inconsistent with the Servicing Standard, would have violated the REMIC Provisions or would have violated any other provision of this Agreement or the Casual Male HQ Intercreditor Agreement.

                Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by any Certificateholder, the Directing Certificateholder or any holder of a loan that is part of a Serviced Whole Loan that is not a Directing Certificateholder may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Loan Documents, applicable law or any provision of this Agreement or the applicable Co-Lender Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC or (B) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions. In addition, if the Master Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Certificateholders and the Serviced Companion Loan Noteholder(s) (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for a response from the Directing Certificateholder, as applicable.

                The Casual Male HQ Note B Holder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the Casual Male HQ Whole Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                Pursuant to the Casual Male HQ Intercreditor Agreement, the Casual Male HQ Controlling Holder has the right at any time to appoint an operating advisor for the Casual Male HQ Whole Loan and the Casual Male HQ Controlling Holder shall have the right in its sole discretion at any time and from time to time to remove and replace such operating advisor. Each of the Master Servicer and Special Servicer acknowledges and agrees that, notwithstanding anything to the contrary contained herein, in the event that such an operating advisor has been appointed and has not been removed or replaced, then all actions that are permitted to be taken by the Casual Male HQ Controlling Holder under this Agreement or the Casual Male HQ Intercreditor Agreement may be taken by operating advisor acting on behalf of the Casual Male HQ Controlling Holder.

                If the Casual Male HQ Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the Casual Male HQ Intercreditor Agreement and shall assume the rights and obligations of the holder of the related Note under the Casual Male HQ Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to the Casual Male HQ Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of the Casual Male HQ Mortgage Loan in its capacity as the holder of the related Note (as a result of such purchase or repurchase), under the Casual Male HQ Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, the related Mortgage File shall be held by such purchaser or a custodian appointed thereby for the benefit of such purchaser, and the other "Holders", as their interests appear under the Casual Male HQ Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Casual Male HQ Whole Loan.

                Section 3.36 Rights of the Holders of the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan and the 777 Sunrise Highway B Loan.

                The Master Servicer and Special Servicer each acknowledge and agree that each of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan is subject to the terms and provisions of the related Co-Lender Agreement and each agrees to service each of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan in accordance with the related Co-Lender Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Co-Lender Agreement and performing the obligations of the "Note A Holder" thereunder. Notwithstanding anything to the contrary in this Agreement, each of the Master Servicer and the Special Servicer agrees not to take any action with respect to any of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan, the 777 Sunrise Highway Whole Loan or the related Mortgaged Property without the prior consent of the Directing Certificateholder to the extent that the related Co-Lender Agreement provides that such Companion Loan Noteholder is entitled or required to consent to such action, to the extent such action or inaction does not cause a violation of the terms of the related Mortgage Loan Documents, applicable law or the Servicing Standard, and agree to deliver such reports and summaries as required by the related Co-Lender Agreement. Each of the Master Servicer and Special Servicer acknowledges and agrees that such Companion Loan Noteholder has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of the related Co-Lender Agreement.

                Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by any Certificateholder, the Directing Certificateholder or any holder of a loan that is part of a Serviced Whole Loan that is not a Directing Certificateholder may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Loan Documents, applicable law or any provision of this Agreement or the applicable Co-Lender Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC or (B) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions. In addition, if the Master Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Certificateholders and the Serviced Companion Loan Noteholders (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for a response from the Directing Certificateholder, as applicable.

                Further, pursuant to the terms of the related Co-Lender Agreement, it is contemplated that the related Borrower under each of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan will remit payments on the Sabre Office Center Mortgage Loan, the Summit Park Apartments Mortgage Loan, the Shoppes at Savannah Mortgage Loan and the 777 Sunrise Highway Mortgage Loan, respectively, to the Master Servicer, and for the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan and the 777 Sunrise Highway B Loan, respectively (regardless of whether it has been securitized or is securitized in the future), the related Borrower will remit payments on the related B Loan directly to the servicer for such B Loan; provided, however, that under the circumstances identified in the related Co-Lender Agreement, the related Borrower under the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan or the 777 Sunrise Highway B Loan (even after the related B Loan has been securitized) will be required to remit payments on such B Loan directly to the Master Servicer or the Special Servicer under this Agreement.

                Additionally, if at any time with respect to the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan an event of default enumerated in Section 8(a) of the related Co-Lender Agreement occurs and the related Mortgage Loan becomes subject to a purchase option, as described under
Section 8 of the related Co-Lender Agreement, the related B Loan Noteholder will have the right to purchase the related Mortgage Loan at the defaulted mortgage loan purchase price described therein.

                Notwithstanding anything to the contrary in this Agreement but subject to the initial paragraph of this Section 3.33, the Master Servicer or the Special Servicer, as applicable, shall be required to obtain the prior written consent of the Sabre Office Center B Loan Noteholder, the Summit Park Apartments B Loan Noteholder, the Shoppes at Savannah B Loan Noteholder or the 777 Sunrise Highway B Loan Noteholder with respect to any amendment, deferral, extension, waiver or other modification of the related Whole Loan enumerated in, and under the circumstances described in, Section 16(a) of the related Co-Lender Agreement.

                With respect to each of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, the Master Servicer or Special Servicer, as applicable, shall, when provided or available to it from time to time, deliver to the related B Loan Noteholder (i) a summary of the current status of principal and interest payments on such Serviced Whole Loan, (ii) copies of all financial statements and reports required pursuant to the related Mortgage Loan Documents, to the extent in the Master Servicer's or Special Servicer's, as applicable, possession, (iii) current information, if any, as to the value of the related Mortgage Property, to the extent in the Master Servicer's or Special Servicer's, as applicable, possession, (iv) a copy of any other agreements that govern the administration of such Serviced Whole Loan, (v) copies of any default or acceleration notices sent to the related Borrower, (vi) copies of each other report provided under this Agreement to the Certificateholders and/or the Trustee, including, without limitation, the CMSA reports, (vii) copies of all requests and material correspondence relating to such Serviced Whole Loan and
(viii) other information with respect to the Borrower or such Serviced Whole Loan, reasonably requested by the related B Loan Noteholder, to the extent in the Master Servicer's or Special Servicer's, as applicable, possession. Notwithstanding anything to the contrary in this paragraph, the Master Servicer may deliver any information required by this paragraph by making it available on its website.

                Notwithstanding any provision of this Agreement to the contrary, consistent with the Servicing Standard, the servicing rights and obligations of the Master Servicer and the Special Servicer with respect to the Sabre Office Center B Loan Noteholder, the Summit Park Apartments B Loan Noteholder, the Shoppes at Savannah B Loan Noteholder or the 777 Sunrise Highway B Loan Noteholder will be limited pursuant to the terms of the related Co-Lender Agreement prior to, or after the discontinuance of, a "Material Default" (as defined in Section 3(b) of the related Co-Lender Agreement).

                Section 3.37 Litigation Control. The Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under
Section 6.03 of this Agreement, such servicer shall, for the benefit of the Certificateholders, have the right to direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (a) the enforcement of the obligations of a Borrower under the related Mortgage Loan Documents and (b) any action brought against the Trust Fund, the Trustee, Master Servicer or the Special Servicer with respect to any Mortgage Loan (the foregoing rights and obligations, "Litigation Control"). Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, Master Servicer shall immediately notify the Controlling Class Representative of such claim or litigation. In addition, Master Servicer shall prepare and submit a monthly status report regarding any Litigation Control matter to Controlling Class Representative.

                Notwithstanding the foregoing as applicable, each of the Special Servicer and Master Servicer, shall consult with and keep the Controlling Class Representative advised of any material development, including, without limitation, (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Controlling Class Representative for its approval or consent. Subject to the last paragraph of this Section 3.37 and the Servicing Standard, the Special Servicer or Master Servicer, as the case may be, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or Master Servicer, as the case may be, within such 5 Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided, that, in the event that the Special Servicer or Master Servicer, as the case may be, determines that immediate action is necessary to protect the interests of the Certificateholders and, in the case of a Whole Loan, the related holder of the Companion Loan, the Special Servicer or Master Servicer, as the case may be, may take such action without waiting for the Controlling Class Representative's response; provided that the Special Servicer or Master Servicer, as the case may be, has confirmation that the Controlling Class Representative received notice of such action in writing.

                Notwithstanding anything contained herein to the contrary, with respect to any Litigation Control otherwise required to be exercised hereunder by Master Servicer relating to a Mortgage Loan that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer set forth above acknowledging that it became aware of or was named in the subject claim or litigation, the Controlling Class Representative may direct in writing that such Litigation Control nevertheless be exercised by the Special Servicer, provided, however, that the Controlling Class Representative has determined and advised Master Servicer that its actions with respect to such obligations are indemnifiable under Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the Special Servicer) arising from the related legal action or claim underlying such Litigation Control and not otherwise paid to Master Servicer pursuant to Section 6.03 shall be payable by the Trust Fund.

                Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually,
(ii) engage counsel to represent the Trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, LaSalle to be registered to do business in any state; and (c) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Pooling and Servicing Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

                Section 4.01 Distributions. (a) (i) The initial Lower-Tier Principal Balances as of any date subsequent to the first Distribution Date, and the Pass-Through Rate on each Class of Pooled Lower-Tier Regular Interests shall be as set forth in the Preliminary Statement and the definition of "Pass-Through Rate."

                (ii) On each Distribution Date, amounts held in the Lower-Tier Distribution Account shall be withdrawn (to the extent of the Available Funds, including or reduced by, to the extent required by Section 3.05(f), the Withheld Amounts, plus any amount withdrawn from the Excess Liquidation Proceeds Account pursuant to Section 3.05(j)) in the case of all Classes of Lower-Tier Regular Interests (such amount, the "Lower-Tier Distribution Amount"). Each Class of Lower-Tier Regular Interests shall be deemed to have received distributions in respect of principal in an amount equal to the amount of principal actually distributable to its respective Corresponding Certificates as provided in Section 4.01(b), and as set forth below with respect to Corresponding Certificates having more than one Class of Corresponding Lower Tier Regular Interests. As of any date, the principal balance of each Lower-Tier Regular Interest shall equal the Lower-Tier Principal Balance thereof. On each Distribution Date, distributions made in respect of any Class of Regular Certificates on each Distribution Date pursuant to
        Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest or Interests set forth in the Preliminary Statement hereto; provided, that the Interest Accrual Amount and Class Interest Shortfalls in respect of a Class of Regular Certificates shall be deemed to have been distributed pro rata among two or more Corresponding Lower Tier Regular Interests that correspond to a Class of Regular Certificates; provided, further, that each Lower-Tier Regular Interest shall be deemed to have received distributions in respect of interest in an amount equal to the Interest Accrual Amount and Class Interest Shortfalls in respect of the Class XS Strip Rate or Class XP Strip Rate of its Corresponding Component, in each case to the extent actually distributable thereon as provided in Section 4.01(b); and provided, further, that distributions of principal or reimbursement of Realized Losses and Additional Trust Fund Expenses on:

                        (A) the Class A-1 Certificates, first to the Lower-Tier
                Regular Interest LA-1-1, second to the Lower-Tier Regular Interest LA-1-2 and then to the Lower-Tier Regular Interest LA-1-3, in each case, until reduced to zero;

                        (B) the Class A-2A Certificates, first to the Lower-Tier
                Regular Interest LA-2A-1, second to the Lower-Tier Regular Interest LA-2A-2, and then to the Lower-Tier Regular Interest LA-2A-3, in each case, until reduced to zero;

                        (C) the Class A-2B Certificates, first to the Lower-Tier
                Regular Interest LA-2B-1, second to the Lower-Tier Regular Interest LA-2B-2, third to the Lower-Tier Regular Interest LA-2B-3, and then to the Lower-Tier Regular Interest LA-2B-4, in each case, until reduced to zero;

                        (D) the Class A-3 Certificates, first to the Lower-Tier
                Regular Interest LA-3-1, second to the Lower-Tier Regular Interest LA-3-2, and then to the Lower-Tier Regular Interest LA-3-3, in each case, until reduced to zero;

                        (E) the Class A-AB Certificates, first to the Lower-Tier
                Regular Interest LA-AB-1 and then to the Lower-Tier Regular Interest LA-AB-2, in each case, until reduced to zero;

                        (F) the Class A-4 Certificates, first to the Lower-Tier
                Regular Interest LA-4-1, second, to the Lower-Tier Regular Interest LA-4-2, third, to the Lower-Tier Regular Interest LA-4-3, fourth, to the Lower-Tier Regular Interest LA-4-4 and then to the Lower-Tier Regular Interest LA-4-5, in each case, until reduced to zero;

                        (G) the Class A-1A Certificates, first to the Lower-Tier
                Regular Interest LA-1A-1, second to the Lower-Tier Regular Interest LA-1A-2, third to the Lower-Tier Regular Interest LA-1A-3, fourth to the Lower-Tier Regular Interest LA-1A-4, fifth to the Lower-Tier Regular Interest LA-1A-5, sixth to the Lower-Tier Regular Interest LA-1A-6, seventh, to the Lower-Tier Regular Interest LA-1A-7, eighth to the Lower-Tier Regular Interest LA-1A-8, ninth to the Lower-Tier Regular Interest LA-1A-9, tenth to the Lower-Tier Regular Interest LA-1A-10, eleventh to the Lower-Tier Regular Interest LA-1A-11, twelfth to the Lower-Tier Regular Interest LA-1A-12, thirteenth to the Lower-Tier Regular Interest LA-1A-13, fourteenth, to the Lower-Tier Regular Interest LA-1A-14 and then to the Lower-Tier Regular Interest LA-1A-15, in each case, until reduced to zero;

                        (H) the Class D Certificates, first to the Lower-Tier
                Regular Interest LD-1, second to the Lower-Tier Regular Interest LD-2 and then to the Lower-Tier Regular Interest LD-3, in each case, until reduced to zero;

                        (I) the Class E Certificates, first to the Lower-Tier
                Regular Interest LE-1 and then to the Lower-Tier Regular Interest LE-2, in each case, until reduced to zero;

                        (J) the Class F Certificates, first to the Lower-Tier
                Regular Interest LF-1 and then to the Lower-Tier Regular Interest LF-2, in each case, until reduced to zero;

                        (K) the Class G Certificates, first to the Lower-Tier
                Regular Interest LG-1, second to the Lower-Tier Regular Interest LG-2 and then to the Lower-Tier Regular Interest LG-3, in each case, until reduced to zero;

                        (L) the Class H Certificates, first to the Lower-Tier
                Regular Interest LH-1 and then to the Lower-Tier Regular Interest LH-2, in each case, until reduced to zero;

                        (M) the Class J Certificates, first to the Lower-Tier
                Regular Interest LJ-1 and then to the Lower-Tier Regular Interest LJ-2, in each case, until reduced to zero;

                        (N) the Class K Certificates, first to the Lower-Tier
                Regular Interest LK-1, and then to the Lower-Tier Regular Interest LK-2, in each case, until reduced to zero; and

                        (O) the Class L Certificates, first to the Lower-Tier
                Regular Interest LL-1, and then to the Lower-Tier Regular Interest LL-2, in each case, until reduced to zero.

                All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(b) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest(s) set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in sequential order of the priority set forth in this
Section 4.01(a)(ii) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Component of such Class of Certificates.

                On each Distribution Date, the Trustee shall apply amounts related to each Prepayment Premium and Yield Maintenance Charge then on deposit in the Lower-Tier Distribution Account and received during or prior to the related Collection Period to the Lower-Tier Regular Interests in proportion to the amount of principal distributed to each Class of Lower-Tier Regular Interests on such Distribution Date pursuant to this Section 4.01(a)(ii).

                The Trustee shall be deemed to deposit the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and any Yield Maintenance Charges distributed to the Upper-Tier REMIC pursuant to this Section 4.01(a)(ii) into the Upper-Tier Distribution Account. Any amount in respect of the Mortgage Pool that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of Prepayment Premiums and Yield Maintenance Charges in respect of the Mortgage Pool shall be distributed to the Holders of the Class LR Certificates (but only to the extent of such amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

                (b) On each Distribution Date occurring prior to the Crossover Date, the Trustee shall withdraw from the Upper-Tier Distribution Account the amounts deposited in the Upper-Tier Distribution Account in respect of such Distribution Date pursuant to Section 4.01(a), and distribute such amount to Certificateholders in the amounts and in the order of priority set forth below:

                (i) First, to pay interest, pro rata, (i) on the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB and Class A-4 Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements; (ii) on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Accrual Amount for such Class; and (iii) on the Class XS and Class XP Certificates, pro rata, from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for such Class; provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total Interest Accrual Amount to be paid to any of the Classes described in this subclause (i), the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

                (ii) Second, pro rata, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XS and Class XP Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Classes,

                (iii) Third, in reduction of the Certificate Balances thereof,

                        (A) to the Class A-1, Class A-2A, Class A-2B, Class A-3,
                Class A-AB, Class A-4 Certificates,

                                (1) first, to the Class A-AB Certificates, in an
                        amount up to the Group 1 Principal Distribution and, after the outstanding Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-AB Certificates is reduced to the Class A-AB Planned Principal Balance,

                                (2) then, to the Class A-1 Certificates, in an
                        amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-AB Certificates pursuant to
                        (1) above in this clause Third) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates, and after payments to the Class A-AB Certificates pursuant to (1) above in this clause Third have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero,

                                (3) then, to the Class A-2A Certificates, in an
                        amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions to the Class A-1 Certificates and distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-AB Certificates pursuant to (1) above in this clause Third) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to (1) above in this clause Third have been made on such Distribution Date, until the Class A-2A Certificates are reduced to zero,

                                (4) then, to the Class A-2B Certificates, in an
                        amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions to the Class A-1 Certificates and distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-AB Certificates pursuant to (1) above in this clause Third) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to (1) above in this clause Third have been made on such Distribution Date, until the Class A-2B Certificates are reduced to zero,

                                (5) then, to the Class A-3 Certificates, in an
                        amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2A and Class A-2B Certificates and distributions on the Class A-AB Certificates pursuant to (1) above in this clause Third) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2A and Class A-2B Certificates and payments to the Class A-AB Certificates pursuant to (1) above in this clause Third have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

                                (6) then, to the Class A-AB Certificates, in an
                        amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

                                (7) then, to the Class A-4 Certificates, in an
                        amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates and distributions on the Class A-AB Certificates pursuant to (1) above in this clause Third) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates and payments to the Class A-AB Certificates pursuant to (1) above in this clause Third have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

                        (B) to the Class A-1A Certificates, in an amount equal
                to the Loan Group 2 Principal Distribution Amount for such Distribution Date and to the Class A-1A Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

                (iv) Fourth, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (v) Fifth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (vi) Sixth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (vii) Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (viii) Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (ix) Ninth, to the Class A-J Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (x) Tenth, to the Class A-J Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xi) Eleventh, to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xii) Twelfth, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xiii) Thirteenth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xiv) Fourteenth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xv) Fifteenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xvi) Sixteenth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xvii) Seventeenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xviii) Eighteenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xix) Nineteenth, to the Class C Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xx) Twentieth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xxi) Twenty-first, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xxii) Twenty-second, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xxiii) Twenty-third, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xxiv) Twenty-fourth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xxv) Twenty-fifth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xxvi) Twenty-sixth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xxvii) Twenty-seventh, to the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xxviii) Twenty-eighth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xxix) Twenty-ninth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xxx) Thirtieth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xxxi) Thirty-first, to the Class F Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xxxii) Thirty-second, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xxxiii) Thirty-third, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xxxiv) Thirty-fourth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xxxv) Thirty-fifth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xxxvi) Thirty-sixth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xxxvii) Thirty-seventh, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xxxviii) Thirty-eighth, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xxxix) Thirty-ninth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xl) Fortieth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xli) Forty-first, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xlii) Forty-second, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xliii) Forty-third, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xliv) Forty-fourth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xlv) Forty-fifth, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (xlvi) Forty-sixth, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (xlvii) Forty-seventh, to the Class K Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (xlviii) Forty-eighth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (xlix) Forty-ninth, to the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (l) Fiftieth, to the Class L Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (li) Fifty-first, to the Class L Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (lii) Fifty-second, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (liii) Fifty-third, to the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (liv) Fifty-fourth, to the Class M Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (lv) Fifty-fifth, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (lvi) Fifty-sixth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (lvii) Fifty-seventh, to the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (lviii) Fifty-eighth, to the Class N Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (lix) Fifty-ninth, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (lx) Sixtieth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (lxi) Sixty-first, to the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

                (lxii) Sixty-second, to the Class O Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (lxiii) Sixty-third, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                (lxiv) Sixty-fourth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (lxv) Sixty-fifth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

                (lxvi) Sixty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (lxvii) Sixty-seventh, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

                (lxviii) Sixty-eighth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (lxix) Sixty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

                (lxx) Seventieth, to the Class Q Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (lxxi) Seventy-first, to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

                (lxxii) Seventy-second, to the Class Q Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                (lxxiii) Seventy-third, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

                (lxxiv) Seventy-fourth, to the Class S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

                (lxxv) Seventy-fifth, to the Class S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

                (lxxvi) Seventy-sixth, to the Class S Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

                (lxxvii) Seventy-seventh, to the Class R and Class LR Certificates.

                All references to "pro rata" in the preceding clauses with respect to interest and Class Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

                Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.

                (c) On each Distribution Date, following the distribution from the Lower-Tier Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a), the Trustee shall make distributions of any Prepayment Premiums and Yield Maintenance Charges received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(g), as follows:

                (i) Prepayment Premiums, Yield Maintenance Charges received with respect to Group 1 Mortgage Loans shall be distributed to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date,
        (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Prepayment Premiums or Yield Maintenance Charges, as applicable, collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions prior to the Distribution Date in January 2014 will be distributed 93% to the holders of the Class XS Certificates and 7% to the holders of the Class XP Certificates. After the Distribution Date occurring in December 2013, 100% of all Yield Maintenance Charges and Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the Class X-S Certificates. No Prepayment Premiums or Yield Maintenance Charges in respect of the Group 1 Mortgage Loans will be distributed to holders of any other Class of Certificates; and

                (ii) Prepayment Premiums and Yield Maintenance Charges received with respect to the Group 2 Mortgage Loans shall be distributed to the Class A-1A Certificates in an amount equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Prepayment Premiums or Yield Maintenance Charges, as applicable, collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions prior to the Distribution Date in January 2014 will be distributed 93% to the holders of the Class XS Certificates and 7% to the holders of the Class XP Certificates. After the Distribution Date occurring in December 2013, 100% of all Yield Maintenance Charges and Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the Class X-S Certificates. No Prepayment Premiums or Yield Maintenance Charges in respect of the Group 2 Mortgage Loans will be distributed to holders of any other Class of Certificates.

                Following the reduction of the Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, the Trustee shall distribute any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions prior to the Distribution Date in December 2013 shall be distributed 93% to the holders of the Class XS Certificates and 7% to the holders of the Class XP Certificates. After the Distribution Date occurring in December 2013, 100% of all Yield Maintenance Charges and Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the Class X-S Certificates.

                (d) [Reserved]

                (e) On each Distribution Date, the Trustee shall withdraw amounts from the Excess Liquidation Proceeds Account (or sub-account thereof) and shall distribute such amounts in the following manner:

                (i) (A) from amounts in the Excess Liquidation Proceeds Account allocable to a Mortgage Loan (other than the Serviced Whole Loan), to reimburse the Holders of the Principal Balance Certificates (in the order set forth in Section 4.01(b)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to them and unreimbursed after application of Available Funds for such Distribution Date and (B) from amounts in the Excess Liquidation Proceeds Account allocable to the Serviced Whole Loans, to reimburse the Holders of the Principal Balance Certificates (in the order set forth in Section 4.01(b)), or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance), up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to them and unreimbursed after application of Available Funds for such Distribution Date and any remaining amounts to the related Serviced B Loan, if any; and

                (ii) any amounts remaining in the Excess Liquidations Proceeds Account after such distributions on any Distribution Date that (a) are allocable to the Mortgage Loans, shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and, upon termination of the Trust Fund, any amounts remaining in the Excess Liquidations Proceeds Account (other than amounts allocable to the Serviced Whole Loans) shall be distributed by the Trustee to the Class LR Certificates; and (b) are allocable to the Serviced Companion Loans, shall be remitted within one Business Day after each such Distribution Date by the Trustee to the Master Servicer (which shall remit to the Serviced Companion Loan Noteholders in accordance with Section 3.05(i)).

        Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clauses (i) and
        (ii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto in the same manner as provided in Section 4.01(f). Amounts paid from the Excess Liquidation Proceeds Account will not reduce the Certificate Balances of the Principal Balance Certificates receiving such distributions.

                (f) On each Distribution Date, immediately following the distributions to be made on such date pursuant to this Section 4.01(b), the Trustee shall calculate the amount, if any, of Realized Losses. Any allocation of Realized Losses to a Class of Principal Balance Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Realized Losses allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Realized Losses of such Class shall be decreased by such amount.

                The Certificate Balances of each Class of Principal Balance Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date. Any such write-offs will be applied to Classes of Principal Balance Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates; fourth, to the Class O Certificates; fifth, to the Class N Certificates; sixth, to the Class M Certificates; seventh, to the Class L Certificates; seventh, to the Class K Certificates; eighth, to the Class J Certificates; ninth, to the Class H Certificates; tenth, to the Class G Certificates; eleventh, to the Class F Certificates; twelfth, to the Class E Certificates; thirteenth, to the Class D Certificates; fourteenth, to the Class C Certificates; fifteenth, to the Class B Certificates; sixteenth, to the Class A-J Certificates; seventeenth, to the Class A-M Certificates; and finally, to the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, based on their respective Certificate Balances. Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed to the Classes of Principal Balance Certificates described above in reverse order of allocation of Realized Losses thereto in accordance with Section 4.01(b). Additional Trust Fund Expenses and shortfalls in Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be treated as and allocated in the same manner as Realized Losses.

                Realized Losses, Additional Trust Fund Expenses and such other amounts described above which are applied to each Class of Principal Balance Certificates will be allocated to reduce the Lower-Tier Principal Balance(s) of the Corresponding Lower-Tier Regular Interests in the same manner as principal is allocated thereto pursuant to Section 4.01(a).

                (g) All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

                (h) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, as soon as reasonably practicable within the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates on such date a notice to the effect that:

                        (A) the Trustee reasonably expects based upon
                information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                        (B) if such final distribution is made on such
                Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.

                Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Trustee as a result of such Holder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

                (i) Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls shall be allocated to, and Servicer Prepayment Interest Shortfalls shall be deemed distributed to, each Class of Pooled Regular Certificates, pro rata, based upon the Interest Accrual Amount distributable to each such Class prior to reduction by such Excess Prepayment Interest Shortfalls. Servicer Prepayment Interest Shortfalls shall be deposited by the Master Servicer into the Collection Account on or prior to the Servicer Remittance Date.

                (j) On each Distribution Date, any Excess Interest received with respect to the Mortgage Loans during the related Collection Period shall be distributed to the Holders of the Class T Certificates from the Grantor Trust Distribution Account established pursuant to Section 3.05(c). Any Excess Interest remaining in the Grantor Trust Distribution Account on the final Distribution Date shall be distributed to the Holders of the Class T Certificates.

                (k) On the final Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Trustee who shall distribute to the Mortgage Loan Sellers, any Loss of Value Payments relating to the Mortgage Loans that it is servicing transferred from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Servicer Remittance Date in accordance with Section 3.06(f)(v).

                Section 4.02 Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others. (a) On each Distribution Date, the Trustee shall make available to the general public a statement (substantially in the form set forth as Exhibit K attached hereto and based on the information set forth in (i) the CMSA Reporting Package prepared by the Master Servicer (other than the Reconciliation of Funds Report and the CMSA Special Servicer Defaulted Loan File) and the other reports prepared by the Master Servicer and Special Servicer relating to such Distribution Date, including the CMSA Special Servicer Defaulted Loan File, upon which information the Trustee may conclusively rely, in accordance with CMSA guidelines and (ii) the Reconciliation of Funds Report prepared by the Trustee) as to distributions made on such Distribution Date (each, a "Distribution Date Statement") setting forth (with respect to each Class of Certificates) the following information:

                (i) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

                (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class T, Class XS, Class XP, Class R and Class LR Certificates) applied to reduce the respective Certificate Balance thereof;

                (iii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount and/or (B) Prepayment Premiums;

                (iv) the aggregate amount of Advances made in respect of the Distribution Date and the amount on interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

                (v) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

                (vi) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

                (vii) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

                (viii) the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Whole Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (c) delinquent 90 days or more, (D) that are Specially Serviced Loans that are not delinquent, or (E) current, but not Specially Serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

                (ix) the Available Funds for such Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

                (x) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums or Yield Maintenance Charges;

                (xi) the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

                (xii) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

                (xiii) the Principal Distribution Amount for the Distribution Date;

                (xiv) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class due to Realized Losses and/or Additional Trust Fund Expenses;

                (xv) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class T, Class R and Class LR Certificates) immediately following the Distribution Date;

                (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

                (xvii) the number and related Stated Principal Balance of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

                (xviii) the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates as of the Distribution Date;

                (xix) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment (other than Liquidation Proceeds and Insurance Proceeds) during the related Collection Period and the amount of Principal Prepayment occurring, together with the aggregate amount of Principal Prepayments made during the related Collection Period;

                (xx) a loan-by-loan listing of each Mortgage Loan which was defeased during the related Collection Period;

                (xxi) the amount of the distribution to the holders of each class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

                (xxii) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and
        (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

                (xxiii) the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date) provided, however, with respect to any account not maintained by the Trustee, only to the extent the Trustee has received such information and instructions to report such information from the party maintaining such account;

                (xxiv) the original and then current credit support levels for each class of Certificates;

                (xxv) the then current ratings for each class of Certificates;

                (xxvi) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, the current Stated Principal Balance;

                (xxvii) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent Appraisal or valuation;

                (xxviii) with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss attributable to such Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (D) the date of the Final Recovery Determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date; and

                (xxix) the amount of the distribution on the Distribution Date to the holders of the Class T and Residual Certificates;

                (xxx) material breaches of mortgage loan representations and warranties of which the Trustee, the Master Servicer or the Special Servicer has received written notice; and

                (xxxi) the amount of Realized Losses, Additional Trust Fund Expenses and Class Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid).

                In the case of information furnished pursuant to subclauses (i),
(ii), (iii), (vi) and (xix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

                On each Distribution Date, the Trustee shall make available to each Holder of a Class R or Class LR Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

                Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish, upon request, to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                (b) [Reserved]

                (c) On each Distribution Date, the Trustee shall make available to the general public via its internet website located at "www.etrustee.net"
    (i) the related Distribution Date Statement (in the form of Exhibit K, attached hereto), (ii) to the extent received from the Master Servicer, the CMSA Loan Periodic Update File (including the CMSA Advance Recovery Report), CMSA Loan Setup File, CMSA Bond Level File and CMSA Collateral Summary File,
    (iii) as a convenience (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement and any other information requested by the Depositor and (iv) any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Trust through the EDGAR system (to the extent prepared by the Trustee and within one Business Day of filing).

                (d) On each Distribution Date beginning in January 2007, the Trustee shall make available via its internet website (as described above), to the extent received from the Master Servicer, to any Privileged Person, the Underwriters and the Initial Purchasers via its internet website, the CMSA Supplemental Servicer Reports, the CMSA Property File, the CMSA Financial File and any other information requested by the Depositor. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer four Business Days prior to the related Servicer Remittance Date.

                (e) The information contained in the reports in the preceding paragraph of this Section 4.02 shall be made available to the Trustee electronically by the Master Servicer, if applicable, in the form of, or reflected in, the CMSA Reporting Package and the CMSA Reports, and the Trustee will make such reports and the Reconciliation of Funds Report available via its internet website (as described above); provided, however, that the Trustee will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such reports upon request in the manner described in such preceding paragraph.

                (f) The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by it for which it is not the original source. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein. In connection with providing access to the Trustee's Internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith.

                (g) The Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) the CMSA Reporting Package (including the Reconciliation of Funds Report and the CMSA Special Servicer Defaulted Loan File prepared by the Trustee and the Special Servicer respectively) and any other reports or other information the Master Servicer is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or prospective Certificateholder to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. In connection with providing access to its Internet website, the Master Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Master Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Master Servicer is required or permitted to provide to any Borrower with respect to such Borrower's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. If the Master Servicer is required to deliver any statement, report or other information under any provision of this Agreement, then, the Master Servicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or
    (z) making such statement, report or information available on its website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

                (h) The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be reasonably necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Trustee has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders and allocating Realized Losses to the Certificates in accordance with Section 4.01 and preparing the statements to Certificateholders required by Section 4.02(a).

                (i) As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

                (j) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Day's prior notice, for review by any Certificateholder, any prospective investor in a Certificate or any Serviced Companion Loan Noteholder (with respect to items
    (iv) - (vii), only to the extent such information relates to the related Serviced Companion Loan), the Depositor, the Master Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor in its sole judgment, deems that such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or under any of the related Loan Documents): (i) this Agreement and any amendments thereto; (ii) all Distribution Date Statements delivered to the Certificateholders and any Companion Loan Noteholder since the Closing Date;
    (iii) all annual Officer's Certificates and all accountants' reports delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements;
    (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Master Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Whole Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee; and (vii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support the Master Servicer's or the Special Servicer's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(j) to make available any document is subject to the Trustee's receipt of such document.

                (k) On or within two Business Days following each Distribution Date, the Trustee shall prepare and make available or furnish to the Financial Market Publisher and each Underwriter, using a commercially reasonable format and media mutually agreed upon by the Trustee, the Financial Market Publisher, each Underwriter and the Depositor, the following information regarding each Mortgage Loan and any other information reasonably requested by each Underwriter and available to the Trustee:

                (i) the Loan Number;

                (ii) each related Mortgage Rate; and

                (iii) the Stated Principal Balance as of such Distribution Date.

The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.02 to the extent it receives the necessary underlying information from the Master Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                Section 4.03 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Holder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8BEN, Form W-8IMY or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(c) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                Section 4.04 REMIC Compliance. (a) The parties intend that the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions at all times any Certificates are outstanding, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each such REMIC and shall on behalf of each such REMIC:

                (i) make an election, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions;

                (ii) prepare and file, or cause to be prepared and filed, all required Tax Returns for the Lower-Tier REMIC and the Upper-Tier REMIC, using a calendar year as the taxable year for each of such REMIC as required by the REMIC Provisions and other applicable federal, state or local income tax laws;

                (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code;

                (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this
        Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC or is otherwise required by the Code, prepare and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law;

                (v) within 30 days of the Closing Date, obtain a taxpayer identification number for each of the Lower-Tier REMIC and the Upper-Tier REMIC on IRS Form SS-4 and (in the case of the Upper-Tier REMIC only), furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the person that the Certificateholders may contact for tax information relating thereto (and the Trustee shall act as the representative of the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer, the Special Servicer or the Trustee and necessary to make such filing); and

                (vi) maintain such records relating to the Lower-Tier REMIC and the Upper-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

                The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of the Upper-Tier REMIC, and the Holder of the largest Percentage Interest in the Class LR Certificates shall be the tax matters persons of the Lower-Tier REMIC pursuant to Treasury Regulations
Section 1.860F-4(d). The Trustee shall sign all Tax Returns and other reports required by this Section 4.04 and promptly either file them or do as otherwise provided by this Section. If more than one Holder shall hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of the Lower-Tier REMIC and the Upper-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

                The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on the Lower-Tier REMIC or the Upper-Tier REMIC (other than a tax on income expressly permitted to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Master Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses
(i) through (vi) of the first paragraph of this Section 4.04(a) or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Lower-Tier REMIC or the Upper-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive any contributions, or any income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). Neither the Master Servicer, the Special Servicer nor the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Master Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

                (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Sole Certificateholder, the Master Servicer, the Special Servicer and the Certificateholder owning a majority of the Percentage Interests in the Controlling Class will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to Article II hereof.

                Section 4.05 Imposition of Tax on the Trust Fund. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related Serviced REO Property in determining Net REO Proceeds with respect to the Serviced REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from amounts in the REO Account (and, in the case of any Serviced Whole Loans, from amounts in the Serviced Whole Loan REO Account) allocable to the Mortgage Loans and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall send to the Special Servicer for deposit in the REO Account (or, if applicable, the Serviced Whole Loan REO Account) the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(b)(xiii) or, in the case of any Serviced Whole Loans, in Section 3.06(c)(xiii), and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)) any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income allocable to the Mortgage Loans from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the IRS, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates, or the Trustee as Holder of the Lower-Tier Regular Interests, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Master Servicer, the Special Servicer nor the Trustee shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty or the gross negligence or willful misconduct of the Master Servicer, the Special Servicer or the Trustee or an act or omission of the Master Servicer, the Special Servicer or the Trustee in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer or the Special Servicer.

                Section 4.06 Remittances. (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the related Assumed Scheduled Payment, and (B) if such Mortgage Loan is not described in clause (A) above (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment (after giving effect to any modification other than as described in (A) above); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Net Mortgage Pass-Through Rate (plus the Trustee Fee Rate). The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.32 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

                (b) On the Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

                (i) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to Prepayment Premiums and Yield Maintenance Charges, and for deposit in accordance with Section 3.05(j) Excess Liquidation Proceeds, in each case received by the Master Servicer in its Collection Period preceding such Distribution Date;

                (ii) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to the aggregate of the Available Funds for such Distribution Date; and

                (iii) remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Excess Interest for the benefit of the Class T Certificateholders received by the Master Servicer in the Collection Period preceding such Distribution Date.

                Section 4.07 P&I Advances. (a) On or before 1:00 p.m. (New York City time) on each Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans either (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances; provided that such amounts in the applicable Serviced Whole Loan Collection Account shall only be applied up to the related Mortgage Loan's pro rata share of the amounts held therein on such date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account or any Serviced Whole Loan Collection Account, as applicable, for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account or the applicable Serviced Whole Loan Collection Account, as applicable, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through either (x) the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made or (y) the deposit of Monthly Payments collected prior to the expiration of any applicable grace period that ends after the P&I Advance Determination Date in respect of which such P&I Advances were made). The Master Servicer shall notify the Trustee of
(i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the P&I Advance Determination Date. If the Master Servicer fails to make a required P&I Advance by 1:00 p.m. (New York City time) on any Servicer Remittance Date, then the Trustee shall make such P&I Advance pursuant to
Section 7.06 by 12:00 noon (New York City time) on the related Distribution Date, in each case unless the Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee) by 11:00 a.m. (New York City time) on such Distribution Date or the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. Neither the Master Servicer nor the Trustee shall be required to make P&I Advances on any Companion Loan.

                (b) Subject to Sections 4.07(c) and 4.07(e) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments with respect to the Mortgage Loans (in each case, net of related Servicing Fees and, in the case of the EZ Storage Portfolio Loan, net of the servicing fee rate pursuant to the BACM 2006-6 Pooling and Servicing Agreement) other than Balloon Payments, that were due during the related Collection Period and delinquent (or unpaid, pending the expiration of any applicable grace period with respect to any Mortgage Loan having a grace period extending past the P&I Advance Determination Date) as of the close of business on the P&I Advance Determination Date (or not advanced by the Master Servicer or any sub-servicer on behalf of the Master Servicer) and (ii) with respect to each Mortgage Loan that the Master Servicer is servicing and as to which the related Balloon Payment was due during or prior to the related Collection Period and was delinquent (including any applicable grace period) as of the end of the related Collection Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances is mandatory, and with respect to any applicable Mortgage Loan or REO Loan, shall continue until the Distribution Date on which Liquidation Proceeds or REO Proceeds, if any, are to be distributed.

                (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required hereunder if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, the Master Servicer shall not make any P&I Advance to the extent that it has received written notice that the Special Servicer has determined that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related Serviced Whole Loan, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the applicable Servicing Standard in the case of the Master Servicer and the Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.

                The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed P&I Advances. Neither the Master Servicer nor Trustee shall make any P&I Advances with respect to delinquent amounts due on any Companion Loan. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any Serviced Whole Loan, first of the related Serviced B Loan, if any, second, of the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance) and third, to the extent such expense remains unpaid, of the Trust Fund).

                Any such determination by the Master Servicer or the Trustee that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Special Servicer and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee notice of such determination, together with a certificate of a Servicing Officer and the supporting information described above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

                Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person's determination that a P&I Advance is a Nonrecoverable Advance) and (consistent with the applicable Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust Fund (and, in the case of any Serviced Whole Loan, prior to at the expense of the Trust Fund, first of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, of the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.

                Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer, as applicable, that a P&I Advance, if made, would be a Nonrecoverable P&I Advance and (ii) the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable P&I Advance shall be subject to the standards applicable to the Master Servicer hereunder. The Special Servicer shall promptly furnish the Master Servicer and the Trustee with any information in its possession regarding the Specially Serviced Loans and REO Properties as each such party may reasonably request for purposes of making recoverability determinations.

                (d) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.06(b) or any Serviced Whole Loan Collection Account pursuant to Section 3.06(c), the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property), out of any amounts then on deposit in the Collection Account or the applicable Serviced Whole Loan Collection Account (to the extent amounts therein relate to the Mortgage Loans, taking into account the related Co-Lender Agreement), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such P&I Advance from the later of the date made or the expiration of any applicable grace period to but not including the date of reimbursement (or if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account or the applicable Serviced Whole Loan Collection Account.

                Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges or Penalty Charges and (ii) the amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

                The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan or any REO Loan allocable to principal shall equal the total amount of such proceeds minus (i) any portion thereof payable to the Master Servicer, the Special Servicer or the Trustee pursuant to this Agreement and (ii) a portion thereof equal to the interest component of the Monthly Payment(s), as accrued at the related Net Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received; provided, however, in the event that the interest portion(s) of one or more P&I Advances with respect of such Mortgage Loan or REO Loan, as applicable, were reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal shall be increased by such amount, and if the amount of the Net Liquidation Proceeds to be applied to principal has been applied to pay the principal of such Mortgage Loan or REO Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest of such Mortgage Loan or REO Loan.

                (e) With respect to the Non-Serviced Mortgage Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made by the Other Servicer (or any master servicer with respect to a commercial mortgage securitization holding another pari passu loan related to the Non-Serviced Mortgage Loan, if any) under the Other Pooling and Servicing Agreement (or any pooling and servicing agreement with respect to a commercial mortgage securitization holding another pari passu loan related to the Non-Serviced Mortgage Loan, if any). If the Master Servicer determines that a proposed P&I Advance with respect to the Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to the Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the Other Servicer (and any master servicer with respect to a commercial mortgage securitization holding another pari passu loan related to the Non-Serviced Mortgage Loan, if any) written notice of such determination within one Business Day of the date of such determination. If the Master Servicer receives written notice from the Other Servicer (or any master servicer with respect to a commercial mortgage securitization holding another pari passu loan related to the Non-Serviced Mortgage Loan, if any) that it has determined, with respect to the related pari passu loan, that any proposed advance of principal and/or interest with respect to the related pari passu loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of the Master Servicer or the Trustee shall make any additional P&I Advances with respect to the Non-Serviced Mortgage Loan unless the Master Servicer has consulted with the other related master servicers and they agree that circumstances with respect to the Non-Serviced Mortgage Loan, as applicable, have changed such that a proposed future P&I Advance in respect of the Non-Serviced Mortgage Loan would be recoverable; provided, however, that the determination of the Other Servicer or the master servicer with respect to the commercial mortgage securitizations that hold a related pari passu loan, if any, shall not be binding on the Certificateholders in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies and the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the Other Servicers or other master servicers, neither the Master Servicer nor the Trustee shall make any additional P&I Advances with respect to the Non-Serviced Mortgage Loan until the Master Servicer has followed the process set forth in this paragraph.

               In the event that the Master Servicer receives notice from any of Moody's or Fitch that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Trustee, any Other Trustee, any Other Servicer and any other trustee or master servicer with respect to each commercial mortgage securitization that holds a related pari passu loan, if any.

                (f) With respect to the Serviced Mortgage Loans that have a Serviced Pari Passu Companion Loan, the Master Servicer shall make its determination that it has made a P&I Advance on any such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.07(a) independently of any determination made in respect of the related Serviced Pari Passu Companion Loan, by the master servicer under the related Serviced Companion Loan Securitization Agreement. If the Master Servicer determines that a proposed P&I Advance with respect to a Serviced Mortgage Loan if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance or if the Master Servicer subsequently determines that a proposed Property Advance would be a Nonrecoverable Advance or an outstanding Property Advance is or would be a Nonrecoverable Advance, the Master Servicer shall provide the master servicer under each Serviced Companion Loan Securitization Agreement related to a Serviced Companion Loan written notice of such determination within one Business Day of the date of such determination. If the Master Servicer receives written notice from any master servicer under any such Serviced Companion Loan Securitization Agreement that such master servicer has determined, with respect to the related Serviced Companion Loan, that any proposed advance of principal and interest with respect to such loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and interest, then such determination shall be binding on the Certificateholders and none of the Master Servicer or the Trustee shall make any additional P&I Advances with respect to related Mortgage Loan unless the Master Servicer has consulted with the other master servicers and they agree that circumstances with respect to such Whole Loan have changed such that a proposed future P&I Advance in respect of the related Serviced Mortgage Loan would be recoverable; provided, however, that the determination of the master servicer under each applicable Serviced Companion Loan Securitization Agreement shall not be binding on the Certificateholders, and the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of Moody's and Fitch. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion (including if the master servicer under a Serviced Companion Loan Securitization Agreement determines that any advance of principal and/or interest with respect to a Serviced Pari Passu Companion Loan would be recoverable) provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to Serviced Companion Loan, neither the Master Servicer nor the Trustee shall make any additional P&I Advances with respect to such Serviced Mortgage Loan, until the Master Servicer has followed the process set forth in this paragraph.

                In the event that the Master Servicer obtains knowledge that it is no longer approved as a master servicer for commercial mortgage securitizations for either Moody's or Fitch, it shall promptly notify the master servicer under each Serviced Companion Loan Securitization Agreement.

                (g) The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06 of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06 and the Master Servicer and the Special Servicer each hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan and this Agreement.

                Section 4.08 Grantor Trust Reporting. The parties intend that the portions of the Trust Fund consisting of Excess Interest and proceeds thereof in the Grantor Trust Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Bond Administrator shall file or cause to be filed with the IRS Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class T Certificates their allocable share of income with respect to Excess Interest as such amounts are received. In addition, the Trustee shall maintain adequate books and records to account for the separate entitlements of the Lower-Tier REMIC, the Upper-Tier REMIC and the Grantor Trust.

                                   ARTICLE V

                                THE CERTIFICATES

                Section 5.01 The Certificates. (a) The Certificates consist of the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class XS Certificates, the Class XP Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates, the Class S Certificates, the Class T Certificates, the Class R Certificates and the Class LR Certificates.

                The Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XS, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-29, as set forth in the Table of Exhibits hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance or Notional Balance, as applicable, is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Depository Participant or Indirect Participant, as applicable, (ii) expressed in terms of Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.

                                  Minimum          Aggregate Denomination of
         Class                 Denomination        all Certificates of Class
         -----                 ------------        -------------------------
A-1..................               $10,000               $52,500,000
A-2A.................               $10,000              $100,000,000
A-2B.................               $10,000              $366,000,000
A-3..................               $10,000              $244,500,000
A-AB.................               $10,000               $92,500,000
A-4..................               $10,000             $1,118,212,000
A-1A.................               $10,000              $669,280,000
XS...................            $1,000,000             $3,775,704,017
XP...................            $1,000,000             $3,698,510,000
A-M..................               $10,000              $377,571,000
A-J..................               $10,000              $302,056,000
B....................               $25,000               $28,318,000
C....................               $25,000               $42,476,000
D....................               $25,000               $37,758,000
E....................               $25,000               $23,598,000
F....................               $25,000               $28,317,000
G....................               $25,000               $51,916,000
H....................               $25,000               $37,757,000
J....................               $25,000               $42,477,000
K....................               $25,000               $42,477,000
L....................               $25,000               $18,878,000
M....................               $25,000               $18,879,000
N....................               $25,000               $4,719,000
O....................               $25,000               $9,440,000
P....................               $25,000               $14,159,000
Q....................               $25,000               $9,439,000
S....................               $25,000               $42,477,017

                Each Certificate will share ratably in all rights of the related Class. The Class T, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

                The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

                The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

                (b) Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.22 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners (even if such Certificateholders hold their Certificates through the Depository) the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in this Section
    5.02 and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Trustee cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

                (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

                (d) The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

                "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

               The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

                (e) If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Balance or Notional Balance, as applicable, of the Global Certificate for any Class then outstanding advise the Trustee and the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Certificate Registrar and the Master Servicer shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

                (f) If the Trustee, its agents or the Master Servicer or Special Servicer have instituted or have been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Master Servicer or the Special Servicer have been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Master Servicer or the Special Servicer may in their sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

                (g) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R or Class LR Certificate, upon request of such a Holder, information, to the extent such information is in its possession, substantially equivalent in scope to the information currently filed by the Master Servicer with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act, all of which information referred to in this paragraph shall be provided on a timely basis to the Trustee by the Master Servicer.

                For so long as the Class R or Class LR Certificates remain outstanding, none of the Depositor, the Trustee or the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to
Section 15(d) of the Exchange Act.

                (h) Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-32 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                (i) If, in connection with any Distribution Date, the Trustee shall have reported the amount of an anticipated distribution to the Depository based on the expected receipt of any monthly payment based on information set forth in any report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be paid on the last two Business Days preceding such Distribution Date, and the related Borrower fails to make such payments at such time, the Trustee shall use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Any out-of-pocket costs incurred by the Trustee as a consequence of a Borrower failing to make such payments shall be reimbursable to the Trustee as an expense of the Trust Fund.

                Section 5.02 Registration, Transfer and Exchange of Certificates. (a) The Trustee shall keep or cause to be kept at its offices books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The Depositor, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Master Servicer, Special Servicer, the Trustee, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.01(h) and 5.02(c), (d),
(e), (f), (g), (h) and (i). Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

                (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c),
    (d), (e), (f), (g), (h) and (i), the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this
    Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(h) and 5.02(c), (d), (e), (f), (g), (h) and (i).

                (c) In addition to the provisions of Sections 5.01(h) and 5.02(d), (e), (f), (g), (h) and (i) and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

                (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class T, Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

                        (A) The Certificate Registrar shall register the
                transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

                        (B) The Certificate Registrar shall register the
                transfer of an Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit G hereto (a "Regulation S Transfer Certificate"), and
                (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

                        (C) The Certificate Registrar shall register the
                transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

        and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

                (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

                        (A) Rule 144A Global Certificate to Regulation S Global
                Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this
                Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit H hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the ease may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                        (B) Rule 144A Global Certificate to Regulation S Global
                Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of
                Exhibit I hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

                        (C) Regulation S Global Certificate to Rule 144A Global
                Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

                (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit F as attached hereto (the "Securities Legend"), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

                        (A) Transfers of a beneficial interest in a Private
                Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(c).

                        (B) Transfers of a beneficial interest in a Private
                Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and (B), respectively.

                        (C) Notwithstanding the foregoing, no transfer of a
                beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to Subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

        Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar and the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

                (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (l) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with such beneficial interest, and
        (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

        It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

                (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

                (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

                (e) Subject to the restrictions on transfer and exchange set forth in Section 5.01(i) and in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the office of the Trustee or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such office of the Trustee or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the office of the Trustee or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the office of the Trustee or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

                (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Global Certificate pursuant to Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

                (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

                (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                (i) Subject to Section 5.02(e), transfers of the Class T, Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class T, Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

                (j) Neither the Depositor, the Master Servicer, the Trustee nor the Certificate Registrar are obligated to register or qualify the Class XS, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to affect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                (k) No transfer of any Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (ii) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Class T Certificates and the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the "prohibited transaction" provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law. Each prospective transferee of a Restricted Certificate shall either
    (i) deliver to the Depositor, the Certificate Registrar and the Trustee, a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (ii) in the event the transferee is such an entity specified in (i) or (ii) above (except in the case of a Class T Certificate or a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity), such entity shall provide any opinions of counsel, officers' certificates or agreements as may be required by, and in form and substance satisfactory to, the Depositor, the Trustee and the Certificate Registrar, to the effect that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Sections 406 and 407 of ERISA and Section 4975 of the Code, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability. None of the Trustee or the Certificate Registrar shall register a Class T, Class R or Class LR Certificate in any Person's name unless such Person has provided the letter referred to in clause (i) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Class T Certificates and the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would be exempt from the "prohibited transaction" provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law. Any transfer of a Restricted Certificate that would violate or result in a non-exempt prohibited transaction under ERISA or
    Section 4975 of the Code or Similar Law shall be deemed absolutely null and void ab initio.

                (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

                (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

                (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income from the Class R or Class LR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the proposed transferee or any other U.S. Person and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and
        (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

                (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

                Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Beneficial Owners made in violation of applicable restrictions.

                Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

                Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                Section 5.04 Appointment of Paying Agent. The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for the Trustee, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A1" by Moody's and "A+" by Fitch, or shall be otherwise acceptable to each Rating Agency.

                Section 5.05 Access to Certificateholders' Names and Addresses.
(a) If any Certificateholder (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

                (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                Section 5.06 Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section.

                (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

                Section 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer. The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

                Section 6.02 Merger or Consolidation of the Master Servicer, the Special Servicer or the Depositor. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties securing the Mortgage Loans that it is servicing are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans that it is servicing and to perform its respective duties under this Agreement.

                The Master Servicer, the Special Servicer or the Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer, the Special Servicer or the Depositor hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer or the Depositor hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such Rating Agency to any Class of Certificates or Serviced Companion Loan Securities. Notwithstanding the foregoing, prior to the date upon which the Trust's Exchange Act reporting obligation is suspended by the filing of the Form 15 as contemplated by Section 10.10, no Master Servicer or Special Servicer may remain the Master Servicer or Special Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer or the Special Servicer is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

                Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others. (a) Neither the Depositor, the Master Servicer nor the Special Servicer nor any of the directors, officers, employees, members, managers or agents (including sub-servicers) of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Certificateholders or any Serviced Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement (including actions taken or not taken at the direction of the Directing Certificateholder), or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer, or any member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer or the Special Servicer, against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer or Special Servicer, by reason of any specific liability imposed hereunder for a breach of the Servicing Standard) in the performance of duties or by reason of negligent disregard of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, and any member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Collection Account (in accordance with Section 3.06(b) or, if such matter relates directly to any Serviced Whole Loan, first out of the applicable Serviced Whole Loan Collection Account; provided that such expenses will first be allocated to the related Serviced B Loan, if any, and then will be allocated to the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance)), and then, if funds therein are insufficient, out of the Collection Account, provided, further, that with respect to each of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, (i) such allocation first to the related B Loan shall only apply during the occurrence and continuance of a material default under the Mortgage Loan Documents related to such Whole Loan as defined in Section 3(b) of the related Co-Lender Agreement.

                None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and holders of Serviced Companion Loan Securities, if applicable, hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and, in the case of any Serviced Whole Loan, first, out of amounts allocated to the related B Loan, if any, second, out of the related Serviced Whole Loan Collection Account, attributable to the Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance), and then, if funds therein are insufficient, out of the Collection Account, provided, that with respect to each of the Sabre Office Center B Loan, the Summit Park Apartments B Loan, the Shoppes at Savannah B Loan and the 777 Sunrise Highway B Loan, such allocation first to the related B Loan shall only apply during the occurrence and continuance of a material default under the Mortgage Loan Documents related to each of the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan as defined in Section 3(b) of the related Co-Lender Agreement and the Depositor will not be entitled to such reimbursement.

               The terms of this Section 6.03 shall survive the termination of any party hereto or of this Agreement.

                (b) The Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Certificateholder is the Controlling Class Representative, the Directing Certificateholder shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan Noteholders over Certificateholders or other Companion Loan Noteholders, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates or other Companion Loan Noteholders, that the Directing Certificateholder may act solely in its own interest (and if the Directing Certificateholder is the Controlling Class Representative, the interests of the Holders of the Controlling Class), that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates or other Companion Loan Noteholders (and if the Directing Certificateholder is the Controlling Class Representative, other than the Controlling Class), that the Directing Certificateholder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of the Certificateholders or other Companion Loan Noteholders (and if the Directing Certificateholder is the Controlling Class Representative, such Directing Certificateholder may favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates), that the Directing Certificateholder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Certificateholder is the Controlling Class Representative, in the interests of the Holders of the Controlling Class), and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

                Section 6.04 Limitation on Resignation of the Master Servicer and the Special Servicer; Termination of the Master Servicer and the Special Servicer. (a) The Master Servicer and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of the Master Servicer or Special Servicer or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (B) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then-current ratings of the Certificates and any Serviced Companion Loan Securities, (C) shall execute and deliver to the Trustee an agreement that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or Special Servicer, as applicable under this Agreement from and after the date of such agreement and (D) shall not be a Prohibited Party; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Certificates and any Serviced Companion Loan Securities in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iv) the rate at which the Servicer Compensation or Special Servicer Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

                (b) Except as provided in Section 6.02 and this Section 6.04, the Master Servicer and the Special Servicer shall not resign from its respective obligations and duties hereby imposed on it except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

                (c) The Trustee shall be permitted to remove the Master Servicer or the Special Servicer upon a Master Servicer Event of Default or a Special Servicer Event of Default, as applicable. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Master Servicer or the Special Servicer has been paid any unpaid Servicer Compensation or Special Servicer Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Master Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Master Servicer, the successor Master Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Master Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Master Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Master Servicer had immediately prior to its termination without regard to the operation of this paragraph.

                No resignation or removal of the Master Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Master Servicer or Special Servicer shall have assumed the resigning or terminated Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as Realized Losses.

                Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer shall afford the Depositor, the Underwriters, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Master Servicer and/or the Special Servicer, as applicable, shall furnish to the Depositor, the Master Servicer, Special Servicer and the Trustee its most recent publicly available financial statements (or, with respect to the Master Servicer, those of its ultimate parent) and such other non-proprietary information as the Master Servicer or Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account (or with respect to a Serviced Whole Loan, to the extent such reimbursement is allocable to such Serviced Whole Loan Collection Account, as applicable, (provided, that with respect to the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, the Depositor will not be entitled to such reimbursement) as provided in
Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Master Servicer, with respect to the Special Servicer, or the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

                Section 6.06 The Master Servicer or Special Servicer as Owners of a Certificate. The Master Servicer or an Affiliate of the Master Servicer, or the Special Servicer or an Affiliate of the Special Servicer, may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may but need not seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding a majority of the Voting Rights of all Certificateholders and the Controlling Class Representative (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

                Section 6.07 Certain Matters Relating to the Non-Serviced Mortgage Loan. Each Other Servicer, the Other Special Servicer, the Other Depositor and the Other Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Other Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the Non-Serviced Mortgage Loan under the Other Pooling and Servicing Agreement, this Agreement or the related Co-Lender Agreement (but excluding any such losses allocable to the related Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification will not extend to any losses, liabilities or expenses incurred by reason of any Other Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations or duties under the Other Pooling and Servicing Agreement or the related Co-Lender Agreement.

                                  ARTICLE VII

                                     DEFAULT

                Section 7.01 Events of Default. (a) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                (i) (A) any failure by the Master Servicer to make any deposit required to the Collection Account on the day and by the time such deposit was first required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted (including, without limitation, any required P&I Advance, unless the Master Servicer determines such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master servicer does not timely make such remittance to the Trustee, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by this Agreement or any related Co-Lender Agreement, any amount required to be so remitted;

                (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of the Master Servicer's failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by such Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such failure is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days;

                (iii) any breach on the part of the Master Servicer of any representation or warranty contained in Section 2.04(a) which materially and adversely affects the interests of any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such breach is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

                (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

                (v) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

                (vi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

                (vii) a servicing officer of the Master Servicer obtains actual knowledge that Fitch or Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) has placed one or more Classes of Certificates or Serviced Companion Loan Securities on "watch status" in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or "watch status" placement shall not have been withdrawn by Fitch or Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer as the sole or material factor in such rating action;

                (viii) if any Serviced Companion Loan Securities are rated by S&P, the Master Servicer has been removed from S&P's Select Servicer List as a U.S. commercial Mortgage Master Servicer; or

                (ix) subject to Section 10.16(c), the Master Servicer shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article X (other than items to be delivered by a Loan Seller Sub-Servicer) by the time required under Article X after any applicable grace periods) and with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity ") retained by the Master Servicer (but excluding any Loan Seller Sub-Servicer) if such Sub-Servicing Entity fails to provide any Exchange Act reporting items required to be delivered by it and the Master Servicer fails to subsequently provide such Exchange Act reporting items in place of such Sub-Servicing Entity (beyond the applicable grace period) it shall be an event of default with respect to the Master Servicer.

Then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Trustee may (and shall at the written direction of the Depositor with respect to clause (ix) above), and at the written direction of the Holders of at least 51% of the aggregate Voting Rights of all Certificates shall terminate all of the rights and obligations of the Master Servicer (other than the rights to indemnification provided in Section
6.03 and compensation provided in Section 3.12). In the case of clauses (vi) and
(vii) above, the Trustee shall be required to notify Certificateholders of such Master Servicer Event of Default and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Noteholders favor such termination.

                In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, then the Master Servicer shall also be terminated as Special Servicer.

                (b) "Special Servicer Event of Default," wherever used herein, means any one of the following events:

                (i) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Master Servicer for deposit into, the Collection Account (or, in the case of a Serviced Whole Loan, the related Serviced Whole Loan Collection Account) any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to remit such amount to the Master Servicer shall not be an Event of Default if such failure is remedied within one Business Day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimburse the Trust for any resulting advance interest due to the Master Servicer; or

                (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer, by any other party hereto, with a copy to each other party to this Agreement by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such failure is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days;

                (iii) any breach on the part of the Special Servicer of any representation or warranty contained in Section 2.04(b) which materially and adversely affects the interests of any Class of Certificateholders or Serviced Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% or by an affected Serviced Companion Loan Noteholder; provided, however, if such breach is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

                (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

                (v) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property;

                (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

                (vii) a servicing officer of the Special Servicer obtains actual knowledge that Fitch or Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) has placed one or more Classes of Certificates or Serviced Companion Loan Securities on "watch status" in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or "watch status" placement shall not have been withdrawn by Fitch or Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer as the sole or material factor in such rating action;

                (viii) if any Serviced Companion Loan Securities are rated by S&P, the Special Servicer has been removed from S&P's Select Servicer List as a U.S. commercial Mortgage Special Servicer; or

                (ix) subject to Section 10.16(c) and 10.16(d), the Special Servicer shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article X by the time required under Article X (after any applicable grace periods) but that with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity ") retained by the Special Servicer (but excluding one which the Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) the Sub-Servicing Entity will be automatically terminated if it defaults in accordance with the provision of this clause (ix) and the Special Servicer will be required to provide the reports required by the Sub-Servicing Entity and if the Special Servicer fails to do so (beyond the applicable grace period) it shall be an event of default with respect to the Special Servicer.

Then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may (and shall at the written direction of the Depositor with respect to clause (ix) above), and at the written direction of the Holders of at least 51% of the aggregate Voting Rights of all Certificates shall terminate all of the rights and obligations of the Special Servicer (other than the rights to indemnification provided in Section 6.03(a) and compensation provided in Section 3.12(c)). In the case of clauses
(vi) and (vii) above, the Trustee shall be required to notify Certificateholders and Serviced Companion Loan Noteholders of such Special Servicer Event of Default and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Noteholders, favor such termination.

                (c) Notwithstanding Section 7.01(a), if any Master Servicer Event of Default occurs that affects a Serviced Pari Passu Companion Loan and the Master Servicer is not otherwise terminated, the Trustee, at the direction of the Serviced Companion Loan Trustee with respect to such Serviced Pari Passu Companion Loan (exercised at the discretion of certificateholders holding at least 25% of the certificate balance of the certificates issued by the related securitization trust) shall be entitled to direct the Trustee to appoint a sub-servicer (or if a sub-servicer is then sub-servicing such Serviced Whole Loan, to appoint a new sub-servicer to service such Serviced Whole Loan, but only if such sub-servicer is in default under the related sub-servicing agreement) with respect all of the rights and obligations of the Master Servicer under this Agreement related to such Serviced Whole Loan. The Trustee shall appoint a replacement sub-servicer with respect to such Serviced Whole Loan, selected by the holders of such Serviced Whole Loan (or their designees) (but excluding any holder of a B Loan), then holding a majority of the aggregate Stated Principal Balance of such Serviced Whole Loan, as the case may be, and, if the holders of such Serviced Whole Loan (or their designees) (but excluding any holder of a B Loan), then holding a majority of the aggregate Stated Principal Balance of such Serviced Whole Loan, are not able to agree on a sub-servicer (or, if such Serviced Whole Loan is being sub-serviced, a new sub-servicer) within 45 days, then the Controlling Class Representative shall select such sub-servicer. The Trustee shall notify the Controlling Class Representative and the applicable Serviced Pari Passu Companion Loan Noteholders with respect to the appointment of a replacement sub-servicer (and shall provide such non-proprietary, non-confidential information as may be reasonably requested by and necessary in the reasonable determination of any such Person in order to make a judgment, the expense of providing such information to be an expense of the requesting Person); provided, that such sub-servicer meets the eligibility requirements of a successor master servicer under Section 7.02 (including receipt of a confirmation from each Rating Agency that such appointment would not cause such Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates and any related Serviced Companion Loan Securities with respect to a Serviced Pari Passu Companion Loan) and the eligibility requirements of each Serviced Companion Loan Securitization Agreement.

                (d) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination, and with respect to (i) the initial Master Servicer (or its third party assignee) it shall also be entitled to the Excess Servicing Strip and (ii) the Special Servicer, shall also be entitled to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c) and any successor Special Servicer shall not be entitled to such Workout Fee received by the terminated Special Servicer). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder), the Mortgage Loans, the Serviced Companion Loans, or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section
    7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the applicable Serviced Whole Loan Collection Account, any REO Account, any Excess Liquidation Proceeds Account, Lock-Box Account or Cash Collateral Account or which shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Master Servicer or successor Special Servicer (which may include the Trustee) all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

                Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Terminating Party (subject to Section 7.01(d)) shall be its successor in all respects in its capacity as the Master Servicer or the Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof, provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided to the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer's or the Special Servicer's termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as the Master Servicer or the Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or any Serviced Companion Loan hereunder. As compensation therefor, the Terminating Party as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Compensation (subject to the initial Master Servicer's (or its third party assignee's) right to the Excess Servicing Strip in accordance with Section 3.12) or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans or the Serviced Companion Loans that accrue after the date of the Terminating Party's succession to which such predecessor Master Servicer or Special Servicer would have been entitled if such predecessor Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall (i) if it is unable to so act, (ii) if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights or an affected Serviced Companion Loan Noteholder so request in writing to the Trustee or (iii) if the Trustee is not an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the Trust Fund, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings assigned to any Class of Certificates or any Serviced Companion Loan Securities, evidenced in writing by each Rating Agency, as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. Pending the appointment of a successor to the Special Servicer, the Trustee shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans, or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder after consultation with the Controlling Class Representative or if such default relates solely to a Serviced Whole Loan, the Directing Certificateholder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                Section 7.03 Notification to Certificateholders and Other Persons. (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to each Rating Agency and to each Serviced Companion Loan Noteholder at its address appearing in the Serviced Companion Loan Noteholder Register.

                (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates, each Rating Agency, each Serviced Companion Loan Noteholder notice of such Event of Default, unless such Event of Default shall have been cured or waived.

                Section 7.04 Other Remedies of Trustee. During the continuance of any Master Servicer Event of Default or a Special Servicer Event of Default, so long as the Master Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of any Serviced Companion Loan, of the related Serviced Companion Loan Noteholder (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (and, in the case of any Serviced Whole Loan first of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, of the related Mortgage Loan, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance) (provided, that with respect to the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, such allocation first to the related Serviced B Loan Noteholders shall only apply during the occurrence and continuance of a material default under the Mortgage Loan Documents related to respective Whole Loan as defined in Section 3(b) of the related Co-Lender Agreement) and the Trustee shall be entitled to be reimbursed therefor from the Collection Account (and, if applicable, the applicable Serviced Whole Loan Collection Account) as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

                Section 7.05 Waiver of Past Events of Default; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, together with each affected Serviced Companion Loan Noteholder (to the extent they are adversely affected by such Event of Default), on behalf of all Holders of Certificates may waive any default by the Master Servicer or the Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, any Serviced Whole Loan Collection Account or the Lower-Tier Distribution Account, in remitting payments as received or providing the items required by Article X, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                Section 7.06 Trustee as Maker of Advances. In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Master Servicer with respect to Property Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Property Advances and (y) by 12:00 noon (New York City time) on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.07(a) unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Advance Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Property Advance, as the case may be (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Master Servicer hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                Section 8.01 Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

                (i) The Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

                (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than a majority of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                (iv) Neither the Trustee nor any of its directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

                (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund and, in the case of any Serviced Whole Loan, first of the related Serviced B Loan, if any, and second, to the extent such expense remains unpaid, of the Trust Fund, or in the case of a Serviced Whole Loan with a Serviced Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan (based on their respective outstanding principal balance); (provided, that with respect to the Sabre Office Center Whole Loan, the Summit Park Apartments Whole Loan, the Shoppes at Savannah Whole Loan and the 777 Sunrise Highway Whole Loan, such allocation first to the related Serviced B Loan Noteholders shall only apply during the occurrence and continuance of a material default under the Mortgage Loan Documents related to the respective Whole Loan as defined in Section 3(b) of the related Co-Lender Agreement), and the Trustee shall be entitled, as provided in Section 3.06 hereof, to be reimbursed therefor from amounts on deposit in the Collection Account and with respect to the Serviced Whole Loans, the related Serviced Whole Loan Collection Account and identified on the Trust Ledger, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

                (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall not be deemed to have actual knowledge of the Master Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

                None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement. Notwithstanding any other provision hereof, however, whenever acting as or instead of the Master Servicer or Special Servicer hereunder or the Trustee shall comply with the Servicing Standard.

                Section 8.02 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01:

                (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall not have responsibility to ascertain or confirm the genuineness of any such party or parties;

                (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                (iii) (A) The Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby, provided that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; and (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Master Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

                (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder, provided, however, that the Trustee may not perform any duties hereunder through any Person that is a Prohibited Party.

                (b) Following the Startup Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust, at any time that any Certificates are outstanding, or subject the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances, or cause the Grantor Trust not to be treated as a grantor trust.

                (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                The Trustee shall not have a duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Mortgage Loan Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

                Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Master Servicer, or the Special Servicer and the Trustee, the Master Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, the Trustee shall not be liable or responsible for: (i) the existence, condition and ownership of any Mortgaged Property; (ii) the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; (iii) the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); (iv) the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; (v) the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); (vi) the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; (vii) any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; (viii) the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of them on behalf of the Trust Fund or the Trustee hereunder; or (ix) any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, any Serviced Whole Loan Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account, the Lock-Box Account, the Cash Collateral Account, the Reserve Accounts, the Interest Reserve Account, any REO Account or any Excess Liquidation Proceeds Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law. The Depositor is not obligated to monitor or supervise the performance of the Trustee under this Agreement or otherwise.

                Section 8.04 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or such agent, as the case may be.

                Section 8.05 Payment of Trustee's Fees and Expenses; Indemnification. (a) On each Distribution Date, prior to the distribution of amounts to the Certificateholders, the Trustee shall be entitled to pay itself the Trustee Fee as reasonable compensation from amounts remitted to the Lower-Tier Distribution Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate.

                (b) In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (other than the rights of the Special Servicer to receive any Workout Fee specified in Section 3.12(c) in the event that the Special Servicer is terminated).

                (c) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), which, to the extent not previously paid pursuant to Section 3.06(d), the Trustee will be entitled to withdraw from the Distribution Accounts prior to the distribution to Certificateholders to the extent set forth herein and to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
    Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses. The term "unanticipated expenses incurred by the REMIC" shall include any fees, expenses and disbursement of any separate Trustee or co-Trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and are attributable to the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement attributable to the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01.

               The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or Special Servicer (except in the case of removal of the Special Servicer without cause), as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

                (d) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Master Servicer and the Special Servicer (each, in such context, an "Indemnifying Party") shall indemnify the Trustee (both in its capacity as Trustee and individually) and its Affiliates and each of the directors, officers, employees and agents of the Trustee and its Affiliates (each, in such context, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-servicer).

                (e) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement, the Mortgage Loans or the Certificates other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(d). The right of reimbursement of the Indemnified Parties under this
    Section 8.05(e) shall be senior to the rights of all Certificateholders.

                (f) Notwithstanding anything herein to the contrary, this
    Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee, as the case may be, regarding rights accrued prior to such resignation or removal and (with respect to any acts or omissions during its respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

                (g) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

                (h) The Trustee (the "Indemnifying Party") shall indemnify the Depositor, the Master Servicer and the Special Servicer and their respective Affiliates and each of the directors, officers, employees and agents of the Master Servicer and the Special Servicer and their respective Affiliates (each, in such context, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to the Indemnifying Party's willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

                Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times (i) be a corporation or association organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, (iii) have a combined capital and surplus of at least $50,000,000, (iv) have its long-term unsecured debt obligations rated at least "Aa3" by Moody's and "A+" by Fitch, and have its short-term unsecured debt obligations rated at least "P-1" by Moody's or, in each case, such other ratings acceptable to the Rating Agencies, (v) be subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02) and (vi) not be a Prohibited Party. Notwithstanding the foregoing, if the Trustee meets the provisions of clauses (i) through (iii), (v) and (vi) above, but does not meet the provisions of clause (iv) above, the Trustee shall be deemed to meet the provisions of such clause (iv) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent meets the provisions of clause (iv) above and shall have assumed in writing all obligations of the Trustee to make Advances under this Agreement as and when required of the Trustee. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of either Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

                Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustee, the Depositor, the Master Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation from the Trustee, the Master Servicer shall promptly appoint a successor trustee, the appointment of which is subject to the requirements contained in Section 8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee (or of its property) shall be appointed, or any public officer shall take charge or control of the Trustee (or of its property or affairs) for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer may remove the Trustee and the Depositor or the Master Servicer shall promptly appoint a successor trustee by written instrument, which shall be delivered to the Trustee so removed and to the successor trustee.

                The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer and Special Servicer, one complete set to the Trustee so removed, and one complete set to the successor trustee.

                In addition, if the Trustee is terminated without cause, the terminating party shall pay all of the expenses of the Trustee necessary to affect the transfer of its responsibilities to the successor trustee.

                In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

                Section 8.08 Successor Trustee. (a) Any successor trustee shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to the predecessor Trustee, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that such successor trustee shall satisfy the requirements contained in Section 8.06. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                (b) Any successor trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

                Section 8.09 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-Trustee or separate Trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

                In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee solely at the direction of the Trustee.

                No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other Trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee, or if the separate Trustee or co-Trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate Trustee or co-Trustee.

                Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate Trustee or co-Trustee be entitled to any provision relating to the conduct of, affecting the liability of or affording protection to such separate Trustee or co-Trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

                Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                                   ARTICLE IX

                                   TERMINATION

                Section 9.01 Termination. (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and the Master Servicer, as the case may be, required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with
Section 9.01(c); (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to this Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

                For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(g), and then the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer and the Special Servicer, in that order, pursuant to subsection (c).

                (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof and pursuant to which the applicable Notice of Termination is given, and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Master Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for each such REMIC and for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to such REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or such other reasonable period. The Trustee shall sign all Tax Returns and other reports required by this Section.

                (c) The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

                (i) the sum of

                        (A) 100% of the Stated Principal Balance of each
                Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                        (B) the fair market value of all other property included
                in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                        (C) all unpaid interest accrued on the unpaid balance of
                each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                        (D) the aggregate amount of unreimbursed Advances, with
                interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

                (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

                In the event that the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund in accordance with this Section 9.01(c), the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account, not later than the Servicer Remittance Date relating to the Anticipated Termination Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Trustee for deposit in the Lower-Tier Distribution Account all amounts required to be transferred thereto on the Servicer Remittance Date from the Collection Account, together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall, release or cause to be released to the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.

                As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(c), the purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4)(A) of the Code. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this
Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

                (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of outstanding Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance or Lower-Tier Principal Balance of each Class of Certificates or Lower-Tier Regular Interest, respectively, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a), (b), or (c) and (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Lower-Tier Distribution Account, and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account.

                (e) Notice of any termination of the Trust Fund pursuant to this
    Section 9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Master Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

                (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

                (ii) specify the amount of any such final distribution, if known; and

                (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

                (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section
    9.01. Any amounts remaining in the Grantor Trust Distribution Account representing Excess Interest shall be distributed to the Class T Certificates.

                (g) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to the Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided, that such Certificateholder pay the Trustee an amount equal to, from and including one Business Day prior to such final Distribution Date to but excluding such final Distribution Date, interest calculated at the Prime Rate on the aggregate Certificate Balance of the Principal Balance Certificates as of the first day of the current calendar month. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to the Non-Serviced Mortgage Loan) remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.06(b) or that may be withdrawn from the Distribution Accounts pursuant to Section 3.06(a), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Trustee for deposit in the Lower-Tier Distribution Account, as applicable, on such Servicer Remittance Date from the Collection Account pursuant to Section 3.05. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class T, Class R and Class LR Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to the Non-Serviced Mortgage Loan) remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX. The remaining Mortgage Loans and REO Properties (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to the Non-Serviced Mortgage Loan) are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to this Article
    IX. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class T, Class R and Class LR Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of the Lower-Tier Regular Interests and such Certificates.

                                   ARTICLE X

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

                Section 10.01 Intent of the Parties; Reasonableness. Except with respect to Section 10.08, Section 10.11, Section 10.13, Section 10.14, Section 10.15, Section 10.16 and Section 10.17 the parties hereto acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Depositor nor the Trustee shall exercise its rights to request delivery of information or other performance under these provisions other than in reasonable good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties to this Agreement acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff and agree to comply with reasonable requests made by the Depositor or the Trustee in reasonable good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the Deutsche Mortgage & Asset Receiving Corporation, Series COMM 2006-C8 transaction, subject to the preceding sentence, each of the parties to this agreement shall cooperate fully with the Depositor and the Trustee, as applicable, to deliver or make available to the Depositor or the Trustee, as applicable (including any of their assignees or designees), any and all information in its possession and necessary in the reasonable good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosure relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Servicing Function Participant, or the Servicing of the Mortgage Loans, reasonably believed by the Depositor or the Trustee, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 10.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements.

                For purposes of this Article X, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

                Section 10.02 [Reserved]

                Section 10.03 Information to be Provided by the Master Servicer and the Special Servicer. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act, (in addition to any requirements contained in Section 10.09) in connection with the succession to the Master Servicer and Special Servicer or any Servicing Function Participant (if such Servicing Function Participant is a servicer as contemplated by Item 1108(a)(2) of Regulation AB) as servicer or Sub-Servicer under this Agreement by any Person
(i) into which the Master Servicer and Special Servicer or such Servicing Function Participant may be merged or consolidated, (ii) which may be appointed as a sub-servicer by the Master Servicer or Special Servicer, or (iii) that is appointed as a successor Master Servicer or successor Special Servicer pursuant
Section 7.02, the Master Servicer or the Special Servicer (with respect to the foregoing clauses (i) and (ii)) or the successor Master Servicer or the successor Special Servicer (with respect to the foregoing clause (iii)) shall provide to the Depositor, at least 5 calendar days (other than a succession or appointment pursuant to Section 7.01(b) or Section 7.01(c) for which notice shall be delivered as reasonably practicable) prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 10.09, (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor, all information relating to such successor reasonably requested by the Depositor so that it may comply with its reporting obligation under Item
6.02 of Form 8-K with respect to any Class of Certificates.

                Section 10.04 Information to be Provided by the Trustee. (a) For so long as the Trust is subject to the reporting requirements of the Exchange Act, (in addition to any requirements contained in Section 10.09) in connection with the succession to the Trustee as Trustee or co-Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, (ii) which may be appointed as a co-Trustee or separate Trustee pursuant to Section 8.10, or (iii) that is appointed as a successor Trustee pursuant Section 8.08, the Trustee (with respect to the foregoing clauses (i) and (ii)) or the successor Trustee (with respect to the foregoing clause (iii)) shall provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but in no event later than the time required pursuant to Section 10.09, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item
6.02 of Form 8-K with respect to any Class of Certificates.

                Section 10.05 Filing Obligations. The Master Servicer, the Special Servicer and the Trustee shall and the Master Servicer, the Special Servicer and the Trustee, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to reasonably cooperate with the Trustee and the Depositor in connection with the Trustee's and Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act.

                Section 10.06 Form 10-D Filings. Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) (the "10-D Filing Deadline"), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder, in form and substance as required by the Exchange Act and such rules and regulations. A duly authorized representative of the Depositor shall sign each Form 10-D filed on behalf of the Trust. The Trustee shall file each Form 10-D with a copy of the related Monthly Certificateholder's Report attached thereto. Any disclosure in addition to the Monthly Certificateholder's Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule III and directed to the Depositor and the Trustee for approval by the Depositor. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule III) absent such reporting, direction and approval.

                For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date, (i) the parties listed on Schedule III hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule III applicable to such party, (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit V and (iii) the Trustee shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 7th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D; provided that if the Trustee does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-D Disclosure. Other than to the extent provided for in clause (iii) above, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule III of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

                After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review and approval; provided that the Trustee shall use its reasonable best efforts to provide such copy to the Depositor by the 8th day after the Distribution Date. No later than the end of business on the 4th Business Day prior to the filing date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D, and no later than the 2nd Business Day prior to the filing, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 pm (New York City time) on the 15th calendar day after the related Distribution Date or
(ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 10.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

                Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the 5th calendar day after the related Distribution Date during any year in which the Trust is required to file a Form 10-D if the answer to the questions should be "no"; provided, however, that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Trustee shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Trustee) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Trustee that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

                Section 10.07 Form 10-K Filings. Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

                (i) an annual compliance statement for each applicable Certifying Servicer, as described under Section 10.11;

                (ii) (A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 10.12, and (B) if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section
        10.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 10.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included;

                (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.13, and (B) if any registered public accounting firm attestation report described under Section 10.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included; and

                (iv) a Sarbanes-Oxley Certification as described in Section
        10.8.

                Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IV hereto to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule IV) absent such reporting and approval.

                Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Master Servicer, the Special Servicer and the Trustee shall provide the other parties to this Agreement with written notice of the name and address of each Servicing Function Participant retained by such party.

                For so long as the Trust is subject to the reporting requirements of the Exchange Act, by March 1st (with a grace period through March 15th), commencing in March 2007 (i) the parties listed on Schedule IV hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other form as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule IV applicable to such party, (ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit V and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K; provided that if the Trustee does not receive a response from the Depositor by such time the Depositor will be deemed to have consented to the inclusion of such Additional Form 10-K Disclosure. Other than to the extent provided for in clause (iii) above, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IV of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

                After preparing the Form 10-K, on or prior to the 6th Business Day prior to the 10-K Filing Deadline, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review and approval. Within three Business Days after receipt of such copy, but no later than March 24th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approved of such Form 10-K. No later than 5:00 p.m. New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 10-K, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 pm (New York City time) on the 10-K Filing Deadline or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-K, of each year in which a report on Form 10-K is required to be filed by the Trust. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Trustee shall, pursuant to
Section 4.02(c), make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section
10.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article X. The Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-K resulting from the Trustee's inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

                Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March during any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no" ; provided, however, that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Trustee shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Trustee) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Trustee that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

                Section 10.08 Sarbanes-Oxley Certification. Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), as set forth in Exhibit Y attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Reporting Servicer shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 1st (with a grace period through March 15th) of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit M, O, P or Q, as applicable, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. The Certifying Person at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention:
Lainie Kaye, with a copy to Jay Strauss, Esq. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a Performance Certification to the Certifying Person pursuant to this Section 10.08 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing agreement or primary servicing agreement, as the case may be.

                Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 10.11, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to
Section 10.12 and (iii) registered public accounting firm attestation report provided pursuant to Section 10.13.

                If any Serviced Companion Loan is deposited into a commercial mortgage securitization that is subject to the Exchange Act reporting requirements, each Reporting Servicer that services such Serviced Companion Loan shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to an Other Securitization a certification materially the same in form and substance to the Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to the related Serviced Companion Loan), upon which such certifying person, the entity for which the certifying person acts as an officer, and such entity's officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Master Servicer will use commercially reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage Loan Service Providers, in form and substance similar to a Performance Certification.

                Section 10.09 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure (the "8-K Filing Deadline") under Form 8-K (each a "Reportable Event"), to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and, at the direction of the Depositor, file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule V to which such Reportable Event relates and such Form 8-K Disclosure Information shall be delivered to the Depositor and the Trustee and approved by the Depositor. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule V) absent such reporting and approval.

                For so long as the Trust is subject to the reporting requirements of the Exchange Act, the parties listed on Schedule V hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge, use their reasonable efforts to provide to the Depositor and the Trustee within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, the form and substance of the Form 8-K Disclosure Information described on Schedule V as applicable to such party, in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party and accompanied by an Additional Disclosure Notification in the form attached hereto as Exhibit V. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K by the end of business on the 2nd Business Day after the Reportable Event; provided that if the Trustee does not receive a response from the Depositor by such time as required under this Agreement the Depositor will be deemed to have consented to such Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on
Schedule V of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided that to the extent that the Trustee is notified of such Reportable Event and it does not receive the necessary Form 8-K Disclosure Information, it shall notify the Depositor that it has not received such information and, provided, further, that the limitation on liability provided by this sentence shall not be applicable if the Reportable Event relates to the Trustee or any party that the Trustee has engaged to perform its obligations under this Agreement. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

                After preparing the Form 8-K, the Trustee shall, no later than the end of the Business Day (New York City time) on the 3rd Business Day after the Reportable Event, forward electronically a copy of the Form 8-K to the Depositor for review and approval and the Depositor shall promptly notify the Trustee in writing (which may be furnished electronically) of any changes to the Form 8-K. No later than noon on the 4th Business Day (New York City time) after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. The Trustee shall file such Form 8-K, upon signature thereof as provided in Section 10.16, not later than (i) 5:30 pm (New York City time) on the 4th Business Day following the reportable event or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 10.10(b). After filing with the Commission, the Trustee will, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 10.9 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.9. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive approved Form 8-K Disclosure Information within the applicable timeframes set forth in this Section 10.09 and not resulting from the Trustee's own negligence, bad faith or willful misconduct (provided that to the extent that the Trustee is notified of such Reportable Event and it does not receive the necessary Form 8-K Disclosure Information, it will notify the Depositor that it has not received such information and further provided that the limitation on liability provided by this sentence shall not be applicable if the Reportable Event relates to the Trustee or any party that the Trustee has engaged to perform its obligations under this Agreement).

                Section 10.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports. (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. With respect to any reporting period occurring after the filing of Form 15, the obligations of the parties to this Agreement under Sections 10.01, 10.03, 10.06, 10.07, 10.08 and 10.09 shall be suspended.

                (b) If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify (which notice (which may be sent by fax or by email notwithstanding the provisions of Section 11.04) shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) the Depositor and each Reporting Servicer that failed to make such delivery. In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed on behalf of the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee shall notify the Depositor and such other parties as needed and such parties shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by the Depositor. The parties to this agreement acknowledge that the performance by the Trustee of its duties under this
    Section 10.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer, the Special Servicer and the Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                Section 10.11 Annual Compliance Statements. The Master Servicer, the Special Servicer, the Trustee, any Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each a "Certifying Servicer") shall and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to deliver to the Depositor and the Trustee on or before March 1 (subject to a grace period through March 15th), commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) that, to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such Officer's Certificate until April 15, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                If any Serviced Companion Loan is deposited into an Other Securitization which is subject to the reporting requirements of the Exchange Act, each Certifying Servicer shall provide, if requested by a party to the Other Pooling and Servicing Agreement, an Officer's Certificate as described in this Section. With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Master Servicer will use commercially reasonable efforts to procure an Officer's Certificate as described in this Section from the Non-Serviced Mortgage Loan Service Providers in form and substance similar to the Officer's Certificate described in this Section.

                Section 10.12 Annual Reports on Assessment of Compliance with Servicing Criteria. By March 1st (subject to a grace period through March 15th) of each year, commencing in March 2007, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trustee, and each Servicing Function Participant (each, a "Reporting Servicer"), each at its own expense, shall furnish, (and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause, by March 1st (subject to grace period through March
15th), each Servicing Function Participant (other than (x) a party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to the Trustee and the Depositor a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 10.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

                No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer, the Special Servicer and Trustee shall each forward to the Trustee and the Depositor the name and contact information of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Trustee and each Servicing Function Participant submit their respective assessments by March 1st (subject to grace period through March 15th), as applicable, to the Trustee, each such party shall also at such time, if it has received the assessment (and attestation pursuant to Section 10.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Trustee.

                Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Schedule II and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 10.12 by the Master Servicer, the Special Servicer or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

                If any Serviced Companion Loan is deposited into an Other Securitization that is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Trustee, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish, each at its own expense, if requested by a party to the Other Pooling and Servicing Agreement, an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.13. With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Master Servicer will use commercially reasonable efforts to procure an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.13 from the Non-Serviced Mortgage Loan Service Providers in form and substance similar to the annual report on assessment of compliance described in this Section and the attestation described in Section 10.13.

                Section 10.13 Annual Independent Public Accountants' Servicing Report. By March 1st (subject to a grace period through March 15th), of each year, commencing in March 2007, each Reporting Servicer, each at its own expense, shall cause, and each Reporting Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) a party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause, each at its own expense), a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee, such Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria, and
(ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

                Promptly after receipt of such report from each Reporting Servicer, (i) the Depositor shall have the right to review the report and, if applicable, consult with the related Reporting Servicer as to the nature of any material instance of noncompliance by such Reporting Servicer with the Servicing Criteria applicable to such person, as the case may be, in the fulfillment of any of such Reporting Servicer's obligations hereunder or under any applicable sub-servicing agreement or primary servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section 10.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. No Reporting Servicer shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

                Section 10.14 Exchange Act Reporting Indemnification. Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor, their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Depositor or Trustee under this Article X by the time required after giving effect to any applicable grace period or (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Loan Seller Sub-Servicer) to perform its obligations to the Depositor or Trustee under this
Article X by the time required after giving effect to any applicable grace period.

                The Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing agreement or primary servicing agreement, as applicable.

                If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, each Additional Servicer or other Servicing Function Participant (the "Performing Party") shall and the Master Servicer, the Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than (x) a party to this Agreement or (y) any Loan Seller Sub-Servicer) with respect to the Mortgage Loans to contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article X. The Master Servicer, the Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant (other than Loan Seller Sub-Servicers) with which it has entered into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

                Section 10.15 Amendments. This Article X may be amended by the written consent of all the parties hereto pursuant to Section 11.07 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market without, in each case, any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided that no such amendment without Certificateholder consent shall eliminate the reports or statements required under Section 10.11 or Section 10.13.

                Section 10.16 Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods. (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy to Jay Straus, Esq.

                (b) Notwithstanding anything in Section 11.04 to the contrary, any notice required to be delivered to the Depositor under this Article X shall be properly given if sent by facsimile to (212) 797-4487, Attention:
    Lainie Kaye, with a copy to (212) 504-6666, Attention: Anna Glick (or such other number as the Depositor may instruct) and/or by email to Lainie.Kaye@db.com, with a copy to Anna.Glick@cwt.com (or such other email address as the Depositor may instruct).

                (c) For the avoidance of doubt:

                (i) Neither the Master Servicer nor the Special Servicer shall be subject to a Master Servicer Event of Default or a Special Servicer Event of Default, as applicable, pursuant to either the last clause of the definition of Master Servicer Event of Default or the last clause of the definition of Special Servicer Event of Default, as applicable, nor shall any such party be deemed to not be in compliance under this Agreement, during any grace period provided for in this Article X, provided, that if any such party fails to comply with the delivery requirements of this Article X by the expiration of any applicable grace period such failure shall constitute a Master Servicer Event of Default or a Special Servicer Event of Default, as applicable; and

                (ii) Neither the Master Servicer nor the Special Servicer shall be subject to a Master Servicer Event of Default or a Special Servicer Event of Default, as applicable, pursuant to either the last clause of the definition of Master Servicer Event of Default or the last clause of the definition of Special Servicer Event of Default, as applicable, nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article X by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports (which reporting periods will include any occurring after the Trustee files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act).

                Section 10.17 Termination of the Trustee. (a) Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) if, following the Trustee's failure to comply with any of such obligations under Sections 10.06, 10.07, 10.09, 10.11, 10.12 or 10.13 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.17 and (d) the Trustee may not be terminated if the Trustee's failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this Section 10.17 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                Section 11.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                Section 11.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, and nothing herein set forth, or contained in the terms of the Certificates, shall be construed so as to constitute the Certificateholders from time to time as partners or members of an association; and no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                No Certificateholder or any Serviced Companion Loan Noteholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Certificateholder or such Serviced Companion Loan Noteholder, as applicable, previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also such Serviced Companion Loan Noteholder or the Certificateholders representing Percentage Interests of at least 25% of each affected Class of Certificates, as applicable, have (or in the case of the Serviced Companion Loan Noteholder, has) made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and have (or in the case of the Serviced Companion Loan Noteholder, has) offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by the Serviced Companion Loan Noteholder and by each Certificateholder with every other Certificateholder and the Trustee, that no Serviced Companion Loan Noteholder or one or more Certificateholder of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of Serviced Companion Loan Noteholder or the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Companion Loan Noteholder or Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Companion Loan Noteholders and Holders of Certificates of such Class, as applicable. For the protection and enforcement of the provisions of this Section, each and every Companion Loan Noteholder, Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                Section 11.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                Section 11.04 Notices. Unless otherwise specified in this Agreement, all demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first-class mail, postage prepaid or by overnight courier) as follows:

               If to the Trustee or Paying Agent, to:

                      LaSalle Bank National Association
                      135 South LaSalle Street
                      Suite 1625
                      Chicago, Illinois 60603
                      Attention: Global Securities and
                                 Trust Services- COMM 2006-C8

               If to the Depositor, to:

                      Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street
                      New York, New York  10005
                      Attention: Helaine M. Kaplan

                      with a copy to:

                      Cadwalader, Wickersham & Taft LLP
                      One World Financial Center
                      New York, New York  10281
                      Attention: Anna H. Glick

               If to the Master Servicer, to:

                      Midland Loan Services, Inc.
                      10851 Mastin, Building 82, 7th Floor
                      Overland Park, Kansas  66210
                      Attention: Chief Operating Officer
                      Telecopy No.: (913) 253-9001

                      with a copy to:

                      Stinson Morrison Hecker LLP
                      1201 Walnut, Suite 2900
                      Kansas City, Missouri 64106
                      Attention: Kenda K. Tomes
                      Telecopy No: (816) 691-3495

               If to the Special Servicer, to:

                      LNR Partners, Inc.
                      1601 Washington Avenue, Suite 700
                      Miami Beach, Florida  33139
                      Attention: Randy Wolpert
                      Telecopy No.: (305) 695-5601
                      email: rwolpert@lnrproperty.com

               with a copy to:

                    Bilzin Sumberg Baena Price & Axelrod LLP
                      200 South Biscayne Blvd., Suite 2500
                      Miami, Florida 33131
                      Attention: Alan Kazan, Esq.
                      Telecopy No.: (305) 351-2229

               If to the German American Capital Corporation, to:

                      German American Capital Corporation
                      60 Wall Street
                      New York, New York  10005
                      Attention: Lainie Kaye

               If to General Electric Capital Corporation, as
                  Mortgage Loan Seller, to:

                      General Electric Capital Corporation
                      280 Park Avenue, 8th Floor
                      New York, NY 10017

                      Attention: Anuj Gupta
                                Managing Director
                      Telecopy No.: (212) 716-8960

               with copies to:

                      General Electric Capital Corporation
                      16479 Dallas Parkway
                      Two Bent Tree Tower
                      Addison, TX 75001-6852

                      Attention: David Martindale

                                Managing Director
                      Telecopy No.: (972) 728-7650

                      General Electric Capital Corporation
                      292 Long Ridge Road
                      Stamford, CT 06927-0001

                      Attention: Patricia DeLuca
                                 Counsel
                      Telecopy No.: (203) 357-6768

               If to Bank of America, National Association,
                  as Mortgage Loan Seller,
                      to:

                      Bank of America, National Association
                      214 North Tyron Street
                      NC1-027-22-03
                      Charlotte, North Carolina 28255
                      Attention: Stephen L. Hogue
                      Telecopy No.: (704) 386-1094

               with a copy to:

                      Bank of America Corporation
                      Bank of America Corporate Center
                      100 North Tyron Street
                      Charlotte, North Carolina 28255
                      Attention: Paul Kurzeja, Esq.
                      Telecopy No.: (704) 387-0922

               with a copy to:

                      Cadwalader, Wickersham & Taft LLP
                      227 West Trade Street, Suite 2400
                      Charlotte, North Carolina 28202
                      Attention: Henry A. LaBrun, Esq.

               If to Barclays Capital Real Estate Inc.,
                 as Mortgage Loan Seller, to:

                      Barclays Capital Real Estate Inc.
                      200 Park Avenue
                      New York, New York 10166
                      Attention: Kristen Rodriguez
                      Telecopy No.: (212) 412-7476

               with a copy to:

                      Barclays Capital Real Estate Inc.
                      200 Park Avenue
                      New York, New York 10166
                      Attention: Ian Sterling, Esq.

               and

                      Barclays Capital Real Estate Inc.
                      200 Park Avenue
                      New York, New York 10166
                      Attention: Julie Grossman, Esq.

               If to the Underwriters, to:

                      Deutsche Bank Securities, Inc.
                      Commercial Mortgage-Backed Securities
                      60 Wall Street
                      New York, New York  10005
                      Attention: Lainie Kaye

                      Banc of America Securities LLC
                      214 North Tyron Street
                      NC1-027-22-03
                      Charlotte, North Carolina 28255
                      Attention: Stephen L. Hogue
                      Telecopy No.: (704) 386-1094

               with a copy to:

                      Bank of America Corporation
                      Bank of America Corporate Center
                      100 North Tyron Street
                      Charlotte, North Carolina 28255
                      Attention: Paul Kurzeja, Esq.
                      Telecopy No.: (704) 387-0922

               with a copy to:

                      Cadwalader, Wickersham & Taft LLP
                      227 West Trade Street, Suite 2400
                      Charlotte, North Carolina 28202
                      Attention: Henry A. LaBrun, Esq.

               If to any Certificateholder, to:

                      the address set forth in the Certificate Register,

               If to the initial Controlling Class Representative

                      LNR Securities Holdings, LLC,
                      1601 Washington Avenue, Suite 800
                      Miami Beach, Florida 33139
                      Attention: Steven N. Bjerke
                      Telecopy No.: (305) 695-5449

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

                Section 11.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                Section 11.06 Notice to the Depositor and Each Rating Agency.
(a) The Trustee shall use its best efforts to promptly provide notice (and, in the case of subsection (vii), promptly furnish or make available) to the Depositor, the Underwriters, the Controlling Class Representative and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                (i) any material change or amendment to this Agreement;

                (ii) the occurrence of any Event of Default that has not been cured;

                (iii) the merger, consolidation, resignation or termination of the Master Servicer, the Special Servicer or the Trustee;

                (iv) the repurchase of Mortgage Loans pursuant to Section
        2.03(d);

                (v) the final payment to any Class of Certificateholders;

                (vi) any change in the location of the Collection Account, the Serviced Whole Loan Collection Account, the Distribution Accounts, the Interest Reserve Account, or the Excess Liquidation Proceeds Account; and

                (vii) each report to Certificateholders described in Section 4.02, Section 3.13 and Section 3.22.

                (b) The Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                (i) each of its annual statements as to compliance described in
        Section 10.11;

                (ii) each of its annual independent public accountants' servicing reports described in Section 10.13;

                (iii) a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03;

                (iv) a copy of any notice with respect to a breach of a representation or warranty with respect to any Mortgage Loan;

                (v) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

                (vi) any change in the lien priority of a Mortgage Loan;

                (vii) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

                (viii) any material damage to a Mortgaged Property; and

                (ix) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan.

                (c) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to the Trust Fund, a Mortgaged Property, a Borrower and a Specially Serviced Loan such information as the Rating Agency and the Depositor shall reasonably request and which the Trustee, the Master Servicer or the Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Loan Documents. The Rating Agencies shall not be charged any fee or expense in connection therewith. Each party hereto shall send copies to the Depositor of any information that it provided to any Rating Agency. Notwithstanding anything to the contrary herein, nothing in this Section 11.06 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                (d) Notices to each Rating Agency shall be addressed as follows:

                      Moody's Investors Services, Inc.
                      99 Church Street, 4th Floor
                      New York, New York  10041
                      Attention: Commercial Mortgage Surveillance Group
                      Telecopy: (212) 553-0300

                      Fitch, Inc.
                      One State Street Plaza, 31st Floor
                      New York, New York 10004
                      Attention: Commercial Mortgage Surveillance Group
                      Telecopy: (212) 635-0295

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

                Section 11.07 Amendment. This Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus, the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or this Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of this Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or to significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

                This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Mortgage Loan Seller) and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

                (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

                (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement;

                (iii) alter the Servicing Standard or obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby;

                (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders; or

                (v) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

                Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

                In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 11.07 shall be effective with the consent of the Trustee, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section 11.07, the Certificateholders and Serviced Companion Loan Noteholders. Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee and the Special Servicer, and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, each Serviced Companion Loan Noteholder and each Rating Agency.

                It shall not be necessary for the consent of Certificateholders under this Section 11.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and, if applicable, Serviced Companion Loan Noteholders, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

                Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Trustee has received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or (iii) of the first sentence of this Section, then at the expense of the Trust Fund and, in the case of any Serviced Whole Loan with a Serviced Pari Passu Companion Loan, the Trust Fund and the related Serviced Pari Passu Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Pari Passu Companion Loan's, as applicable, principal balance) to the effect that such amendment is permitted hereunder and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or cause the Grantor Trust to fail to qualify as a grantor trust, or cause a tax to be imposed on the Trust Fund, either such Trust REMIC or the Grantor Trust.

                Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in the first sentence of this Section 11.07 (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Trust Fund and, in the case of any Serviced Whole Loan with a Serviced Pari Passu Companion Loan, the Trust Fund and the related Serviced Pari Passu Companion Loan Noteholders on a pro rata basis based on the Mortgage Loan's or Serviced Pari Passu Companion Loan's, as applicable, principal balance) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                Notwithstanding any contrary provision contained in this Agreement, no amendment shall be made to this Agreement which shall affect the obligations of any Mortgage Loan Seller without the consent of such Mortgage Loan Seller.

                Section 11.08 Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, any Serviced Whole Loan Collection Account, the Distribution Accounts, the Interest Reserve Account, any REO Account and any Excess Liquidation Proceeds Account whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the Delaware Uniform Commercial Code; and
(d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund and, in the case of any Serviced Whole Loan, first, of the related Serviced B Loan Noteholders, if any, and second, to the extent such expense remains unpaid, of the Trust Fund and the related Serviced Pari Passu Companion Loan Noteholders, if any, on a pro rata basis based on the Mortgage Loans' or related Serviced Pari Passu Companion Loan's, as applicable, principal balance), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans or Serviced Whole Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

                Section 11.09 No Intended Third-Party Beneficiaries. Except as specified in Section 11.12, no Person other than a party to this Agreement, any Mortgage Loan Seller or any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, Manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

                Section 11.10 [Reserved]

                Section 11.11 Entire Agreement. This Agreement and with respect to each Serviced Companion Loan Noteholder, the related Co-Lender Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

                Section 11.12 Third Party Beneficiaries. (a) Each of the Trustee and the Master Servicer acknowledges that (i) each holder of a Serviced Companion Loan is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights and (ii) each of the EZ Storage Portfolio Service Providers under the BACM 2006-6 Pooling and Servicing Agreement is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any EZ Storage Portfolio Nonrecoverable Advances made with respect to the EZ Storage Portfolio Mortgage Loan by such Persons, (2) the indemnification of the BACM 2006-6 Servicer, the BACM 2006-6 Special Servicer and the BACM 2006-6 Trustee pursuant to Section 6.07 of this Agreement against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the BACM 2006-6 Pooling and Servicing Agreement and this Agreement that relate solely to its servicing of the EZ Storage Portfolio Whole Loan and any related reimbursement provisions and (3) the provisions set forth in Section 4.07(e) of this Agreement regarding advancing coordination.

                Each of the Trustee and the Master Servicer acknowledge that each holder of a Serviced Companion Loan and the related Serviced Companion Loan Service Provider is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights.

               IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                         DEUTSCHE MORTGAGE & ASSET
                                         RECEIVING CORPORATION,
                                         as Depositor

                                         By:  /s/ Jeremy A. Beard
                                             -----------------------------------
                                             Name:  Jeremy A. Beard
                                             Title: Vice President

                                         By:  /s/ Mary Brundage
                                             -----------------------------------
                                             Name:  Mary Brundage
                                             Title: Vice President

                                         MIDLAND LOAN SERVICES, INC.,
                                         as Master Servicer

                                         By:  /s/ Lawrence D. Ashley
                                             -----------------------------------
                                             Name:  Lawrence D. Ashley
                                             Title: Senior Vice President

                                         LNR PARTNERS, INC.,
                                             as Special Servicer

                                         By:  /s/ Steven N. Bjerke
                                             -----------------------------------
                                             Name:  Steven N. Bjerke
                                             Title: Vice President

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Trustee and Paying Agent

                                         By:  /s/ Cynthia Reis
                                             -----------------------------------
                                             Name:  Cynthia Reis
                                             Title: Senior Vice President

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )

                On the 12th day of December in the year 2006, before me, the undersigned, personally appeared Jeremy A. Beard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of New York, State of New York.


                                            /s/  Allyson Funk
                                          --------------------------------------
[Notarial Seal]                           Signature and Office of individual
                                          taking acknowledgment

This instrument prepared by:

Name:      Cadwalader, Wickersham & Taft LLP
Address:   One World Financial Center
           New York, New York 10281

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )

                On the 12th day of December in the year 2006, before me, the undersigned, personally appeared Mary Brundage, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of New York, State of New York.



                                            /s/  Allyson Funk
                                          --------------------------------------
[Notarial Seal]                           Signature and Office of individual
                                          taking acknowledgment

Name:      Cadwalader, Wickersham & Taft LLP
Address:   One World Financial Center
           New York, New York 10281

STATE OF FLORIDA             )
                             : ss.:
COUNTY OF MIAMI-DADE         )

                On the 19th day of December in the year 2006, before me, the undersigned, personally appeared Steven N. Bjerke, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of Miami-Dade, State of Florida.


                                          /s/  Caroline J. Hannah
                                          --------------------------------------
                                          Signature and Office of individual
                                          taking acknowledgment

[Notarial Seal]

This instrument prepared by:

Name:      Cadwalader, Wickersham & Taft LLP
Address:   One World Financial Center
           New York, New York 10281

STATE OF ILLINOIS            )
                             : ss.:
COUNTY OF CHICAGO            )

                On the 14th day of December in the year 2006, before me, the undersigned, personally appeared Cynthia Reis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                          /s/  Diane O'Neal
                                          --------------------------------------
                                          Signature and Office of individual
                                          taking acknowledgment

[Notarial Seal]

This instrument prepared by:

Name:      Cadwalader, Wickersham & Taft LLP
Address:   One World Financial Center
           New York, New York 10281

STATE OF KANSAS              )
                             : ss.:
COUNTY OF JOHNSON            )

                On the 7th day of December in the year 2006, before me, the undersigned, personally appeared Lawrence D. Ashley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Overland Park, Kansas.


                                          /s/  Brent Kinder
                                          --------------------------------------
                                          Signature and Office of individual
                                          taking acknowledgment

[Notarial Seal]

This instrument prepared by:

Name:      Cadwalader, Wickersham & Taft LLP
Address:   One World Financial Center
           New York, New York 10281

                                   EXHIBIT A-1

                      FORM OF CLASS A-1 GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-1

Class A-1 Pass-Through Rate: 5.108%               CUSIP: 20047EAA0

                                                  ISIN: US20047EAA01

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-1 Certificates: $52,500,000               this Certificate: $52,500,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-1-1
September 10, 2011

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as trustee and paying agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-l Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-l Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-2

                      FORM OF CLASS A-2A GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-2A

Class A-2A Pass-Through Rate: 5.219%              CUSIP: 20047EAB8

                                                  ISIN: US20047EAB83

Original Aggregate Certificate Balance of the     Initial Certificate Balance
Class A-2A Certificates: $100,000,000             of this Certificate:
                                                  $100,000,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-2A-1
September 10, 2011

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-2A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-2A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-2A Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-2A Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-3

                      FORM OF CLASS A-2B GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-2B

Class A-2B Pass-Through Rate: 5.248%              CUSIP: 20047EBG6

                                                  ISIN: US20047EBG61

Original Aggregate Certificate Balance of the     Initial Certificate Balance
Class A-2B Certificates: $366,000,000             of this Certificate:
                                                  $366,000,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-2B-1
January 10, 2012

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-2B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-2B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2B, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-2B Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-2B Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-4

                      FORM OF CLASS A-3 GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                                    CLASS A-3

Class A-3 Pass-Through Rate: 5.308%               CUSIP: 20047EAC6

                                                  ISIN: US20047EAC66

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-3 Certificates: $244,500,000              this Certificate: $244,500,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-3-1
December 10, 2013

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-3 Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-5

                      FORM OF CLASS A-AB GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-AB

Class A-AB Pass-Through Rate: 5.291%              CUSIP: 20047EAD4

                                                  ISIN: US20047EAD40

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-AB Certificates: $92,500,000              this Certificate: $92,500,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-AB-1
February 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-AB Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-AB Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-AB Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-AB Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-AB Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-AB Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-6

                      FORM OF CLASS A-4 GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-4

Class A-4 Pass-Through Rate: 5.306%               CUSIP: 20047EAE2

                                                  ISIN: US20047EAE23

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-4 Certificates: $1,118,212,000            this Certificate:
                                                  $1,118,212,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-4-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-4 Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-7

                      FORM OF CLASS A-1A GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-1A

Class A-1A Pass-Through Rate: 5.292%              CUSIP: 20047EAF9

                                                  ISIN: US20047EAF97

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-1A Certificates: $669,280,000             this Certificate: $669,280,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-1A-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-1A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-1A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-1A Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-1A Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT A-8

                             FORM OF CLASS [XS][XP]
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE SERVICERS AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICERS, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS [XS][XP] CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL BALANCE OF THE CLASS [XS][XP] CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL BALANCE OF THE CLASS [XS][XP] CERTIFICATES IS EQUAL TO AN AMOUNT AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)






-----------------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATES, CLASS [XS][XP]

Class [XS][XP] Pass-Through                       CUSIP: [XP] 20047EAG7;
Rate: Variable                                    [XS] 20047EAU6

                                                  ISIN: [XP] US20047EAG70;
                                                  [XS] US20047EAU64

Original Aggregate Notional Balance of            Initial Notional Balance of
the  [XS][XP] Certificates:                       this Certificate:
[$3,698,510,000] [$3,775,704,017]                 [$3,698,510,000]
                                                  [$3,775,704,017]

First Distribution Date: January 10, 2007         Cut-off Date: The close of
                                                  business on the related due
                                                  date for each Mortgage Loan
                                                  occurring in December 2006

Scheduled Final Distribution Date: N/A            No.: [XS][XP]-[__]


               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class [XS][XP] Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the applicable Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class [XS][XP], Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class [XS][XP] Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class [XS][XP] Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class [XS][XP] Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007 , the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Servicers, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the applicable Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Servicers, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Capmark Servicer, and if the Capmark Servicer does not exercise such option, the Wachovia Servicer, and if the Wachovia Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Servicers any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicers as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicers as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the applicable Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and applicable Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class [XS][XP] Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class [XS][XP] Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                 Class [XS][XP]
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                   EXHIBIT A-9

                      FORM OF CLASS A-M GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-M

Class A-J Pass-Through Rate: 5.347%               CUSIP: 20047EAH5

                                                  ISIN: US20047EAH53

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-M Certificates: $377,571,000              this Certificate: $377,571,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-M-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-M Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-M Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-M Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-M Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-10

                      FORM OF CLASS A-J GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS A-J

Class A-J Pass-Through Rate: 5.377%               CUSIP: 20047EAJ1

                                                  ISIN: US20047EAJ10

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class A-J Certificates: $302,056,000              this Certificate: $302,056,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: A-J-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class A-J Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-J Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class A-J Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class A-J Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class A-J Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-11

                       FORM OF CLASS B GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS B

Class B Pass-Through Rate: 5.436%                 CUSIP: 20047EAK8

                                                  ISIN: US20047EAK82

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class B Certificates: $28,318,000                 this Certificate: $28,318,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: B-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-12

                       FORM OF CLASS C GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS C

Class C Pass-Through Rate: 5.455%                 CUSIP: 20047EAL6

                                                  ISIN: US20047EAL65

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class C Certificates: $42,476,000                 this Certificate: $42,476,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: C-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-13

                       FORM OF CLASS D GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                      PASS-THROUGH CERTIFICATES, CLASS D

Class D Pass-Through Rate:                        CUSIP: 20047EAM4
The lesser of 5.495%
and the Weighted Average Net
Mortgage Pass-Through
Rate
                                                  ISIN: US20047EAM49

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class D Certificates: $37,758,000                 this Certificate: $37,758,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: D-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-14

                       FORM OF CLASS E GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS E

Class E Pass-Through Rate: The lesser             CUSIP: 20047EAN2
of 5.515% and the Weighted Average Net
Mortgage Pass-Through Rate                        ISIN: US20047EAN22

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class E Certificates: $23,598,000                 this Certificate: $23,598,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: E-1
December 10, 2016

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-15

                       FORM OF CLASS F GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS F

Class F Pass-Through Rate: The lesser             CUSIP: 20047EAP7
of 5.535% and the Weighted Average Net
Mortgage Pass-Through Rate                        ISIN: US20047EAP79

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class F Certificates: $28,317,000                 this Certificate: $28,317,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: F-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-16

                       FORM OF CLASS G GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS G

Class G Pass-Through Rate: The lesser of 5.594%
and the Weighted Average Net
Mortgage Pass-Through                             CUSIP: 20047EAQ5
Rate
                                                  ISIN: US20047EAQ52

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class G Certificates: $51,916,000                 this Certificate: $51,916,000

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: G-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i) the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class G Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-17

                                 FORM OF CLASS H
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](2)












------------------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS H

Class H Pass-Through Rate: The lesser             CUSIP: [20047EAW 2](2)
of 5.772% and the Weighted Average                [U20238AC2](1)
Net Mortgage Pass-Through
Rate                                              ISIN:[US20047EAW21](2)
                                                  [USU20238AC27](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class H Certificates: $37,757,000                 this Certificate:
                                                  [$37,757,000](2)  [$0]


First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: H-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class H Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class H
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-18

                                 FORM OF CLASS J
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS J CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS J

Class J Pass-Through Rate: The Weighted Average   CUSIP: [20047EAX0](2)
Net Mortgage Pass-Through Rate minus 0.0810%      [U20238AD0](1)

                                                  ISIN: [US20047EAX04](2)
                                                  [USU20238AD00](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class J Certificates: $42,477,000                 this Certificate:
                                                  [$42,477,000](2)  [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: J-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class J Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class J Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class J
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-19

                                 FORM OF CLASS K
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


----------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS K

Class K Pass-Through Rate: The Weighted           CUSIP: [20047EAY8](2)
Average Net Mortgage Pass-Through Rate            [U20238AE8](1)

                                                  ISIN: [US20047EAY86](2)
                                                  [USU20238AE82](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class K Certificates: $42,477,000                 this Certificate:
                                                  [$42,477,000](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: K-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class K Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class K Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class K Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class K Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class K
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-20

                                 FORM OF CLASS L
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS L CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS L

Class L Pass-Through Rate: The lesser             CUSIP: [20047EAZ5](2)
of 5.772% and the Weighted Average Net            [U20238AF5](1)
Mortgage Pass-Through
Rate                                              ISIN: [US20047EAZ51](2)
                                                  [USU20238AF57](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class L Certificates: $18,878,000                 this Certificate:
                                                  [$18,878,000](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: L-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class L Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class L Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class L Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class L Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class L
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-21

                                 FORM OF CLASS M
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS M CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)














--------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS M

Class M Pass-Through Rate: The lesser of          CUSIP:  [20047EBA9](2)
5.772% and the Weighted Average Net               [U20238AG3](1)
Mortgage Pass-Through
Rate                                              ISIN:[US20047EBA91](2)
                                                  [USU20238AG31](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class M Certificates: $18,879,000                 this Certificate:
                                                  [$18,879,000]2  [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: M-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class M Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class M Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class M Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class M Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class M
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-22

                                 FORM OF CLASS N
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS N CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)




-----------------

1 For Reg S Global Certificates only.
2 For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS N

Class N Pass-Through Rate: The lesser             CUSIP: [20047EBB7](2)
of 5.772% and the Weighted Average                [U20238AH1](1)
Net Mortgage Pass-Through
Rate                                              ISIN: [US20047EBB74](2)
                                                  [USU20238AH14](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class N Certificates: $4,719,000                  this Certificate:
                                                  [$4,719,000](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: N-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class N Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class N Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class N Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class N Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class N Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class N Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class N
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-23

                                 FORM OF CLASS O
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS O CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)



-----------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS O

Class O Pass-Through Rate: The lesser             CUSIP: [20047EBC5](2)
of 5.772%  and the Weighted Average               [U20238AJ7](1)
Net Mortgage Pass-Through
Rate                                              ISIN:  [US20047EBC57](2)
                                                  [USU20238AJ79](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class O Certificates: $9,440,000                  this Certificate:
                                                  [$9,440,000](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: O-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class O Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class O Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class O Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class O Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class O Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class O Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class O
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-24

                                 FORM OF CLASS P
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS P CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


--------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS P

Class P Pass-Through Rate: The                    CUSIP: [20047EBD3](2)
lesser of 5.772% and the Weighted Average         [U20238AK4](1)
Net Mortgage Pass-Through
Rate                                              ISIN:  [US20047EBD31](2)
                                                  [USU20238AK43](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class P Certificates: $14,159,000                 this Certificate:
                                                  [$14,159,000](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: P-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class P Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class Q, Class S, Class T, Class R and Class LR Certificates (together with the Class P Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class P Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class P Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class P Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class P Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class P
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-25

                                 FORM OF CLASS Q
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS Q CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)









---------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS Q

Class Q Pass-Through Rate: The lesser             CUSIP: [20047EBE1](2)
of 5.772%  and the Weighted Average Net           [U20238AL2](1)
 Mortgage Pass-Through
Rate                                              ISIN: [US20047EBE14](2)
                                                  [USU20238AL26](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class Q Certificates: $9,439,000                  this Certificate:
                                                  [$9,439,000](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: P-1
January 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class Q Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class T, Class R and Class LR Certificates (together with the Class Q Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class Q Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class Q Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class Q Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class Q Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class Q
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-26

                                 FORM OF CLASS S
                     [RULE 144A] [REG S] GLOBAL CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH THEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS S CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60 OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, SUCH ENTITY SHALL PROVIDE ANY OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES OR AGREEMENTS AS MAY BE REQUIRED BY, AND IN FORM AND SUBSTANCE SATISFACTORY TO, THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 AND 407 OF ERISA, AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PTCE 95-60, OR A SUBSTANTIALLY SIMILAR EXEMPTION UNDER SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


----------------------
(1) For Reg S Global Certificates only.

(2) For Rule 144A Global Certificates only.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS S

Class S Pass-Through Rate: The lesser             CUSIP: [20047EBF8](2)
of 5.772% and the Weighted Average                [U20238AM0](1)
Net Mortgage Pass-Through
Rate                                              ISIN: [US20047EBF88](2)
                                                  [USU20238AM09](1)

Original Aggregate Certificate Balance of the     Initial Certificate Balance of
Class S Certificates: $42,477,017                 this Certificate:
                                                  [$42,477,017](2) [$0]

First Distribution Date: January 10, 2007         Cut-off Date: December 1, 2006

Scheduled Final Distribution Date:                No.: P-1
October 10, 2017

               This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class S Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class T, Class R and Class LR Certificates (together with the Class S Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

               During each Interest Accrual Period (as defined below), interest on the Class S Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

               Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class S Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class S Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                     Class S
                                   Schedule A

                   Notional Balance                       Remaining Notional Balance          Notation
Date               Exchanged or Transferred               of this Certificate                 Made By
----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

----------------   ------------------------------------   ---------------------------------   -----------------

                                  EXHIBIT A-27

                           FORM OF CLASS T CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        COMM 2006-C8 COMMERCIAL MORTGAGE

                       PASS-THROUGH CERTIFICATES, CLASS T

                    No.:    T      Percentage Interest: 100%

               This certifies that LNR Securities Holdings LLC is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class T Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates (together with the Class T Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes any representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and the Trustee has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the tenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in January 2007 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of Excess Interest then distributable, if any, allocable to the Class T Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Bond Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to Excess Interest, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans;
(xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates or any class of Serviced Companion Loan Securities by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates or Serviced Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Serviced Companion Loan Securities, as applicable. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise its option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class T Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class T Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-28

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN THE CASE OF THE PRIVATE REGULAR CERTIFICATES, IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS R

No.:     R-1                                           Percentage Interest: 100%





               This certifies that JPMorgan Chase Bank, NA is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                  EXHIBIT A-29

                          FORM OF CLASS LR CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, (4) IN THE CASE OF THE PRIVATE REGULAR CERTIFICATES, IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S OR (5) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER (WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) OR AN AFFILIATE OF SUCH A PERSON, AS DEFINED IN RULE 405 OF THE 1933 ACT, PURCHASING THE CERTIFICATES BEING SOLD TO IT FOR ITS OWN ACCOUNT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                        COMM 2006-C8 COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES, CLASS LR

No.:       LR-1                                      Percentage Interest: 100%




               This certifies that JPMorgan Chase Bank, NA is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Class LR Certificateholder will be entitled to receive the proceeds of the remaining assets of the Lower-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Lower-Tier Regular Interests to zero. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Lower-Tier Regular Interests. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing properties and held in trust by the Trustee and serviced by the Master Servicer. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class XS, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

               This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association as Trustee and Paying Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

               The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

               All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in January 2007, the Record Date will be the Closing Date. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

               Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Residual Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and all income and gain realized from investment of such funds shall accrue for its benefit.

               This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property (to the extent of the Trust Fund's interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund's interest therein); (v) any Assignments of Leases, Rents and Profits and any security agreements (to the extent of the Trust Fund's interest therein); (vi) any indemnities or guaranties given as additional security for any Mortgage Loans (to the extent of the Trust Fund's interest therein); (vii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts (to the extent of the Trust Fund's interest therein), (viii) Loss of Value Reserve Fund amounts on deposit in the applicable Collection Account attributable to the Mortgage Loans as identified on the Trust Ledger, the Serviced Whole Loan Collection Accounts (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Distribution Accounts, any Excess Liquidation Proceeds Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), the Interest Reserve Account, any REO Account (to the extent of the Trust Fund's interest therein and specifically excluding any interest of any Serviced Companion Loan Noteholder therein), including any reinvestment income, as applicable; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties (to the extent of the Trust Fund's interest therein); (xi) the rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; (xii) the Lower-Tier Regular Interests; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in
Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

               Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

               No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in
Section 5.02(h) of that Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

               The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders or the Serviced Companion Loan Noteholders, (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made in the Prospectus or the Private Placement Memorandum, in each case, with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein; (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; and (iv) to amend or supplement a provision, or to supplement any other provisions to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in writing by an Opinion of Counsel or, if solely affecting any Certificateholder or Serviced Companion Loan Noteholder, confirmation in writing from each Rating Agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

               The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the prior written consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each Serviced Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Serviced Companion Loan Noteholders; provided, however, that no such amendment may:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to any Serviced Companion Loan Noteholders without the consent of such Serviced Companion Loan Noteholders;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement;

               (iii) alter the Servicing Standard or obligations of either Servicer or the Trustee to make a P&I Advance or a Property Advance, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

               (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan Noteholders.

               Further, the Depositor, the Master Servicer, the Special Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Serviced Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a Grantor Trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or, if applicable, any Serviced Companion Loan Noteholder.

               The Certificateholder owning a majority of the Percentage Interests in the Controlling Class and, if no such Certificateholder exercises such option, the Master Servicer, and if the Master Servicer does not exercise such option, the Special Servicer, may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust's interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the greater of:

               (i)    the sum of

                      (A) 100% of the Stated Principal Balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

                      (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                      (C) all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

                      (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

               In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, for all of the Mortgage Loans and each REO Property (or the Trust Fund's beneficial interest in a Mortgaged Property acquired with respect to a Non-Serviced Mortgage Loan) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) and Section 9.01(g) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

               All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

               The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Trustee to make certain payments and to send certain notices to Certificateholders as thereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Noteholders of all amounts held by or on behalf of the Trustee and Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

               Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated: December 21, 2006

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as Trustee




                                          By:__________________________________
                                                  Authorized Signatory


                          Certificate of Authentication
                          -----------------------------

               This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated: December 21, 2006


                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Authenticating Agent




                                          By:___________________________________
                                                  Authorized Signatory

                                   EXHIBIT B-1
                                   -----------

                             MORTGAGE LOAN SCHEDULE

Exhibit A

                                                                        Mortgage
                                                                        Loan
ID        Property Name                                                 Seller     City                 State
-------   -----------------------------------------------------------   --------   ------------------   -------
      1   Mall of America                                               GACC       Bloomington          MN
      2   Four Allen Center                                             GACC       Houston              TX
      3   EZ Storage Portfolio                                          BofA       Various              Various
    3.1   EZ Storage Portfolio - Boston, MA (Brighton)                  BofA       Brighton             MA
    3.2   EZ Storage Portfolio - Minneapolis, MN (3601 Hiawatha)        BofA       Minneapolis          MN
    3.3   EZ Storage Portfolio - Ferndale, MI                           BofA       Ferndale             MI
    3.4   EZ Storage Portfolio - Southfield, MI                         BofA       Southfield           MI
    3.5   EZ Storage Portfolio - Lynnfield, MA                          BofA       Lynnfield            MA
    3.6   EZ Storage Portfolio - Eastpointe, MI                         BofA       Eastpointe           MI
    3.7   EZ Storage Portfolio - Warren, MI                             BofA       Warren               MI
    3.8   EZ Storage Portfolio - St. Louis Park, MN                     BofA       St. Louis Park       MN
    3.9   EZ Storage Portfolio - Troy, MI                               BofA       Troy                 MI
   3.10   EZ Storage Portfolio - Redford, MI                            BofA       Redford              MI
   3.11   EZ Storage Portfolio - Peabody, MA                            BofA       Peabody              MA
   3.12   EZ Storage Portfolio - Tewksbury, MA                          BofA       Tewksbury            MA
   3.13   EZ Storage Portfolio - Billerica, MA                          BofA       North Billerica      MA
   3.14   EZ Storage Portfolio - South Euclid, OH                       BofA       South Euclid         OH
   3.15   EZ Storage Portfolio - Rochester Hills, MI                    BofA       Rochester Hills      MI
   3.16   EZ Storage Portfolio - Roseville II, MI (Cornillie Drive)     BofA       Roseville            MI
   3.17   EZ Storage Portfolio - Warwick, RI                            BofA       Warwick              RI
   3.18   EZ Storage Portfolio - Roseville I, MI (East Twelve Mile)     BofA       Roseville            MI
   3.19   EZ Storage Portfolio - Bloomfield Hills, MI                   BofA       Sylvan Lake          MI
   3.20   EZ Storage Portfolio - Grand River, MI                        BofA       Farmington Hills     MI
   3.21   EZ Storage Portfolio - Shrewsbury, MA                         BofA       Shrewsbury           MA
   3.22   EZ Storage Portfolio - Chelmsford, MA                         BofA       Chelmsford           MA
   3.23   EZ Storage Portfolio - Hingham, MA                            BofA       Hingham              MA
   3.24   EZ Storage Portfolio - Auburn Hills, MI                       BofA       Auburn Hills         MI
   3.25   EZ Storage Portfolio - Dearborn Heights, MI                   BofA       Dearborn Heights     MI
   3.26   EZ Storage Portfolio - Livonia, MI                            BofA       Livonia              MI
   3.27   EZ Storage Portfolio - Lincoln Park, MI                       BofA       Lincoln Park         MI
   3.28   EZ Storage Portfolio - Minneapolis, MN (4325 Hiawatha)        BofA       Minneapolis          MN
   3.29   EZ Storage Portfolio - Clinton Township, MI (Hall Road)       BofA       Clinton Township     MI
   3.30   EZ Storage Portfolio - Reading, OH                            BofA       Reading              OH
   3.31   EZ Storage Portfolio - Center Line, MI                        BofA       Center Line          MI
   3.32   EZ Storage Portfolio - Dearborn, MI                           BofA       Dearborn             MI
   3.33   EZ Storage Portfolio - Clinton Township, MI (Garfield)        BofA       Clinton Township     MI
   3.34   EZ Storage Portfolio - Clinton Township, MI (Romeo Plank)     BofA       Clinton Township     MI
   3.35   EZ Storage Portfolio - Cleveland Heights, OH                  BofA       Cleveland Heights    OH
   3.36   EZ Storage Portfolio - Taylor, MI                             BofA       Taylor               MI
   3.37   EZ Storage Portfolio - Woodbury, MN                           BofA       Woodbury             MN
   3.38   EZ Storage Portfolio - Cincinnati, OH (Madison Road)          BofA       Cincinnati           OH
   3.39   EZ Storage Portfolio - Eagan, MN                              BofA       Eagan                MN
   3.40   EZ Storage Portfolio - New Brighton, MN                       BofA       New Brighton         MN
   3.41   EZ Storage Portfolio - Clinton Township, MI (Groesbeck Hwy)   BofA       Clinton Township     MI
   3.42   EZ Storage Portfolio - North Bend, OH                         BofA       Cincinnati           OH
   3.43   EZ Storage Portfolio - Farmington Hills, MI                   BofA       Farmington Hills     MI
   3.44   EZ Storage Portfolio - Sterling Heights, MI                   BofA       Sterling Heights     MI
   3.45   EZ Storage Portfolio - Marsh Lane, TX                         BofA       Carrollton           TX
   3.46   EZ Storage Portfolio - Burnsville, MN                         BofA       Burnsville           MN
   3.47   EZ Storage Portfolio - Coon Rapids, MN                        BofA       Coon Rapids          MN
   3.48   EZ Storage Portfolio - Vadnais Heights, MN                    BofA       Vadnais Heights      MN
      4   JQH Hotel Portfolio                                           BCRE       Various              Various
    4.1   Embassy Suites Frisco                                         BCRE       Frisco               TX
    4.2   Embassy Suites Hampton                                        BCRE       Hampton              VA
    4.3   Embassy Suites Hot Springs                                    BCRE       Hot Springs          AR
    4.4   Holiday Inn Express Springfield                               BCRE       Springfield          MO
    4.5   Courtyard by Marriott Junction City                           BCRE       Junction City        KS
          Manhattan Office Portfolio                                    GACC       New York             NY
      5   369 Lexington Avenue                                          GACC       New York             NY
      6   2 West 46th Street                                            GACC       New York             NY
      7   First City Tower                                              BCRE       Houston              TX
      8   Victoria Ward Industrial, Gateway & Village                   BofA       Honolulu             HI
      9   Sierra Vista Mall                                             GACC       Clovis               CA
     10   Morgan Resort Portfolio                                       BCRE       Various              Various
   10.1   Buena Vista Resort                                            BCRE       Buena Vista          NJ
   10.2   Pine Acres Resort                                             BCRE       Raymond              NH
   10.3   Crystal Lake Resort                                           BCRE       Lodi                 WI
   10.4   Yogi Jellystone Resort OH                                     BCRE       Mantua               OH
   10.5   Grand Lakes Resort                                            BCRE       Orange Lake          FL
   10.6   Mountain Pines Resort                                         BCRE       Saltlick             PA
   10.7   Stonebridge Resort                                            BCRE       Maggie Valley        NC
   10.8   Three Lakes Resort                                            BCRE       Hudson               FL
   10.9   Blueberry Hill Resort FL                                      BCRE       Bushnell             FL
  10.10   Blueberry Resort NJ                                           BCRE       Port Republic        NJ
  10.11   Coldbrook Resort                                              BCRE       Wilton               NY
  10.12   Yogi Jellystone Resort NJ                                     BCRE       Mays Landing         NJ
     11   Scottsdale 101                                                GACC       Phoenix              AZ
     12   JPIM Self Storage Portfolio                                   BCRE       Various              Various
   12.1   Waipahu                                                       BCRE       Waipahu              HI
   12.2   San Francisco                                                 BCRE       San Francisco        CA
   12.3   Southampton                                                   BCRE       Southampton          NY
   12.4   Metairie                                                      BCRE       Metairie             LA
   12.5   Philadelphia                                                  BCRE       Philadelphia         PA
   12.6   Berkeley                                                      BCRE       Berkeley             CA
   12.7   Kingwood                                                      BCRE       Kingwood             TX
   12.8   Pennsauken                                                    BCRE       Pennsauken           NJ
   12.9   Los Angeles                                                   BCRE       Los Angeles          CA
  12.10   Vallejo                                                       BCRE       Vallejo              CA
  12.11   Bedford                                                       BCRE       Bedford              TX
  12.12   West Palm Beach                                               BCRE       West Palm Beach      FL
  12.13   Fort Worth                                                    BCRE       Fort Worth           TX
  12.14   Euless                                                        BCRE       Euless               TX
     13   Broward Multifamily Portfolio                                 GACC       Various              FL
   13.1   Water's Edge                                                  GACC       Sunrise              FL
   13.2   Southern Pointe                                               GACC       Plantation           FL
     14   Fortress/Ryan's Portfolio                                     GACC       Various              Various
   14.1   Ryans                                                         GACC       Picayune             MS
   14.2   Ryans                                                         GACC       Crestview            FL
   14.3   Fire Mountain                                                 GACC       Fayetteville         NC
   14.4   Ryans                                                         GACC       Bowling Green        KY
   14.5   Fire Mountain                                                 GACC       Pensacola            FL
   14.6   Ryans                                                         GACC       Macon                GA
   14.7   Ryans                                                         GACC       Conroe               TX
   14.8   Ryans                                                         GACC       Columbus             GA
   14.9   Ryans                                                         GACC       Beckley              WV
  14.10   Ryans                                                         GACC       Aiken                SC
  14.11   Ryans                                                         GACC       Pearl                MS
  14.12   Ryans                                                         GACC       Asheville            NC
  14.13   Ryans                                                         GACC       Beaumont             TX
  14.14   Ryans                                                         GACC       Albany               GA
  14.15   Old Country Buffet                                            GACC       Coon Rapids          MN
  14.16   Ryans                                                         GACC       Surfside Beach       SC
  14.17   Ryans                                                         GACC       Montgomery           AL
  14.18   Ryans                                                         GACC       North Charleston     SC
  14.19   Fire Mountain                                                 GACC       Flowood              MS
  14.20   Ryans                                                         GACC       Hanover              PA
  14.21   Ryans                                                         GACC       Princeton            WV
  14.22   Ryans                                                         GACC       Hermitage            TN
  14.23   Ryans                                                         GACC       Martinez             GA
  14.24   Fire Mountain                                                 GACC       Columbia             SC
  14.25   Ryans                                                         GACC       Columbia             SC
  14.26   Fire Mountain                                                 GACC       Decatur              AL
  14.27   Ryans                                                         GACC       Greer                SC
  14.28   Fire Mountain                                                 GACC       Athens               GA
  14.29   Ryans                                                         GACC       Charleston           SC
  14.30   Fire Mountain                                                 GACC       Burleson             TX
  14.31   Ryans                                                         GACC       Martinsburg          WV
  14.32   Ryans                                                         GACC       Commerce             GA
  14.33   Fire Mountain                                                 GACC       Horn Lake            MS
  14.34   Ryans                                                         GACC       Fredericksburg       VA
  14.35   Fire Mountain                                                 GACC       North Augusta        SC
  14.36   Ryans                                                         GACC       Anderson             SC
  14.37   Fire Mountain                                                 GACC       Mobile               AL
  14.38   Ryans                                                         GACC       Alcoa                TN
  14.39   Ryans                                                         GACC       Texas City           TX
  14.40   Ryans                                                         GACC       Hixson               TN
  14.41   Ryans                                                         GACC       Denham Springs       LA
  14.42   Fire Mountain                                                 GACC       Dawsonville          GA
  14.43   Ryans                                                         GACC       Murfreesboro         TN
  14.44   Ryans                                                         GACC       Jasper               AL
  14.45   Ryans                                                         GACC       Florence             AL
  14.46   Ryans                                                         GACC       North Myrtle Beach   SC
  14.47   Fire Mountain                                                 GACC       Bossier City         LA
  14.48   Ryans                                                         GACC       Canton               GA
  14.49   Ryans                                                         GACC       Owensboro            KY
  14.50   Ryans                                                         GACC       Rome                 GA
  14.51   Fire Mountain                                                 GACC       Lake Charles         LA
  14.52   Fire Mountain                                                 GACC       Hickory              NC
  14.53   Ryans                                                         GACC       Cartersville         GA
  14.54   Ryans                                                         GACC       Crossville           TN
  14.55   Ryans                                                         GACC       Carrollton           GA
  14.56   Ryans                                                         GACC       Pace                 FL
  14.57   Ryans                                                         GACC       Christiansburg       VA
  14.58   Ryans                                                         GACC       Prattville           AL
  14.59   Ryans                                                         GACC       Paducah              KY
  14.60   Ryans                                                         GACC       Lake Jackson         TX
  14.61   Fire Mountain                                                 GACC       Lexington            KY
  14.62   Fire Mountain                                                 GACC       Spanish Fort         AL
  14.63   Ryans                                                         GACC       Hiram                GA
  14.64   Ryans                                                         GACC       Greenville           SC
  14.65   Fire Mountain                                                 GACC       Auburn               IN
  14.66   Ryans                                                         GACC       Seymour              IN
  14.67   Ryans                                                         GACC       Springfield          MO
  14.68   Fire Mountain                                                 GACC       Cullman              AL
  14.69   Fire Mountain                                                 GACC       Spartanburg          SC
  14.70   Ryans                                                         GACC       West Columbia        SC
  14.71   Ryans                                                         GACC       Dothan               AL
  14.72   Ryans                                                         GACC       Easley               SC
  14.73   Fire Mountain                                                 GACC       Gardendale           AL
  14.74   Ryans                                                         GACC       Joplin               MO
  14.75   Ryans                                                         GACC       Greenwood            SC
  14.76   Ryans                                                         GACC       Conway               SC
  14.77   Ryans                                                         GACC       Chambersburg         PA
  14.78   Ryans                                                         GACC       Lumberton            NC
  14.79   Fire Mountain                                                 GACC       Griffin              GA
  14.80   Ryans                                                         GACC       Springfield          MO
  14.81   Fire Mountain                                                 GACC       Calhoun              GA
  14.82   Fire Mountain                                                 GACC       North Little Rock    AR
  14.83   Ryans                                                         GACC       Oak Ridge            TN
  14.84   Fire Mountain                                                 GACC       Foley                AL
  14.85   Ryans                                                         GACC       Hot Springs          AR
  14.86   Ryans                                                         GACC       Johnstown            PA
  14.87   Ryans                                                         GACC       Seneca               SC
  14.88   Ryans                                                         GACC       Greenville           SC
  14.89   Ryans                                                         GACC       Marietta             OH
  14.90   Ryans                                                         GACC       Orangeburg           SC
  14.91   Ryans                                                         GACC       Lafayette            LA
  14.92   Fire Mountain                                                 GACC       Fort Smith           AR
  14.93   Ryans                                                         GACC       Cincinnati           OH
  14.94   Ryans                                                         GACC       Akron                OH
  14.95   Ryans                                                         GACC       Gastonia             NC
  14.96   Fire Mountain                                                 GACC       Concord              NC
  14.97   Ryans                                                         GACC       Elizabethtown        KY
  14.98   Fire Mountain                                                 GACC       Clarksville          TN
  14.99   Ryans                                                         GACC       Corydon              IN
 14.100   Ryans                                                         GACC       Jonesboro            AR
 14.101   Ryans                                                         GACC       Morristown           TN
 14.102   Ryans                                                         GACC       Simpsonville         SC
 14.103   Ryans                                                         GACC       Sevierville          TN
 14.104   Ryans                                                         GACC       Cookeville           TN
 14.105   Fire Mountain                                                 GACC       Mansfield            OH
 14.106   Fire Mountain                                                 GACC       Columbia             SC
 14.107   Ryans                                                         GACC       Tyler                TX
 14.108   Ryans                                                         GACC       Millington           TN
 14.109   Fire Mountain                                                 GACC       Winston-Salem        NC
 14.110   Ryans                                                         GACC       Tupelo               MS
 14.111   Ryans                                                         GACC       Cleveland            TN
 14.112   Ryans                                                         GACC       Indianapolis         IN
 14.113   Ryans                                                         GACC       Danville             IL
 14.114   Ryans                                                         GACC       Slidell              LA
 14.115   Ryans                                                         GACC       Clarksburg           WV
 14.116   Ryans                                                         GACC       Charleston           WV
 14.117   Ryans                                                         GACC       Hagerstown           MD
 14.118   Home Town Buffet                                              GACC       Burbank              CA
 14.119   Ryans                                                         GACC       Summerville          SC
 14.120   Fire Mountain                                                 GACC       Beaver Falls         PA
 14.121   Fire Mountain                                                 GACC       Mechanicsburg        PA
 14.122   Home Town Buffet                                              GACC       Canoga Park          CA
 14.123   Ryans                                                         GACC       Searcy               AR
 14.124   Ryans                                                         GACC       West Plains          MO
 14.125   Home Town Buffet                                              GACC       Lynwood              CA
 14.126   Home Town Buffet                                              GACC       Fresno               CA
 14.127   Ryans                                                         GACC       Lexington            SC
 14.128   Old Country Buffet                                            GACC       Union Gap            WA
 14.129   Old Country Buffet                                            GACC       Fairness Hills       PA
 14.130   Ryans                                                         GACC       Tuscaloosa           AL
     15   Empirian Chesapeake                                           GACC       Chesapeake           VA
          Carlson Hotel Portfolio                                       BCRE       Various              Various
     16   Carlson Bloomington and Philadelphia                          BCRE       Various              Various
   16.1   Country Inn & Suites Mall of America                          BCRE       Bloomington          MN
   16.2   Radisson Warwick                                              BCRE       Philadelphia         PA
     17   Carlson Radisson Lord Baltimore                               BCRE       Baltimore            MD
     18   Golf Mill Shopping Center                                     BofA       Niles                IL
     19   300 7th Street                                                GACC       Washington           DC
     20   Bawabeh VII - Banco Popular                                   GACC       New York             NY
     21   Bawabeh VI                                                    GACC       Brooklyn             NY
     22   Westin Portland                                               GACC       Portland             OR
     23   Shoppes at Dadeland                                           GECC       Miami                FL
     24   Montego Bay Apartments                                        GACC       Henderson            NV
     25   Wild Acres, Indian Creek and Wagon Wheel Resorts              BCRE       Various              Various
   25.1   Wild Acres Resort                                             BCRE       Old Orchard Beach    ME
   25.2   Indian Creek Resort                                           BCRE       Geneva               OH
   25.3   Wagon Wheel Resort                                            BCRE       Old Orchard Beach    ME
     26   Longford Medical Center                                       GACC       Las Vegas            NV
     27   Hampton Inn Manhattan                                         GECC       New York             NY
     28   Orchard Hill Park                                             GECC       Leominster           MA
     29   North Bronx Portfolio                                         GACC       Bronx                NY
   29.1   3018 Heath Avenue                                             GACC       Bronx                NY
   29.2   2770-80 Kingsbridge Terrace                                   GACC       Bronx                NY
   29.3   1576 Taylor Avenue                                            GACC       Bronx                NY
   29.4   75 West 190th Street                                          GACC       Bronx                NY
   29.5   2500 University Avenue                                        GACC       Bronx                NY
   29.6   2505 Aqueduct Avenue                                          GACC       Bronx                NY
   29.7   2785 Sedgwick Avenue                                          GACC       Bronx                NY
   29.8   3215 Holland Avenue                                           GACC       Bronx                NY
   29.9   686 Rosewood Street                                           GACC       Bronx                NY
  29.10   2264 Grand Avenue                                             GACC       Bronx                NY
     30   Links at Madison County                                       GECC       Canton               MS
     31   Fort Collins Marriott Portfolio                               BCRE       Fort Collins         CO
   31.1   Fort Collins Marriott                                         BCRE       Fort Collins         CO
   31.2   Residence Inn Fort Collins                                    BCRE       Fort Collins         CO
   31.3   Courtyard Fort Collins                                        BCRE       Fort Collins         CO
     32   Regions Center                                                BofA       Little Rock          AR
     33   Casual Male HQ                                                BofA       Canton               MA
     34   Heron Cay MHP                                                 GACC       Vero Beach           FL
     35   Links at Mustang Creek                                        GECC       Yukon                OK
     36   C&S Grocers, Inc. Building                                    BofA       Stockton             CA
     37   Links at Stillwater                                           GECC       Stillwater           OK
     38   Skylark Pointe                                                GACC       Parkville            MD
     39   Villa Lucia Apartments                                        GACC       Fresno               CA
     40   1900 Bryant Street                                            GACC       San Francisco        CA
     41   The Park at Spanish Ridge                                     GACC       Las Vegas            NV
   41.1   8912 Spanish Ridge Avenue                                     GACC       Las Vegas            NV
   41.2   8918 Spanish Ridge Avenue                                     GACC       Las Vegas            NV
     42   Greens on Blossom Way                                         GECC       Rogers               AR
     43   NYU Housing-636 Greenwich Street                              BofA       New York             NY
     44   Morningstar Apartments                                        BofA       Las Vegas            NV
     45   CityPlace II                                                  GACC       Hartford             CT
     46   Hotel Lucia                                                   GACC       Portland             OR
          Annunziata Multifamily Portfolio                              GACC       New York             NY
     47   Annunziata Portfolio III                                      GACC       New York             NY
   47.1   3 West 87th Street                                            GACC       New York             NY
   47.2   141 West 72nd Street                                          GACC       New York             NY
   47.3   113 West 70th Street                                          GACC       New York             NY
   47.4   254 West 71st Street                                          GACC       New York             NY
   47.5   136 West 71st Street                                          GACC       New York             NY
     48   Annunziata Portfolio I                                        GACC       New York             NY
   48.1   406 East 64th Street                                          GACC       New York             NY
   48.2   304 East 89th Street                                          GACC       New York             NY
     49   Annunziata Portfolio II                                       GACC       New York             NY
   49.1   308 West 109th Street                                         GACC       New York             NY
   49.2   462 West 51st Street                                          GACC       New York             NY
     50   Wellington Place                                              GACC       Orange Park          FL
     51   Hotel Max                                                     GACC       Seattle              WA
     52   University Commons - Bloomington                              BofA       Bloomington          IN
     53   Northpoint Business Center                                    BCRE       Las Vegas            NV
     54   Physicians Medical Center of Baton Rouge                      GACC       Baton Rouge          LA
     55   Minnesota Office Building                                     GECC       Minneapolis          MN
     56   Home Interiors & Gifts                                        BofA       Carrollton           TX
     57   Cambridge at Southern                                         GECC       Statesboro           GA
     58   The Ashley at Spring Valley                                   GECC       Altamonte Springs    FL
     59   Sabre Office Centre                                           GECC       Boca Raton           FL
     60   Colony Woods                                                  BofA       Lawrence             KS
     61   Mission Hills Shopping Center                                 BCRE       Naples               FL
     62   University Commons - Urbana                                   BofA       Urbana               IL
     63   BJ's Wholesale Club - Wallingford                             GACC       Wallingford          CT
     64   Lake Laurie and Lake George Resorts                           BCRE       Various              Various
   64.1   Lake Laurie Resort                                            BCRE       Cape May             NJ
   64.2   Lake George Resort                                            BCRE       Queensbury           NY
     65   Hawthorn Suites San Antonio Riverwalk                         GECC       San Antonio          TX
     66   Campus Crest - Milledgeville                                  GECC       Milledgeville        GA
     67   University Commons - Eugene                                   BofA       Eugene               OR
     68   Atlantic Crossings                                            GECC       Coral Springs        FL
     69   17320 Gale Avenue                                             BCRE       City of Industry     CA
     70   Towne South Center                                            BCRE       Terre Haute          IN
     71   Royal Riverwood Manor Apartments                              BofA       Sacramento           CA
     72   Embarcadero Club Apartments                                   GECC       College Park         GA
     73   Embarcadero Business Park                                     GECC       Oakland              CA
     74   Arcadia Park Apartments                                       GACC       Tuscon               AZ
     75   Casa de Luna                                                  BCRE       Fresno               CA
     76   Moses Multifamily Portfolio                                   GACC       New York             NY
   76.1   208-210 East Seventh Street                                   GACC       New York             NY
   76.2   114-116 East First Street                                     GACC       New York             NY
     77   Vero Palm MHP                                                 GACC       Vero Beach           FL
     78   500 Victory Road                                              GACC       Quincy               MA
     79   IDC Medical Plaza                                             BofA       Renton               WA
     80   Safety Storage portfolio                                      BCRE       Various              Various
   80.1   Martin City                                                   BCRE       Kansas City          MO
   80.2   Pleasant Valley                                               BCRE       Pleasant Valley      MO
   80.3   Independence South                                            BCRE       Independence         MO
   80.4   I-35 Liberty                                                  BCRE       Liberty              MO
   80.5   Olathe                                                        BCRE       Olathe               KS
     81   Country Inn & Suites Calabasas                                BCRE       Calabasas            CA
     82   Rio Verde MHC-IPG                                             GECC       Auburn               WA
     83   Valencia Medical Building                                     BCRE       Valencia             CA
     84   33 Walt Whitman Road                                          GECC       Huntington Station   NY
     85   Stonebridge Medical Center                                    BofA       Wildomar             CA
     86   290 Madison Avenue                                            GACC       New York             NY
     87   Marrietta Plaza                                               BCRE       Marietta             GA
     88   Designer Outlet Center                                        GECC       Secaucus             NJ
     89   The Dakota Apartments                                         GECC       Midland              TX
     90   266 Washington Avenue                                         GACC       Brooklyn             NY
     91   Hampton Inn Salt Lake City                                    GACC       Salt Lake City       UT
     92   Summit Park Apartments                                        GECC       Carrollton           TX
     93   Capistrano Self Storage                                       GECC       Dana Point           CA
     94   Javelina Station                                              BofA       Kingsville           TX
     95   Shoppes at Savannah                                           GECC       Savannah             GA
     96   Mesa Gardens                                                  BofA       Vista                CA
     97   Raymour & Flanigan Paramus                                    BCRE       Paramus              NJ
     98   Office Max Plaza - Scottsdale                                 GACC       Scottsdale           AZ
     99   Giant Shopping Center                                         BofA       Wind Gap             PA
    100   Lake Lucerne Towers                                           GACC       Orlando              FL
    101   Vestin Corporate Center                                       GACC       Las Vegas            NV
    102   Gwinnett Medical Office                                       GECC       Lawrenceville        GA
    103   Marks Portfolio                                               GACC       New York             NY
  103.1   213 West 23rd Street                                          GACC       New York             NY
  103.2   122 East 25th Street                                          GACC       New York             NY
  103.3   22 Warren Street                                              GACC       New York             NY
    104   5 Enterprise Drive                                            GACC       Old Lyme             CT
    105   Bay Court Plaza                                               BCRE       Dover                DE
    106   Self Storage Plus-Timonium                                    GECC       Timonium             MD
    107   Warner Palms Apartments                                       BofA       Winnetka             CA
    108   Marsh Store 01                                                BofA       Fishers              IN
    109   Lock Up Portfolio                                             BofA       Various              IL
  109.1   Lock Up - Wheeling                                            BofA       Wheeling             IL
  109.2   Lock Up - Palatine                                            BofA       Palatine             IL
  109.3   Lock Up - Bolingbrook                                         BofA       Bolingbrook          IL
    110   Garden Grove Shopping Center                                  GACC       Garden Grove         CA
    111   Gold Coast Business Center                                    BofA       Kailua-Kona          HI
    112   Marsh Store 03                                                BofA       Bloomington          IN
    113   41-29 46th Street                                             GACC       Sunnyside            NY
    114   East Wintonbury Apartments                                    BCRE       Bloomfield           CT
    115   Hawthorne Suites - Champaign, IL                              BofA       Champaign            IL
    116   River Crossing                                                GACC       Tyngsborough         MA
    117   Park Avenue Villas                                            BCRE       Tallahassee          FL
    118   Radisson Dallas North                                         BCRE       Richardson           TX
    119   Mission Self Storage                                          GECC       Mission Hills        CA
    120   Sweetwater & Sugar Lakes                                      GECC       Sugarland            TX
  120.1   Sweetwater                                                    GECC       Sugarland            TX
  120.2   Sugar Lakes                                                   GECC       Sugarland            TX
    121   Rocklin Park Hotel                                            BCRE       Rocklin              CA
    122   Pines at Lanier                                               GACC       Gainesville          GA
    123   Fairways Apartments                                           BCRE       New Haven            CT
    124   Marsh Store 101                                               BofA       Pendleton            IN
    125   5151 Tyler Lakes Boulevard                                    GACC       West Palm Beach      FL
    126   4400 Pacific Boulevard                                        GACC       Vernon               CA
    127   1 North Central Avenue                                        GACC       Hartsdale            NY
    128   Fairfield Inn Manhattan KS                                    BCRE       Manhattan            KS
    129   Marina Lakes Office Building                                  GECC       Miami                FL
    130   Murray Hill Office Center                                     BCRE       New Providence       NJ
    131   Westland Square Shopping Center                               BofA       Columbus             OH
    132   Bloomington Self Storage                                      GECC       Bloomington          MN
    133   Signature Place                                               GACC       Oklahoma City        OK
    134   Planters Run Apartments                                       BCRE       Dover                DE
    135   Westchase Plaza                                               GECC       Little Rock          AR
    136   Lake Shore and Willow Club Estates                            GECC       Mishawaka            IN
  136.1   Lake Shore                                                    GECC       Mishawaka            IN
  136.2   Willow Club Estates                                           GECC       Mishawaka            IN
    137   Community Self-Storage                                        GECC       Spring               TX
    138   Parliament Bend                                               BofA       San Antonio          TX
    139   Sunset Heights and Timberline MHPs                            GECC       Various              WA
  139.1   Sunset Heights                                                GECC       Clarkston            WA
  139.2   Timberline                                                    GECC       Otis Orchards        WA
    140   Country Inn & Suites - Asheville                              BCRE       Asheville            NC
    141   River View Plaza                                              GECC       Duvall               WA
    142   Strand Capital Partners XI                                    GACC       Myrtle Beach         SC
    143   Crystal Pointe                                                BCRE       Deerfield Beach      FL
    144   Holiday Inn Express-Lexington SC                              BCRE       Lexington            SC
    145   Linkside Apartments                                           BCRE       Magnolia             DE
    146   Town Center- Sugarland                                        GECC       Sugar Land           TX
    147   Euclid Medical Center                                         BofA       Fountain Valley      CA
    148   29 Barstow Road                                               GACC       Great Neck           NY
    149   York Green                                                    GECC       Lutherville          MD
    150   777 Sunrise Highway                                           GECC       Lynbrook             NY
    151   Storage One Durango                                           GECC       Las Vegas            NV
    152   Securlock Self Storage                                        GECC       Bedford              TX
    153   Noah's Ark Self Storage Hwy 281                               GECC       San Antonio          TX
    154   Walgreen's at Traverse City                                   BofA       Traverse City        MI
    155   Terrace View Apartments                                       GECC       Burien               WA
    156   Apache MHC                                                    GECC       Yucca Valley         CA
    157   Commercial Vehicles Group Building                            BCRE       Concord              NC
    158   Eagle Ridge Apartments                                        GECC       Lawrence             KS
    159   Indianola: North American & Parkside                          GECC       Indianola            IA
  159.1   North American                                                GECC       Indianola            IA
  159.2   Parkside                                                      GECC       Indianola            IA
    160   156-33 Cross Bay Boulevard                                    BofA       Howard Beach         NY
    161   27754 Novi Road                                               BCRE       Novi                 MI
    162   PETsMART Store                                                BofA       Bowie                MD
    163   San Pedro Plaza                                               GECC       Los Angeles          CA
    164   Hollywood Mini Storage                                        BofA       Memphis              TN
    165   Summerfield MHC                                               GECC       Killeen              TX
    166   Contempo MHC                                                  GECC       Spokane              WA
    167   Walgreens Milsboro                                            BCRE       Millsboro            DE
    168   A-1 Secure Storage                                            GECC       Woodland             CA
    169   Lee Plaza                                                     BofA       Sacramento           CA
    170   Econo Lodge Benns Church                                      BCRE       Carrollton           VA
    171   Commercial Menaul                                             GECC       Albuquerque          NM
    172   Pine Haven Mobile Home Park                                   BCRE       Bradenton            FL
    173   3391 Berlin Turnpike                                          BCRE       Newington            CT

                                                                                                                Cut-off
                                                                                     Interest    Original       Date
ID        Zip Code   Address                                                         Rate        Balance        Balance
-------   --------   -------------------------------------------------------------   --------    ------------   ------------
      1      55425   8100 24th Avenue South                                            5.7990%   $345,000,000   $345,000,000
      2      77002   1400 Smith Street                                                 5.7700%    240,000,000    240,000,000
      3   Various    Various                                                           5.6471%    150,000,000    150,000,000
    3.1      02135   145 North Beacon Street                                                       10,212,957     10,212,957
    3.2      55406   3601 Hiawatha Avenue                                                           5,243,497      5,243,497
    3.3      48220   181 West Marshall Street                                                       5,075,803      5,075,803
    3.4      48033   20945 Link Road                                                                4,883,569      4,883,569
    3.5      01940   102 Broadway                                                                   4,867,208      4,867,208
    3.6      48021   14925 Eight Mile Road                                                          4,613,623      4,613,623
    3.7      48089   20979 Groesbeck Highway                                                        4,450,019      4,450,019
    3.8      55416   5605 Cedar Lake Road South                                                     3,587,010      3,587,010
    3.9      48083   1320 East Big Beaver Road                                                      3,574,740      3,574,740
   3.10      48239   14433 Telegraph Road                                                           3,574,740      3,574,740
   3.11      01960   244 Andover Street                                                             3,558,379      3,558,379
   3.12      01876   470 Main Street                                                                3,456,127      3,456,127
   3.13      01862   129 Rangeway Road                                                              3,394,776      3,394,776
   3.14      44121   4349 Monticello Boulevard                                                      3,394,776      3,394,776
   3.15      48309   2570 Crooks Road                                                               3,370,235      3,370,235
   3.16      48066   20055 Cornillie Drive                                                          3,329,334      3,329,334
   3.17      02888   50 Okeefe Lane                                                                 3,214,812      3,214,812
   3.18      48066   15390 East Twelve Mile Road                                                    3,173,911      3,173,911
   3.19      48320   1782 Pontiac Drive                                                             3,112,559      3,112,559
   3.20      48336   28659 Grand River Drive                                                        3,047,118      3,047,118
   3.21      01545   869 Boston Turnpike                                                            3,014,397      3,014,397
   3.22      01824   23 Glen Avenue                                                                 2,989,857      2,989,857
   3.23      02043   125 Recreation Park Drive                                                      2,944,866      2,944,866
   3.24      48326   1096 Doris Road                                                                2,920,325      2,920,325
   3.25      48127   24579 Ann Arbor Trail                                                          2,920,325      2,920,325
   3.26      48150   11960 Farmington Road                                                          2,912,145      2,912,145
   3.27      48146   1782 Howard Street                                                             2,818,073      2,818,073
   3.28      55406   4325 Hiawatha Avenue                                                           2,797,622      2,797,622
   3.29      48038   20772 Hall Road                                                                2,629,929      2,629,929
   3.30      45237   2360 East Galbraith Road                                                       2,548,127      2,548,127
   3.31      48015   6775 East 10 Mile Road                                                         2,544,037      2,544,037
   3.32      48124   23954 Kean Street                                                              2,544,037      2,544,037
   3.33      48038   41250 Garfield Road                                                            2,535,856      2,535,856
   3.34      48038   44650 Romeo Plank Road                                                         2,511,316      2,511,316
   3.35      44121   1415 Warrensville Center Road                                                  2,494,956      2,494,956
   3.36      48180   15301 Seaway Drive                                                             2,490,865      2,490,865
   3.37      55125   881 Weir Drive                                                                 2,437,694      2,437,694
   3.38      45227   4721 Madison Road                                                              2,380,433      2,380,433
   3.39      55122   4025 Sibley Memorial Highway                                                   2,286,361      2,286,361
   3.40      55112   251 5th Street Northwest                                                       2,278,181      2,278,181
   3.41      48035   36261 Groesbeck Highway                                                        2,135,028      2,135,028
   3.42      45224   888 North Bend Road                                                            2,090,037      2,090,037
   3.43      48335   24500 Sinacola Court                                                           2,077,766      2,077,766
   3.44      48312   6550 Metropolitan Parkway                                                      1,901,892      1,901,892
   3.45      75006   2771 Oak Tree Drive                                                            1,460,163      1,460,163
   3.46      55337   801 West Ladybird Lane                                                         1,415,172      1,415,172
   3.47      55448   9154 University Avenue Northwest                                               1,411,081      1,411,081
   3.48      55110   3238 North Highway 61                                                          1,374,271      1,374,271
      4   Various    Various                                                           6.3900%    125,000,000    125,000,000
    4.1      75034   7600 John Q. Hammons Drive                                                    53,300,000     53,300,000
    4.2      23666   1700 Coliseum Drive                                                           27,200,000     27,200,000
    4.3      71901   400 Convention Boulevard                                                      26,800,000     26,800,000
    4.4      65806   1117 East St. Louis Street                                                     9,400,000      9,400,000
    4.5      66441   310 Hammons Drive                                                              8,300,000      8,300,000
          Various    Various                                                           5.5902%    106,000,000    106,000,000
      5      10017   369 Lexington Avenue                                              5.5060%     60,000,000     60,000,000
      6      10036   2 West 46th Street                                                5.7000%     46,000,000     46,000,000
      7      77002   1001 Fannin                                                       6.1300%     93,000,000     93,000,000
      8      96814   333 Ward Avenue, 1020 Auahi Street and 330/340 Kamakee Street     5.6120%     88,500,000     88,500,000
      9      93612   1050 Shaw Avenue                                                  5.8000%     77,777,777     77,777,777
     10   Various    Various                                                           6.5800%     75,500,000     75,500,000
   10.1      08310   775 Harding Highway                                                           12,850,000     12,850,000
   10.2      03077   74 Freetown Road                                                              10,875,000     10,875,000
   10.3      53555   550 Gannon Road                                                                8,000,000      8,000,000
   10.4      44255   3392 State Route 82                                                            7,450,000      7,450,000
   10.5      32681   4555 West Highway 318                                                          6,800,000      6,800,000
   10.6      15622   1662 Indian Creek Valley Road                                                  5,850,000      5,850,000
   10.7      28751   1786 Soco Road                                                                 4,750,000      4,750,000
   10.8      34667   10354 Smooth Water Drive                                                       4,550,000      4,550,000
   10.9      33513   6233 County Road 609                                                           3,950,000      3,950,000
  10.10      08241   283 Clarks Landing Road                                                        3,700,000      3,700,000
  10.11      12831   385 Gurn Springs Road                                                          3,400,000      3,400,000
  10.12      08330   1079 12th Avenue                                                               3,325,000      3,325,000
     11      85054   7000 East Mayo Boulevard                                          5.6500%     70,000,000     70,000,000
     12   Various    Various                                                           6.1530%     66,400,000     66,400,000
   12.1      96797   94-1321 Waipio Uka Street                                                     11,560,000     11,560,000
   12.2      94103   2701 16th Street                                                               7,700,000      7,700,000
   12.3      11968   10 Leecon Court                                                                7,090,000      7,090,000
   12.4      70002   4320 Hessmer Avenue                                                            5,890,000      5,890,000
   12.5      19142   2240 Island Avenue                                                             5,470,000      5,470,000
   12.6      94710   620 Harrison Street                                                            5,050,000      5,050,000
   12.7      77339   560 Kingwood Drive                                                             4,780,000      4,780,000
   12.8      08109   6504 South Crescent Boulevard                                                  4,410,000      4,410,000
   12.9      90018   3611 West Washington Boulevard                                                 4,040,000      4,040,000
  12.10      94590   222 Couch Street                                                               3,470,000      3,470,000
  12.11      76021   2708 Bedford Road                                                              1,930,000      1,930,000
  12.12      33407   3895 Westroads Drive                                                           1,750,000      1,750,000
  12.13      76116   8717 West Freeway                                                              1,700,000      1,700,000
  12.14      76039   413 North Main Street                                                          1,560,000      1,560,000
     13   Various    Various                                                           6.0300%     64,800,000     64,800,000
   13.1      33351   10901 NW 40th Street                                                          33,600,000     33,600,000
   13.2      33322   8080 NW 10th Court                                                            31,200,000     31,200,000
     14   Various    Various                                                           6.0050%     64,515,000     64,515,000
   14.1      39466   232 Frontage Road                                                                916,992        916,992
   14.2      32536   3000 South Ferdon Boulevard                                                      790,782        790,782
   14.3      28303   1470 Skibo Road                                                                  757,258        757,258
   14.4      42104   1920 Mel Browning Street                                                         755,264        755,264
   14.5      32534   9006 Pensacola Boulevard                                                         743,217        743,217
   14.6      31206   4690 Presidential Parkway                                                        722,924        722,924
   14.7      77304   1413 North Loop 336 West                                                         716,970        716,970
   14.8      31904   1900 Manchester Expressway                                                       715,076        715,076
   14.9      25801   1320 North Eisenhower Drive                                                      706,788        706,788
  14.10      29803   1953 Whiskey Road                                                                687,368        687,368
  14.11      39208   438 Riverwind Drive                                                              685,424        685,424
  14.12      28806   1000 Brevard Road                                                                682,344        682,344
  14.13      77706   4260 Dowlen Road                                                                 677,833        677,833
  14.14      31707   1228 North Westover Boulevard                                                    674,099        674,099
  14.15      55448   3580 Main Street                                                                 665,069        665,069
  14.16      29575   8671 Highway 17 Bypass                                                           660,236        660,236
  14.17      36117   6561 Atlanta Highway                                                             655,979        655,979
  14.18      29406   7321 Rivers Avenue                                                               649,895        649,895
  14.19      39232   205 Belle Meade Point                                                            648,797        648,797
  14.20      17331   341 Eisenhower Drive                                                             642,646        642,646
  14.21      24740   195 Greasy Ridge Road                                                            631,048        631,048
  14.22      37076   3435 Lebanon Pike                                                                625,483        625,483
  14.23      30907   208 Bobby Jones Expressway                                                       624,023        624,023
  14.24      29212   1304 Bower Parkway                                                               622,494        622,494
  14.25      29223   10052 Two Notch Road                                                             620,512        620,512
  14.26      35603   921 Wimberly Drive SW                                                            617,085        617,085
  14.27      29650   1501 West Poinsett                                                               616,618        616,618
  14.28      30606   1021 Dowdy Road                                                                  613,300        613,300
  14.29      29407   829 Saint Andrews Boulevard                                                      611,328        611,328
  14.30      76028   1045 Southwest Wilshire Boulevard                                                611,328        611,328
  14.31      25401   925 Foxcroft Avenue                                                              608,238        608,238
  14.32      30529   243 Steven B. Tanger Boulevard                                                   607,382        607,382
  14.33      38637   988 Goodman Road                                                                 597,594        597,594
  14.34      22401   1780 Carl D. Silver Parkway                                                      597,524        597,524
  14.35      29841   1275 Knox Avenue                                                                 596,538        596,538
  14.36      29621   3517 Clemson Boulevard                                                           591,608        591,608
  14.37      36619   4439 Rangeline Road                                                              587,811        587,811
  14.38      37701   1053 Hunters Xing                                                                586,155        586,155
  14.39      77591   2310 FM 2004                                                                     584,467        584,467
  14.40      37343   5104 Hixson Pike                                                                 584,462        584,462
  14.41      70726   910 South Range Avenue                                                           581,748        581,748
  14.42      30534   126 Highway 400 North                                                            581,194        581,194
  14.43      37129   1829 Old Fort Parkway                                                            573,888        573,888
  14.44      35501   2009 Highway 78 East                                                             572,114        572,114
  14.45      35630   362 Cox Creek Parkway                                                            571,888        571,888
  14.46      29582   3607 Highway 17                                                                  565,145        565,145
  14.47      71111   2400 Airline Drive                                                               559,302        559,302
  14.48      30114   150 Keith Drive                                                                  558,083        558,083
  14.49      42301   4500 Frederica Street                                                            556,386        556,386
  14.50      30165   2305 Shorter Avenue SW                                                           551,879        551,879
  14.51      70605   4051 Ryan Street                                                                 551,204        551,204
  14.52      28602   2664 Highway 70 SE                                                               547,243        547,243
  14.53      30120   823 Joe Frank Harris Parkway                                                     544,459        544,459
  14.54      38555   2854 North Main Street                                                           542,307        542,307
  14.55      30116   1156 Bankhead Highway                                                            540,335        540,335
  14.56      32571   4955 Highway 90                                                                  537,977        537,977
  14.57      24073   2580 North Franklin Street                                                       533,984        533,984
  14.58      36066   1915 Cobbs Ford Road                                                             533,532        533,532
  14.59      42001   5140 Hinkleville Road                                                            532,447        532,447
  14.60      77566   119 West Highway 332                                                             532,447        532,447
  14.61      40509   1973 Bryant Road                                                                 532,447        532,447
  14.62      36527   30179 Eastern Shore Court                                                        532,447        532,447
  14.63      30141   55 Pace Court                                                                    530,517        530,517
  14.64      29611   6124 White Horse Road                                                            530,236        530,236
  14.65      46706   1411 Shook Drive                                                                 527,720        527,720
  14.66      47274   203 North Sandy Creek Drive                                                      523,007        523,007
  14.67      65803   1950 East Kearney Street                                                         522,587        522,587
  14.68      35055   1720 Cherokee Avenue SW                                                          519,853        519,853
  14.69      29301   151 Dorman Center Drive                                                          518,527        518,527
  14.70      29169   1707 Charleston Highway                                                          517,051        517,051
  14.71      36301   3240 South Oates Street                                                          512,727        512,727
  14.72      29640   6410 Calhoun Memorial Highway                                                    512,423        512,423
  14.73      35071   838 Odum Road                                                                    507,123        507,123
  14.74      64801   510 Rangeline Road                                                               506,715        506,715
  14.75      29649   1703 Bypass 72 NE                                                                506,706        506,706
  14.76      29526   2904 Church Street                                                               505,209        505,209
  14.77      17201   1635 Lincoln Way East                                                            503,881        503,881
  14.78      28358   220 Jackson Court                                                                502,867        502,867
  14.79      30223   1323 North Expressway                                                            499,093        499,093
  14.80      65807   2501 South Campbell Avenue                                                       498,777        498,777
  14.81      30701   422 West Belmont Drive                                                           494,965        494,965
  14.82      72117   4000 Springhill Plaza Court                                                      490,770        490,770
  14.83      37830   401 South Tulane Avenue                                                          490,239        490,239
  14.84      36535   2301 South Mckenzie Street                                                       489,278        489,278
  14.85      71913   4538 Central Avenue                                                              488,688        488,688
  14.86      15904   420 Galleria Drive                                                               488,278        488,278
  14.87      29678   1616 Sandifer Road                                                               488,001        488,001
  14.88      29607   1255 Woodruff Road                                                               483,724        483,724
  14.89      45750   823 Pike Street                                                                  482,401        482,401
  14.90      29118   2580 North Road                                                                  479,473        479,473
  14.91      70506   3253 Ambassador Caffery                                                          477,895        477,895
  14.92      72903   3600 Massard Road                                                                475,800        475,800
  14.93      45245   4450 Ryans Way                                                                   468,517        468,517
  14.94      44312   2863 Arlington Road                                                              458,507        458,507
  14.95      28056   2900 East Franklin Boulevard                                                     454,318        454,318
  14.96      28027   8601 Concord Mills Boulevard                                                     454,034        454,034
  14.97      42701   1034 Executive Drive                                                             453,904        453,904
  14.98      37040   2702 Wilma Rudolph Boulevard                                                     453,662        453,662
  14.99      47112   2230 Edsel Lane NW                                                               453,566        453,566
 14.100      72401   2809 East Highland Drive                                                         453,566        453,566
 14.101      37814   203 North Davy Crockett Parkway                                                  450,735        450,735
 14.102      29680   3940 Grandview Drive                                                             448,756        448,756
 14.103      37876   502 Winfield Dunn Parkway                                                        443,706        443,706
 14.104      38501   791 South Jefferson Avenue                                                       442,178        442,178
 14.105      44906   994 North Lexington Springmill Road                                              433,846        433,846
 14.106      29209   7550 Garner's Ferry Road                                                         433,846        433,846
 14.107      75703   5626 South Broadway Avenue                                                       430,687        430,687
 14.108      38053   8165 U.S. Highway 51 North                                                       423,986        423,986
 14.109      27105   333 Summit Square Court                                                          423,000        423,000
 14.110      38804   3990 Gloster                                                                     405,165        405,165
 14.111      37312   138 Paul Huff Parkway NW                                                         402,943        402,943
 14.112      46227   8180 U.S. Route 31 South                                                         379,622        379,622
 14.113      61834   4117 North Vermilion                                                             374,409        374,409
 14.114      70458   1100 Robert Road                                                                 262,224        262,224
 14.115      26301   519 Emily Drive                                                                  144,984        144,984
 14.116      25325   103 R H L Boulevard                                                              141,314        141,314
 14.117      21740   17830 Garland Groh Boulevard                                                     140,702        140,702
 14.118      91504   1850 Empire Avenue                                                               134,585        134,585
 14.119      29483   1314 North Main Street                                                           131,526        131,526
 14.120      15010   400 Chippewa Town Center                                                         117,762        117,762
 14.121      17050   6476 Carlisle Pike                                                               112,562        112,562
 14.122      91307   6705 North Fallbrook Avenue                                                      103,997        103,997
 14.123      72143   3608 East Race Avenue                                                             90,539         90,539
 14.124      65775   1321 Preacher Roe Boulevard                                                       86,257         86,257
 14.125      90262   3102 East Imperial Highway                                                        85,645         85,645
 14.126      93711   3617 West Shaw Avenue                                                             73,410         73,410
 14.127      29072   5579 Sunset Boulevard                                                             73,410         73,410
 14.128      98903   2513 Main Street                                                                  73,410         73,410
 14.129      19030   650 Commerce Boulevard                                                            63,010         63,010
 14.130      35405   4373 Courtney Drive                                                               39,764         39,764
     15      23320   150 Coveside Lane                                                 5.8150%     63,000,000     63,000,000
          Various    Various                                                                       61,000,000     61,000,000
     16   Various    Various                                                           5.6400%     34,000,000     34,000,000
   16.1      55425   2221 Killebrew Drive                                                          21,000,000     21,000,000
   16.2      19103   1701 Locust Street                                                            13,000,000     13,000,000
     17      21201   20 West Baltimore                                                 6.0000%     27,000,000     27,000,000
     18      60714   239 Golf Mill Center                                              5.9580%     52,000,000     52,000,000
     19      20024   300 7th Street SW                                                 5.7350%     51,000,000     51,000,000
     20   Various    Various                                                           5.6420%     41,650,000     41,650,000
     21   Various    Various                                                           5.8590%     40,000,000     40,000,000
     22      97205   750 SW Alder Street                                               5.8100%     40,000,000     40,000,000
     23      33156   7200-7260 SW 88th Street                                          5.6000%     39,000,000     39,000,000
     24      89014   1050 Whitney Ranch Drive                                          5.7140%     38,000,000     38,000,000
     25   Various    Various                                                           6.3800%     36,350,000     36,350,000
   25.1      04064   179 Saco Avenue                                                               15,622,000     15,622,000
   25.2      44041   4710 Lake Road East                                                           14,527,000     14,527,000
   25.3      04064   3 Old Orchard Road                                                             6,201,000      6,201,000
     26      89128   7455 West Washington Avenue                                       5.5100%     36,200,000     36,200,000
     27      10011   108 West 24th Street                                              6.2400%     36,000,000     36,000,000
     28      01453   58-62 Orchard Hill Park Drive                                     5.9500%     35,200,000     35,200,000
     29   Various    Various                                                           5.8300%     35,000,000     35,000,000
   29.1      10463   3018 Heath Avenue                                                              4,725,738      4,725,738
   29.2      10463   2770-80 Kingsbridge Terrace                                                    4,578,059      4,578,059
   29.3      10460   1576 Taylor Avenue                                                             4,135,021      4,135,021
   29.4      10468   75 West 190th Street                                                           3,691,983      3,691,983
   29.5      10468   2500 University Avenue                                                         3,544,304      3,544,304
   29.6      10468   2505 Aqueduct Avenue                                                           3,322,785      3,322,785
   29.7      10468   2785 Sedgwick Avenue                                                           3,027,426      3,027,426
   29.8      10467   3215 Holland Avenue                                                            2,805,907      2,805,907
   29.9      10467   686 Rosewood Street                                                            2,805,907      2,805,907
  29.10      10453   2264 Grand Avenue                                                              2,362,869      2,362,869
     30      39046   147 Links Drive                                                   6.1700%     33,075,000     33,075,000
     31      80525   Various                                                           6.3700%     32,500,000     32,500,000
   31.1      80525   350 East Horsetooth Road                                                      17,200,000     17,200,000
   31.2      80525   1127 Oakridge Drive                                                            8,600,000      8,600,000
   31.3      80525   1200 Oakridge Drive                                                            6,700,000      6,700,000
     32      72201   400 West Capitol Avenue                                           6.2170%     32,000,000     32,000,000
     33      02021   555 Turnpike Street                                               5.0368%     32,000,000     31,682,429
     34      32966   1400 90th Avenue                                                  5.7570%     30,675,000     30,675,000
     35      73099   2004 S. Mustang Road                                              6.0400%     28,000,000     28,000,000
     36      95206   4199 Gibraltar Court                                              5.5800%     27,950,000     27,950,000
     37      74075   4599 North Washington                                             6.1400%     27,575,000     27,575,000
     38      21234   9150 Parkland Road                                                5.8080%     27,200,000     27,200,000
     39      93722   4262 Figarden Drive                                               5.6620%     27,000,000     27,000,000
     40      94110   1900 Bryant Street                                                5.7500%     26,000,000     26,000,000
     41      89148   Various                                                           6.0050%     26,000,000     26,000,000
   41.1      89148   8912 Spanish Ridge Avenue                                                     16,728,462     16,728,462
   41.2      89148   8918 Spanish Ridge Avenue                                                      9,271,538      9,271,538
     42      72758   2808 South 28th Place                                             6.1400%     26,000,000     26,000,000
     43      10014   636 Greenwich Street                                              5.7980%     26,000,000     26,000,000
     44      89135   3355 South Town Center Drive                                      5.9940%     25,500,000     25,500,000
     45      06103   185 Asylum Street                                                 6.0170%     25,000,000     25,000,000
     46      97205   400 SW Broadway Avenue                                            5.8100%     25,000,000     25,000,000
          Various    Various                                                           5.7580%     24,700,000     24,700,000
     47   Various    Various                                                           5.7580%     14,750,000     14,750,000
   47.1      10024   3 West 87th Street                                                             4,711,806      4,711,806
   47.2      10023   141 West 72nd Street                                                           3,755,787      3,755,787
   47.3      10023   113 West 70th Street                                                           2,526,620      2,526,620
   47.4      10023   254 West 71st Street                                                           1,980,324      1,980,324
   47.5      10023   136 West 71st Street                                                           1,775,463      1,775,463
     48   Various    Various                                                           5.7580%      6,650,000      6,650,000
   48.1      10021   406 East 64th Street                                                           3,884,653      3,884,653
   48.2      10128   304 East 89th Street                                                           2,765,347      2,765,347
     49   Various    Various                                                           5.7580%      3,300,000      3,300,000
   49.1      10025   308 West 109th Street                                                          1,811,765      1,811,765
   49.2      10019   462 West 51st Street                                                           1,488,235      1,488,235
     50      32073   1863 Wells Road                                                   5.7530%     23,500,000     23,500,000
     51      98101   620 Stewart Street                                                5.8100%     22,400,000     22,400,000
     52      47401   1150 Clarizz Boulevard                                            5.8350%     22,266,427     22,266,427
     53      89115   3101 North Lamb Boulevard                                         5.6140%     22,000,000     22,000,000
     54      70807   7855 Howell Boulevard                                             5.8850%     20,560,000     20,560,000
     55      55415   511 11th Avenue South                                             5.6500%     20,000,000     19,978,720
     56      75007   1649 Frankford Road West                                          5.5900%     19,012,500     19,012,500
     57      30458   130 Lanier Drive                                                  5.7800%     18,388,000     18,388,000
     58      32714   693 South Wymore Road                                             5.7600%     17,500,000     17,500,000
     59      33487   5901 Broken Sound Parkway NW                                      6.0500%     17,200,000     17,200,000
     60      66046   1301 West 24th Street                                             6.1150%     17,100,000     17,100,000
     61      34119   7550 Mission Hills Drive                                          5.7500%     16,800,000     16,800,000
     62      61801   1321 Lincoln Avenue                                               5.8350%     16,575,000     16,575,000
     63      06492   1046 North Colony Road                                            5.9700%     16,360,000     16,360,000
     64   Various    Various                                                           6.6300%     16,300,000     16,300,000
   64.1      08204   669 Route 9                                                                   12,319,000     12,319,000
   64.2      12804   1053 State Route 9                                                             3,981,000      3,981,000
     65      78205   830 North Saint Mary's Street                                     6.3500%     16,300,000     16,300,000
     66      31061   500 West Franklin Street                                          6.1200%     16,250,000     16,250,000
     67      97401   90 Commons Drive                                                  5.8350%     16,148,310     16,148,310
     68      33071   810 North University Drive                                        6.1300%     16,000,000     15,955,889
     69      91748   17320 Gale Avenue                                                 6.2900%     15,600,000     15,600,000
     70      47802   3600 South US Highway 41                                          5.8900%     15,450,000     15,450,000
     71      95826   7767 La Riviera Drive                                             5.3210%     14,740,160     14,740,160
     72      30337   2210 Sullivan Road                                                5.8600%     14,640,000     14,640,000
     73      94606   1900 & 2000 Embarcadero                                           5.8900%     14,000,000     14,000,000
     74      85711   250 North Arcadia Avenue                                          6.2800%     13,600,000     13,600,000
     75      93710   5175 North Fresno Street                                          6.3400%     13,200,000     13,200,000
     76      10009   Various                                                           5.9180%     13,000,000     13,000,000
   76.1      10009   208-210 East Seventh Street                                                    7,048,193      7,048,193
   76.2      10009   114-116 East First Street                                                      5,951,807      5,951,807
     77      32966   1405 82nd Avenue                                                  5.7570%     12,325,000     12,325,000
     78      02171   500 Victory Road                                                  5.8200%     12,000,000     12,000,000
     79      98057   1412 Southwest 43rd Street                                        5.8490%     12,000,000     12,000,000
     80   Various    Various                                                           5.8800%     11,800,000     11,800,000
   80.1      64145   13750 Holmes Road                                                              3,250,000      3,250,000
   80.2      64068   7101 Stewart Road                                                              2,600,000      2,600,000
   80.3      64055   16855 East 40 Highway                                                          2,575,000      2,575,000
   80.4      64068   280 North Church Road                                                          1,775,000      1,775,000
   80.5      66061   1285 W. Dennis Avenue                                                          1,600,000      1,600,000
     81      91302   23627 Calabasas Road                                              6.2500%     11,500,000     11,500,000
     82      98002   1402 22ND Street NE                                               6.0900%     11,500,000     11,479,393
     83      91355   23838 Valencia Boulevard                                          6.0500%     11,400,000     11,400,000
     84      11746   33 Walt Whitman Road                                              6.1500%     11,240,000     11,240,000
     85      92595   36310 & 36320 Inland Valley Drive                                 6.2240%     11,200,000     11,200,000
     86      10017   290 Madison Avenue                                                6.3100%     11,000,000     11,000,000
     87      30067   1901 Terrell Mill Road                                            5.7500%     10,520,000     10,520,000
     88      07094   55 Hartz Way                                                      5.9600%     10,385,000     10,385,000
     89      79705   5101 North A Street                                               5.8000%     10,400,000     10,369,259
     90      11205   266 Washington Avenue                                             6.1740%     10,000,000     10,000,000
     91      84101   425 South 300 West                                                5.6100%     10,000,000     10,000,000
     92      75006   1050 and 1120 Park Avenue                                         6.1600%     10,000,000     10,000,000
     93      92624   25801 Victoria Boulevard                                          5.7600%      9,800,000      9,800,000
     94      78363   1300 West Corral Street                                           5.7000%      9,700,000      9,700,000
     95      31419   11 Gateway Boulevard                                              5.8800%      9,600,000      9,600,000
     96      92084   800 East Bobier Drive                                             6.0630%      9,600,000      9,600,000
     97      07652   200 Route 17 East                                                 6.0000%      9,560,000      9,560,000
     98      85251   3308-3388 North Hayden Road                                       5.5700%      9,280,000      9,280,000
     99      18091   801 Male Road                                                     5.6000%      9,200,000      9,200,000
    100      32801   20 West Lucerne Circle                                            5.7700%      9,100,000      9,100,000
    101      89113   8379 West Sunset Road                                             5.9050%      9,100,000      9,100,000
    102      30045   600 Professional Drive                                            6.0800%      9,100,000      9,100,000
    103   Various    Various                                                           5.9850%      9,000,000      9,000,000
  103.1      10011   213 West 23rd Street                                                           6,249,057      6,249,057
  103.2      10010   122 East 25th Street                                                           1,596,226      1,596,226
  103.3      10007   22 Warren Street                                                               1,154,717      1,154,717
    104      06371   5 Enterprise Drive                                                5.7430%      8,700,000      8,700,000
    105      19901   650 South Bay Road                                                5.7900%      8,700,000      8,700,000
    106      21093   16 West Aylesbury Road                                            6.2300%      8,600,000      8,600,000
    107      91306   20200 Sherman Way                                                 5.8150%      8,600,000      8,600,000
    108      46037   8766 East 96th Street                                             5.8800%      8,141,769      8,141,769
    109   Various    Various                                                           5.6720%      8,000,000      8,000,000
  109.1      60090   211 North Elmhurst Road                                                        2,904,642      2,904,642
  109.2      60074   2025 North Hicks Road                                                          2,549,909      2,549,909
  109.3      60440   300 East North Frontage Road                                                   2,545,449      2,545,449
    110      92843   13004-13112 Harbor Boulevard                                      6.0300%      7,900,000      7,900,000
    111      96740   74-5483, 74-5484, 74-5543 Kaiwi Street & 74-5583 Pawai Place      5.9320%      7,750,000      7,729,849
    112      47404   1825 Kinser Pike                                                  5.8800%      7,513,074      7,513,074
    113      11104   41-29 46th Street                                                 5.8960%      7,500,000      7,500,000
    114      06002   10 Barry Circle                                                   5.8400%      7,500,000      7,500,000
    115      61820   101 Trade Centre Drive                                            5.5660%      7,500,000      7,500,000
    116      01879   2, 3, 6 & 7 Village Lane                                          5.8800%      7,200,000      7,200,000
    117      32301   2102 East Park Avenue                                             5.8000%      7,200,000      7,200,000
    118      75080   1981 North Central Expressway                                     5.9000%      7,000,000      7,000,000
    119      91352   15241 Rinaldi Street                                              5.7200%      6,750,000      6,750,000
    120      77479   Various                                                           6.2600%      6,606,000      6,583,099
  120.1      77479   4660 Sweetwater Boulevard                                                      4,654,227      4,638,092
  120.2      77479   15140 Southwest Freeway                                                        1,951,773      1,945,007
    121      95677   5450 China Garden Road                                            6.0600%      6,450,000      6,450,000
    122      30504   2354 Pine Cove Circle                                             5.8400%      6,400,000      6,400,000
    123      06513   66 Eastern Street                                                 5.8900%      6,400,000      6,400,000
    124      46064   3015 West US 36                                                   5.8800%      6,381,565      6,381,565
    125      33407   5151 Tyler Lakes Boulevard                                        5.7150%      6,300,000      6,300,000
    126      90058   4400 Pacific Boulevard                                            5.9450%      6,140,000      6,140,000
    127      10530   1 North Central Avenue                                            5.8900%      6,100,000      6,100,000
    128      66502   300 Colorado Street                                               6.3500%      6,100,000      6,091,661
    129      33155   4960 SW 72nd Avenue                                               6.0800%      5,890,000      5,890,000
    130      07974   571 Central Avenue                                                6.0500%      5,600,000      5,600,000
    131      43228   4788-4794 West Broad Street                                       5.7690%      5,500,000      5,500,000
    132      55420   150 West 81st Street                                              6.0700%      5,400,000      5,400,000
    133      73132   5909 Northwest Expressway                                         5.9020%      5,350,000      5,350,000
    134      19901   100 Golden Lane                                                   5.8000%      5,300,000      5,300,000
    135      72211   301N Shackleford                                                  5.7500%      5,200,000      5,200,000
    136      46544   801 West Douglas Road                                             5.7800%      5,150,000      5,150,000
  136.1      46544   801 West Douglas Road                                                          3,559,825      3,559,825
  136.2      46544   801 West Douglas Road                                                          1,590,175      1,590,175
    137      77388   4155 Louetta Road                                                 5.9700%      5,100,000      5,100,000
    138      78216   11838 Parliament Drive                                            5.7000%      5,100,000      5,100,000
    139   Various    Various                                                           6.2000%      5,000,000      4,986,420
  139.1      99403   2115 6th Avenue                                                                2,794,118      2,786,529
  139.2      99207   19625 East Wellesley Avenue                                                    2,205,882      2,199,891
    140      28805   199 Tunnel Road                                                   6.3800%      5,000,000      4,980,372
    141      98019   15321 Main Street                                                 6.3100%      4,915,000      4,906,622
    142      29577   1114 Celebrity Circle                                             6.8000%      4,850,000      4,850,000
    143      33073   4500-4850 Powerline Road                                          5.7600%      4,630,000      4,630,000
    144      29072   131 Innkeeper Drive                                               5.9100%      4,500,000      4,500,000
    145      19962   25, 35 & 45 Flagstick Lane and 50 & 60 Linkside Drive             5.8700%      4,500,000      4,500,000
    146      77479   16126 Southwest Freeway                                           5.9400%      4,500,000      4,500,000
    147      92708   17150 Euclid Street                                               6.0890%      4,500,000      4,495,596
    148      11021   29 Barstow Road                                                   5.9050%      4,300,000      4,300,000
    149      21093   1300 York Road                                                    5.5600%      4,300,000      4,291,338
    150      11563   777 Sunrise Highway                                               5.9200%      4,200,000      4,200,000
    151      89117   2990 S Durango Drive                                              6.0600%      4,150,000      4,150,000
    152      76021   2413 Highway 121                                                  6.1200%      4,100,000      4,100,000
    153      78254   23860 U.S. Highway 281 North                                      5.8700%      4,100,000      4,100,000
    154      49684   1029 South M 37                                                   5.6980%      3,980,000      3,980,000
    155      98148   231 S. 177th Place                                                6.1200%      3,840,000      3,840,000
    156      92284   56254 Twenty-nine Palms Highway                                   6.4000%      3,760,000      3,750,219
    157      28025   2901 Zion Church Road                                             6.2500%      3,750,000      3,750,000
    158      66049   530 Eldridge Street                                               6.2900%      3,537,500      3,537,500
    159      50125   Various                                                           5.9600%      3,450,000      3,450,000
  159.1      50125   58 Lincoln Avenue                                                              2,202,128      2,202,128
  159.2      50125   1602 East 2nd Avenue                                                           1,247,872      1,247,872
    160      11414   156-33 Cross Bay Boulevard                                        5.7400%      3,200,000      3,200,000
    161      48377   27754 Novi Road                                                   5.8600%      3,124,000      3,124,000
    162      20716   4500 Mitchellville Road                                           5.5810%      3,000,000      3,000,000
    163      90011   1900 South San Pedro Street                                       5.8700%      2,682,000      2,682,000
    164      38127   2555 Hollywood Street                                             5.6700%      2,604,000      2,604,000
    165      76543   6100 East Rancier Avenue                                          5.9800%      2,500,000      2,500,000
    166      99208   1205 E. Lyons Avenue                                              5.9700%      2,500,000      2,500,000
    167      19966   110 South Dupont Highway                                          5.8600%      2,425,000      2,425,000
    168      95776   35 Matmor Road                                                    6.1400%      2,400,000      2,400,000
    169      95823   5940-5950 Florin Road                                             6.0000%      2,000,000      2,000,000
    170      23314   20080 Brewer's Neck Boulevard                                     7.0000%      1,900,000      1,900,000
    171      87102   2101-2117 Commercial Street                                       6.3800%      1,800,000      1,798,334
    172      34207   6320 14th Street West                                             6.6100%      1,620,000      1,620,000
    173      06111   3391 Berlin Turnpike                                              6.3800%      1,350,000      1,347,736

                                     Monthly                        Interest
          Maturity / ARD   Payment   Debt         Administrative    Accrual      ARD
ID        Balance          Date      Service      Fee Rate          Basis        (Yes/No)   Lockbox
-------   --------------   -------   ----------   --------------    ----------   --------   -------------------------------
      1     $345,000,000         1   $1,690,368         0.030540%   Actual/360   No         Springing
      2      240,000,000         1    1,170,028         0.030540%   Actual/360   No         Hard
      3      150,000,000         1      715,692         0.040540%   Actual/360   No         Soft
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
   3.10
   3.11
   3.12
   3.13
   3.14
   3.15
   3.16
   3.17
   3.18
   3.19
   3.20
   3.21
   3.22
   3.23
   3.24
   3.25
   3.26
   3.27
   3.28
   3.29
   3.30
   3.31
   3.32
   3.33
   3.34
   3.35
   3.36
   3.37
   3.38
   3.39
   3.40
   3.41
   3.42
   3.43
   3.44
   3.45
   3.46
   3.47
   3.48
      4      109,560,803         1      781,064         0.020540%   Actual/360   No         Hard
    4.1
    4.2
    4.3
    4.4
    4.5
             101,754,034         1      562,434                     Actual/360   No         Soft at Closing, Springing Hard
      5       55,754,034         1      340,899         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
      6       46,000,000         1      221,535         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
      7       93,000,000         1      481,673         0.020540%   Actual/360   No         Hard
      8       88,500,000         1      419,633         0.020540%   Actual/360   No         Hard
      9       77,777,777         1      381,147         0.080540%   Actual/360   No         Hard
     10       72,145,217         1      481,190         0.020540%   Actual/360   No         Hard
   10.1
   10.2
   10.3
   10.4
   10.5
   10.6
   10.7
   10.8
   10.9
  10.10
  10.11
  10.12
     11       70,000,000         1      334,161         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
     12       66,400,000         1      345,195         0.020540%   Actual/360   No         None at Closing; Springing Soft
   12.1
   12.2
   12.3
   12.4
   12.5
   12.6
   12.7
   12.8
   12.9
  12.10
  12.11
  12.12
  12.13
  12.14
     13       64,800,000         1      330,143         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
   13.1
   13.2
     14       57,175,776         1      387,007         0.020540%   Actual/360   No         Hard
   14.1
   14.2
   14.3
   14.4
   14.5
   14.6
   14.7
   14.8
   14.9
  14.10
  14.11
  14.12
  14.13
  14.14
  14.15
  14.16
  14.17
  14.18
  14.19
  14.20
  14.21
  14.22
  14.23
  14.24
  14.25
  14.26
  14.27
  14.28
  14.29
  14.30
  14.31
  14.32
  14.33
  14.34
  14.35
  14.36
  14.37
  14.38
  14.39
  14.40
  14.41
  14.42
  14.43
  14.44
  14.45
  14.46
  14.47
  14.48
  14.49
  14.50
  14.51
  14.52
  14.53
  14.54
  14.55
  14.56
  14.57
  14.58
  14.59
  14.60
  14.61
  14.62
  14.63
  14.64
  14.65
  14.66
  14.67
  14.68
  14.69
  14.70
  14.71
  14.72
  14.73
  14.74
  14.75
  14.76
  14.77
  14.78
  14.79
  14.80
  14.81
  14.82
  14.83
  14.84
  14.85
  14.86
  14.87
  14.88
  14.89
  14.90
  14.91
  14.92
  14.93
  14.94
  14.95
  14.96
  14.97
  14.98
  14.99
 14.100
 14.101
 14.102
 14.103
 14.104
 14.105
 14.106
 14.107
 14.108
 14.109
 14.110
 14.111
 14.112
 14.113
 14.114
 14.115
 14.116
 14.117
 14.118
 14.119
 14.120
 14.121
 14.122
 14.123
 14.124
 14.125
 14.126
 14.127
 14.128
 14.129
 14.130
     15       58,794,581         1      370,256         0.030540%   Actual/360   No         None
              54,878,427         1      357,924         0.020540%   Actual/360   No         None at Closing; Springing Hard
     16       29,228,034         1      196,045         0.020540%   Actual/360   No         None at Closing; Springing Hard
   16.1
   16.2
     17       25,650,392         1      161,879         0.020540%   Actual/360   No         None at Closing; Springing Hard
     18       46,035,466         1      310,364         0.060540%   Actual/360   No         Hard
     19       51,000,000         1      247,123         0.030540%   Actual/360   No         Hard
     20       38,778,314         1      240,208         0.030540%   Actual/360   No         None
     21       35,333,980         1      236,206         0.030540%   Actual/360   No         None
     22       36,688,186         1      234,956         0.030540%   Actual/360   No         Springing
     23       39,000,000         1      184,528         0.020540%   Actual/360   No         None
     24       38,000,000         1      183,456         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
     25       35,123,877         1      226,896         0.020540%   Actual/360   No         Hard
   25.1
   25.2
   25.3
     26       34,749,499         1      205,767         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
     27       32,682,719         1      221,424         0.020540%   Actual/360   No         None
     28       35,200,000         1      176,957         0.020540%   Actual/360   No         None
     29       35,000,000         1      172,403         0.030540%   Actual/360   No         None
   29.1
   29.2
   29.3
   29.4
   29.5
   29.6
   29.7
   29.8
   29.9
  29.10
     30       29,423,201         1      201,931         0.020540%   Actual/360   No         None
     31       30,992,720         1      202,651         0.020540%   Actual/360   No         Soft at Closing; Springing Hard
   31.1
   31.2
   31.3
     32       30,024,878         1      196,343         0.050540%   Actual/360   No         Hard
     33       27,085,163         1      166,724         0.030540%   Actual/360   No         Hard
     34       30,675,000         1      149,207         0.030540%   Actual/360   No         None
     35       24,834,302         1      168,595         0.020540%   Actual/360   No         None
     36       24,530,414         1      160,103         0.030540%   Actual/360   No         None
     37       24,512,570         1      167,816         0.020540%   Actual/360   No         None
     38       25,786,749         1      159,735         0.030540%   Actual/360   No         None
     39       27,000,000         1      129,164         0.030540%   Actual/360   No         None
     40       21,885,768         1      151,729         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
     41       24,326,992         1      155,967         0.080540%   Actual/360   No         Hard
   41.1
   41.2
     42       23,113,938         1      158,231         0.020540%   Actual/360   No         None
     43       26,000,000         1      127,368         0.030540%   Actual/360   No         Hard
     44       23,043,267         1      152,787         0.060540%   Actual/360   No         None
     45       25,000,000         1      127,095         0.030540%   Actual/360   No         None
     46       22,506,468         1      146,848         0.030540%   Actual/360   No         Springing
              23,033,181         1      144,268         0.030540%   Actual/360   No         None
     47       13,754,632         1       86,152         0.030540%   Actual/360   No         None
   47.1
   47.2
   47.3
   47.4
   47.5
     48        6,201,241         1       38,841         0.030540%   Actual/360   No         None
   48.1
   48.2
     49        3,077,307         1       19,275         0.030540%   Actual/360   No         None
   49.1
   49.2
     50       23,500,000         1      114,228         0.030540%   Actual/360   No         None
     51       20,165,795         1      131,575         0.030540%   Actual/360   No         Springing
     52       22,266,427         1      109,774         0.030540%   Actual/360   No         None
     53       22,000,000         1      104,353         0.020540%   Actual/360   No         None at Closing; Springing Soft
     54       18,171,447         1      121,752         0.030540%   Actual/360   No         Springing
     55       16,784,502         1      115,447         0.020540%   Actual/360   No         None
     56       16,690,345         1      109,027         0.030540%   Actual/360   No         None
     57       18,388,000         1       89,799         0.020540%   Actual/360   No         None
     58       17,500,000         1       85,167         0.020540%   Actual/360   No         None
     59       15,259,069         1      103,676         0.020540%   Actual/360   No         None
     60       15,764,885         1      103,791         0.030540%   Actual/360   No         None
     61       15,664,678         1       98,040         0.020540%   Actual/360   No         None
     62       16,575,000         1       81,715         0.030540%   Actual/360   No         None
     63       16,360,000         1       82,521         0.030540%   Actual/360   No         Hard
     64       15,778,409         1      104,425         0.020540%   Actual/360   No         Hard
   64.1
   64.2
     65       15,746,441         1      101,424         0.080540%   Actual/360   No         None
     66       15,228,208         1       98,684         0.020540%   Actual/360   No         None
     67       16,148,310         1       79,612         0.030540%   Actual/360   No         None
     68       13,621,284         1       97,269         0.020540%   Actual/360   No         None
     69       14,049,315         1       96,458         0.020540%   Actual/360   No         Hard
     70       13,931,180         1       91,541         0.020540%   Actual/360   No         Soft at Closing; Springing Hard
     71       14,740,160         1       66,268         0.030540%   Actual/360   No         None
     72       12,932,761         1       86,461         0.020540%   Actual/360   No         None
     73       12,442,725         1       87,766         0.020540%   Actual/360   No         None
     74       13,600,000         1       72,162         0.030540%   Actual/360   No         None
     75       11,555,188         1       82,049         0.020540%   Actual/360   No         None
     76       13,000,000         1       65,002         0.030540%   Actual/360   No         None
   76.1
   76.2
     77       12,325,000         1       59,950         0.030540%   Actual/360   No         None
     78       10,123,474         1       70,563         0.030540%   Actual/360   No         Springing
     79       11,204,248         1       70,785         0.030540%   Actual/360   No         None
     80        9,972,643         1       69,839         0.020540%   Actual/360   No         None
   80.1
   80.2
   80.3
   80.4
   80.5
     81        8,981,001         1       75,862         0.020540%   Actual/360   No         Hard; Springing Cash Management
     82       10,770,531         1       69,615         0.020540%   Actual/360   No         None
     83       10,673,204         1       68,716         0.020540%   Actual/360   No         None
     84        9,993,926         1       68,477         0.020540%   Actual/360   No         None
     85       10,509,577         1       68,771         0.030540%   Actual/360   No         None
     86       11,000,000         1       58,645         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
     87       10,116,434         1       61,392         0.020540%   Actual/360   No         Hard
     88        9,194,063         1       61,997         0.020540%   Actual/360   No         None
     89        8,767,894         1       61,022         0.020540%   Actual/360   No         None
     90       10,000,000         1       52,165         0.030540%   Actual/360   No         None
     91        7,641,766         1       62,067         0.030540%   Actual/360   No         None
     92        9,064,909         1       60,988         0.080540%   Actual/360   No         None
     93        9,139,273         1       57,252         0.020540%   Actual/360   No         None
     94        8,713,866         1       56,299         0.030540%   Actual/360   No         None
     95        8,655,106         1       56,818         0.020540%   Actual/360   No         None
     96        9,600,000         1       49,178         0.030540%   Actual/360   No         None
     97        8,108,331         1       57,317         0.020540%   Actual/360   No         Hard
     98        8,631,424         1       53,099         0.030540%   Actual/360   No         None
     99        8,077,874         1       52,815         0.030540%   Actual/360   No         Springing
    100        9,100,000         1       44,364         0.030540%   Actual/360   No         None
    101        8,208,239         1       54,005         0.030540%   Actual/360   No         Hard
    102        9,100,000         1       46,747         0.020540%   Actual/360   No         None
    103        8,418,631         1       53,873         0.030540%   Actual/360   No         Springing
  103.1
  103.2
  103.3
    104        8,111,533         1       50,732         0.030540%   Actual/360   No         Hard
    105        7,829,617         1       50,992         0.020540%   Actual/360   No         None at Closing; Springing Hard
    106        7,660,631         1       52,840         0.020540%   Actual/360   No         None
    107        8,026,240         1       50,543         0.030540%   Actual/360   No         None
    108        6,880,929         1       48,188         0.060540%   Actual/360   No         Hard
    109        8,000,000         1       38,339         0.030540%   Actual/360   No         None
  109.1
  109.2
  109.3
    110        7,900,000         1       40,249         0.030540%   Actual/360   No         None
    111        5,016,734         1       58,462         0.030540%   Actual/360   No         None
    112        6,349,594         1       44,467         0.060540%   Actual/360   No         Hard
    113        7,007,353         1       44,466         0.030540%   Actual/360   No         None
    114        7,002,019         1       44,198         0.020540%   Actual/360   No         None
    115        4,835,150         1       51,872         0.070540%   Actual/360   No         None
    116        6,363,183         1       42,614         0.030540%   Actual/360   No         None
    117        6,717,010         1       42,246         0.020540%   Actual/360   No         Soft; Springing cash management
    118        6,643,092         1       41,520         0.020540%   Actual/360   No         None at Closing; Springing Hard
    119        5,677,292         1       39,263         0.020540%   Actual/360   No         None
    120        5,645,681         1       40,717         0.020540%   Actual/360   No         None
  120.1
  120.2
    121        5,480,229         1       38,920         0.020540%   Actual/360   No         None
    122        5,765,436         1       37,715         0.030540%   Actual/360   No         None
    123        5,979,121         1       37,920         0.020540%   Actual/360   No         None
    124        5,393,311         1       37,770         0.060540%   Actual/360   No         Hard
    125        5,426,737         1       36,625         0.030540%   Actual/360   No         Hard
    126        5,199,195         1       36,596         0.030540%   Actual/360   No         None
    127        5,698,623         1       36,142         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
    128        4,779,038         1       40,618         0.020540%   Actual/360   No         Hard, Springing Cash Management
    129        5,229,281         1       35,617         0.020540%   Actual/360   No         None
    130        5,065,502         1       33,755         0.020540%   Actual/360   No         None at Closing; Springing Hard
    131        4,848,143         1       32,163         0.030540%   Actual/360   No         None
    132        4,792,789         1       32,619         0.020540%   Actual/360   No         None
    133        4,914,801         1       31,740         0.030540%   Actual/360   No         Soft at Closing, Springing Hard
    134        4,945,387         1       31,098         0.020540%   Actual/360   No         None
    135        4,581,855         1       30,346         0.020540%   Actual/360   No         None
    136        4,953,616         1       30,152         0.020540%   Actual/360   No         None
  136.1
  136.2
    137        4,516,598         1       30,479         0.020540%   Actual/360   No         None
    138        4,581,306         1       29,600         0.030540%   Actual/360   No         None
    139        4,265,283         1       30,623         0.020540%   Actual/360   No         None
  139.1
  139.2
    140        3,921,216         1       33,386         0.020540%   Actual/360   No         Hard
    141        4,206,409         1       30,455         0.020540%   Actual/360   No         None
    142        3,546,090         1       35,461         0.030540%   Actual/360   No         Hard
    143        4,243,308         1       27,049         0.060540%   Actual/360   No         None
    144        3,474,457         1       28,746         0.020540%   Actual/360   No         Hard, Springing Cash Management
    145        4,131,754         1       26,605         0.020540%   Actual/360   No         None
    146        3,809,514         1       26,806         0.020540%   Actual/360   No         None
    147        3,826,325         1       27,238         0.030540%   Actual/360   No         None
    148        4,018,038         1       25,519         0.030540%   Actual/360   No         None
    149        3,599,056         1       24,577         0.020540%   Actual/360   No         None
    150        3,925,263         1       24,966         0.020540%   Actual/360   No         None
    151        3,682,521         1       25,042         0.020540%   Actual/360   No         None
    152        3,779,986         1       24,899         0.020540%   Actual/360   No         None
    153        3,695,492         1       24,240         0.020540%   Actual/360   No         None
    154        3,502,629         1       23,095         0.030540%   Actual/360   No         None
    155        3,478,266         1       23,320         0.020540%   Actual/360   No         None
    156        3,225,850         1       23,519         0.020540%   Actual/360   No         None
    157        3,231,117         1       24,738         0.020540%   Actual/360   No         Hard
    158        3,322,612         1       21,873         0.020540%   Actual/360   No         None
    159        3,115,156         1       20,596         0.020540%   Actual/360   No         None
  159.1
  159.2
    160        2,983,429         1       18,654         0.030540%   Actual/360   No         Hard
    161        2,917,369         1       18,450         0.020540%   Actual/360   No         None at Closing; Springing Hard
    162        3,000,000         1       13,953         0.030540%   30/360       Yes        Springing
    163        2,369,742         1       15,856         0.020540%   Actual/360   No         None
    164        2,337,855         1       15,064         0.030540%   Actual/360   No         None
    165        2,374,378         1       14,957         0.020540%   Actual/360   No         None
    166        2,118,503         1       14,941         0.020540%   Actual/360   No         None
    167        2,185,424         1       14,322         0.020540%   Actual/360   No         Hard
    168        2,133,594         1       14,606         0.020540%   Actual/360   No         None
    169        1,548,917         1       12,886         0.030540%   Actual/360   No         None
    170        1,520,012         1       13,429         0.020540%   Actual/360   No         None at Closing; Springing Hard
    171        1,543,376         1       11,236         0.020540%   Actual/360   No         None
    172        1,480,832         1       10,357         0.020540%   Actual/360   No         None
    173        1,157,673         1        8,427         0.020540%   Actual/360   No         Hard

          Crossed                                Net
          With                      Loan Group   Rentable Area
ID        Other Loans               1 or 2       SF/Units
-------   -----------------------   ----------   -------------
      1   No                                 1       2,769,954
      2   No                                 1       1,228,877
      3   No                                 1       3,699,052
    3.1                                                128,855
    3.2                                                132,480
    3.3                                                129,750
    3.4                                                 86,575
    3.5                                                107,695
    3.6                                                 92,575
    3.7                                                102,350
    3.8                                                 78,100
    3.9                                                 87,750
   3.10                                                 67,850
   3.11                                                 79,620
   3.12                                                 72,230
   3.13                                                 95,225
   3.14                                                 64,620
   3.15                                                 93,300
   3.16                                                 79,500
   3.17                                                 63,500
   3.18                                                 78,625
   3.19                                                 74,725
   3.20                                                 78,025
   3.21                                                 66,125
   3.22                                                 58,800
   3.23                                                 64,620
   3.24                                                 79,150
   3.25                                                 76,100
   3.26                                                 76,200
   3.27                                                 87,925
   3.28                                                 56,212
   3.29                                                 89,500
   3.30                                                 78,115
   3.31                                                 78,400
   3.32                                                 81,350
   3.33                                                 82,700
   3.34                                                 69,075
   3.35                                                 66,570
   3.36                                                 69,300
   3.37                                                 67,525
   3.38                                                 64,500
   3.39                                                 78,850
   3.40                                                 62,150
   3.41                                                 62,050
   3.42                                                 64,950
   3.43                                                 58,800
   3.44                                                 62,750
   3.45                                                 67,725
   3.46                                                 41,950
   3.47                                                 47,100
   3.48                                                 47,210
      4   No                                 1           1,110
    4.1                                                    330
    4.2                                                    295
    4.3                                                    246
    4.4                                                    120
    4.5                                                    119
          Yes - Staua / Srourrack            1         265,809
      5   Yes - Staua / Srourrack            1         150,387
      6   Yes - Staua / Srourrack            1         115,422
      7   No                                 1       1,333,312
      8   No                                 1         259,928
      9   No                                 1         689,601
     10   No                                 1           4,856
   10.1                                                    678
   10.2                                                    418
   10.3                                                    418
   10.4                                                    425
   10.5                                                    409
   10.6                                                    885
   10.7                                                    300
   10.8                                                    310
   10.9                                                    406
  10.10                                                    176
  10.11                                                    267
  10.12                                                    164
     11   No                                 1         581,486
     12   No                                 1         857,421
   12.1                                                 72,975
   12.2                                                 48,720
   12.3                                                 63,913
   12.4                                                 60,360
   12.5                                                 81,375
   12.6                                                 46,667
   12.7                                                 84,915
   12.8                                                 69,974
   12.9                                                 42,295
  12.10                                                 54,295
  12.11                                                 52,570
  12.12                                                 56,737
  12.13                                                 63,300
  12.14                                                 59,325
     13   No                                 2             612
   13.1                                                    320
   13.2                                                    292
     14   No                                 1       1,339,957
   14.1                                                 10,485
   14.2                                                 10,854
   14.3                                                 10,211
   14.4                                                 10,065
   14.5                                                 10,211
   14.6                                                 10,825
   14.7                                                 10,100
   14.8                                                  9,023
   14.9                                                 10,388
  14.10                                                 10,485
  14.11                                                 10,485
  14.12                                                 10,627
  14.13                                                 11,083
  14.14                                                  9,353
  14.15                                                  9,097
  14.16                                                 10,485
  14.17                                                  9,282
  14.18                                                  9,727
  14.19                                                 10,825
  14.20                                                  9,921
  14.21                                                 10,825
  14.22                                                 11,530
  14.23                                                  9,561
  14.24                                                  8,891
  14.25                                                 10,143
  14.26                                                  9,058
  14.27                                                  9,327
  14.28                                                 10,825
  14.29                                                 11,099
  14.30                                                 10,825
  14.31                                                 10,825
  14.32                                                 10,349
  14.33                                                 10,349
  14.34                                                 10,825
  14.35                                                 10,901
  14.36                                                 10,724
  14.37                                                 10,825
  14.38                                                  9,921
  14.39                                                 11,530
  14.40                                                  9,353
  14.41                                                  9,921
  14.42                                                 10,825
  14.43                                                 10,065
  14.44                                                 10,642
  14.45                                                 10,349
  14.46                                                 10,065
  14.47                                                 11,860
  14.48                                                  9,921
  14.49                                                 10,349
  14.50                                                  9,616
  14.51                                                 11,860
  14.52                                                 10,825
  14.53                                                 10,100
  14.54                                                 10,349
  14.55                                                 10,349
  14.56                                                 10,825
  14.57                                                 10,349
  14.58                                                 10,466
  14.59                                                 10,017
  14.60                                                 10,398
  14.61                                                 11,035
  14.62                                                 10,825
  14.63                                                  9,921
  14.64                                                  9,921
  14.65                                                 10,825
  14.66                                                 10,349
  14.67                                                 10,825
  14.68                                                 10,349
  14.69                                                 10,825
  14.70                                                  9,023
  14.71                                                  9,921
  14.72                                                  9,253
  14.73                                                 10,825
  14.74                                                 10,065
  14.75                                                  9,616
  14.76                                                  9,921
  14.77                                                 10,825
  14.78                                                 10,065
  14.79                                                 10,825
  14.80                                                 11,530
  14.81                                                  9,921
  14.82                                                 10,825
  14.83                                                 10,398
  14.84                                                 10,349
  14.85                                                  9,921
  14.86                                                  9,921
  14.87                                                 10,398
  14.88                                                 10,642
  14.89                                                 10,388
  14.90                                                 10,349
  14.91                                                 11,860
  14.92                                                 10,825
  14.93                                                 11,530
  14.94                                                 10,075
  14.95                                                 10,065
  14.96                                                 10,825
  14.97                                                 10,349
  14.98                                                 10,065
  14.99                                                  9,921
 14.100                                                 10,349
 14.101                                                 10,825
 14.102                                                 10,065
 14.103                                                 10,825
 14.104                                                 10,349
 14.105                                                 10,254
 14.106                                                 10,982
 14.107                                                 10,398
 14.108                                                  9,921
 14.109                                                 10,825
 14.110                                                 10,388
 14.111                                                 10,349
 14.112                                                  9,407
 14.113                                                 10,642
 14.114                                                 10,941
 14.115                                                 10,642
 14.116                                                 10,642
 14.117                                                 10,825
 14.118                                                  8,327
 14.119                                                 10,133
 14.120                                                 10,896
 14.121                                                 10,825
 14.122                                                  9,013
 14.123                                                  9,921
 14.124                                                 10,466
 14.125                                                  8,858
 14.126                                                  9,124
 14.127                                                 10,103
 14.128                                                  8,464
 14.129                                                 10,380
 14.130                                                  9,078
     15   No                                 1             374
          Yes                                1             971
     16   Yes                                1             532
   16.1                                                    234
   16.2                                                    298
     17   Yes                                1             439
     18   No                                 1         861,022
     19   No                                 1         143,413
     20   No                                 1          41,604
     21   No                                 1         150,400
     22   No                                 1             205
     23   No                                 1         104,956
     24   No                                 2             420
     25   No                                 1           1,416
   25.1                                                    510
   25.2                                                    623
   25.3                                                    283
     26   No                                 1         132,135
     27   No                                 1             144
     28   No                                 1         191,081
     29   No                                 2             535
   29.1                                                     86
   29.2                                                     71
   29.3                                                     71
   29.4                                                     49
   29.5                                                     57
   29.6                                                     48
   29.7                                                     48
   29.8                                                     51
   29.9                                                     29
  29.10                                                     25
     30   No                                 2             588
     31   No                                 1             455
   31.1                                                    230
   31.2                                                    113
   31.3                                                    112
     32   No                                 1         554,491
     33   No                                 1         755,992
     34   No                                 2             597
     35   No                                 2             492
     36   No                                 1         765,000
     37   No                                 2             492
     38   No                                 2             336
     39   No                                 1             272
     40   No                                 1         155,164
     41   No                                 1         114,169
   41.1                                                 72,786
   41.2                                                 41,383
     42   No                                 2             384
     43   No                                 1              79
     44   No                                 1             195
     45   No                                 1         292,039
     46   No                                 1             127
          Yes - Annunziata                   1             110
     47   Yes - Annunziata                   1              55
   47.1                                                     20
   47.2                                                      7
   47.3                                                     10
   47.4                                                      8
   47.5                                                     10
     48   Yes - Annunziata                   1              34
   48.1                                                     16
   48.2                                                     18
     49   Yes - Annunziata                   1              21
   49.1                                                     11
   49.2                                                     10
     50   No                                 2             358
     51   No                                 1             163
     52   No                                 1             252
     53   No                                 1         421,093
     54   No                                 1          76,370
     55   No                                 1         330,000
     56   No                                 1         659,340
     57   No                                 2             228
     58   No                                 2             260
     59   No                                 1          99,627
     60   No                                 2             372
     61   No                                 1          85,078
     62   No                                 2             252
     63   No                                 1         119,598
     64   No                                 1             982
   64.1                                                    742
   64.2                                                    240
     65   No                                 1             149
     66   No                                 2             168
     67   No                                 2             252
     68   No                                 1         171,280
     69   No                                 1          76,109
     70   No                                 1         162,285
     71   No                                 2             250
     72   No                                 2             404
     73   No                                 1         152,239
     74   No                                 2             288
     75   No                                 2             136
     76   No                                 2              58
   76.1                                                     28
   76.2                                                     30
     77   No                                 2             285
     78   No                                 1         155,958
     79   No                                 1          60,495
     80   No                                 1           2,473
   80.1                                                    560
   80.2                                                    484
   80.3                                                    661
   80.4                                                    362
   80.5                                                    406
     81   No                                 1             122
     82   No                                 2             287
     83   No                                 1          44,529
     84   No                                 1          98,868
     85   No                                 1          59,993
     86   No                                 1          38,125
     87   No                                 1         206,828
     88   No                                 1          69,423
     89   No                                 2             320
     90   No                                 2             113
     91   No                                 1             158
     92   No                                 2             273
     93   No                                 1          89,426
     94   No                                 2             132
     95   No                                 1         130,600
     96   No                                 2             124
     97   No                                 1          62,000
     98   No                                 1          65,136
     99   No                                 1          98,830
    100   No                                 2             157
    101   No                                 1          40,940
    102   No                                 1          44,947
    103   No                                 1          31,483
  103.1                                                 20,864
  103.2                                                  4,785
  103.3                                                  5,834
    104   No                                 1          92,500
    105   No                                 1         187,350
    106   No                                 1          67,171
    107   No                                 2              98
    108   No                                 1          80,960
    109   No                                 1         166,875
  109.1                                                 51,975
  109.2                                                 57,700
  109.3                                                 57,200
    110   No                                 1          37,081
    111   No                                 1         104,568
    112   No                                 1          54,218
    113   No                                 2              96
    114   No                                 2             111
    115   No                                 1             198
    116   No                                 2              96
    117   No                                 2             121
    118   No                                 1             296
    119   No                                 1          85,313
    120   No                                 1          45,274
  120.1                                                 34,430
  120.2                                                 10,844
    121   No                                 1              67
    122   No                                 2             157
    123   No                                 2             104
    124   No                                 1          47,155
    125   No                                 1         107,000
    126   No                                 1         243,626
    127   No                                 1          14,390
    128   No                                 1              98
    129   No                                 1          48,620
    130   No                                 1          48,332
    131   No                                 1          67,188
    132   No                                 1          83,949
    133   No                                 1         101,146
    134   No                                 2              72
    135   No                                 1          65,909
    136   No                                 1             285
  136.1                                                    197
  136.2                                                     88
    137   No                                 1          97,082
    138   No                                 2             232
    139   No                                 1             204
  139.1                                                     96
  139.2                                                    108
    140   No                                 1              74
    141   No                                 1          38,379
    142   No                                 1          13,600
    143   No                                 1          79,025
    144   No                                 1              74
    145   No                                 2              60
    146   No                                 1          21,100
    147   No                                 1          31,415
    148   No                                 1          22,404
    149   No                                 1          53,328
    150   No                                 1          23,242
    151   No                                 1          71,725
    152   No                                 1          57,951
    153   No                                 1          64,825
    154   No                                 1          14,820
    155   No                                 2              85
    156   No                                 2             136
    157   No                                 1          59,400
    158   No                                 1             148
    159   No                                 2             154
  159.1                                                     94
  159.2                                                     60
    160   No                                 1          13,500
    161   No                                 1          17,667
    162   No                                 1          26,170
    163   No                                 1           6,930
    164   No                                 1         100,378
    165   No                                 2             208
    166   No                                 2             220
    167   No                                 1          12,000
    168   No                                 1          62,300
    169   No                                 1          20,179
    170   No                                 1              72
    171   No                                 1          41,250
    172   No                                 1              74
    173   No                                 1           4,000

                                   EXHIBIT B-2
                                   -----------

                           SERVICING FEE RATE SCHEDULE

Exhibit B-2

                                                                        Primary         Master          Trustee     Subservicing
ID        Property Name                                                 Servicer Fee    Servicer Fee    Fee         Fee Rate
-------   -----------------------------------------------------------   ------------    ------------    --------    ------------
      1   Mall of America                                                   0.020000%       0.010000%   0.000540%       0.000000%
      2   Four Allen Center                                                 0.020000%       0.010000%   0.000540%       0.000000%
      3   EZ Storage Portfolio                                              0.030000%       0.010000%   0.000540%       0.000000%
    3.1   EZ Storage Portfolio - Boston, MA (Brighton)
    3.2   EZ Storage Portfolio - Minneapolis, MN (3601 Hiawatha)
    3.3   EZ Storage Portfolio - Ferndale, MI
    3.4   EZ Storage Portfolio - Southfield, MI
    3.5   EZ Storage Portfolio - Lynnfield, MA
    3.6   EZ Storage Portfolio - Eastpointe, MI
    3.7   EZ Storage Portfolio - Warren, MI
    3.8   EZ Storage Portfolio - St. Louis Park, MN
    3.9   EZ Storage Portfolio - Troy, MI
   3.10   EZ Storage Portfolio - Redford, MI
   3.11   EZ Storage Portfolio - Peabody, MA
   3.12   EZ Storage Portfolio - Tewksbury, MA
   3.13   EZ Storage Portfolio - Billerica, MA
   3.14   EZ Storage Portfolio - South Euclid, OH
   3.15   EZ Storage Portfolio - Rochester Hills, MI
   3.16   EZ Storage Portfolio - Roseville II, MI (Cornillie Drive)
   3.17   EZ Storage Portfolio - Warwick, RI
   3.18   EZ Storage Portfolio - Roseville I, MI (East Twelve Mile)
   3.19   EZ Storage Portfolio - Bloomfield Hills, MI
   3.20   EZ Storage Portfolio - Grand River, MI
   3.21   EZ Storage Portfolio - Shrewsbury, MA
   3.22   EZ Storage Portfolio - Chelmsford, MA
   3.23   EZ Storage Portfolio - Hingham, MA
   3.24   EZ Storage Portfolio - Auburn Hills, MI
   3.25   EZ Storage Portfolio - Dearborn Heights, MI
   3.26   EZ Storage Portfolio - Livonia, MI
   3.27   EZ Storage Portfolio - Lincoln Park, MI
   3.28   EZ Storage Portfolio - Minneapolis, MN (4325 Hiawatha)
   3.29   EZ Storage Portfolio - Clinton Township, MI (Hall Road)
   3.30   EZ Storage Portfolio - Reading, OH
   3.31   EZ Storage Portfolio - Center Line, MI
   3.32   EZ Storage Portfolio - Dearborn, MI
   3.33   EZ Storage Portfolio - Clinton Township, MI (Garfield)
   3.34   EZ Storage Portfolio - Clinton Township, MI (Romeo Plank)
   3.35   EZ Storage Portfolio - Cleveland Heights, OH
   3.36   EZ Storage Portfolio - Taylor, MI
   3.37   EZ Storage Portfolio - Woodbury, MN
   3.38   EZ Storage Portfolio - Cincinnati, OH (Madison Road)
   3.39   EZ Storage Portfolio - Eagan, MN
   3.40   EZ Storage Portfolio - New Brighton, MN
   3.41   EZ Storage Portfolio - Clinton Township, MI (Groesbeck Hwy)
   3.42   EZ Storage Portfolio - North Bend, OH
   3.43   EZ Storage Portfolio - Farmington Hills, MI
   3.44   EZ Storage Portfolio - Sterling Heights, MI
   3.45   EZ Storage Portfolio - Marsh Lane, TX
   3.46   EZ Storage Portfolio - Burnsville, MN
   3.47   EZ Storage Portfolio - Coon Rapids, MN
   3.48   EZ Storage Portfolio - Vadnais Heights, MN
      4   JQH Hotel Portfolio                                               0.010000%       0.010000%   0.000540%       0.000000%
    4.1   Embassy Suites Frisco
    4.2   Embassy Suites Hampton
    4.3   Embassy Suites Hot Springs
    4.4   Holiday Inn Express Springfield
    4.5   Courtyard by Marriott Junction City
          Manhattan Office Portfolio
      5   369 Lexington Avenue                                              0.020000%       0.010000%   0.000540%       0.000000%
      6   2 West 46th Street                                                0.020000%       0.010000%   0.000540%       0.000000%
      7   First City Tower                                                  0.010000%       0.010000%   0.000540%       0.000000%
      8   Victoria Ward Industrial, Gateway & Village                       0.010000%       0.010000%   0.000540%       0.000000%
      9   Sierra Vista Mall                                                 0.020000%       0.010000%   0.000540%       0.050000%
     10   Morgan Resort Portfolio                                           0.010000%       0.010000%   0.000540%       0.000000%
   10.1   Buena Vista Resort
   10.2   Pine Acres Resort
   10.3   Crystal Lake Resort
   10.4   Yogi Jellystone Resort OH
   10.5   Grand Lakes Resort
   10.6   Mountain Pines Resort
   10.7   Stonebridge Resort
   10.8   Three Lakes Resort
   10.9   Blueberry Hill Resort FL
  10.10   Blueberry Resort NJ
  10.11   Coldbrook Resort
  10.12   Yogi Jellystone Resort NJ
     11   Scottsdale 101                                                    0.020000%       0.010000%   0.000540%       0.000000%
     12   JPIM Self Storage Portfolio                                       0.010000%       0.010000%   0.000540%       0.000000%
   12.1   Waipahu
   12.2   San Francisco
   12.3   Southampton
   12.4   Metairie
   12.5   Philadelphia
   12.6   Berkeley
   12.7   Kingwood
   12.8   Pennsauken
   12.9   Los Angeles
  12.10   Vallejo
  12.11   Bedford
  12.12   West Palm Beach
  12.13   Fort Worth
  12.14   Euless
     13   Broward Multifamily Portfolio                                     0.020000%       0.010000%   0.000540%       0.000000%
   13.1   Water's Edge
   13.2   Southern Pointe
     14   Fortress/Ryan's Portfolio                                         0.010000%       0.010000%   0.000540%       0.000000%
   14.1   Ryans
   14.2   Ryans
   14.3   Fire Mountain
   14.4   Ryans
   14.5   Fire Mountain
   14.6   Ryans
   14.7   Ryans
   14.8   Ryans
   14.9   Ryans
  14.10   Ryans
  14.11   Ryans
  14.12   Ryans
  14.13   Ryans
  14.14   Ryans
  14.15   Old Country Buffet
  14.16   Ryans
  14.17   Ryans
  14.18   Ryans
  14.19   Fire Mountain
  14.20   Ryans
  14.21   Ryans
  14.22   Ryans
  14.23   Ryans
  14.24   Fire Mountain
  14.25   Ryans
  14.26   Fire Mountain
  14.27   Ryans
  14.28   Fire Mountain
  14.29   Ryans
  14.30   Fire Mountain
  14.31   Ryans
  14.32   Ryans
  14.33   Fire Mountain
  14.34   Ryans
  14.35   Fire Mountain
  14.36   Ryans
  14.37   Fire Mountain
  14.38   Ryans
  14.39   Ryans
  14.40   Ryans
  14.41   Ryans
  14.42   Fire Mountain
  14.43   Ryans
  14.44   Ryans
  14.45   Ryans
  14.46   Ryans
  14.47   Fire Mountain
  14.48   Ryans
  14.49   Ryans
  14.50   Ryans
  14.51   Fire Mountain
  14.52   Fire Mountain
  14.53   Ryans
  14.54   Ryans
  14.55   Ryans
  14.56   Ryans
  14.57   Ryans
  14.58   Ryans
  14.59   Ryans
  14.60   Ryans
  14.61   Fire Mountain
  14.62   Fire Mountain
  14.63   Ryans
  14.64   Ryans
  14.65   Fire Mountain
  14.66   Ryans
  14.67   Ryans
  14.68   Fire Mountain
  14.69   Fire Mountain
  14.70   Ryans
  14.71   Ryans
  14.72   Ryans
  14.73   Fire Mountain
  14.74   Ryans
  14.75   Ryans
  14.76   Ryans
  14.77   Ryans
  14.78   Ryans
  14.79   Fire Mountain
  14.80   Ryans
  14.81   Fire Mountain
  14.82   Fire Mountain
  14.83   Ryans
  14.84   Fire Mountain
  14.85   Ryans
  14.86   Ryans
  14.87   Ryans
  14.88   Ryans
  14.89   Ryans
  14.90   Ryans
  14.91   Ryans
  14.92   Fire Mountain
  14.93   Ryans
  14.94   Ryans
  14.95   Ryans
  14.96   Fire Mountain
  14.97   Ryans
  14.98   Fire Mountain
  14.99   Ryans
 14.100   Ryans
 14.101   Ryans
 14.102   Ryans
 14.103   Ryans
 14.104   Ryans
 14.105   Fire Mountain
 14.106   Fire Mountain
 14.107   Ryans
 14.108   Ryans
 14.109   Fire Mountain
 14.110   Ryans
 14.111   Ryans
 14.112   Ryans
 14.113   Ryans
 14.114   Ryans
 14.115   Ryans
 14.116   Ryans
 14.117   Ryans
 14.118   Home Town Buffet
 14.119   Ryans
 14.120   Fire Mountain
 14.121   Fire Mountain
 14.122   Home Town Buffet
 14.123   Ryans
 14.124   Ryans
 14.125   Home Town Buffet
 14.126   Home Town Buffet
 14.127   Ryans
 14.128   Old Country Buffet
 14.129   Old Country Buffet
 14.130   Ryans
     15   Empirian Chesapeake                                               0.020000%       0.010000%   0.000540%       0.000000%
          Carlson Hotel Portfolio                                           0.010000%       0.010000%   0.000540%       0.000000%
     16   Carlson Bloomington and Philadelphia                              0.010000%       0.010000%   0.000540%       0.000000%
   16.1   Country Inn & Suites Mall of America
   16.2   Radisson Warwick
     17   Carlson Radisson Lord Baltimore                                   0.010000%       0.010000%   0.000540%       0.000000%
     18   Golf Mill Shopping Center                                         0.050000%       0.010000%   0.000540%       0.000000%
     19   300 7th Street                                                    0.020000%       0.010000%   0.000540%       0.000000%
     20   Bawabeh VII - Banco Popular                                       0.020000%       0.010000%   0.000540%       0.000000%
     21   Bawabeh VI                                                        0.020000%       0.010000%   0.000540%       0.000000%
     22   Westin Portland                                                   0.020000%       0.010000%   0.000540%       0.000000%
     23   Shoppes at Dadeland                                               0.010000%       0.010000%   0.000540%       0.000000%
     24   Montego Bay Apartments                                            0.020000%       0.010000%   0.000540%       0.000000%
     25   Wild Acres, Indian Creek and Wagon Wheel Resorts                  0.010000%       0.010000%   0.000540%       0.000000%
   25.1   Wild Acres Resort
   25.2   Indian Creek Resort
   25.3   Wagon Wheel Resort
     26   Longford Medical Center                                           0.020000%       0.010000%   0.000540%       0.000000%
     27   Hampton Inn Manhattan                                             0.010000%       0.010000%   0.000540%       0.000000%
     28   Orchard Hill Park                                                 0.010000%       0.010000%   0.000540%       0.000000%
     29   North Bronx Portfolio                                             0.020000%       0.010000%   0.000540%       0.000000%
   29.1   3018 Heath Avenue
   29.2   2770-80 Kingsbridge Terrace
   29.3   1576 Taylor Avenue
   29.4   75 West 190th Street
   29.5   2500 University Avenue
   29.6   2505 Aqueduct Avenue
   29.7   2785 Sedgwick Avenue
   29.8   3215 Holland Avenue
   29.9   686 Rosewood Street
  29.10   2264 Grand Avenue
     30   Links at Madison County                                           0.010000%       0.010000%   0.000540%       0.000000%
     31   Fort Collins Marriott Portfolio                                   0.010000%       0.010000%   0.000540%       0.000000%
   31.1   Fort Collins Marriott
   31.2   Residence Inn Fort Collins
   31.3   Courtyard Fort Collins
     32   Regions Center                                                    0.020000%       0.010000%   0.000540%       0.020000%
     33   Casual Male HQ                                                    0.020000%       0.010000%   0.000540%       0.000000%
     34   Heron Cay MHP                                                     0.020000%       0.010000%   0.000540%       0.000000%
     35   Links at Mustang Creek                                            0.010000%       0.010000%   0.000540%       0.000000%
     36   C&S Grocers, Inc. Building                                        0.020000%       0.010000%   0.000540%       0.000000%
     37   Links at Stillwater                                               0.010000%       0.010000%   0.000540%       0.000000%
     38   Skylark Pointe                                                    0.020000%       0.010000%   0.000540%       0.000000%
     39   Villa Lucia Apartments                                            0.020000%       0.010000%   0.000540%       0.000000%
     40   1900 Bryant Street                                                0.020000%       0.010000%   0.000540%       0.000000%
     41   The Park at Spanish Ridge                                         0.020000%       0.010000%   0.000540%       0.050000%
   41.1   8912 Spanish Ridge Avenue
   41.2   8918 Spanish Ridge Avenue
     42   Greens on Blossom Way                                             0.010000%       0.010000%   0.000540%       0.000000%
     43   NYU Housing-636 Greenwich Street                                  0.020000%       0.010000%   0.000540%       0.000000%
     44   Morningstar Apartments                                            0.020000%       0.010000%   0.000540%       0.030000%
     45   CityPlace II                                                      0.020000%       0.010000%   0.000540%       0.000000%
     46   Hotel Lucia                                                       0.020000%       0.010000%   0.000540%       0.000000%
          Annunziata Multifamily Portfolio                                  0.020000%       0.010000%   0.000540%       0.000000%
     47   Annunziata Portfolio III                                          0.020000%       0.010000%   0.000540%       0.000000%
   47.1   3 West 87th Street
   47.2   141 West 72nd Street
   47.3   113 West 70th Street
   47.4   254 West 71st Street
   47.5   136 West 71st Street
     48   Annunziata Portfolio I                                            0.020000%       0.010000%   0.000540%       0.000000%
   48.1   406 East 64th Street
   48.2   304 East 89th Street
     49   Annunziata Portfolio II                                           0.020000%       0.010000%   0.000540%       0.000000%
   49.1   308 West 109th Street
   49.2   462 West 51st Street
     50   Wellington Place                                                  0.020000%       0.010000%   0.000540%       0.000000%
     51   Hotel Max                                                         0.020000%       0.010000%   0.000540%       0.000000%
     52   University Commons - Bloomington                                  0.020000%       0.010000%   0.000540%       0.000000%
     53   Northpoint Business Center                                        0.010000%       0.010000%   0.000540%       0.000000%
     54   Physicians Medical Center of Baton Rouge                          0.020000%       0.010000%   0.000540%       0.000000%
     55   Minnesota Office Building                                         0.010000%       0.010000%   0.000540%       0.000000%
     56   Home Interiors & Gifts                                            0.020000%       0.010000%   0.000540%       0.000000%
     57   Cambridge at Southern                                             0.010000%       0.010000%   0.000540%       0.000000%
     58   The Ashley at Spring Valley                                       0.010000%       0.010000%   0.000540%       0.000000%
     59   Sabre Office Centre                                               0.010000%       0.010000%   0.000540%       0.000000%
     60   Colony Woods                                                      0.020000%       0.010000%   0.000540%       0.000000%
     61   Mission Hills Shopping Center                                     0.010000%       0.010000%   0.000540%       0.000000%
     62   University Commons - Urbana                                       0.020000%       0.010000%   0.000540%       0.000000%
     63   BJ's Wholesale Club - Wallingford                                 0.020000%       0.010000%   0.000540%       0.000000%
     64   Lake Laurie and Lake George Resorts                               0.010000%       0.010000%   0.000540%       0.000000%
   64.1   Lake Laurie Resort
   64.2   Lake George Resort
     65   Hawthorn Suites San Antonio Riverwalk                             0.030000%       0.010000%   0.000540%       0.040000%
     66   Campus Crest - Milledgeville                                      0.010000%       0.010000%   0.000540%       0.000000%
     67   University Commons - Eugene                                       0.020000%       0.010000%   0.000540%       0.000000%
     68   Atlantic Crossings                                                0.010000%       0.010000%   0.000540%       0.000000%
     69   17320 Gale Avenue                                                 0.010000%       0.010000%   0.000540%       0.000000%
     70   Towne South Center                                                0.010000%       0.010000%   0.000540%       0.000000%
     71   Royal Riverwood Manor Apartments                                  0.020000%       0.010000%   0.000540%       0.000000%
     72   Embarcadero Club Apartments                                       0.010000%       0.010000%   0.000540%       0.000000%
     73   Embarcadero Business Park                                         0.010000%       0.010000%   0.000540%       0.000000%
     74   Arcadia Park Apartments                                           0.020000%       0.010000%   0.000540%       0.000000%
     75   Casa de Luna                                                      0.010000%       0.010000%   0.000540%       0.000000%
     76   Moses Multifamily Portfolio                                       0.020000%       0.010000%   0.000540%       0.000000%
   76.1   208-210 East Seventh Street
   76.2   114-116 East First Street
     77   Vero Palm MHP                                                     0.020000%       0.010000%   0.000540%       0.000000%
     78   500 Victory Road                                                  0.020000%       0.010000%   0.000540%       0.000000%
     79   IDC Medical Plaza                                                 0.020000%       0.010000%   0.000540%       0.000000%
     80   Safety Storage portfolio                                          0.010000%       0.010000%   0.000540%       0.000000%
   80.1   Martin City
   80.2   Pleasant Valley
   80.3   Independence South
   80.4   I-35 Liberty
   80.5   Olathe
     81   Country Inn & Suites Calabasas                                    0.010000%       0.010000%   0.000540%       0.000000%
     82   Rio Verde MHC-IPG                                                 0.010000%       0.010000%   0.000540%       0.000000%
     83   Valencia Medical Building                                         0.010000%       0.010000%   0.000540%       0.000000%
     84   33 Walt Whitman Road                                              0.010000%       0.010000%   0.000540%       0.000000%
     85   Stonebridge Medical Center                                        0.020000%       0.010000%   0.000540%       0.000000%
     86   290 Madison Avenue                                                0.020000%       0.010000%   0.000540%       0.000000%
     87   Marrietta Plaza                                                   0.010000%       0.010000%   0.000540%       0.000000%
     88   Designer Outlet Center                                            0.010000%       0.010000%   0.000540%       0.000000%
     89   The Dakota Apartments                                             0.010000%       0.010000%   0.000540%       0.000000%
     90   266 Washington Avenue                                             0.020000%       0.010000%   0.000540%       0.000000%
     91   Hampton Inn Salt Lake City                                        0.020000%       0.010000%   0.000540%       0.000000%
     92   Summit Park Apartments                                            0.030000%       0.010000%   0.000540%       0.040000%
     93   Capistrano Self Storage                                           0.010000%       0.010000%   0.000540%       0.000000%
     94   Javelina Station                                                  0.020000%       0.010000%   0.000540%       0.000000%
     95   Shoppes at Savannah                                               0.010000%       0.010000%   0.000540%       0.000000%
     96   Mesa Gardens                                                      0.020000%       0.010000%   0.000540%       0.000000%
     97   Raymour & Flanigan Paramus                                        0.010000%       0.010000%   0.000540%       0.000000%
     98   Office Max Plaza - Scottsdale                                     0.020000%       0.010000%   0.000540%       0.000000%
     99   Giant Shopping Center                                             0.020000%       0.010000%   0.000540%       0.000000%
    100   Lake Lucerne Towers                                               0.020000%       0.010000%   0.000540%       0.000000%
    101   Vestin Corporate Center                                           0.020000%       0.010000%   0.000540%       0.000000%
    102   Gwinnett Medical Office                                           0.010000%       0.010000%   0.000540%       0.000000%
    103   Marks Portfolio                                                   0.020000%       0.010000%   0.000540%       0.000000%
  103.1   213 West 23rd Street
  103.2   122 East 25th Street
  103.3   22 Warren Street
    104   5 Enterprise Drive                                                0.020000%       0.010000%   0.000540%       0.000000%
    105   Bay Court Plaza                                                   0.010000%       0.010000%   0.000540%       0.000000%
    106   Self Storage Plus-Timonium                                        0.010000%       0.010000%   0.000540%       0.000000%
    107   Warner Palms Apartments                                           0.020000%       0.010000%   0.000540%       0.000000%
    108   Marsh Store 01                                                    0.020000%       0.010000%   0.000540%       0.030000%
    109   Lock Up Portfolio                                                 0.020000%       0.010000%   0.000540%       0.000000%
  109.1   Lock Up - Wheeling
  109.2   Lock Up - Palatine
  109.3   Lock Up - Bolingbrook
    110   Garden Grove Shopping Center                                      0.020000%       0.010000%   0.000540%       0.000000%
    111   Gold Coast Business Center                                        0.020000%       0.010000%   0.000540%       0.000000%
    112   Marsh Store 03                                                    0.020000%       0.010000%   0.000540%       0.030000%
    113   41-29 46th Street                                                 0.020000%       0.010000%   0.000540%       0.000000%
    114   East Wintonbury Apartments                                        0.010000%       0.010000%   0.000540%       0.000000%
    115   Hawthorne Suites - Champaign, IL                                  0.020000%       0.010000%   0.000540%       0.040000%
    116   River Crossing                                                    0.020000%       0.010000%   0.000540%       0.000000%
    117   Park Avenue Villas                                                0.010000%       0.010000%   0.000540%       0.000000%
    118   Radisson Dallas North                                             0.010000%       0.010000%   0.000540%       0.000000%
    119   Mission Self Storage                                              0.010000%       0.010000%   0.000540%       0.000000%
    120   Sweetwater & Sugar Lakes                                          0.010000%       0.010000%   0.000540%       0.000000%
  120.1   Sweetwater
  120.2   Sugar Lakes
    121   Rocklin Park Hotel                                                0.010000%       0.010000%   0.000540%       0.000000%
    122   Pines at Lanier                                                   0.020000%       0.010000%   0.000540%       0.000000%
    123   Fairways Apartments                                               0.010000%       0.010000%   0.000540%       0.000000%
    124   Marsh Store 101                                                   0.020000%       0.010000%   0.000540%       0.030000%
    125   5151 Tyler Lakes Boulevard                                        0.020000%       0.010000%   0.000540%       0.000000%
    126   4400 Pacific Boulevard                                            0.020000%       0.010000%   0.000540%       0.000000%
    127   1 North Central Avenue                                            0.020000%       0.010000%   0.000540%       0.000000%
    128   Fairfield Inn Manhattan KS                                        0.010000%       0.010000%   0.000540%       0.000000%
    129   Marina Lakes Office Building                                      0.010000%       0.010000%   0.000540%       0.000000%
    130   Murray Hill Office Center                                         0.010000%       0.010000%   0.000540%       0.000000%
    131   Westland Square Shopping Center                                   0.020000%       0.010000%   0.000540%       0.000000%
    132   Bloomington Self Storage                                          0.010000%       0.010000%   0.000540%       0.000000%
    133   Signature Place                                                   0.020000%       0.010000%   0.000540%       0.000000%
    134   Planters Run Apartments                                           0.010000%       0.010000%   0.000540%       0.000000%
    135   Westchase Plaza                                                   0.010000%       0.010000%   0.000540%       0.000000%
    136   Lake Shore and Willow Club Estates                                0.010000%       0.010000%   0.000540%       0.000000%
  136.1   Lake Shore
  136.2   Willow Club Estates
    137   Community Self-Storage                                            0.010000%       0.010000%   0.000540%       0.000000%
    138   Parliament Bend                                                   0.020000%       0.010000%   0.000540%       0.000000%
    139   Sunset Heights and Timberline MHPs                                0.010000%       0.010000%   0.000540%       0.000000%
  139.1   Sunset Heights
  139.2   Timberline
    140   Country Inn & Suites - Asheville                                  0.010000%       0.010000%   0.000540%       0.000000%
    141   River View Plaza                                                  0.010000%       0.010000%   0.000540%       0.000000%
    142   Strand Capital Partners XI                                        0.020000%       0.010000%   0.000540%       0.000000%
    143   Crystal Pointe                                                    0.000000%       0.010000%   0.000540%       0.050000%
    144   Holiday Inn Express-Lexington SC                                  0.010000%       0.010000%   0.000540%       0.000000%
    145   Linkside Apartments                                               0.010000%       0.010000%   0.000540%       0.000000%
    146   Town Center- Sugarland                                            0.010000%       0.010000%   0.000540%       0.000000%
    147   Euclid Medical Center                                             0.020000%       0.010000%   0.000540%       0.000000%
    148   29 Barstow Road                                                   0.020000%       0.010000%   0.000540%       0.000000%
    149   York Green                                                        0.010000%       0.010000%   0.000540%       0.000000%
    150   777 Sunrise Highway                                               0.010000%       0.010000%   0.000540%       0.000000%
    151   Storage One Durango                                               0.010000%       0.010000%   0.000540%       0.000000%
    152   Securlock Self Storage                                            0.010000%       0.010000%   0.000540%       0.000000%
    153   Noah's Ark Self Storage Hwy 281                                   0.010000%       0.010000%   0.000540%       0.000000%
    154   Walgreen's at Traverse City                                       0.020000%       0.010000%   0.000540%       0.000000%
    155   Terrace View Apartments                                           0.010000%       0.010000%   0.000540%       0.000000%
    156   Apache MHC                                                        0.010000%       0.010000%   0.000540%       0.000000%
    157   Commercial Vehicles Group Building                                0.010000%       0.010000%   0.000540%       0.000000%
    158   Eagle Ridge Apartments                                            0.010000%       0.010000%   0.000540%       0.000000%
    159   Indianola: North American & Parkside                              0.010000%       0.010000%   0.000540%       0.000000%
  159.1   North American
  159.2   Parkside
    160   156-33 Cross Bay Boulevard                                        0.020000%       0.010000%   0.000540%       0.000000%
    161   27754 Novi Road                                                   0.010000%       0.010000%   0.000540%       0.000000%
    162   PETsMART Store                                                    0.020000%       0.010000%   0.000540%       0.000000%
    163   San Pedro Plaza                                                   0.010000%       0.010000%   0.000540%       0.000000%
    164   Hollywood Mini Storage                                            0.020000%       0.010000%   0.000540%       0.000000%
    165   Summerfield MHC                                                   0.010000%       0.010000%   0.000540%       0.000000%
    166   Contempo MHC                                                      0.010000%       0.010000%   0.000540%       0.000000%
    167   Walgreens Milsboro                                                0.010000%       0.010000%   0.000540%       0.000000%
    168   A-1 Secure Storage                                                0.010000%       0.010000%   0.000540%       0.000000%
    169   Lee Plaza                                                         0.020000%       0.010000%   0.000540%       0.000000%
    170   Econo Lodge Benns Church                                          0.010000%       0.010000%   0.000540%       0.000000%
    171   Commercial Menaul                                                 0.010000%       0.010000%   0.000540%       0.000000%
    172   Pine Haven Mobile Home Park                                       0.010000%       0.010000%   0.000540%       0.000000%
    173   3391 Berlin Turnpike                                              0.010000%       0.010000%   0.000540%       0.000000%

         Administrative
ID       Fee Rate
-------  --------------
      1        0.030540%
      2        0.030540%
      3        0.040540%
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
   3.10
   3.11
   3.12
   3.13
   3.14
   3.15
   3.16
   3.17
   3.18
   3.19
   3.20
   3.21
   3.22
   3.23
   3.24
   3.25
   3.26
   3.27
   3.28
   3.29
   3.30
   3.31
   3.32
   3.33
   3.34
   3.35
   3.36
   3.37
   3.38
   3.39
   3.40
   3.41
   3.42
   3.43
   3.44
   3.45
   3.46
   3.47
   3.48
      4        0.020540%
    4.1
    4.2
    4.3
    4.4
    4.5

      5        0.030540%
      6        0.030540%
      7        0.020540%
      8        0.020540%
      9        0.080540%
     10        0.020540%
   10.1
   10.2
   10.3
   10.4
   10.5
   10.6
   10.7
   10.8
   10.9
  10.10
  10.11
  10.12
     11        0.030540%
     12        0.020540%
   12.1
   12.2
   12.3
   12.4
   12.5
   12.6
   12.7
   12.8
   12.9
  12.10
  12.11
  12.12
  12.13
  12.14
     13        0.030540%
   13.1
   13.2
     14        0.020540%
   14.1
   14.2
   14.3
   14.4
   14.5
   14.6
   14.7
   14.8
   14.9
  14.10
  14.11
  14.12
  14.13
  14.14
  14.15
  14.16
  14.17
  14.18
  14.19
  14.20
  14.21
  14.22
  14.23
  14.24
  14.25
  14.26
  14.27
  14.28
  14.29
  14.30
  14.31
  14.32
  14.33
  14.34
  14.35
  14.36
  14.37
  14.38
  14.39
  14.40
  14.41
  14.42
  14.43
  14.44
  14.45
  14.46
  14.47
  14.48
  14.49
  14.50
  14.51
  14.52
  14.53
  14.54
  14.55
  14.56
  14.57
  14.58
  14.59
  14.60
  14.61
  14.62
  14.63
  14.64
  14.65
  14.66
  14.67
  14.68
  14.69
  14.70
  14.71
  14.72
  14.73
  14.74
  14.75
  14.76
  14.77
  14.78
  14.79
  14.80
  14.81
  14.82
  14.83
  14.84
  14.85
  14.86
  14.87
  14.88
  14.89
  14.90
  14.91
  14.92
  14.93
  14.94
  14.95
  14.96
  14.97
  14.98
  14.99
 14.100
 14.101
 14.102
 14.103
 14.104
 14.105
 14.106
 14.107
 14.108
 14.109
 14.110
 14.111
 14.112
 14.113
 14.114
 14.115
 14.116
 14.117
 14.118
 14.119
 14.120
 14.121
 14.122
 14.123
 14.124
 14.125
 14.126
 14.127
 14.128
 14.129
 14.130
     15        0.030540%
               0.020540%
     16        0.020540%
   16.1
   16.2
     17        0.020540%
     18        0.060540%
     19        0.030540%
     20        0.030540%
     21        0.030540%
     22        0.030540%
     23        0.020540%
     24        0.030540%
     25        0.020540%
   25.1
   25.2
   25.3
     26        0.030540%
     27        0.020540%
     28        0.020540%
     29        0.030540%
   29.1
   29.2
   29.3
   29.4
   29.5
   29.6
   29.7
   29.8
   29.9
  29.10
     30        0.020540%
     31        0.020540%
   31.1
   31.2
   31.3
     32        0.050540%
     33        0.030540%
     34        0.030540%
     35        0.020540%
     36        0.030540%
     37        0.020540%
     38        0.030540%
     39        0.030540%
     40        0.030540%
     41        0.080540%
   41.1
   41.2
     42        0.020540%
     43        0.030540%
     44        0.060540%
     45        0.030540%
     46        0.030540%
               0.030540%
     47        0.030540%
   47.1
   47.2
   47.3
   47.4
   47.5
     48        0.030540%
   48.1
   48.2
     49        0.030540%
   49.1
   49.2
     50        0.030540%
     51        0.030540%
     52        0.030540%
     53        0.020540%
     54        0.030540%
     55        0.020540%
     56        0.030540%
     57        0.020540%
     58        0.020540%
     59        0.020540%
     60        0.030540%
     61        0.020540%
     62        0.030540%
     63        0.030540%
     64        0.020540%
   64.1
   64.2
     65        0.080540%
     66        0.020540%
     67        0.030540%
     68        0.020540%
     69        0.020540%
     70        0.020540%
     71        0.030540%
     72        0.020540%
     73        0.020540%
     74        0.030540%
     75        0.020540%
     76        0.030540%
   76.1
   76.2
     77        0.030540%
     78        0.030540%
     79        0.030540%
     80        0.020540%
   80.1
   80.2
   80.3
   80.4
   80.5
     81        0.020540%
     82        0.020540%
     83        0.020540%
     84        0.020540%
     85        0.030540%
     86        0.030540%
     87        0.020540%
     88        0.020540%
     89        0.020540%
     90        0.030540%
     91        0.030540%
     92        0.080540%
     93        0.020540%
     94        0.030540%
     95        0.020540%
     96        0.030540%
     97        0.020540%
     98        0.030540%
     99        0.030540%
    100        0.030540%
    101        0.030540%
    102        0.020540%
    103        0.030540%
  103.1
  103.2
  103.3
    104        0.030540%
    105        0.020540%
    106        0.020540%
    107        0.030540%
    108        0.060540%
    109        0.030540%
  109.1
  109.2
  109.3
    110        0.030540%
    111        0.030540%
    112        0.060540%
    113        0.030540%
    114        0.020540%
    115        0.070540%
    116        0.030540%
    117        0.020540%
    118        0.020540%
    119        0.020540%
    120        0.020540%
  120.1
  120.2
    121        0.020540%
    122        0.030540%
    123        0.020540%
    124        0.060540%
    125        0.030540%
    126        0.030540%
    127        0.030540%
    128        0.020540%
    129        0.020540%
    130        0.020540%
    131        0.030540%
    132        0.020540%
    133        0.030540%
    134        0.020540%
    135        0.020540%
    136        0.020540%
  136.1
  136.2
    137        0.020540%
    138        0.030540%
    139        0.020540%
  139.1
  139.2
    140        0.020540%
    141        0.020540%
    142        0.030540%
    143        0.060540%
    144        0.020540%
    145        0.020540%
    146        0.020540%
    147        0.030540%
    148        0.030540%
    149        0.020540%
    150        0.020540%
    151        0.020540%
    152        0.020540%
    153        0.020540%
    154        0.030540%
    155        0.020540%
    156        0.020540%
    157        0.020540%
    158        0.020540%
    159        0.020540%
  159.1
  159.2
    160        0.030540%
    161        0.020540%
    162        0.030540%
    163        0.020540%
    164        0.030540%
    165        0.020540%
    166        0.020540%
    167        0.020540%
    168        0.020540%
    169        0.030540%
    170        0.020540%
    171        0.020540%
    172        0.020540%
    173        0.020540%

                                   EXHIBIT C-1
                                   -----------

                          FORM OF TRANSFEREE AFFIDAVIT

                                                           AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                        INTERNAL REVENUE CODE OF
                                                                1986, AS AMENDED

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

____________________________________, being  first duly  sworn,  deposes and says:

            1. That he/she is a _____________________________________________ of
____________________________ (the "Purchaser"), a _____________________ duly organized and existing under the laws of the State of _________________________________ on behalf of which he/she makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is
______________________.

            3. That the Purchaser of the Commercial Mortgage Pass-Through Certificates, COMM 2006-C8, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan, LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan, and LaSalle Bank National Association, as trustee and paying agent, or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 7 and paragraph 11 hereof.

            9. That, if a "tax matters person" is required to be designated with respect to the [the Upper-Tier REMIC] [the Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [the Upper-Tier REMIC] [the Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

            10. The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            11. The Purchaser agrees not to transfer the Class [R] [LR] Certificate such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Person.

            12. Check the applicable paragraph:

    [ ] The present value of the anticipated tax liabilities associated with holding the Class [R] [LR] Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Purchaser to acquire such Class [R] [LR] Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R] [LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

    [ ] The transfer of the Class [R] [LR] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

         (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R] [LR] Certificate will only be taxed in the United States;

         (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

         (iii) the Purchaser will transfer the Class [R] [LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;
            and

         (iv) the Purchaser determined the consideration paid to it to acquire the Class [R] [LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

    [ ]  None of the above.

            Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its ____________________ this ___________ day of _______, 20___.

                                          [Purchaser]

                                          By: __________________________________
                                              Name:
                                              Title:

            Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this ___ day of _______, 20___.

__________________________________
NOTARY PUBLIC

COUNTY OF ____________________________

STATE OF _______________________________

My commission expires the day of , 200 .

                                   EXHIBIT C-2
                                   -----------

                            FORM OF TRANSFEROR LETTER

                                     [Date]

LaSalle Bank National Association,
as Trustee and Paying Agent
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re: Commercial Mortgage Pass-Through Certificates, COMM 2006-C8, Class [R][LR]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true or that [Transferee] is not a Permitted Transferee (as defined in the Pooling and Servicing Agreement defined in the attached affidavit) and has no actual knowledge or reason to know that the information contained in paragraphs 4, 7 and 11 thereof is not true.

                                          Very truly yours,

                                          [Transferor]

                                          By: __________________________________
                                              Name:
                                              Title:

                                   EXHIBIT D-1
                                   -----------

                    FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle Bank National Association,
as Trustee and Paying Agent
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005

            Re: Transfer of Commercial Mortgage Pass-Through Certificates, COMM 2006-C8: Class [XS][H][J][K][L][M][N][O][P][Q]
                  [S][T][R][LR]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent, on behalf of the holders of Commercial Mortgage Pass-Through Certificates, COMM 2006-C8 (the "Certificates") in connection with the transfer by (the "Seller") to the undersigned (the "Purchaser") of [$___ aggregate Certificate Balance][_% Percentage Interest] of Class [XS][H][J][K][L][M][N][O][P][Q][S][T][R][LR] Certificates, in certificated fully registered form (such registered interest, the "Certificate"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            [For Institutional Accredited Investors only] 1. The Purchaser is an institutional investor and an "accredited investor" (an entity meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Certificate for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

            [For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            [For Affiliated Persons only]. 1. The Purchaser is a person involved in the organization or operation of the issuer or an affiliate of such a person, as defined in Rule 405 of the Securities Act of 1933, as amended (the "1933 Act").

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, or (ii) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws, and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            4. The Purchaser has reviewed the Private Placement Memorandum dated December 13, 2006 relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:

    [ ] The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

    [ ] The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Certificate(s). The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the U.S. Securities is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]* IRS Form W-8ECI[, as the case may be]*, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Please make all payments due on the Certificates:**

      (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

         Account number:________________________

         Institution:___________________________

      (b) by mailing a check or draft to the following address:

           ________________________________________________

           ________________________________________________

           ________________________________________________

                                       Very truly yours,

                                       _______________________________________
                                       [The Purchaser]

                                       By:____________________________________
                                          Name:
                                          Title:

Dated:

-----------------
* Delete for Class R and Class LR.

** Only to be filled out by Purchasers of Individual Certificates. Please select
(a) or (b).

                                   EXHIBIT D-2
                                   -----------

                       FORM OF ERISA REPRESENTATION LETTER

                                     [Date]

LaSalle Bank National Association,
as Trustee and Paying Agent
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention: Helaine M. Kaplan

            Re: Commercial Mortgage Pass-Through Certificates, COMM 2006-C8, Class [L][M][N][O][P][Q][S][T][R][LR]
                  --------------------------------------------------------------

Ladies and Gentlemen:

                                          (the  "Purchaser")  intends to
purchase from (the "Seller") $ initial Certificate Balance or % Percentage Interest of Commercial Mortgage Pass-Through Certificates, COMM 2006-C8, Class [L][M][N][O][P][Q][S][T][R][LR], CUSIP No. [_________] (the "Certificates"),
issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Trustee that:

            1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (except in the case of the Class T, Class R and Class LR Certificates) an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60, or a substantially similar exemption under Similar Law; and

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class T, Class R or Class LR Certificates, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar any Opinions of Counsel, officers' certificates or agreements as may be required by such Persons, and which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of the Certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 and Section 407 of ERISA or
Section 4975 of the Code or any corresponding provision of any Similar Law, and will not subject the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar
Law), which Opinions of Counsel, officers' certificates or agreements shall not be at the expense of the Master Servicer, the Depositor, the Trustee or the Certificate Registrar.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on this ____ day of _________, 20___.

                                       Very truly yours,

                                       [Purchaser]

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT E
                                    ---------

                               REQUEST FOR RELEASE

                                                [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re:   Commercial Mortgage Pass-Through Certificates, COMM 2006-C8
                  -----------------------------------------------------------

Dear __________________:

            In connection with the administration of the Mortgage Files held by, or on behalf of, you as Custodian under a certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by LaSalle Bank National Association, as trustee and paying agent, Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), and LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below:

            Mortgagor's Name:

            Address:

            Loan No.:

            If only particular documents in the Mortgage File are requested, please specify which:

            Reason for requesting file (or portion thereof):

            _________ 1. Mortgage Loan paid in full. Such [Master Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following such [Master Servicer's] [Special Servicer's] release of the Mortgage File, credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            _________ 2. The Mortgage Loan is being foreclosed.

            _________ 3. Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.

                                       [MASTER SERVICER] [SPECIAL
                                          SERVICER]

                                       By: ___________________________________
                                          Name: ______________________________
                                          Title:______________________________

cc:   LaSalle Bank National Association
      as Trustee
      135 South LaSalle
      Street Suite 1625
      Chicago, Illinois  60603
      Attention:  Global Securities and Trust Services, COMM 2006-C8

                                    EXHIBIT F
                                    ---------

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

                                    EXHIBIT G
                                    ---------

               FORM OF REGULATION S TRANSFER CERTIFICATE

LaSalle Bank National Association,
as Paying Agent and Certificate Registrar
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re: Transfer of COMM 2006-C8, Commercial Mortgage Pass-Through Certificates, Class [ ]
                  ----------------------------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage & Asset Receiving Corporation, as depositor, (the "Depositor") Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent, on behalf of the holders of the COMM 2006-C8, Commercial Mortgage Pass-Through Certificates, Class [___] (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to ______________ (the "Transferee") of $___________________
Certificate Balance of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;]*

            [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither there undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicer and the Special Servicer.

                                          ______________________________________
                                          Transferor

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: ________________, 20__



-----------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT H
                                    ---------

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                    CERTIFICATE DURING THE RESTRICTED PERIOD

          (Exchanges or transfers pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

LaSalle Bank National Association,
as Trustee and Paying Agent
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re: Transfer of COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, Class [ ]
                  ---------------------------------------------------------

            Reference is hereby made to the Pooling and Servicing Agreement dated as of December 1, 2006, (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage Asset & Receiving Corporation, as depositor, (the "Depositor") Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[______________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of Rule 144A Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream]* (Common Code) through the Depositary.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the Transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the Transferee was outside the United States,]**

            [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: ________________________, 20__


-----------------
* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT I
                                    ---------

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD

                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

LaSalle Bank National Association,
as Trustee and Paying Agent
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re: Transfer of COMM 2006-C8 Commercial Mortgage Pass-Through Certificates Class [ ]
                  ---------------------------------------------------------

            Reference is hereby made to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage Asset & Receiving Corporation, as depositor, (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            The letter relates to U.S. $[_____________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

            [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: _______________, 20___


-----------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT J
                                    ---------

                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE

            (Exchange or transfers pursuant to Section 5.02(c)(ii)(C)
                     of the Pooling and Servicing Agreement)

LaSalle Bank National Association,
as Paying Agent
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re: Transfer of COMM 2006-C8 Commercial Mortgage Pass-Through Certificates, Class [ ]
                  ---------------------------------------------------------

            Reference is hereby made to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage Asset & Receiving Corporation, as depositor, (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to U.S. $[____________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. ____________) with [Euroclear] [Clearstream]* (Common Code _________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ___________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Master Servicer and the Special Servicer.

                                       [Insert Name of Transferor]

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: ______________, 20__



-----------------
* Select appropriate depositary.

                                    EXHIBIT K
                                    ---------

                       FORM OF DISTRIBUTION DATE STATEMENT



                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
135 S. LaSalle Street Suite 1625                      Prior Payment:        N/A
Chicago, IL 60603                                     Next Payment:   12-Feb-07
USA                                                   Record Date:    29-Dec-06

Administrator:                                        Analyst:
Belinda Jenkins 312.904.7166                          Patrick Gong 714.259.6253
Belinda.Jenkins@abnamro.com                           patrick.gong@abnamro.com

                             ABN AMRO Acct: 724317.1

                       Reporting Package Table of Contents

--------------------------------------------------------------------------------

Issue Id:                                                            COMM06C8

Monthly Data File Name:                                 COMM06C8_200601_3.ZIP
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                   Page(s)
                                                                   -------
Statements to Certificateholders                                   Page 2

Cash Reconciliation Summary                                        Page 3
Bond Interest Reconciliation                                       Page 4
Bond Interest Reconciliation                                       Page 5
Shortfall Summary Report                                           Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                  Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary             Page 8
Mortgage Loan Characteristics                                      Page 9-11
Delinquent Loan Detail                                             Page 12
Loan Level Detail                                                  Page 13
Realized Loss Detail                                               Page 14
Collateral Realized Loss                                           Page 15
Appraisal Reduction Detail                                         Page 16
Material Breaches Detail                                           Page 17
Historical Collateral Prepayment                                   Page 18
Specially Serviced (Part I) - Loan Detail                          Page 19
Specially Serviced (Part II) - Servicer Comments                   Page 20
Summary of Loan Maturity Extensions                                Page 21
Rating Information                                                 Page 22
Other Related Information                                          Page 23

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Closing Date:                                                   21-Dec-2006
First Payment Date:                                             10-Jan-2007
Rated Final Payment Date:                                       10-Dec-2046
Determination Date:

--------------------------------------------------------------------------------
                            Trust Collection Period
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Parties to The Transaction
--------------------------------------------------------------------------------
           Depositor: Deutsche Mortgage & Asset Receiving Corporation
                     Master Servicer: Capmark Finance, Inc.
                      Special Servicer: LNR Partners, Inc.
          Rating Agency: Fitch Ratings/Moody's Investors Service, Inc.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                              www.etrustee.net
Servicer Web Site                               www.gmaccm.com
LaSalle Factor Line                             (800) 246-5761
--------------------------------------------------------------------------------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

------------------------------------------------------------------------------------------------------------------------------------
              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance   Payment (2)  Adjustment       Rate
CUSIP                                                                                                                  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment
                                                                             =======================

Notes: (1)  N denotes notional balance not included in total

       (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment

       (3)  Estimated.

       *    Denotes Controlling Class

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                           Cash Reconciliation Summary

--------------------------------------------------------------------------------
                                Interest Summary
--------------------------------------------------------------------------------
Current Scheduled Interest                                        0.00
Less Deferred Interest                                            0.00
Less PPIS Reducing Scheduled Int                                  0.00
Plus Gross Advance Interest                                       0.00
Less ASER Interest Adv Reduction                                  0.00
Less Other Interest Not Advanced                                  0.00
Less Other Adjustment                                             0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
                             Unscheduled Interest:
--------------------------------------------------------------------------------
Prepayment Penalties                                              0.00
Yield Maintenance Penalties                                       0.00
Other Interest Proceeds                                           0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                         0.00
Less Fee Strips Paid by Servicer                                  0.00
--------------------------------------------------------------------------------
                    Less Fees & Expenses Paid By/To Servicer
--------------------------------------------------------------------------------
Special Servicing Fees                                            0.00
Workout Fees                                                      0.00
Liquidation Fees                                                  0.00
Interest Due Serv on Advances                                     0.00
Non Recoverable Advances                                          0.00
Misc. Fees & Expenses                                             0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                 0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                          0.00
--------------------------------------------------------------------------------
                     Less Fees & Expenses Paid By/To Trust
--------------------------------------------------------------------------------
Trustee Fee                                                       0.00
Fee Strips                                                        0.00
Misc. Fees                                                        0.00
Interest Reserve Withholding                                      0.00
Plus Interest Reserve Deposit                                     0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               Principal Summary
--------------------------------------------------------------------------------

Scheduled Principal:
--------------------
Current Scheduled Principal                                       0.00
Advanced Scheduled Principal                                      0.00
--------------------------------------------------------------------------------
Scheduled Principal                                               0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Unscheduled Principal:
----------------------
Curtailments                                                      0.00
Prepayments in Full                                               0.00
Liquidation Proceeds                                              0.00
Repurchase Proceeds                                               0.00
Other Principal Proceeds                                          0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                       0.00
--------------------------------------------------------------------------------
Remittance Principal                                              0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                          0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Pool Balance Summary
--------------------------------------------------------------------------------
                                                      Balance     Count
--------------------------------------------------------------------------------
Beginning Pool                                        0.00        0
Scheduled Principal                                   0.00        0
Unscheduled Principal                                 0.00        0
Deferred Interest                                     0.00        0
Liquidations                                          0.00        0
Repurchases                                           0.00        0
--------------------------------------------------------------------------------
Ending Pool                                           0.00        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                  Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                 0.00
Plus Current Period                                               0.00
Less Recovered                                                    0.00
Less Non Recovered                                                0.00
Ending Outstanding                                                0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             Servicing Fee Summary
--------------------------------------------------------------------------------
Current Servicing Fees                                            0.00
Plus Fees Advanced for PPIS                                       0.00
Less Reduction for PPIS                                           0.00
Plus Delinquent Servicing Fees                                    0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Cap Lease Accretion
--------------------------------------------------------------------------------
Accretion Amt                                                     0.00
Distribution Interest                                             0.00
Distributable Principal                                           0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  PPIS Summary
--------------------------------------------------------------------------------
Gross PPIS                                                        0.00
Reduced by PPIE                                                   0.00
Reduced by Shortfalls in Fees                                     0.00
Reduced by Other Amounts                                          0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled                                           0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                       0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                              0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Advance Summary (Advance Made by Servicer)
--------------------------------------------------------------------------------
                                                 Principal    Interest
--------------------------------------------------------------------------------
Prior Outstanding                                     0.00        0.00
Plus Current Period                                   0.00        0.00
Less Recovered                                        0.00        0.00
Less Non Recovered                                    0.00        0.00
Ending Outstanding                                    0.00        0.00
--------------------------------------------------------------------------------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                       Bond Interest Reconciliation Detail

-----------------------------------------------------------------------------------
           Accrual                   Pass-      Accrued       Total        Total
        --------------    Opening   Through   Certificate    Interest     Interest
Class   Method    Days    Balance    Rate      Interest     Additions    Deductions
-----------------------------------------------------------------------------------







-----------------------------------------------------------------------------------
                                    Current       Remaining
        Distributable   Interest    Period       Outstanding      Credit Support
         Certificate    Payment    Shortfall      Interest     ---------------------
Class     Interest       Amount     Recovery     Shortfalls    Original   Current(1)
------------------------------------------------------------------------------------








(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                       Bond Interest Reconciliation Detail

---------------------------------------------------------------------------------------------------------
                                                               Additions
                               --------------------------------------------------------------------------
           Prior     Current       Prior           Interest                                    Other
         Interest   Interest     Interest         Accrual on     Prepayment      Yield        Interest
Class    Due Date   Due Date   Shortfall Due   Prior Shortfall    Premiums    Maintenance    Proceeds(1)
---------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------
                      Deductions
        --------------------------------------
                       Deferred &    Interest    Distributable   Interest
          Allocable     Accretion      Loss       Certificate    Payment
Class       PPIS         Interest     Expense      Interest       Amount
-------------------------------------------------------------------------






(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                          Interest Adjustments Summary

--------------------------------------------------------------------------------
Shortfall Allocated to the Bonds:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                   0.00
Special Servicing Fees                                                  0.00
Workout Fees                                                            0.00
Liquidation Fees                                                        0.00
Legal Fees                                                              0.00
Misc. Fees & Expenses Paid by/to Servicer                               0.00
Interest Paid to Servicer on Outstanding Advances                       0.00
ASER Interest Advance Reduction                                         0.00
Interest Not Advanced (Current Period)                                  0.00
Recoup of Prior Advances by Servicer                                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced                      0.00
Misc. Fees & Expenses Paid by Trust                                     0.00
Shortfall Due to Rate Modification                                      0.00
Other Interest Loss                                                     0.00
                                                            ----------------
Total Shortfall Allocated to the Bonds                                  0.00
                                                            ================
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Excess Allocated to the Bonds:
------------------------------
Other Interest Proceeds Due the Bonds                                   0.00
Prepayment Interest Excess Due the Bonds                                0.00
Interest Income                                                         0.00
Yield Maintenance Penalties Due the Bonds                               0.00
Prepayment Penalties Due the Bonds                                      0.00
Recovered ASER Interest Due the Bonds                                   0.00
Recovered Interest Due the Bonds                                        0.00
ARD Excess Interest                                                     0.00
                                                            ----------------
Total Excess Allocated to the Bonds                                     0.00
                                                            ================
--------------------------------------------------------------------------------


              Aggregate Interest Adjustment Allocated to the Bonds
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                     0.00
Less Total Shortfall Allocated to the Bonds                             0.00
                                                            ----------------
Total Interest Adjustment to the Bonds                                  0.00
                                                            ================
--------------------------------------------------------------------------------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

          Asset-Backed Facts ~ 15 Month Historical Loan Status Summary

----------------------------------------------------------------------------------------------------------
                        Delinquency Aging Categories
              --------------------------------------------------------------------------------------------
                Delinq 1 Month    Delinq 2 Month    Delinq 3+ Month      Foreclosure           REO
Distribution
    Date         #     Balance     #     Balance     #      Balance     #     Balance     #     Balance
----------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------
                               Special Event Categories (1)
              ------------------------------------------------------------
                   Modifications    Specially Serviced       Bankruptcy
Distribution
    Date           #     Balance     #         Balance     #     Balance
--------------------------------------------------------------------------









(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

          Asset-Backed Facts ~ 15 Month Historical Payoff/Loss Summary

--------------------------------------------------------------------------------------------------------------------
                   Ending Pool (1)            Payoffs (2)              Penalties           Appraisal Reduct. (2)
Distribution
    Date        #             Balance    #             Balance    #             Amount     #             Balance
--------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------
                   Liquidations (2)       Realized Losses (2)      Remaining Term       Curr Weighted Avg.
Distribution
    Date        #             Balance    #             Amount      Life                 Coupon       Remit
------------------------------------------------------------------------------------------------------------









                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                          Mortgage Loan Characteristics

                       Distribution of Principal Balances

                                                                     Weighted Average
      Current Scheduled          # of    Scheduled    % of      ------------------------
           Balances              Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------

------------------------------   -----   ---------   -------    ----   ------  ---------
Average Schedule Balance
Maximum Schedule Balance
Minimum Schedule Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                     Weighted Average
       Fully Amortizing          # of    Scheduled    % of      ------------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------

------------------------------   -----   ---------   -------    ----   ------  ---------


                     Distribution of Mortgage Interest Rates

                                                                     Weighted Average
       Current Mortgage          # of    Scheduled   % of       ------------------------
        Interest Rate            Loans   Balance     Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------

------------------------------   -----   ---------   -------    ----   ------  ---------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate


                    Distribution of Remaining Term (Balloon)

                                                                     Weighted Average
           Balloon               # of    Scheduled    % of      ------------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------

------------------------------   -----   ---------   -------    ----   ------  ---------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                          Mortgage Loan Characteristics

                           Distribution of DSCR(PFY)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------
Maximum DSCR
Minimum DSCR


                          Distribution of DSCR (Cutoff)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------
Maximum DSCR
Minimum DSCR


                             Geographic Distribution

         Geographic             # of    Scheduled    % of
          Location              Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --- ----



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                          Mortgage Loan Characteristics

                         Distribution of Property Types

                                # of    Scheduled    % of
       Property Types           Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------


                        Distribution of Amortization Type

                                # of    Scheduled    % of
     Amortization Type          Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------


                         Distribution of Loan Seasoning

                                # of    Scheduled    % of
       Number of Months         Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------


                       Distribution of Year Loans Maturing

                                # of    Scheduled    % of
            Year                Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------
            2006                    0           0      0.00%      0   0.00%   0.00
            2007                    0           0      0.00%      0   0.00%   0.00
            2008                    0           0      0.00%      0   0.00%   0.00
            2009                    0           0      0.00%      0   0.00%   0.00
            2010                    0           0      0.00%      0   0.00%   0.00
            2011                    0           0      0.00%      0   0.00%   0.00
            2012                    0           0      0.00%      0   0.00%   0.00
            2013                    0           0      0.00%      0   0.00%   0.00
            2014                    0           0      0.00%      0   0.00%   0.00
            2015                    0           0      0.00%      0   0.00%   0.00
            2016                    0           0      0.00%      0   0.00%   0.00
       2017 & Greater               0           0      0.00%      0   0.00%   0.00
-----------------------------   -----   ---------   -------    ----   ---   --------
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   --------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
 Disclosure     Thru   Current P&I       P&I        Protection       Loan Status        Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances          Code (1)      Transfer Date      Date          Date      Date
-------------   ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----















Total

A.    In Grace Period

B.    Late Payment but < 1 month delinq

1.    Delinq. 1 month

2.    Delinq. 2 month

3.    Delinquent 3 + months

4.    Performing Matured Balloon

5.    Non Performing Matured Balloon

7.    Foreclosure

9.    REO

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                                Loan Level Detail

                                                   Operating                Ending
Disclosure           Property   Maturity    PFY    Statement     Geo.      Principal   Note
Control #    Group     Type       Date     DSCR      Date      Location     Balance    Rate
----------   -----   --------   --------   ----    ---------   --------    ---------   ----

----------   -----   --------   --------   -----   ---------   --------    ---------   ----

                                                      Loan
Disclosure   Scheduled   Prepayment    Prepayment    Status
Control #       P&I        Amount         Date       Code(1)
----------   ---------   ----------    ----------    -------

----------   ---------   ----------    ----------    -------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


(1)   Legend:

A.    In Grace Period

B.    Late Payment but < one month delinq

1.    Delinquent 1 month

2.    Delinquent 2 month

3.    Delinquent 3+ month

4.    Performing Matured Balloon

5.    Non Performing Matured Ballon

7.    Foreclosure

9.    REO

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                              Realized Loss Detail

                                                                              Gross                                 Net
                                                                            Proceeds                             Proceeds
                                                       Beginning            as a % of   Aggregate       Net       as a %
                     Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched.   Liquidation  Liquidation  of Sched.  Realized
      Period         Control #     Date       Value     Balance   Proceeds   Balance   Expenses *    Proceeds     Balance     Loss
-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------

-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------
Current Total
Cumulative

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                  Bond/Collateral Realized Loss Reconciliation


                                                                                                                  Interest
                              Beginning                                                                          (Shortages)/
                            Balance of the       Aggregate     Prior Realized        Amounts Covered by        Excesses applied
Prospectus                     Loan at         Realized Loss   Loss Applied to    Overcollateralization          to Realized
    ID        Period         Liquidation         on Loans       Certificates         and other Credit               Losses
                                                                      A                      B                        C
====================================================================================================================================
Cumulative

















                                               Additional                                                          (Recoveries)/
                     Modification             (Recoveries)/                                   Recoveries of        Realized Loss
Prospectus      Adjustments/Appraisal     Expenses applied to      Current Realized Loss      Realized Losses        Applied to
    ID           Reduction Adjustment       Realized Losses      Applied to Certificates*     paid as Cash     Certificate Interest
                          D                        E
====================================================================================================================================
Cumulative
















*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                 Prior Realized Loss Applied to Certificates

          B Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

          D Adjustments that are based on principal haircut or future interest foregone due to modification

          E Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                           Appraisal Reduction Detail


                                                                                 Remaining Term
 Disclosure    Appraisal  Scheduled    AR    Current P&I        Note  Maturity  ----------------  Property  Geographic
  Control #    Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life               Type     Location
-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  ----------

-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  ----------






                      Appraisal
 Disclosure          -----------
  Control #    DSCR  Value  Date
-------------  ----  -----  ----

-------------  ----  -----  ----

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

              Material Breaches and Material Document Defect Detail


--------------------------------------------------     --------------------------------------------------------
                    Ending           Material
Disclosure         Principal          Breach                Material Breach and Material Document Defect
Control #           Balance            Date                                  Description
--------------------------------------------------     --------------------------------------------------------










--------------------------------------------------     --------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                  Historical Collateral Level Prepayment Report


--------------------------  ----------------------------------------------------------------- ------------------
Disclosure       Payoff           Initial                        Payoff          Penalty        Prepayment
Control #        Period           Balance          Type          Amount           Amount           Date

--------------------------  ----------------------------------------------------------------- ------------------














--------------------------  ----------------------------------------------------------------- ------------------


--------------------------  --------------------------------------------
Disclosure       Maturity           Property            Geographic
Control #          Date               Type               Location

--------------------------  --------------------------------------------












--------------------------  --------------------------------------------
                                                       ---------------------------------
                                      Current
                                      Cumulative
                                                       ---------------------------------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

           Specially Serviced (Part I) ~ Loan Detail (End of Period)

----------  ---------  --------  ------------------  -------------------------------  ------------------  ---------------
                         Loan          Balance                          Remaining
Disclosure  Servicing   Status   ------------------  Note  Maturity  ---------------  Property    Geo.               NOI
 Control #  Xfer Date  Code (1)  Schedule    Actual  Rate    Date    Life               Type    Location  NOI  DSCR  Date
----------  ---------  --------  ---------   ------  ----  --------  ---------------  --------  --------  ---  ----  ----












-------------------------------  ------------------  -------------------------------  ------------------  ---------------

(1) Legend:       A. P&I Adv - in Grace Period
                  B. P&I Adv - < one month delinq
                  1. P&I Adv - delinquent 1 month
                  2. P&I Adv - delinquent 2 months
                  3. P&I Adv - delinquent 3+ months
                  4. Mat. Balloon/Assumed P&I
                  5. Non Performing Mat. Balloon
                  7. Foreclosure
                  9. REO

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

  Specially Serviced Loan Detail (Part II) ~ Servicer Comments (End of Period)

-----------------------   ------------------------------------------------------
Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------














-----------------------   ------------------------------------------------------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                           Maturity Extension Summary

--------------------------------------------------------------------------------

Loans which have had their Maturity Dates extended
      Number of Loans:                                                     0
      Stated Principal Balance outstanding:                             0.00
      Weighted Average Extension Period:                                   0

Loans in the process of having their Maturity Dates extended
      Number of Loans:                                                     0
      Stated Principal Balance outstanding:                             0.00
      Weighted Average Extension Period:                                   0

Loans in the process of having their Maturity Dates further extended
      Number of Loans:                                                     0
      Cutoff Principal Balance                                          0.00
      Weighted Average Extension Period:                                   0

Loans paid-off that did experience Maturity Date extensions
      Number of Loans:                                                     0
      Cutoff Principal Balance                                          0.00
      Weighted Average Extension Period:                                   0

Loans paid-off that did not experience Maturity Date extensions
      Number of Loans:                                                     0
      Cutoff Principal Balance                                          0.00

--------------------------------------------------------------------------------

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                               Rating Information

------------------  -------------------------------------  -------------------------------------
                             Original Ratings                    Rating Change/Change Date(1)

Class       CUSIP      Fitch        Moody's       S&P         Fitch        Moody's       S&P
--------  --------  -----------  ------------  ----------  -----------  ------------  ----------











------------------  -------------------------------------  -------------------------------------


NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                 Deutsche Mortgage & Asset Receiving Corporation
                  Commercial Mortgage Pass-Through Certificates
                               COMM Series 2006-C8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 10-Jan-07
                                                      Payment Date:   10-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Feb-07
                                                      Record Date:    29-Dec-06

                             ABN AMRO Acct: 724317.1

                                     Legend

--------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.






--------------------------------------------------------------------------------

                                    EXHIBIT L
                                    ---------

                         FORM OF INVESTOR CERTIFICATION

                                                      Dated:

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re:   Commercial Mortgage Pass-Through Certificates, Series COMM
                  2006-C8
                  ----------------------------------------------------------

            In accordance with the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent. with respect to the above-referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner or prospective purchaser of the Class __ Certificates.

            2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                       [Certificate Owner or
                                       Prospective Purchaser]

                                       By:____________________________________

                                       Title:_________________________________

                                       Company: ______________________________

                                       Phone:

                                    EXHIBIT M
                                    ---------

                    FORM OF SUB-SERVICER BACKUP CERTIFICATION

                    COMM 2006-C8 Mortgage Trust (the "Trust")

            As contemplated by Section 10.08 of that certain pooling and servicing agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Deutsche Mortgage and Asset Receiving Corporation, as depositor (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc. as the special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent, [identify the certifying individual], a [_______________ ] of [_____], a [_____] corporation (the "Sub-Servicer") as
Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans and/or Serviced Whole Loans under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to [Name of Each Certifying Person for Sarbanes-Oxley Certification], the Depositor, the Master Servicer, the Trustee and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (i) Based on our knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all reports required to be submitted by the Sub-Servicer to the Trustee pursuant to the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Sub-Servicer to the Trustee for inclusion in these reports;

            (ii) Based on our knowledge, with respect to the Relevant Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the Master Servicer pursuant to the sub-servicing agreement between the Sub-Servicer and the Master Servicer (the "Sub-Servicer Reports") have been submitted by the Sub-Servicer to the Master Servicer;

            (iii) Based on our knowledge, the information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__];

            (iv) Based upon our knowledge and the annual compliance review performed as required under Section [__] of the Sub-Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

            (v) [I am responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section [__] of the Sub-Servicing Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Servicing Agreement in all material respects];

            (vi) I have disclosed to the accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust's fiscal year _____ all information relating to the Sub-Servicer's assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

            (vii) All annual assessment reports required under Section [__] of the Sub-Servicing Agreement and their related annual attestation reports required to be provided to the Master Servicer, the Trustee and the Depositor by the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer under or as contemplated by the Pooling and Servicing Agreement and the Sub-Servicing Agreement have been provided thereby. Based on my knowledge, all material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section [__]of the Sub-Servicing Agreement.

Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement or, if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date: _________________________

[NAME OF SUB-SERVICER]

By: _____________________________
   Name:
   Title:

                                    EXHIBIT N
                                    ---------

                         FORM OF PURCHASE OPTION NOTICE

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

            Re:   COMM 2006-C8
                  Commercial Mortgage Pass-Through Certificates
                  ---------------------------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of December 1, 2006, entered into by Deutsche Mortgage & Asset Receiving Corporation, as depositor (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Directing Certificateholder] [acquired its Purchase Option from the Directing Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Master Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Master Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Master Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                       Very truly yours,

                                       [Option Holder]

                                       By:____________________________________
                                          Name:
                                          Title:

            [By signing this letter in the space provided below, the [Directing Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[_______________________]

By:______________________
   Name:
   Title:]

                                    EXHIBIT O
                                    ---------

                      FORM OF TRUSTEE BACKUP CERTIFICATION

                    COMM 2006-C8 Mortgage Trust (The "Trust")

The undersigned, __________, a __________ of LASALLE BANK NATIONAL ASSOCIATION, on behalf of LASALLE BANK NATIONAL ASSOCIATION, as Trustee (the "Trustee") and Paying Agent, under that certain pooling and servicing agreement, dated as of December 1, 2006, (the "Pooling and Servicing Agreement") entered into by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and the Trustee, certify to [ ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 10-D containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. To the best of my knowledge, any information in the Reports prepared or calculated by the Trustee (but not including any mortgage loan information provided to the Trustee by the Master Servicer or Special Servicer that was used as a basis for such preparations or calculations), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

      3. To the best of my knowledge, all of the distribution, servicing and other information provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

      4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Reports, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

      5. All annual assessment reports required under Section 10.12 of the Pooling and Servicing Agreement and their related annual attestation reports required to be provided to the Trustee and the Depositor by the Trustee or any Servicing Function Participant retained by the Trustee under or as contemplated by the Pooling and Servicing Agreement have been provided thereby. Based on my knowledge, all material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 10.13 of the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date: _________________________

LASALLE BANK NATIONAL ASSOCIATION

_______________________________
[Signature]
[Title]

                                    EXHIBIT P
                                    ---------

                      FORM OF SERVICER BACKUP CERTIFICATION

                    COMM 2006-C8 Mortgage Trust (the "Trust")

I, [identify the certifying individual], a [_______________] of MIDLAND LOAN SERVICES, INC., a Delaware corporation (the "Master Servicer") as Master Servicer under that certain pooling and servicing agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Deutsche Mortgage and Asset Receiving Corporation, as depositor (the "Depositor"), Midland Loan Services, Inc., as the Master Servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as the Special Servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent, on behalf of the Master Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period, all servicing information and all reports required to be submitted by the Master Servicer to the Trustee pursuant to Sections 3.13(a) and 3.13(c) of the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Master Servicer to the Trustee for inclusion in these reports;

      2. Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period, the information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__];

      3. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB with respect to the Master Servicer, and except as disclosed in the compliance certificate delivered by the Master Servicer under Section 10.11. of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

      4. I have disclosed to the accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust's fiscal year _____ all information relating to the Master Servicer's assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

      5. All annual assessment reports required under Section 10.12 of the Pooling and Servicing Agreement and their related annual attestation reports required to be provided to the Trustee and the Depositor by the Master Servicer or any Servicing Function Participant retained by the Master Servicer (other than a Loan Seller Sub-Servicer) under or as contemplated by the Pooling and Servicing Agreement have been provided thereby. Based on my knowledge, all material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 10.13 of the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

            Date: _________________________

MIDLAND LOAN SERVICES, INC.

By: _____________________________
    Name:
    Title:

                                    EXHIBIT Q
                                    ---------

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

                    COMM 2006-C8 Mortgage Trust (the "Trust")

I, [identify the certifying individual], a [_______________ ] of LNR PARTNERS, INC. (the "Special Servicer") as Special Servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan under that certain pooling and servicing agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Deutsche Mortgage and Asset Receiving Corporation, as depositor (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), the Special Servicer and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent, on behalf of the Special Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicer, the Depositor or Trustee pursuant to the Pooling and Servicing Agreement (the "Special Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Special Servicer to the Master Servicer, the Depositor or the Trustee, as applicable, for inclusion in these reports;

      2. Based on my knowledge, the information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__];

      3. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 10.11 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

      4. I have disclosed to the accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust's fiscal year _____ all information relating to the Special Servicer assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

      5. All annual assessment reports required under Section 10.12 of the Pooling and Servicing Agreement and their related annual attestation reports required to be provided to the Trustee and the Depositor by the Special Servicer or any Servicing Function Participant retained by the Special Servicer under or as contemplated by the Pooling and Servicing Agreement have been provided thereby. Based on my knowledge, all material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 10.13 of the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date: _________________________

LNR PARTNERS, INC.

By:_____________________________
   Name:
   Title:

                                    EXHIBIT R
                                    ---------

                       FORM OF NOTIFICATION FROM CUSTODIAN

                                     [DATE]

To the Persons Listed on the attached Schedule A

      Re:   Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C8
            ------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), entered into by Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer", LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association, as Trustee and Paying Agent, the undersigned, as Custodian, hereby notifies you that, based upon the review required under the Pooling and Servicing Agreement, the Mortgage File for each Mortgage Loan set forth on the attached defect schedule contains a document or documents which (i) has not been executed or received, (ii) has not been recorded or filed (if required), (iii) is unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, (iv) appears not to be what they purport to be or has been torn in any materially adverse manner or (v) is mutilated or otherwise defaced, in each case as more fully described on the attached defect schedule.

            The Custodian has no responsibility to determine, and expresses no opinion with respect thereto, whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Custodian

                                    By:_____________________________
                                       Name:
                                       Title:

                SCHEDULE A TO FORM OF NOTIFICATION FROM CUSTODIAN
                -------------------------------------------------

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Global Securities and Trust Services, COMM 2006-C8

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210
Attention:  President
Telecopy:  (913) 253-9001

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida  33139
Attention:  Randy Wolpert
Telecopy No.:  (305) 695-5601

If to the German American Capital Corporation, as Mortgage Loan Seller,
to:
German American Capital Corporation
60 Wall Street
New York, New York  10005
Attention:  Helaine M. Kaplan

If to Barclays Capital Real Estate Inc., as Mortgage Loan Seller, to:

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Attention: Kristen Rodriguez

With a copy to:

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Attention: Ian Sterling, Esq. and Julie Grossman, Esq.

And a copy to:

A. James Cotins, Esq.
2 World Financial Center
New York, New York 10281

If to Bank of America, National Association, as Mortgage Loan Seller, to:

Bank of America, National Association
214 North Tyron Street
NC1-027-22-03
Charlotte, North Carolina 28255
Attention:  Stephen L. Hogue
Telecopy No.:  (704) 386-1094

with a copy to:

Paul E. Kurzeja, Esq.
Assistant General Counsel
Bank of America Corporation
Bank of America Corporate Center
101 North Tyron Street
30th Floor
Charlotte, North Carolina 28255
Telecopy No.: (704) 387-0922

If to General Electric Capital Corporation, as Mortgage Loan Seller, to:
General Electric Capital Corporation
280 Park Avenue, 8th Floor
New York, New York 10017
Attention: Anuj Gupta, Managing Director
Telecopy No.: (212) 716-8960

with copies to:

General Electric Capital Corporation
16479 Dallas Parkway
Two Bent Tree Tower
Addison, Texas 75001-6852
Attention: David Martindale, Managing Director
Telecopy No.: (972) 728-7650

General Electric Capital Corporation
292 Long Ridge Road
Stamford, Connecticut 06927-0001
Attention: Patricia DeLuca, Counsel
Telecopy No.: (203) 357-6768

                                 DEFECT SCHEDULE
                                 ---------------

                                   EXHIBIT S-1
                                   -----------

                   FORM OF CLOSING DATE TRUSTEE CERTIFICATION

                                December 21, 2006


Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida  33139
Attention:  Randy Wolpert

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Fitch, Inc.
One State Street Plaza
31st Floor
New York, New York 10004

German American Capital Corporation
60 Wall Street
New York, New York 10005

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Bank of America, National Association
214 North Tyron Street
NC1-027-22-03
Charlotte, North Carolina 28255

General Electric Capital Corporation
280 Park Avenue, 8th Floor
New York, New York 10017


      Re:   Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C8
            ------------------------------------------------------------------

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement") entered into by Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") as and the undersigned, as Trustee and Paying Agent, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Trustee has in its possession all Notes or an appropriate lost note affidavit, a copy of the Mortgage (whether or not recorded), a copy of any related ground leases, the originals (or copies if the original is held by the Master Servicer) of any related letters of credit and the lenders title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company), and
(b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                       LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee

                                          [____________________]
                                          Corporate Trust Officer

                SCHEDULE A TO CLOSING DATE TRUSTEE CERTIFICATION
                ------------------------------------------------

                            (MORTGAGE LOAN SCHEDULE)

                                   EXHIBIT S-2
                                   -----------

                   FORM OF POST-CLOSING TRUSTEE CERTIFICATION

                               [______] [__], 2007

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210

LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida  33139

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Fitch, Inc.
One State Street Plaza
31st Floor
New York, New York 10004

German American Capital Corporation
60 Wall Street
New York, New York 10005

General Electric Capital Corporation
280 Park Avenue, 8th Floor
New York, New York 10017

Bank of America, National Association
214 North Tyron Street
NC1-027-22-03
Charlotte, North Carolina 28255

Re:   Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C8

            In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement") entered into by Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and paying agent, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Trustee has in its possession a copy of the Mortgage (whether or not recorded), a copy of any related ground leases, the originals (or copies, if the original is held by the Master Servicer) of any related letters of credit and the lenders title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) and, with respect to hospitality properties, a copy of the franchise agreement, an original or copy of the comfort letter and any transfer documents with respect to such comfort letter and (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                       LASALLE BANK NATIONAL
                                          ASSOCIATION,
                                          as Trustee

                                          [____________________]
                                          Corporate Trust Officer

            SCHEDULE A TO FORM OF POST-CLOSING TRUSTEE CERTIFICATION
            --------------------------------------------------------

                            (MORTGAGE LOAN SCHEDULE)

                                    EXHIBIT T
                                    ---------

    FORM OF NOTICE TO THE TRUSTEE, MOODY'S AND FITCH FROM THE MASTER
             SERVICER REGARDING DEFEASANCE OF MORTGAGE LOAN

For Mortgage Loans having a Stated Principal Balance of $20,000,000 or less or having an aggregate Stated Principal Balance of 5% or less of all of the Mortgage Loans (whichever is less), so long as of the date hereof such Mortgage Loan is not one of the ten largest Mortgage Loans by Stated Principal Balance

To:   Moody's Investors Service, Inc.
      99 Church Street
      New York, New York 10007
      Attn:  Commercial Mortgage Surveillance

      Fitch, Inc.
      One State Street Plaza
      31st Floor
      New York, New York 10004

      LaSalle Bank National Association
      135 South LaSalle Street
      Suite 1625
      Chicago, Illinois  60603
      Attention:  Global Securities and Trust Services, COMM 2006-C8

From: Midland Loan Services, Inc. (referred herein as "Master Servicer") in its capacity as Master Servicer under the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among the Master Servicer, LaSalle Bank National Association, as Trustee, and certain other parties.

Date: _________, 20___

Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates Series COMM 2006-C8 Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as __________________.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            1. The Borrower has consummated a defeasance of the Mortgage Loan of the type checked below:

            ___ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

            ___ a partial defeasance of a portion ($________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($_________);

            2. The defeasance was consummated on ____________, 20__.

            3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

            4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

            5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the Moody's and Fitch Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Loan Documents, or (v) has delivered a letter from Moody's and Fitch confirming that the organizational documents of such Defeasance Obligor were previously approved by Moody's and Fitch. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

            6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by the Master Servicer (the "Current Report").

            7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the Moody's and Fitch Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the Moody's and Fitch Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

            8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral directly to the Master Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

            9. The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date,
(ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

            10. The Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

            11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for prepayment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expense of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

            12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 or less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the pool.

            13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

            14. The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

            IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                       MIDLAND LOAN SERVICES, INC.

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A
                                    ---------

     Form of Notice and Certification Regarding Defeasance of Mortgage Loan

                              (List of Exceptions)

                                    EXHIBIT B
                                    ---------

                   Perfected Security Interest Representations

General:

            [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

      Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

            The [Deposit Account] constitutes a "deposit account" within the meaning of the applicable UCC.

            All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

            [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

            [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

            [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

            [Debtor] has delivered to [Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

            [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

            [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

            Other than the security interest granted to the [Secured Party] pursuant to his Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

                                    EXHIBIT U
                                    ---------

                            INFORMATION REQUEST FORM

                                          Date: [________] [__], 20[__]

[Address of party from
whom information is requested]

Attention:  Deutsche Mortgage Asset & Receiving Corporation,  Commercial
            Mortgage Pass Through Certificates, COMM 2006-C8

      In accordance with the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), entered into by Deutsche Mortgage Asset & Receiving Corporation, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association, as trustee and paying agent, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class [__] Certificates.

2. The undersigned is requesting from [name of party from whom information is requested] certain information (the "Information") pursuant to the provisions of the Agreement.

3. In consideration of the [name of party from whom information is requested]'s disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of [name of party from whom information is requested], be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, [name of party from whom information is requested], the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [_______________________________________]
                                    Beneficial Owner or Prospective Purchaser

                                    By: ____________________________________

                                    Title:__________________________________

                                    Company:________________________________
                                    Phone:__________________________________

                                    EXHIBIT V
                                    ---------

                       Additional Disclosure Notification

**SEND VIA FAX TO 312-904-2084 AND VIA EMAIL TO EDGAR@ABNAMRO.COM AND VIA OVERNIGHT MAIL TO THE ADDRESSES IMMEDIATELY BELOW**

LaSalle Bank National Association,
as Trustee and Paying Agent
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services - COMM 2006-C8

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York  10005
Attn: Helaine M. Kaplan

RE:  **Additional Form [10-D][10-K][8-K] Disclosure Required **

Ladies and Gentlemen:

            In accordance with Section [10.06][10.07][10.09] of the Pooling and Servicing Agreement, dated as of December 1, 2006, among Deutsche Mortgage Asset & Receiving Corporation, as depositor, Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Master Servicer"), LNR Partners, Inc., as special servicer with respect to all of the Mortgage Loans other than the EZ Storage Portfolio Loan (the "Special Servicer") and LaSalle Bank National Association, as trustee and paying agent, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

            Any inquiries related to this notification should be directed to
[      ], phone number: [        ]; email address: [         ].

                                                [NAME OF PARTY],
                                                as [role]

                                                By:
                                                Name:
                                                Title:

                                    Exhibit W
                                    ---------

                            Loan Seller Sub-Servicers


Master Servicer
---------------

Bank of America, National Association, with respect to the Mortgage Loans sold to the Trust by BCRE (other than the Crystal Pointe loan as set forth below) and the Mortgage Loans sold to the Trust by BANA.

Capmark Finance Inc., with respect to the following Mortgage Loans:

            o     Crystal Pointe

Holliday Fenoglio Fowler,  L.P., with respect to the following  Mortgage
Loans:

            o     Hawthorn Suites San Antonio Riverwalk

            o     Summit Park Apartments

                                    Exhibit X
                                    ---------

   Control #   Property Name                                Holdback Amount

       9       Sierra Vista Mall                             $17,277,777
      26       Longford Medical Center                        $3,500,000
      28       Orchard Hill Park                              $2,827,000
      30       Links at Madison County                        $3,164,180
      60       Colony Woods                                   $2,750,000
      42       Greens on Blossom Way                          $1,708,691
      54       Physicians Medical Center of Baton             $2,460,000
               Rouge
      75       Casa de Luna                                     $700,000
      76       Moses Multifamily Portfolio                    $1,300,000
      84       33 Walt Whitman Road                             $468,000
      85       Stonebridge Medical Center                       $700,000
      104      5 Enterprise Drive                             $2,000,000
      117      Park Avenue Villas                               $300,000
      132      Bloomington Self Storage                         $117,000
      137      Community Self Storage                           $682,000
      146      Town Center - Sugarland                          $115,000
      153      Noah's Ark Self Storage Hwy 281                  $624,000
      159      Indianola: North American & Parkside             $363,000
      172      Pine Haven Mobile Home Park                      $250,000

                                    Exhibit Y
                                    ---------

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

               Deutsche Mortgage and Asset Receiving Corporation,
                  Commercial Mortgage Pass-Through Certificates
                        Series COMM 2006-C8 (the "Trust")

            I, [identify the certifying individual], a [title] of Deutsche Mortgage and Asset Receiving Corporation, the depositor into the above-referenced Trust, certify that:

            (a) I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

            (b) Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

            (c) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            (d) Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement; and

            (e) All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, Inc., LNR Partners, Inc., LaSalle Bank National Association and [list any sub-servicers]

Date:___________________________

[______________________]
Deutsche Mortgage and Asset Receiving Corporation.

                                   SCHEDULE I
                                   ----------

             CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

    Date       Period     Balance($)
    ----       ------     ----------
  1/10/2007       0     92,500,000
  2/10/2007       1     92,500,000
  3/10/2007       2     92,500,000
  4/10/2007       3     92,500,000
  5/10/2007       4     92,500,000
  6/10/2007       5     92,500,000
  7/10/2007       6     92,500,000
  8/10/2007       7     92,500,000
  9/10/2007       8     92,500,000
 10/10/2007       9     92,500,000
 11/10/2007      10     92,500,000
 12/10/2007      11     92,500,000
  1/10/2008      12     92,500,000
  2/10/2008      13     92,500,000
  3/10/2008      14     92,500,000
  4/10/2008      15     92,500,000
  5/10/2008      16     92,500,000
  6/10/2008      17     92,500,000
  7/10/2008      18     92,500,000
  8/10/2008      19     92,500,000
  9/10/2008      20     92,500,000
 10/10/2008      21     92,500,000
 11/10/2008      22     92,500,000
 12/10/2008      23     92,500,000
  1/10/2009      24     92,500,000
  2/10/2009      25     92,500,000
  3/10/2009      26     92,500,000
  4/10/2009      27     92,500,000
  5/10/2009      28     92,500,000
  6/10/2009      29     92,500,000
  7/10/2009      30     92,500,000
  8/10/2009      31     92,500,000
  9/10/2009      32     92,500,000
 10/10/2009      33     92,500,000
 11/10/2009      34     92,500,000
 12/10/2009      35     92,500,000
  1/10/2010      36     92,500,000
  2/10/2010      37     92,500,000
  3/10/2010      38     92,500,000
  4/10/2010      39     92,500,000
  5/10/2010      40     92,500,000
  6/10/2010      41     92,500,000
  7/10/2010      42     92,500,000
  8/10/2010      43     92,500,000
  9/10/2010      44     92,500,000
 10/10/2010      45     92,500,000
 11/10/2010      46     92,500,000
 12/10/2010      47     92,500,000
  1/10/2011      48     92,500,000
  2/10/2011      49     92,500,000
  3/10/2011      50     92,500,000
  4/10/2011      51     92,500,000
  5/10/2011      52     92,500,000
  6/10/2011      53     92,500,000
  7/10/2011      54     92,500,000
  8/10/2011      55     92,500,000
  9/10/2011      56     92,500,000
 10/10/2011      57     92,500,000
 11/10/2011      58     92,500,000
 12/10/2011      59     92,500,000
  1/10/2012      60     92,500,000
  2/10/2012      61     92,212,378
  3/10/2012      62     90,763,424
  4/10/2012      63     88,873,697
  5/10/2012      64     87,407,684
  6/10/2012      65     85,718,049
  7/10/2012      66     84,235,913
  8/10/2012      67     82,530,595
  9/10/2012      68     81,032,174
 10/10/2012      69     79,526,097
 11/10/2012      70     77,797,492
 12/10/2012      71     76,274,888
  1/10/2013      72     74,530,208
  2/10/2013      73     72,990,909
  3/10/2013      74     71,443,746
  4/10/2013      75     69,248,176
  5/10/2013      76     67,681,886
  6/10/2013      77     65,894,712
  7/10/2013      78     64,311,287
  8/10/2013      79     62,507,446
  9/10/2013      80     60,906,712
 10/10/2013      81     59,297,799
 11/10/2013      82     57,780,543
 12/10/2013      83     56,280,543
  1/10/2014      84     54,016,138
  2/10/2014      85     52,339,836
  3/10/2014      86     50,654,982
  4/10/2014      87     48,315,510
  5/10/2014      88     46,610,122
  6/10/2014      89     44,681,358
  7/10/2014      90     42,957,428
  8/10/2014      91     41,010,629
  9/10/2014      92     39,267,969
 10/10/2014      93     37,516,419
 11/10/2014      94     35,542,753
 12/10/2014      95     33,772,195
  1/10/2015      96     31,780,041
  2/10/2015      97     29,990,283
  3/10/2015      98     28,191,393
  4/10/2015      99     25,748,395
  5/10/2015      100    23,927,859
  6/10/2015      101    21,887,092
  7/10/2015      102    20,046,852
  8/10/2015      103    17,986,920
  9/10/2015      104    16,126,778
 10/10/2015      105    9,240,409
 11/10/2015      106    7,185,547
 12/10/2015      107    5,328,722
  1/10/2016      108    3,254,543
  2/10/2016      109    1,377,657

                                                       Schedule II
                                                       -----------

                             SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
                             --------------------------------------------------------------

      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria" (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

------------------------------------------------------------------------------------------------------------------------
                                                                                                         Applicable
                                     Relevant Servicing Criteria                                         Party(ies)
------------------------------------------------------------------------------------------------------------------------

     Reference                                          Criteria
------------------------------------------------------------------------------------------------------------------------

                                            General Servicing Considerations
------------------------------------------------------------------------------------------------------------------------

1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance or other           Trustee
                     triggers and events of default in accordance with the transaction agreements.    Master Servicer
                                                                                                      Special Servicer
                                                                                                      Primary Servicer

1122(d)(1)(ii)       If any material servicing activities are outsourced to third parties,                Trustee
                     policies and procedures are instituted to monitor the third party's              Master Servicer
                     performance and compliance with such servicing activities.                       Special Servicer
                                                                                                      Primary Servicer

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer          N/A
                     for the mortgage loans are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the party        Master Servicer
                     participating in the servicing function throughout the reporting period in       Special Servicer
                     the amount of coverage required by and otherwise in accordance with the terms    Primary Servicer
                     of the transaction agreements.

------------------------------------------------------------------------------------------------------------------------
                                           Cash Collection and Administration
------------------------------------------------------------------------------------------------------------------------

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate custodial bank         Trustee
                     accounts and related bank clearing accounts no more than two business days       Master Servicer
                     following receipt, or such other number of days specified in the transaction     Special Servicer
                     agreements.                                                                      Primary Servicer

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to an                Trustee
                     investor are made only by authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows or                 Trustee
                     distributions, and any interest or other fees charged for such advances, are     Master Servicer
                     made, reviewed and approved as specified in the transaction agreements.          Special Servicer

1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve accounts or           Trustee
                     accounts established as a form of overcollateralization, are separately          Master Servicer
                     maintained (e.g., with respect to commingling of cash) as set forth in the       Special Servicer
                     transaction agreements.                                                          Primary Servicer

1122(d)(2)(v)        Each custodial account is maintained at a federally insured depository               Trustee
                     institution as set forth in the transaction agreements.  For purposes of this    Master Servicer
                     criterion, "federally insured depository institution" with respect to a          Special Servicer
                     foreign financial institution means a foreign financial institution that         Primary Servicer
                     meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

------------------------------------------------------------------------------------------------------------------------
                                                        Criteria
------------------------------------------------------------------------------------------------------------------------

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized access.                Trustee
                                                                                                      Master Servicer
                                                                                                      Special Servicer
                                                                                                      Primary Servicer

1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all asset-backed                 Trustee
                     securities related bank accounts, including custodial accounts and related       Master Servicer
                     bank clearing accounts.  These reconciliations are (A) mathematically            Special Servicer
                     accurate; (B) prepared within 30 calendar days after the bank statement          Primary Servicer
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

------------------------------------------------------------------------------------------------------------------------
                                           Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------------------

1122(d)(3)(i)        Reports to investors, including those to be filed with the Commission, are           Trustee
                     maintained in accordance with the transaction agreements and applicable
                     Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Master Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance with               Trustee
                     timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two business days to the         Trustee
                     Master Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with cancelled          Trustee
                     checks, or other form of payment, or custodial bank statements.

------------------------------------------------------------------------------------------------------------------------
                                               Pool Asset Administration
------------------------------------------------------------------------------------------------------------------------

1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required by the            Trustee
                     transaction agreements or related mortgage loan documents.                       Master Servicer
                                                                                                      Special Servicer
                                                                                                      Primary Servicer

1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by the               Trustee
                     transaction agreements.                                                          Special Servicer

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are made, reviewed        Trustee
                     and approved in accordance with any conditions or requirements in the            Special Servicer
                     transaction agreements.

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in accordance with       Master Servicer
                     the related mortgage loan documents are posted to the Master Servicer's          Primary Servicer
                     obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)        The Master Servicer's records regarding the mortgage loans agree with the        Master Servicer
                     Master Servicer's records with respect to an obligor's unpaid principal          Primary Servicer
                     balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's mortgage loans       Master Servicer
                     (e.g., loan modifications or re-agings) are made, reviewed and approved by       Special Servicer
                     authorized personnel in accordance with the transaction agreements and           Primary Servicer
                     related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans, modifications      Special Servicer
                     and deeds in lieu of foreclosure, foreclosures and repossessions, as             Primary Servicer
                     applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the period a        Master Servicer
                     mortgage loan is delinquent in accordance with the transaction agreements.       Special Servicer
                     Such records are maintained on at least a monthly basis, or such other period    Primary Servicer
                     specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans with         Master Servicer
                     variable rates are computed based on the related mortgage loan documents.        Primary Servicer

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow accounts):      Master Servicer
                     (A) such funds are analyzed, in accordance with the obligor's mortgage loan      Primary Servicer
                     documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments) are    Master Servicer
                     made on or before the related penalty or expiration dates, as indicated on       Primary Servicer
                     the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be made on          Master Servicer
                     behalf of an obligor are paid from the servicer's funds and not charged to       Primary Servicer
                     the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two business        Master Servicer
                     days to the obligor's records maintained by the servicer, or such other          Primary Servicer
                     number of days specified in the transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are recognized and         Master Servicer
                     recorded in accordance with the transaction agreements.                          Primary Servicer

1122(d)(4)(xv)       Any external enhancement or other support, identified in Item 1114(a)(1)               N/A
                     through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE III
                                  ------------
                         Additional Form 10-D Disclosure

 The parties identified in the "Party Responsible" column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.06 of the Pooling and Servicing Agreement to
   disclose to the Depositor and the Trustee any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

------------------------------------------------------------------------------------------------------------------------
                 Item on Form 10-D                                         Party Responsible
------------------------------------------------------------------------------------------------------------------------
     Distribution and Pool Performance Information:        o        Master Servicer  (only with respect to 1121(a)(12)
     Only with respect to any information required by               as to non Specially Serviced Loans)
     1121 which is NOT included on the Distribution Date            Special Servicer  (only with respect to 1121(a)(12)
     Statement                                                      as to Specially Serviced Loans)
                                                                    Depositor
                                                                    Trustee
------------------------------------------------------------------------------------------------------------------------

o        Item 2: Legal Proceedings:                        o        Master Servicer (as to itself)
         Item 1117 of Regulation AB (to the extent                  Special Servicer (as to itself)
         material to Certificateholders)                            Trustee (as to itself)
                                                                    Depositor (as to itself)
                                                                    Any other Reporting Servicer (as to itself)
                                                                    Trustee/ Master Servicer/Depositor/Special Servicer
                                                                    as to the Trust (in the case of the Master Servicer
                                                                    and the Special Servicer to be reported by the
                                                                    party controlling such litigation pursuant to
                                                                    Section 3.37)
                                                                    Each Mortgage Loan Seller (to be provided by the
                                                                    Depositor)
                                                                    Originators under Item 1110 of Regulation AB (to be
                                                                    provided by the Depositor)
                                                                    Party under Item 1100(d)(1) of Regulation AB (to be
                                                                    provided by the Depositor)
------------------------------------------------------------------------------------------------------------------------

Item 3:  Sale of Securities and Use of Proceeds            o        Depositor
------------------------------------------------------------------------------------------------------------------------

Item 4:  Defaults Upon Senior Securities                   o        Trustee
------------------------------------------------------------------------------------------------------------------------

Item 5:  Submission of Matters to a Vote of Security       o        Trustee
Holders
------------------------------------------------------------------------------------------------------------------------

Item 6:  Significant Obligors of Pool Assets                     N/A
------------------------------------------------------------------------------------------------------------------------

Item 7:  Significant Enhancement Provider Information            N/A
------------------------------------------------------------------------------------------------------------------------

Item 8:  Other Information (information required to be     o        Any party responsible for disclosure items on Form
disclosed on Form 8-K that was not properly disclosed)               8-K to the extent of such items
------------------------------------------------------------------------------------------------------------------------

Item 9:  Exhibits                                          o        Depositor (exhibits required by Item 601 of
                                                                     Regulation S-K, such as material agreements)
                                                                     Trustee (Monthly Statement to Certificateholders)
------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE IV
                                   -----------
                         Additional Form 10-K Disclosure

 The parties identified in the "Party Responsible" column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.07 of the Pooling and Servicing Agreement to
   disclose to the Depositor and the Trustee any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

------------------------------------------------------------------------------------------------------------------------
               Item on Form 10-K                                            Party Responsible
------------------------------------------------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments                         o        Depositor
------------------------------------------------------------------------------------------------------------------------

Item 9B:  Other Information (information required to be    o        Any party responsible for disclosure items on Form
disclosed on Form 8-K that was not properly disclosed)              8-K to the extent of such items
------------------------------------------------------------------------------------------------------------------------

Item 15:  Exhibits, Financial Statement Schedules          o        Trustee
                                                                    Depositor
------------------------------------------------------------------------------------------------------------------------

Additional Item:                                           o        Master Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB (to the extent            Special Servicer (as to itself)
material to Certificateholders)                                     Trustee (as to itself)
                                                                    Depositor (as to itself)
                                                                    Any other Reporting Servicer (as to itself)
                                                                    Trustee/ Master Servicer/Depositor/Special Servicer
                                                                    as to the Trust (in the case of the Master Servicer
                                                                    and the Special Servicer to be reported by the party
                                                                    controlling such litigation pursuant to Section 3.37)
                                                                    Each Mortgage Loan Seller (to be provided by the
                                                                    Depositor)
                                                                    Originators under Item 1110 of Regulation AB (to be
                                                                    provided by the Depositor)
                                                                    Party under Item 1100(d)(1) of Regulation AB (to be
                                                                    provided by the Depositor)
------------------------------------------------------------------------------------------------------------------------

Additional Item:                                           o        Master Servicer (as to itself) (to the extent
Disclosure per Item 1119 of Regulation AB                           material to Certificateholders and only as to
                                                                    affiliations under 1119(a) with the Trustee, Special
                                                                    Servicer or a sub-servicer meeting any of the
                                                                    descriptions in Item 1108(a)(3))
                                                                    Special Servicer (as to itself) (to the extent
                                                                    material to Certificateholders and only as to
                                                                    affiliations under 1119(a) with the Trustee, Master
                                                                    Servicer or a sub-servicer meeting any of the
                                                                    descriptions in Item 1108(a)(3))
                                                                    Trustee (as to itself) (to the extent material to
                                                                    Certificateholders)
                                                                    Depositor (as to itself)
                                                                    Depositor (as to the Trust)
                                                                    Each Mortgage Loan Seller (to be provided by the
                                                                    Depositor) (as to itself)
                                                                    Originators under Item 1110 of Regulation AB (to be
                                                                    provided by the Depositor)
                                                                    Party under Item 1100(d)(1) of Regulation AB (to be
                                                                    provided by the Depositor)
------------------------------------------------------------------------------------------------------------------------

Additional Item:                                                 N/A
Disclosure per Item 1112(b) of Regulation AB
------------------------------------------------------------------------------------------------------------------------

Additional Item:                                                 N/A
Disclosure per Items 1114(b)(2) and 1115(b) of
Regulation AB
------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE V
                                   ----------
                         Form 8-K Disclosure Information

 The parties identified in the "Party Responsible" column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.09 of the Pooling and Servicing Agreement to report to the Depositor and the Trustee the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

------------------------------------------------------------------------------------------------------------------------
Item on Form 8-K                                                         Party Responsible
------------------------------------------------------------------------------------------------------------------------
Item 1.01- Entry into a Material Definitive Agreement      o        Trustee/ Master Servicer/Depositor/Special
                                                                    Servicer as to the Trust (only as to the
Disclosure is required regarding entry into or amendment            agreements such entity is a party to or
of any definitive agreement that is material to the                 entered into on behalf of the Trust)
securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive
agreements that are fully disclosed in the prospectus
------------------------------------------------------------------------------------------------------------------------

Item 1.02- Termination of a Material Definitive Agreement  o        Trustee/ Master Servicer/Depositor/Special
                                                                    Servicer as to the Trust  (only as to the
Disclosure is required regarding termination of  any                agreements such entity is a party to or
definitive agreement that is material to the                        entered into on behalf of the Trust)
securitization (other than expiration in accordance with
its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
------------------------------------------------------------------------------------------------------------------------

Item 1.03- Bankruptcy or Receivership                      o        Depositor
------------------------------------------------------------------------------------------------------------------------

Item 2.04- Triggering Events that Accelerate or Increase   o        Depositor
a Direct Financial Obligation or an Obligation under an             Trustee
Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall
triggers which are disclosed in the monthly statements
to the certificateholders.
------------------------------------------------------------------------------------------------------------------------
Item 3.03- Material Modification to Rights of Security     o        Trustee
Holders

Disclosure is required of any material modification to
documents defining the rights of Certificateholders,
including the Pooling and Servicing Agreement.
------------------------------------------------------------------------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or      o        Depositor
Bylaws; Change of Fiscal Year

Disclosure is required of any amendment "to the governing documents of the issuing entity".

------------------------------------------------------------------------------------------------------------------------
Item 6.01- ABS Informational and Computational Material    o        Depositor
------------------------------------------------------------------------------------------------------------------------

Item 6.02- Change of Servicer or Trustee                   o        Master Servicer (as to itself or a servicer
                                                                    retained by it)

Requires disclosure of any removal, replacement,                    Special Servicer (as to itself or a servicer
substitution or addition of any master servicer,                    retained by it)
affiliated servicer, other servicer servicing 10% or                Trustee
more of pool assets at time of report, other material               Depositor
servicers or trustee.
------------------------------------------------------------------------------------------------------------------------

Reg AB disclosure about any new servicer or master         o        Master Servicer or Special Servicer, as
servicer is also required.                                          applicable
------------------------------------------------------------------------------------------------------------------------

Reg AB disclosure about any new Trustee is also required.  o        Trustee

------------------------------------------------------------------------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External             N/A
Support

------------------------------------------------------------------------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution         o        Trustee

------------------------------------------------------------------------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure              o        Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg
AB disclosure about the actual asset pool.

If there are any new servicers or originators required
to be disclosed under Regulation AB as a result of the
foregoing, provide the information called for in Items
1108 and 1110 respectively.
------------------------------------------------------------------------------------------------------------------------

Item 7.01- Regulation FD Disclosure                        o        Depositor
------------------------------------------------------------------------------------------------------------------------

Item 8.01 - Other Events                                   o        Depositor

Any event, with respect to which information is not
otherwise called for in Form 8-K, that the registrant
deems of importance to certificateholders.
------------------------------------------------------------------------------------------------------------------------

Item 9.01 - Financial Statements and Exhibits              o        Responsible party for reporting/disclosing
                                                                    the financial statement or exhibit
------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE VI
                                   -----------
                            Class XP Reference Rates
                                 Period Schedule

    Period           Schedule
------------------------------
0                           --
1                    5.833100%
2                    5.833100%
3.                   5.833200%
4                    6.028400%
5                    5.833100%
6                    6.028400%
7                    5.833200%
8                    6.028400%
9                    6.028500%
10                   5.833200%
11                   6.028400%
12                   5.833100%
13                   6.028400%
14                   5.833100%
15                   5.833100%
16                   6.028300%
17                   5.833000%
18                   6.028300%
19                   5.833000%
20                   6.028200%
21                   6.028200%
22                   5.832900%
23                   6.028100%
24                   5.832800%
25                   5.832700%
26                   5.832700%
27                   5.832800%
28                   6.027900%
29                   5.832600%
30                   6.027800%
31                   5.832500%
32                   6.027700%
33                   6.027600%
34                   5.832300%
35                   6.027500%
36                   5.825800%
37                   5.820000%
38                   5.819900%
39                   5.820100%
40                   6.014600%
41                   5.816300%
42                   6.011000%
43                   5.816200%
44                   6.010900%
45                   6.010800%
46                   5.816000%
47                   6.017300%
48                   5.822200%
49                   5.822200%
50                   5.822100%
51                   5.822600%
52                   6.016900%
53                   5.822000%
54                   6.016900%
55                   5.800900%
56                   5.989100%
57                   5.987800%
58                   5.794500%
59                   5.988900%
60                   5.795000%
61                   5.986700%
62                   5.795000%
63                   5.795100%
64                   5.988900%
65                   5.794900%
66                   5.988800%
67                   5.794800%
68                   5.988700%
69                   5.988700%
70                   5.794700%
71                   5.988600%
72                   5.794600%
73                   5.794500%
74                   5.794500%
75                   5.794800%
76                   5.988300%
77                   5.794300%
78                   5.988200%
79                   5.794200%
80                   5.988100%
81                   5.988100%
82                   5.794100%
83                   5.995400%
84                   5.801100%

                                  SCHEDULE VII
                                  ------------
                          Directing Certificateholders

Loan                                     Directing Certificateholder
--------------------------------------------------------------------------------

Mall of America Whole Loan               Controlling Class Representative
--------------------------------------------------------------------------------

EZ Storage Portfolio Whole Loan          Cadim TACH, Inc.

                                         c/o CDP Capital Real Estate Advisors
                                         CDP Capital Center
                                         1000 Jean-Paul-Rjopelle Place, Suite
                                         A-300
                                         Montreal, Quebec H2Z 2B6, Canada
                                         Attention:  Corporate Secretary
                                         Telecopy number (514) 875-3327

                                         with a copy to:

                                         CWCapital Investments LLC
                                         5000 Birch Street, East Wing, Suite
                                         150,
                                         Newport Beach, California 92660
                                         Attention:  Tom Nolan (BACM 2006-6)
                                         telecopy number (949) 271-8699

                                         and with a copy to:

                                         CWCapital Investments LLC
                                         701 13th Street NW, Suite 1000
                                         Washington, D.C. 20005
                                         Attention:  Patricia Daugherty (BACM
                                         2006-6)
                                         Telecopy number (202) 715-9698
--------------------------------------------------------------------------------

First City Tower Whole Loan              Barclays Capital Real Estate Inc.
                                         US Real Estate Capital Markets
                                         200 Park Avenue
                                         New York, NY 10166
--------------------------------------------------------------------------------

Fortress/Ryan's Portfolio Whole Loan     Controlling Class Representative
--------------------------------------------------------------------------------

Casual Male HQ Whole Loan                Bank of America, National Association

                                         214 North Tryon Street, NC1-027-22-03,
                                         Charlotte, North Carolina  28255
                                         Attention:  Stephen L. Hogue
                                         telecopy number: (704) 386-1094

                                         with copies to:

                                         Paul E. Kurzeja, Esq.
                                         Assistant General Counsel
                                         Bank of America Corporate Center
                                         101 South Tryon Street, 30th Floor,
                                         NC1-002-29-01
                                         Charlotte, North Carolina 28255
--------------------------------------------------------------------------------

                                         and to

                                         Henry A. LaBrun, Esq.
                                         Cadwalader, Wickersham & Taft LLP
                                         227 West Trade Street, Suite 2400
                                         Charlotte, North Carolina 28202
--------------------------------------------------------------------------------

Sabre Office Centre Whole Loan           Controlling Class Representative,
                                         except to the extent the related
                                         Companion Loan Holder has certain
                                         rights set forth in the related
                                         Co-Lender Agreement, in which case the
                                         Directing Certificateholder shall be:

                                         CBA-Mezzanine Capital Finance, LLC
                                         51 JFK Parkway
                                         Fourth Floor Ease
                                         Short Hills, New Jersey 07078
                                         Attn: Martin T. Lanigan, President and
                                         CEO
                                         Facsimile No. (973) 467-9696

                                         with a copy to:

                                         Winston & Strawn LLP
                                         200 Park Avenue
                                         New York, New York 10166
                                         Attn: Tracey A. Leitnian, Esq.
                                         Facsimile No. (212) 294-4700

--------------------------------------------------------------------------------

Summit Park Apartments Whole Loan        Controlling Class Representative,
                                         except to the extent the related
                                         Companion Loan Holder has certain
                                         rights set forth in the related
                                         Co-Lender Agreement, in which case the
                                         Directing Certificateholder shall be:

                                         CBA-Mezzanine Capital Finance, LLC
                                         51 JFK Parkway
                                         Fourth Floor Ease
                                         Short Hills, New Jersey 07078
                                         Attn: Martin T. Lanigan, President and
                                         CEO
                                         Facsimile No. (973) 467-9696

                                         with a copy to:

                                         Winston & Strawn LLP
                                         200 Park Avenue
                                         New York, New York 10166
                                         Attn: Tracey A. Leitnian, Esq.
                                         Facsimile No. (212) 294-4700
--------------------------------------------------------------------------------

Shoppes at Savannah Whole Loan           Controlling Class Representative,
                                         except to the extent the related
                                         Companion Loan Holder has certain
                                         rights set forth in the related
                                         Co-Lender Agreement, in which case the
                                         Directing Certificateholder shall be:

                                         CBA-Mezzanine Capital Finance, LLC
                                         51 JFK Parkway
                                         Fourth Floor Ease
                                         Short Hills, New Jersey 07078
                                         Attn: Martin T. Lanigan, President and
                                         CEO
                                         Facsimile No. (973) 467-9696

                                         with a copy to:

                                         Winston & Strawn LLP
                                         200 Park Avenue
                                         New York, New York 10166
                                         Attn: Tracey A. Leitnian, Esq.
                                         Facsimile No. (212) 294-4700
--------------------------------------------------------------------------------

777 Sunrise Highway Whole Loan           Controlling Class Representative,
                                         except to the extent the related
                                         Companion Loan Holder has certain
                                         rights set forth in the related
                                         Co-Lender Agreement, in which case the
                                         Directing Certificateholder shall be:

                                         CBA-Mezzanine Capital Finance, LLC
                                         51 JFK Parkway
                                         Fourth Floor Ease
                                         Short Hills, New Jersey 07078
                                         Attn: Martin T. Lanigan, President and
                                         CEO
                                         Facsimile No. (973) 467-9696

                                         with a copy to:

                                         Winston & Strawn LLP
                                         200 Park Avenue
                                         New York, New York 10166
                                         Attn: Tracey A. Leitnian, Esq.
                                         Facsimile No. (212) 294-4700